GREAT-WEST TRUST COMPANY DEFINED CONTRIBUTION PROTOTYPE PLAN AND TRUST

Defined Contribution Prototype Plan

TABLE OF CONTENTS

ARTICLE I, DEFINITIONS

1.01 Account 1
1.02 Account Balance or Accrued Benefit 1
1.03 Accounting Date 1
1.04 Adoption Agreement 1
1.05 Advisory Letter 1
1.06 Annuity Contract 1
1.07 Appendix 2
1.08 [Reserved] 2
1.09 Beneficiary 2
1.10 Code 2
1.11 Compensation 2
1.12 Contribution Types 4
1.13 Defined Contribution Plan 4
1.14 Defined Benefit Plan 5
1.15 Differential Wage Payment 5
1.16 Disability 5
1.17 Designated IRA Contribution 5
1.18 DOL 5
1.19 Earnings 5
1.20 Effective Date 5
1.21 Elective Deferrals 5
1.22 Employee 5
1.23 Employee Contribution and DECs 7
1.24 Employer 7
1.25 Employer Contribution 7
1.26 Entry Date 7
1.27 EPCRS 7
1.28 ERISA 7
1.29 401(k) Plan 8
1.30 401(m) Plan 8
1.31 HEART Act 8
1.32 Hour of Service 8
1.33 IRS 9
1.34 Limitation Year 9
1.35 Matching Contribution 9
1.36 Money Purchase Pension Plan/Money Purchase Pension Contribution 9
1.37 Named Fiduciary 10
1.38 Nonelective Contribution 10
1.39 Opinion Letter 10
1.40 Paid Time Off Plan 10
1.41 Participant 10
1.42 Plan 10
1.43 Plan Administrator 10
1.44 Plan Year 10
1.45 Practitioner 10
1.46 Predecessor Employer/Predecessor Plan 10
1.47 Prevailing Wage Contract/Contribution 10
1.48 Profit Sharing Plan 10
1.49 Protected Benefit 11
1.50 Prototype Plan/Master Plan (M&P Plan) 11
1.51 QDRO 11
1.52 Qualified Military Service 11
1.53 Qualified Reservist Distribution (QRD) 11
1.54 Restated Plan 11
1.55 Rollover Contribution 11
1.56 Safe Harbor Contribution 11
1.57 Salary Reduction Agreement 11
1.58 Separation from Service/Severance from Employment 11
1.59 Service 12
1.60 SIMPLE Contribution 12
1.61 Sponsor 12
1.62 Successor Plan 12
1.63 Taxable Year 12
1.64 Transfer 12
1.65 Trust 12
1.66 Trust Fund 12
1.67 Trustee/Custodian 12
1.68 USERRA 12
1.69 Valuation Date 12
1.70 Vested 12
1.71 Volume Submitter Plan 12

ARTICLE II, ELIGIBILITY AND PARTICIPATION

2.01 Eligibility 13
2.02 Application of Service Conditions 13
2.03 Break in Service - Participation 14
2.04 Participation upon Re-employment 15
2.05 Change in Employment Status 15
2.06 Participation Opt-Out 15

ARTICLE III, PLAN CONTRIBUTIONS AND FORFEITURES

3.01 Contribution Types 16
3.02 Elective Deferrals 16
3.03 Matching Contributions 21
3.04 Nonelective/Employer Contributions 22
3.05 Safe Harbor 401(k) Contributions 25
3.06 Allocation Conditions 30
3.07 Forfeiture Allocation 32
3.08 Rollover Contributions 33
3.09 Employee Contributions 35
3.10 SIMPLE 401(k) Contributions 35
3.11 USERRA/HEART ACT Contributions 36
3.12 Designated IRA Contributions 37
3.13 Deductible Employee Contributions (DECs) 38

ARTICLE IV, LIMITATIONS AND TESTING

4.01 Annual Additions Limit 39
4.02 Annual Additions Limit Code §415 Aggregated Plans 39
4.03 Disposition of Excess Annual Additions 40
4.04 No Combined DCP/DBP Limitation 40
4.05 Definitions: Sections 4.01-4.04 40
4.06 Annual Testing Elections 42
4.07 Testing Based On Benefits 43
4.08 Amendment To Pass Testing 44
4.09 Application Of Compensation Limit 44
4.10 401(k) (Or Other Plan) Testing 44
4.11 Definitions: Sections 4.06-4.10 50

ARTICLE V, VESTING

5.01 Normal/Early Retirement Age 52
5.02 Participant Death or Disability 52
5.03 Vesting Schedule 52
5.04 Cash-Out Distribution/Possible Restoration 53
5.05 Year of Service - Vesting 55
5.06 Break in Service and Forfeiture Break in Service - Vesting 55
5.07 Forfeiture Occurs 56
5.08 Amendment to Vesting Schedule 56
5.09 Employee Contributions 56

ARTICLE VI, DISTRIBUTIONS

6.01 Timing of Distribution 57
6.02 Required Minimum Distributions 61

© 2014 Great-West Trust Company, LLC or its suppliers

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Defined Contribution Prototype Plan

6.03 Post-Separation (Severance), Lifetime RMD, and Beneficiary Distribution Methods 63
6.04 Annuity Distributions to Participants and to Surviving Spouses 65
6.05 QDRO Distributions 67
6.06 Defaulted Loan - Timing of Offset 67
6.07 Hardship Distribution 68
6.08 Direct Rollover of Eligible Rollover Distributions 69
6.09 Replacement of $5,000 Amount 71
6.10 TEFRA Elections 71
6.11 Deemed Severance Distributions 71

ARTICLE VII, ADMINISTRATIVE PROVISIONS

7.01 Employer Administrative Provisions 72
7.02 Plan Administrator 72
7.03 Direction of Investment 73
7.04 Account Administration, Valuation and Expenses 74
7.05 Participant Administrative Provisions 77
7.06 Plan Loans 79
7.07 Lost Participants 79
7.08 Plan Correction 80
7.09 Prototype/Volume Submitter Plan Status 81
7.10 Plan Communications, Interpretation, and Construction 81
7.11 Divestment of Employer Securities 82

ARTICLE VIII, TRUSTEE AND CUSTODIAN, POWERS AND DUTIES

8.01 Acceptance 84
8.02 Investment Powers and Duties 84
8.03 Named Fiduciary 87
8.04 Form of Distribution (Cash or Property) 87
8.05 Trustee/Custodian Fees and Expenses 87
8.06 Third Party Reliance 87
8.07 Appointment of Ancillary Trustee or Independent Fiduciary 88
8.08 Resignation and Removal 88
8.09 Investment In Group Trust Fund 89
8.10 Combining Trusts of Employer's Plans 89
8.11 Amendment/Substitution of Trust 89
8.12 Cross-Pay Provision 89

ARTICLE IX, PROVISIONS RELATING TO INSURANCE AND INSURANCE COMPANY

9.01 Insurance Benefit 90
9.02 Limitations On Coverage 90
9.03 Disposition of Life Insurance Protection 90
9.04 Dividends 90
9.05 Limitations On Insurance Company Duties 90
9.06 Records/Information 91
9.07 Conflict With Plan 91
9.08 Appendix B Override 91
9.09 Definitions 91

ARTICLE X, TOP-HEAVY PROVISIONS

10.01 Determination of Top-Heavy Status 92
10.02 Top-Heavy Minimum Allocation 92
10.03 Plan Which Will Satisfy Top-Heavy 92
10.04 Top-Heavy Vesting 93
10.05 Safe Harbor/SIMPLE Plan Exemption 93
10.06 Definitions 93

ARTICLE XI, EXCLUSIVE BENEFIT, AMENDMENT, AND TERMINATION

11.01 Exclusive Benefit 96
11.02 Amendment by Employer 96
11.03 Amendment by Prototype Sponsor/Volume Submitter Practitioner 97
11.04 Frozen Plan/Discontinuance of Contributions .. 97
11.05 Plan Termination 98
11.06 Merger/Direct Transfer 99

ARTICLE XII, MULTIPLE EMPLOYER PLAN

12.01 Election/Overriding Effect 100
12.02 Definitions 100
12.03 Participating Employer Elections 100
12.04 HCE Status 100
12.05 Testing 100
12.06 Top-Heavy 101
12.07 Compensation 101
12.08 Service 101
12.09 Required Minimum Distributions 101
12.10 Cooperation and Indemnification 101
12.11 Involuntary Termination 101
12.12 Voluntary Termination 102

© 2014 Great-West Trust Company, LLC or its suppliers

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Defined Contribution Prototype Plan

DEFINITIONS
MASTER LIST

Account. 1.01

Account Balance. 1.02

Accounting Date. 1.03

Accrued Benefit. 1.02

ACA. 3.02(B)(1)

ACP Limit. 4.10(C)(1)

ACP Participant. 4.11(A)

ACR (actual contribution ratio). 4.10(C)(5)(a)

Actual Method. 1.32(A)(1)

Actuarial Factor. 3.04(B)(5)(b)

Additional Matching Contribution. 1.35(G), 3.05(F)(1)

Ad-Hoc. 6.03(A)(6)

Administrative Checklist. 7.02(C)(2)

Adoption Agreement. 1.04

ADP Limit. 4.10(B)(1)

ADP Participant. 4.11(B)

ADR (actual deferral ratio). 4.10(B)(4)(a)

Advisory Letter. 1.05

Aggregate Contributions. 4.10(C)(2)

Allocable Income. 4.11(C)

Alternative Annuity. 1.06(B), 6.03(A)(5)

Alternative Defined Contribution Plan. 11.05(F)(1)

Alternative (general) 415 Compensation. 1.11(B)(4)

Anniversary Year. 2.02(C)(3)

Annual Additions. 4.05(A)

Annual Additions Limit. 4.05(B)

Annuity Contract. 1.06

Annuity Starting Date. 1.06(A), 6.01(A)(2)(h)

Appendix. 1.07

Applicable Contribution Rate. 4.10(D)(1)(b)

Applicable Defined Contribution Plan. 7.11(A)(1)

Applicable Individual/Deferrals. 7.11(B)(1)

Applicable Individual/Employer Contributions. 7.11(C)(1)

Applicable Percentage. 6.04(A)(8)(b)

Associated Matching Contribution. 3.07(A)(1)(b)

Automatic Contribution Arrangement (ACA). 3.02(B)(1)

Automatic Deferral. 1.21(C), 3.02(B)(4)(a)

Automatic Deferral Percentage/Increases. 3.02(B)(4)(b)

Automatic Rollover. 6.08(D)

Basic Matching Contribution. 1.35(E), 3.05(E)(4)

Beneficiary. 1.09

Benefit Factor. 3.04(B)(5)(a)

Break in Service. 1.32(A)(3)(i), 2.03(A), 5.06(A)

Cash or Deferred Arrangement (CODA). 3.02(C)

Cash-Out Distribution. 5.04(A)(2)

Catch-Up Deferral. 1.21(D), 3.02(D)(2)

Catch-Up Eligible Participant. 3.02(D)(1)

Cessation of Affiliation. 4.05(C)

Client Organization ("CO"). 12.02(D)(1)

Code. 1.10

Code §415 Aggregated Plan. 4.05(D)

Code §415 Compensation. 1.11(B)(3), 4.05(F)

Code §3401(a) Wages. 1.11(B)(2)

Collective Bargaining Employees. 1.22(D)(1)

Combined Plans Limitation. 4.05(E)

Compensation. 1.11, 1.22(E)(3), 3.01(B), 3.02(A)(2), 3.02(B)(4)(c), 3.02(C), 3.05(C), 3.10(C), 3.11(C), 3.12(C)(4)(c), 4.05(F), 4.07(D), 4.07(E), 4.11(D), 10.06(A)

Compensation Dollar Limit. 1.11(E)

Contract(s). 9.09(A)

© 2014 Great-West Trust Company, LLC or its suppliers

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Defined Contribution Prototype Plan

Contrary Election. 3.02(B)(4)(d)

Contrary Election Effective Date. 3.02(B)(4)(e)

Contribution Types. 1.12

Cross-Over Date. 4.06(C)(1)(c)

Current Year Testing. 4.11(E)

Custodian. 1.67

DCD. 6.02(E)(3)

DCY. 6.02(E)(2)

Deductible Employee Contributions (DECs). 1.23, 3.13

Deemed Disability Compensation. 1.11(K)

Deemed 125 Compensation. 1.11(C)

Defined Benefit Plan. 1.14

Defined Contribution Plan. 1.13

Designated Beneficiary. 1.09(A), 6.02(E)(1)

Designated IRA Contribution. 1.17

Determination Date. 10.06(B)

Determination (look-back) Period. 10.06(C)

Differential Wage Payment. 1.15

Direct Rollover. 6.08(F)(1)

Disability. 1.16

Discretionary Matching Contribution. 1.35(B)

Discretionary Nonelective Contribution. 1.38(B)

Distribution Requiring Consent. 6.01(A)(2)(a)

Dividends. 9.09(B)

DOL. 1.18

EACA. 3.02(B)(2)

EACA Effective Date. 3.02(B)(2)(a)(i)

Early Retirement Age. 5.01

Earned Income. 1.11(J)

Earnings. 1.19

Effective Date. 1.20

Elapsed Time Method. 1.32(A)(3)

Elective Deferrals. 1.21

Elective Deferral Limit. 4.10(A)(1)

Elective Transfer. 11.06(E)(1)

Eligible Automatic Contribution Arrangement (EACA). 3.02(B)(2)

Eligible Employee. 1.22(C)

Eligible Retirement Plan. 6.08(F)(2)

Eligible Rollover Distribution. 6.08(F)(3)

Eligibility Computation Period. 2.02(C)(1)

Employee. 1.22, 12.02(A)

Employee Contribution. 1.23

Employer. 1.24, 4.05(G), 10.06(D)

Employer Contribution. 1.25

Employment Commencement Date. 2.02(C)(4)

Enhanced Matching Contribution. 1.35(F), 3.05(E)(6)

Entry Date. 1.26, 2.02(D)(1)

EPCRS. 1.27

Equivalency Method. 1.32(A)(2)

ERISA. 1.28

ERISA Fee Recapture Account. 7.04(D)(1)

Excess Aggregate Contributions. 4.10(C)(3)

Excess Amount. 4.05(H)

Excess Contributions. 4.10(B)(2)

Excess Deferral. 4.10(A)(2)

Excluded Compensation. 1.11(G)

Excluded Employee. 1.22(D)

Exempt Participants. 6.04(G)(1)

Fixed Matching Contribution. 1.35(A)

Fixed Nonelective Contribution. 1.38(A)

Forfeiture Break in Service. 5.06(B)

Formerly Affiliated Plan. 4.05(I)

Frozen Plan. 1.42(B)

401(k) Plan. 1.29

© 2014 Great-West Trust Company, LLC or its suppliers

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Defined Contribution Prototype Plan

401(m) Plan. 1.30

Gap Period. 4.11(F)

Gateway Contribution. 4.07(A)(1)

HCE. 1.22(E)

HCE Group. 4.10(B)(4))(b), 4.10(C)(5)(b), 4.11(G)

HEART Act. 1.31

Highest Allocation Rate. 4.07(E)(1)

Highest Contribution Rate. 10.06(E)

Hour of Service. 1.32

Includible Employees. 4.06(C)(1)(a)

Individual Beneficiary. 1.09(B)

Individual Retirement Plan (IRA). 6.08(F)(4)

Initial Eligibility Computation Period. 2.02(C)(2)

In-Plan Roth Rollover Contribution. 1.55(A)

In-Plan Roth Rollover Contribution Account. 1.55(B)

In-Service Distribution. 6.01(C)(1)

Installments. 6.03(A)(4)

Insurable Participant. 9.09(C)

Investment Manager(s). 7.02(C)(8)

IRA. 6.08(F)(4)

IRS. 1.33

Issuing Company. 9.09(D)

JLT. 6.02(E)(4)

Key Employee. 10.06(F)

Lead Employer. 1.24(B), 12.02(B)

Leased Employee. 1.22(B)

Life Annuity. 6.04(A)(4)

Life Expectancy. 6.02(E)(5)

Limitation Year. 1.34, 4.05(J)

Lump –Sum. 6.03(A)(3)

M & P Plan. 1.50

Mandatory Distribution. 6.01(A)(1)(a)

Mass Submitter. 11.03(A)

Master Plan. 1.50

Matching Contribution. 1.35

Matching Rate. 4.10(D)(2)(b)

Modified AGI. 3.12(C)(4)(b)

Money Purchase Pension Contribution. 1.36

Money Purchase Pension Plan. 1.36

Multiple Employer Plan. 1.42(A)

Named Fiduciary. 1.37, 8.03(A)

NHCE. 1.22(F)

NHCE Group. 4.10(B)(4)(b), 4.10(C)(5)(b), 4.11(H)

Non-cash Compensation. 1.11(G)

Nonelective Contribution. 1.38

Nonelective Transfer. 11.06(D)

Non-Key Employee. 10.06(G)

Nonresident Aliens. 1.22(D)(2)

Nonstandardized Plan. 1.04(A)

Nontransferable Annuity. 1.06(C)

Normal Retirement Age. 5.01

Operational QMAC. 3.03(C)(2)

Operational QNEC. 3.04(C)(2)

Opinion Letter. 1.39

Otherwise Excludible Employees. 4.06(C)(1)(a)

Paid Time Off Plan. 1.40

Partially-Vested Participant. 5.04(A)(1)

Participant. 1.41, 10.06(H)

Participant-Directed Accounts. 7.04(A)(2)(b)

Participant's RMD Account Balance. 6.02(E)(6)

Participating Compensation. 1.11(H)(1)

Participating Employer. 1.24(D), 12.02(C)

Participation Agreement. 1.04(C)

Part-Time/Temporary/Seasonal Employees. 1.22(D)(4)

PEO. 12.02(D)

© 2014 Great-West Trust Company, LLC or its suppliers

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Defined Contribution Prototype Plan

Period of Severance. 1.32(A)(3)(ii)

Permissive Aggregation Group. 10.06(I)

Plan. 1.42

Plan Administrator. 1.43

Plan Designated QMAC. 3.03(C)(1)

Plan Designated QNEC. 3.04(C)(1)

Plan Year. 1.44

Plan Year Compensation. 1.11(H)(2)

Pooled Accounts. 7.04(A)(2)(a)

Post-Severance Compensation. 1.11(I)

Practitioner. 1.45

Predecessor Employer. 1.46(A), 4.05(K)

Predecessor Employer Service. 1.59(B)

Predecessor Plan. 1.46(B)

Predecessor Plan Service. 1.59(B)

Pre-Entry Compensation. 1.11(H)

Pre-Tax Deferral. 1.21(A)

Prevailing Wage Contract/Contribution. 1.47

Prior Year Testing. 4.11(I)

Professional Employer Organization (PEO). 12.02(D)

Profit Sharing Plan. 1.48

Protected Benefit. 1.49

Prototype Plan/Master Plan (M&P Plan). 1.50

Publicly Traded Securities. 7.11(A)(2)

QACA. 3.02(B)(3)

QACA Basic Matching Contribution. 1.35(H), 3.05(E)(5)

QACA Effective Date. 3.02(B)(3)(a)(i)

QDRO. 1.51

QJSA. 1.06(D), 6.04(A)(1),6.04(A)(2)

QMAC. 1.35(C)

QNEC. 1.38(C)

QOSA. 1.06(F), 6.04(A)(8)(a)

QPSA. 1.06(E), 6.04(B)(1)

QRD. 1.53, 6.01(C)(4)(b)(iii)

QTA. 11.05(B)(1)

Qualified Automatic Contribution Arrangement (QACA). 3.02(B)(3)

Qualified Military Service. 1.52

Qualified Optional Survivor Annuity (QOSA). 1.06(F), 6.04(A)(8)(a)

Qualified Preretirement Survivor Annuity (QPSA). 1.06(E), 6.04(B)(1)

Qualified Reservist Distribution (QRD). 1.53, 6.01(C)(4)(b)(iii)

Qualified Termination Administrator (QTA). 11.05(B)(1)

RBD. 6.02(E)(7)

Reclassified Employees. 1.22(D)(3)

Re-Employment Commencement Date. 2.02(C)(4)

Regular Matching Contribution. 1.35(D)

Related Employer. 1.24(C)

Related Employer Service. 1.59(A)

Related Group. 1.24(C)

Representative Contribution Rate. 4.10(D)(1)(a)

Representative Matching Rate. 4.10(D)(2)(a)

Required Aggregation Group. 10.06(J)

Restated Plan. 1.54

Restorative Payment. 4.05(L)

Restricted 401(k) Accounts. 6.01(C)(4)(b)(ii)

Restricted Pension Accounts. 6.01(C)(4)(c)(ii)

RMD. 6.02(E)(8)

Rollover Contribution. 1.55

Roth Deferral. 1.21(B)

Safe Harbor Contribution. 1.56, 3.05(E)(2), 3.05(E)(3)

Safe Harbor 401(k) Plan. 1.29(B)

Safe Harbor Matching Contribution. 1.35(J), 3.05(E)(3)

Safe Harbor Nonelective Contribution. 1.38(E), 3.05(E)(2)

Salary Reduction Agreement. 1.57

Segregated Accounts. 7.04(A)(2)(c)

© 2014 Great-West Trust Company, LLC or its suppliers

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Defined Contribution Prototype Plan

Self-Employed Individual. 1.22(A)

Separation from Service. 1.58

Service. 1.59

Severance from Employment. 1.58

Signatory Employer. 1.24(A)

SIMPLE Contribution. 1.60, 3.10(E)(1)

SIMPLE 401(k) Plan. 1.29(C)

SIMPLE Matching Contribution. 1.35(I), 3.10(E)(1)

SIMPLE Nonelective Contribution. 1.38(D), 3.10(E)(1)

SLT. 6.02(E)(9)

Sponsor. 1.61

Spouse. 7.05(A)(5)

Standardized Plan. 1.04(A)

Subsequent Eligibility Computation Period. 2.02(C)(5)

Successor Plan. 1.62

Survivor Annuity. 6.04(A)(4)

Taxable Wage Base. 3.04((B)(2)(c)

Taxable Year. 1.63

Testing Year. 4.11(J)

Top-Heavy Minimum Allocation. 10.06(L)

Top-Heavy Ratio. 10.06(K)

Traditional 401(k) Plan. 1.29(A)

Transfer. 1.64

Trust. 1.65

Trust Fund. 1.66

Trustee. 1.67

ULT. 6.02(E)(10)

USERRA. 1.68

Valuation Date. 1.69, 7.04(B)(2)

Valuation Period. 7.04(B)(3)

VCY. 6.02(E)(11)

Vested/Vesting. 1.70

Vesting Computation Period. 5.05(B)

Volume Submitter Plan. 1.71

W-2 Wages. 1.11(B)(1)

Worksite Employee. 12.02(D)(2)

Year of Service. 1.32(A)(3)(iii), 2.02(A), 5.05(A)

0% Vested Participant. 5.04(C)(1)

© 2014 Great-West Trust Company, LLC or its suppliers

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Defined Contribution Prototype Plan

GREAT-WEST TRUST COMPANY
DEFINED CONTRIBUTION PROTOTYPE PLAN AND TRUST
BASIC PLAN DOCUMENT #11

Great-West Trust Company, LLC, in its capacity as Prototype Plan Sponsor or as Volume Submitter Practitioner, establishes this Prototype Plan or this Volume Submitter Plan intended to conform to and qualify under §401 and §501 of the Internal Revenue Code of 1986, as amended. An Employer establishes a Plan and Trust under this Prototype Plan or this Volume Submitter Plan by executing an Adoption Agreement.

ARTICLE I
DEFINITIONS

1.01 Account. Account means the separate Account(s) which the Plan Administrator or the Trustee maintains under the Plan for a Participant.

1.02 Account Balance or Accrued Benefit. Account Balance or Accrued Benefit means the amount of a Participant's Account(s) as of any relevant date derived from Plan contributions and from Earnings.

1.03 Accounting Date. Accounting Date means the last day of the Plan Year. The Plan Administrator will allocate Employer Contributions and forfeitures for a particular Plan Year as of the Accounting Date of that Plan Year, and on such other dates, if any, as the Plan Administrator determines, consistent with the Plan's allocation conditions and other provisions.

1.04 Adoption Agreement. Adoption Agreement means the document executed by each Employer adopting this Plan. References to Adoption Agreement within this basic plan document are to the Adoption Agreement as completed and executed by a particular Employer unless the context clearly indicates otherwise. An adopting Employer's Adoption Agreement and this basic plan document together constitute a single Plan and Trust of the Employer. Each elective provision of the Adoption Agreement corresponds (by its parenthetical section reference) to the section of the Plan which grants the election. All "Section" references within an Adoption Agreement are to the basic plan document. All "Election" references within an Adoption Agreement are Adoption Agreement references. The Employer or Plan Administrator to facilitate Plan administration or to generate written policies or forms for use with the Plan may maintain one or more administrative checklists as an attachment to the Adoption Agreement or otherwise. Any such checklists are not part of the Plan.

(A) Prototype/Standardized Plan or Nonstandardized Plan. Each Adoption Agreement offered under this Prototype Plan is either a Standardized Plan or a Nonstandardized Plan, as identified in that Adoption Agreement, under Rev. Proc. 2011-41 §§4.09 and 4.10. The provisions of this Plan apply in the same manner to Nonstandardized Plans and to Standardized Plans unless otherwise specified. If the Employer maintains its Plan pursuant to a Nonstandardized Adoption Agreement or a Standardized Adoption Agreement, the Plan is a Prototype Plan and all provisions in this basic plan which expressly or by their context refer to a "Volume Submitter Plan" are not applicable.

(B) Volume Submitter Adoption Agreement. A Volume Submitter Adoption Agreement for purposes of this Volume Submitter Plan is subject to the same provisions as apply to a Nonstandardized Plan, except as the Plan or Volume Submitter Adoption Agreement otherwise indicates. If the Employer maintains its Plan pursuant to a Volume Submitter Adoption Agreement, the Plan is a Volume Submitter Plan and all provisions in this basic plan which expressly or by their context refer to a "Prototype Plan" are not applicable.

(C) Participation Agreement. Participation Agreement, in the case of a Standardized Plan means the Adoption Agreement page or pages executed by one or more Related Employers to become a Participating Employer. In the case of a Nonstandardized or Volume Submitter Plan, Participation Agreement means the Adoption Agreement page or pages executed by one or more Related Employers or, in the case of a Multiple Employer Plan, by one or more Employers which are not Related Employers (see Section 12.02(C)) to become a Participating Employer.

1.05 Advisory Letter. Advisory Letter means an IRS issued letter as to the acceptability in form of a Volume Submitter Plan as defined in Section 13.03 of Rev. Proc. 2005-16.

1.06 Annuity Contract. Annuity Contract means an annuity contract that the Trustee purchases with the Participant's Vested Account Balance. An Annuity Contract includes a QJSA, a QOSA, a QPSA and an Alternative Annuity. If the Plan Administrator elects or is required to provide an Annuity Contract, such annuity must be a Nontransferable Annuity and otherwise must comply with the Plan terms.

(A) Annuity Starting Date. A Participant's Annuity Starting Date means the first day of the first period for which the Plan pays an amount as an annuity or in any other form.

(B) Alternative Annuity. See Section 6.03(A)(5).

(C) Nontransferable Annuity. Nontransferable Annuity means an Annuity Contract which by its terms provides that it may not be sold, assigned, discounted, pledged as collateral for a loan or security for the performance of an obligation or for any purpose to any person other than the insurance company. If the Plan distributes an Annuity Contract, the Annuity Contract must be a Nontransferable Annuity.

(D) QJSA. See Sections 6.04(A)(1) and (2).

(E) QPSA. See Section 6.04(B)(1).

(F) QOSA. See Section 6.04(A)(8)(a).

© 2014 Great-West Trust Company, LLC or its suppliers

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Defined Contribution Prototype Plan

1.07 Appendix. Appendix means one of the Appendices to an Adoption Agreement designated as "A", "B", "C", or "D" which are expressly authorized by the Plan and as part of the Plan, are covered by the Advisory Letter or Opinion Letter.

1.08 [RESERVED]

1.09 Beneficiary. Beneficiary means a person designated by a Participant, a Beneficiary or by the Plan who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan remains a Beneficiary under the Plan until the Trustee has fully distributed to the Beneficiary his/her Plan benefit. A Beneficiary's right to (and the Plan Administrator's or a Trustee's duty to provide to the Beneficiary) information or data concerning the Plan does not arise until the Beneficiary first becomes entitled to receive a benefit under the Plan.

(A) Designated Beneficiary. Designated Beneficiary means a Beneficiary described in Section 6.02(E)(1).

(B) Individual Beneficiary. Individual Beneficiary means a Beneficiary who is an individual.

1.10 Code. Code means the Internal Revenue Code of 1986, as amended and includes applicable Treasury regulations.

1.11 Compensation.

(A) Uses and Context. Any reference in the Plan to Compensation is a reference to the definition in this Section 1.11, unless the Plan reference, or the Employer in its Adoption Agreement, modifies this definition. Except as the Plan otherwise specifically provides, the Plan Administrator will take into account only Compensation actually paid during (or as permitted under the Code, paid for) the relevant period. A Compensation payment includes Compensation paid by the Employer through another person under the common paymaster provisions in Code §§3121 and 3306. In the case of a Self-Employed Individual, Compensation means Earned Income as defined in Section 1.11(J). However, if the Plan must use an equivalent alternative compensation amount (pursuant to Treas. Reg. §1.414(s)-1(g)(1)(i)) in performing nondiscrimination testing relating to Matching Contributions, Nonelective Contributions and other Employer Contributions (excluding Elective Deferrals), the Plan Administrator may limit the Compensation of such Self-Employed Individual to such equivalent alternative compensation amount. The Employer in its Adoption Agreement may elect to allocate contributions based on Compensation within a specified 12 month period which ends within a Plan Year.

(B) Base Definitions and Modifications. The Employer in its Adoption Agreement must elect one of the following base definitions of Compensation: W-2 Wages, Code §3401(a) Wages, or 415 Compensation. The Employer may elect a different base definition as to different Contribution Types. The Employer in its Adoption Agreement may specify any modifications thereto, for purposes of contribution allocations under Article III. If the Employer fails to elect one of the above-referenced definitions, the Employer is deemed to have elected the W-2 Wages definition.

(1) W-2 Wages. W-2 Wages means wages for federal income tax withholding purposes, as defined under Code §3401(a), plus all other payments to an Employee in the course of the Employer's trade or business, for which the Employer must furnish the Employee a written statement under Code §§6041, 6051, and 6052, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed (such as the exception for agricultural labor in Code §3401(a)(2)). The Employer in Appendix B may elect to exclude from W-2 Compensation certain Employer paid or reimbursed moving expenses as described therein.

(2) Code §3401(a) Wages (income tax wage withholding). Code §3401(a) Wages means wages within the meaning of Code §3401(a) for the purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or the location of the employment or the services performed (such as the exception for agricultural labor in Code §3401(a)(2)).

(3) Code §415 Compensation (current income definition/simplified compensation under Treas. Reg. §1.415(c)-2(d)(2)). Code §415 Compensation means the Employee's wages, salaries, fees for professional service and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan as described in Treas. Reg. §1.62-2(c)).

Code §415 Compensation does not include:

(a) Deferred compensation/SEP/SIMPLE. Employer contributions (other than Elective Deferrals) to a plan of deferred compensation (including a simplified employee pension plan under Code §408(k) or to a simple retirement account under Code §408(p)) to the extent the contributions are not included in the gross income of the Employee for the Taxable Year in which contributed, and any distributions from a plan of deferred compensation (whether or not qualified), regardless of whether such amounts are includible in the gross income of the Employee when distributed.

(b) Option exercise. Amounts realized from the exercise of a non-qualified stock option (an option other than a statutory option under Treas. Reg. §1.421-1(b)), or when restricted stock or other property held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture under Code §83.

(c) Sale of option stock. Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option as defined under Treas. Reg. §1.421-1(b).

(d) Other amounts that receive special tax benefits. Other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts under Code §125).

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(e) Other similar items. Other items of remuneration which are similar to any of the items in Sections 1.11(B)(3)(a) through (d).

(4) Alternative (general) 415 Compensation. The Employer in Appendix B may elect to apply the 415 definition of Compensation in Treas. Reg. §1.415(c)-2(a). Under this definition, Compensation means as defined in Section 1.11(B)(3) but with the addition of: (a) amounts described in Code §§104(a)(3), 105(a), or 105(h) but only to the extent that these amounts are includible in Employee's gross income; (b) amounts paid or reimbursed by the Employer for moving expenses incurred by the Employee, but only to the extent that at the time of payment it is reasonable to believe these amounts are not deductible by the Employee under Code §217; (c) the value of a nonstatutory option (an option other than a statutory option under Treas. Reg. §1.421-1(b)) granted by the Employer to an Employee, but only to the extent that the value of the option is includible in the Employee's gross income for the Taxable Year of the grant; (d) the amount includible in the Employee's gross income upon the Employee's making of an election under Code §83(b); and (e) amounts that are includible in the Employee's gross income under Code §409A or Code §457(f)(1)(A) or because the amounts are constructively received by the Participant. [Note if the Plan's definition of Compensation is W-2 Wages or Code §3401(a) Wages, then Compensation already includes the amounts described in clause (e).]

(C) Deemed 125 Compensation. Deemed 125 Compensation means, in the case of any definition of Compensation which includes a reference to Code §125, amounts under a Code §125 plan of the Employer that are not available to a Participant in cash in lieu of group health coverage, because the Participant is unable to certify that he/she has other health coverage. Compensation under this Section 1.11 does not include Deemed 125 Compensation, unless the Employer in Appendix B elects to include Deemed 125 Compensation under this Section 1.11.

(D) Elective Deferrals. Compensation under Section 1.11 includes Elective Deferrals unless the Employer in its Adoption Agreement elects to exclude Elective Deferrals. In addition, for purposes of making Elective Deferrals, Compensation means as defined in Section 1.11 and as the Employer elects in its Adoption Agreement.

(E) Compensation Dollar Limitation. For any Plan Year, the Plan Administrator in allocating contributions under Article III or in testing the Plan for nondiscrimination, cannot take into account more than $200,000 (or such larger amount as the Commissioner of Internal Revenue may prescribe pursuant to an adjustment made in the same manner as under Code §415(d)) of any Participant's Compensation. Notwithstanding the foregoing, an Employee under a 401(k) Plan may make Elective Deferrals with respect to Compensation which exceeds the Plan Year Compensation limitation, provided such Elective Deferrals otherwise satisfy the Elective Deferral Limit and other applicable Plan limitations. In applying any Plan limitation on the amount of Matching Contributions or any Plan limit on Elective Deferrals which are subject to Matching Contributions, where such limits are expressed as a percentage of Compensation, the Plan Administrator may apply the Compensation limit under this Section 1.11(E) annually, even if the Matching Contribution formula is applied on a per pay period basis or is applied over any other time interval which is less than the full Plan Year or the Plan Administrator may pro rate the Compensation limit.

(F) Nondiscrimination. For purposes of determining whether the Plan discriminates in favor of HCEs, Compensation means as the Plan Administrator operationally determines provided that any such nondiscrimination testing definition which the Plan Administrator applies must satisfy Code §414(s) and the regulations thereunder. For this purpose the Plan Administrator may, but is not required, to apply for nondiscrimination testing purposes the Plan's allocation definition of Compensation under this Section 1.11 or Annual Additions Limit definition of Compensation under Section 4.05(B). The Employer's election in its Adoption Agreement relating to Pre-Entry Compensation for allocation purposes (to limit Compensation to Participating Compensation or to include Plan Year Compensation) is nondiscriminatory.

(G) Excluded Compensation. Excluded Compensation means such Compensation as the Employer in its Adoption Agreement elects to exclude for purposes of this Section 1.11. Regardless of the definition of Compensation selected in the Adoption Agreement, the Plan Administrator may adopt a uniform policy for purposes of determining the amount of a Participant's elective deferrals of excluding Non-cash Compensation. For purposes of this Section 1.11(G), Non-cash Compensation means tips, fringe benefits, and other items of Compensation not regularly paid in cash or cash equivalents, or for which the Employer does not or may not have the ability to withhold Elective Deferrals in cash for the purpose of transmitting the Elective Deferrals to the Plan pursuant to the Participant's Deferral Election. Additionally, the Employer may, on a uniform and nondiscriminatory basis, provide different deferral elections for different items of Compensation (e.g., a separate deferral election for bonuses), and may exclude for purposes of calculating elective deferrals one or more items of irregular pay (e.g., car allowance).

(H) Pre-Entry Compensation. The Employer in its Adoption Agreement for allocation purposes must elect Participating Compensation or Plan Year Compensation as to some or all Contribution Types.

(1) Participating Compensation. Participating Compensation for purposes of this Section 1.11 means Compensation only for the period during the Plan Year in which the Participant is a Participant in the overall Plan, or under the plan resulting from disaggregation under the OEE or EP rules under Section 4.06(C)(1), or as to a Contribution Type as applicable. If the Employer in its Adoption Agreement elects Participating Compensation, the Employer will elect whether to apply the election to all Contribution Types or only to particular Contribution Type(s).

(2) Plan Year Compensation. Plan Year Compensation for purposes of this Section 1.11 means Compensation for a Plan Year, including Compensation for any period prior to the Participant's Entry Date in the overall Plan or as to a Contribution Type as applicable. If the Employer in its Adoption Agreement elects Plan Year Compensation, the Employer will elect whether to apply the election to all Contribution Types or only to particular Contribution Type(s).

(I) Post-Severance Compensation. Compensation includes Post-Severance Compensation to the extent the Employer elects

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in its Adoption Agreement or as the Plan otherwise provides. Post-Severance Compensation is Compensation paid after a Participant's Severance from Employment from the Employer, as further described in this Section 1.11(I). In the absence of an election to the contrary by an Employer in its Adoption Agreement, Post-Severance Compensation includes any and all regular pay, leave cash-outs, and deferred compensation paid within the time period described in Section 1.11(I)(1), and excludes salary continuation for military service and for disabled Participants, all as defined below. An Employer in its Adoption Agreement may elect to exclude any or all of regular pay, leave cash-outs, or deferred compensation paid within the time period described in Section 1.11(I)(1), and may also elect to include salary continuation for military service and/or for disabled Participants. Any other payment paid after Severance from Employment that is not described in this Section 1.11(I) is not Compensation even if payment is made within the time period described below. Post-Severance Compensation does not include severance pay, parachute payments under Code §280G(b)(2) or payments under a nonqualified unfunded deferred compensation plan unless the payments would have been paid at that time without regard to Severance from Employment.

(1) Timing. Post-Severance Compensation includes regular pay, leave cash-outs, or deferred compensation only to the extent the Employer pays such amounts by the later of 2 1/2 months after Severance from Employment or by the end of the Limitation Year that includes the date of such Severance from Employment.

(a) Regular pay. Regular pay means the payment of regular Compensation for services during the Participant's regular working hours, or Compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, but only if the payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer.

(b) Leave cash-outs. Leave cash-outs means payments for unused accrued bona fide sick, vacation, or other leave, but only if the Employee would have been able to use the leave if employment had continued and if Compensation would have included those amounts if they were paid prior to the Participant's severance from employment.

(c) Deferred compensation. As used in this Section 1.11(I), deferred compensation means the payment of deferred compensation pursuant to an unfunded deferred compensation plan, if Compensation would have included the deferred compensation if it had been paid prior to the Participant's Severance from Employment, but only if the payment would have been paid at the same time if the Participant had continued in employment with the Employer and only to the extent that the payment is includible in the Participant's gross income.

(2) Salary continuation for military service. Salary continuation for military service means payments to an individual who does not currently perform services for the Employer by reason of Qualified Military Service to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering Qualified Military Service. However, for Plan Years beginning after December 31, 2008, this paragraph (2) will not apply to Differential Wage Payments, which instead are subject to Section 1.11(L).

(3) Salary continuation for disabled Participants. Salary continuation for disabled Participants means Compensation paid to a Participant who is permanently and totally disabled (as defined in Code §22(e)(3)). This Section 1.11(I)(3) will apply, as the Employer elects in its Adoption Agreement, either just to NHCEs (who are NHCEs immediately prior to becoming disabled) or to all Participants for a fixed or determinable period specified in the Adoption Agreement.

(J) Earned Income. Earned Income means net earnings from self-employment in the trade or business with respect to which the Employer has established the Plan, provided personal services of the Self-Employed Individual are a material income-producing factor. Earned Income also includes gains and earnings (other than capital gain) from the sale or licensing of property (other than goodwill) by the individual who created that property, even if those gains would not ordinarily be considered net earnings from self-employment. The Plan Administrator will determine net earnings without regard to items excluded from gross income and the deductions allocable to those items. The Plan Administrator will determine net earnings after the deduction allowed to the Self-Employed Individual for all contributions made by the Employer to a qualified plan and after the deduction allowed to the Self-Employed Individual under Code §164(f) for self-employment taxes.

(K) Deemed Disability Compensation. The Plan does not include Deemed Disability Compensation under Code §415(c)(3)(C) unless the Employer in Appendix B elects to include Deemed Disability Compensation under this Section 1.11(K). Deemed Disability Compensation is the Compensation the Participant would have received for the year if the Participant were paid at the same rate as applied immediately prior to the Participant becoming permanently and totally disabled (as defined in Code §22(e)(3)) if such deemed compensation is greater than actual Compensation as determined without regard to this Section 1.11(K). This Section 1.11(K) applies only if the affected Participant is an NHCE immediately prior to becoming disabled (or the Appendix B election provides for the continuation of contributions on behalf of all such disabled participants for a fixed or determinable period) and all contributions made with respect to Compensation under this Section 1.11(K) are immediately Vested.

(L) Differential Wage Payments. Unless the Employer otherwise elects in Appendix B, for Plan Years beginning after December 31, 2008, the Plan will treat Differential Wage Payments as Compensation for all Plan contribution and benefit purposes.

1.12 Contribution Types. Contribution Types means the contribution types required or permitted under the Plan as the Employer elects in its Adoption Agreement.

1.13 Defined Contribution Plan. Defined Contribution Plan means a retirement plan which provides for an individual account for each Participant and for benefits based solely on the amount contributed to the Participant's Account, and on any Earnings, expenses, and forfeitures which the Plan Administrator may allocate to such Participant's Account.

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1.14 Defined Benefit Plan. Defined Benefit Plan means a retirement plan which does not provide for individual accounts for Employer contributions and which provides for payment of determinable benefits in accordance with the plan's formula.

1.15 Differential Wage Payment. Differential Wage Payment means differential wage payment as defined by Code §3401(h)(2).

1.16 Disability. Except as otherwise provided in the Plan, Disability means, as the Employer elects in its Adoption Agreement, the basic Plan definition or an alternative definition, as defined below. A Participant who incurs a Disability is "disabled."

(A) Basic Plan Definition. Disability means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The permanence and degree of such impairment must be supported by medical evidence.

(B) Alternative Definition. The Employer in its Adoption Agreement may specify any alternative definition of Disability.

(C) Administration. For purposes of this Plan, a Participant is disabled on the date the Plan Administrator determines the Participant satisfies the definition of Disability. The Plan Administrator may require a Participant to submit to a physical examination in order to confirm the Participant's Disability. The Plan Administrator will apply the provisions of this Section 1.16 in a nondiscriminatory, consistent, and uniform manner.

1.17 Designated IRA Contribution. Designated IRA Contribution means a Participant's IRA contribution to the Plan made in accordance with the Adoption Agreement.

1.18 DOL. DOL means the U.S. Department of Labor.

1.19 Earnings. Earnings means the net income, gain or loss earned by a particular Account, by the Trust, or with respect to a contribution or to a distribution, as the context requires.

1.20 Effective Date. The Effective Date of this Plan is the date the Employer elects in its Adoption Agreement, but not earlier than January 1, 2007. The provisions of Sections 4.01 through 4.05 apply to Limitation Years commencing on or after July 1, 2007. However, as to a particular provision or action taken by any party pursuant to the Plan (such as a Plan amendment or termination, or the giving of any notice), a different Effective Date may apply such as the basic plan document may provide, as the Employer may elect in its Adoption Agreement, in a Participation Agreement or in an Appendix, or as indicated in any other document which evidences the action taken. Throughout the Plan, there are many provisions which have their own effective date (such as that described in the second sentence of this Section), which may be earlier than the Restatement Effective Date. If the Employer in its Adoption Agreement indicates that this plan is a Restated Plan, and the Plan is a PPA Restatement, then the earlier effective date applies. If the Plan is not a PPA Restatement, then the earlier effective date does not apply, and the provisions are effective on the Restatement Effective Date, or such other date as may apply pursuant to an Appendix or other document.

1.21 Elective Deferrals. Elective Deferrals means a Participant's Pre-Tax Deferrals, Roth Deferrals, Automatic Deferrals and, as the context requires, Catch-Up Deferrals under the Plan, and which the Employer contributes to the Plan at the Participant's election (or automatically) in lieu of cash compensation. As to other plans, as may be relevant to the Plan, Elective Deferrals means amounts excludible from the Employee's gross income under Code §§125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b), 408(p) or 457(b), and includes amounts included in the Employee's gross income under Code §402A, and contributed by the Employer, at the Employee's election, to a cafeteria plan, a qualified transportation fringe benefit plan, a 401(k) plan, a SARSEP, a tax-sheltered annuity, a SIMPLE plan or a Code §457(b) plan.

(A) Pre-Tax Deferral. Pre-Tax Deferral means an Elective Deferral (including a Catch-Up Deferral or an Automatic Deferral) which is not subject to income tax when made.

(B) Roth Deferral. Roth Deferral means an Elective Deferral (including a Catch-Up Deferral or an Automatic Deferral) which a Participant irrevocably designates as a Roth Deferral under Code §402A at the time of deferral and which is subject to income tax when made to the Plan. In the case of an Automatic Deferral, see Section 3.02(B).

(C) Automatic Deferral. See Section 3.02(B)(4)(a).

(D) Catch-Up Deferral. See Section 3.02(D)(2).

1.22 Employee. Employee means any common law employee, Self-Employed Individual, Leased Employee or other person the Code treats as an employee of the Employer for purposes of the Employer's qualified plan. An Employee is either an Eligible Employee or an Excluded Employee. An Employee is either an HCE or an NHCE.

(A) Self-Employed Individual. Self-Employed Individual means an individual who has Earned Income (or who would have had Earned Income but for the fact that the trade or business did not have net profits) for the Taxable Year from the trade or business for which the Plan is established.

(B) Leased Employee. Leased Employee means an individual (who otherwise is not an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person (the "leasing organization"), has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Code §144(a)(3)) on a substantially full-time basis for at least one year and who performs such services under primary direction or control of the Employer within the meaning of Code §414(n)(2). Except as described in Section 1.22(B)(1), a Leased Employee is an Employee for purposes of the Plan. However, under a Nonstandardized Plan or under a Volume Submitter Plan, a Leased Employee is an Excluded Employee unless the Employer in Appendix B elects not to treat Leased Employees as Excluded Employees as to any or all Contribution Types. "Compensation" in the case of an out-sourced worker who is an Employee or a Leased Employee includes Compensation from the leasing organization which is attributable to services performed for the Employer.

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(1) Safe Harbor Plan Exception. A Leased Employee is not an Employee for Plan purposes if the leasing organization covers the employee in a safe harbor plan and, prior to application of this safe harbor plan exception, 20% or fewer of the NHCEs, excluding those NHCEs who do not satisfy the "substantially full-time" standard of Code §414(n)(2)(B), are Leased Employees. A safe harbor plan is a Money Purchase Pension Plan providing immediate participation, full and immediate vesting, and a nonintegrated contribution formula equal to at least 10% of the employee's compensation, without regard to employment by the leasing organization on a specified date. The safe harbor plan must determine the 10% contribution on the basis of compensation as defined in Code §415(c)(3) including Elective Deferrals.

(2) Other Requirements. The Plan Administrator must apply this Section 1.22 in a manner consistent with Code §§414(n) and 414(o) and the regulations issued under those Code sections. The Plan Administrator for 415 testing under Article IV, for satisfaction of the Top-Heavy Minimum Allocation under Article X will treat contributions or benefits provided to a Leased Employee under a plan of the leasing organization, and which are attributable to services performed by the Leased Employee for the Employer, as provided by the Employer. However, the Employer will not offset (reduce) contributions to this Plan by such contributions or benefits provided to the Leased Employee under the leasing organization's plan unless the Employer in Appendix B elects to do so.

(C) Eligible Employee. Eligible Employee means an Employee other than an Excluded Employee.

(D) Excluded Employee. Excluded Employee means, as the Plan provides or as the Employer elects in its Adoption Agreement, any Employee, or class or group of Employees, not eligible to participate in the Plan, or as to any Contribution Type, as the context requires. The Employer may not impose a maximum age in defining Excluded Employees.

(1) Collective Bargaining Employees. If the Employer elects in its Adoption Agreement to exclude Collective Bargaining Employees from eligibility to participate, the exclusion applies to any Employee included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if: (a) retirement benefits were the subject of good faith bargaining; and (b) two percent or fewer of the employees covered by the agreement are "professional employees" as defined in Treas. Reg. §1.410(b)-9, unless the collective bargaining agreement requires the Employee to be included within the Plan. The term "employee representatives" does not include any organization more than half the members of which are owners, officers, or executives of the Employer.

(2) Nonresident Aliens. If the Employer elects in its Adoption Agreement to exclude Nonresident Aliens from eligibility to participate, the exclusion applies to any Nonresident Alien Employee who does not receive any earned income, as defined in Code §911(d)(2), from the Employer which constitutes United States source income, as defined in Code §861(a)(3).

(3) Reclassified Employees. A Reclassified Employee under a Nonstandardized Plan or a Volume Submitter Plan is an Excluded Employee unless the Employer in Appendix B elects: (a) to include all Reclassified Employees as Eligible Employees; (b) to include one or more categories of Reclassified Employees as Eligible Employees; or (c) to include Reclassified Employees (or one or more groups of Reclassified Employees) as Eligible Employees as to one or more Contribution Types. A Reclassified Employee is any person the Employer does not treat as a common law employee or as a self-employed individual (including, but not limited to, independent contractors, persons the Employer pays outside of its payroll system and out-sourced workers) for federal income tax withholding purposes under Code §3401(a), irrespective of whether there is a binding determination that the individual is an Employee or a Leased Employee of the Employer. Self-Employed Individuals are not Reclassified Employees.

(4) Part-Time/Temporary/Seasonal Employees. The Employer in its Adoption Agreement may elect to exclude any Employees who it defines in the Adoption Agreement as "part-time," "temporary" or "seasonal" based on their regularly scheduled Service being less than a specified number of Hours of Service during a relevant Eligibility Computation Period. Notwithstanding any such exclusion, if the Part-Time, Temporary or Seasonal Excluded Employee actually completes at least 1,000 Hours of Service in the relevant Eligibility Computation Period, the affected Excluded Employee is no longer an Excluded Employee and will enter the Plan on the next Entry Date following completion of the Eligibility Computation Period in which he/she completed 1,000 Hours of Service, provided the Employee is employed by the Employer on that Entry Date.

(E) HCE. HCE means a highly compensated Employee, defined under Code §414(q) as an Employee who satisfies one of Sections 1.22(E)(1) or (2) below.

(1) More than 5% owner. During the Plan Year or during the preceding Plan Year, the Employee is a more than 5% owner of the Employer (applying the constructive ownership rules of Code §318 as modified by Code §416(i)(1)(B)(iii)(I), and applying the principles of Code §318 as modified by Code §416(i)(1)(B)(iii)(I), for an unincorporated entity).

(2) Compensation Threshold. During the preceding Plan Year (or in the case of a short Plan Year, the immediately preceding 12 month period) the Employee had Compensation in excess of $80,000 (as adjusted for the relevant year by the Commissioner of Internal Revenue at the same time and in the same manner as under Code §415(d), except that the base period is the calendar quarter ending September 30, 1996) and, if the Employer under its Adoption Agreement makes the top-paid group election, was part of the top-paid 20% group of Employees (based on Compensation for the preceding Plan Year).

(3) Compensation Definition. For purposes of this Section 1.22(E), "Compensation" means Compensation as defined in Section 4.05(F).

(4) Top-paid Group and Calendar Year Data. The Plan Administrator must make the determination of who is an HCE, including the determinations of the number and identity of the top-paid 20% group, consistent with Code §414(q) and

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regulations issued under that Code section. The Employer in its Adoption Agreement may make a calendar year data election to determine the HCEs for the Plan Year, as prescribed by Treasury regulations or by other guidance published in the Internal Revenue Bulletin. A calendar year data election must apply to all plans of the Employer which reference the HCE definition in Code §414(q). For purposes of this Section 1.22(E), if the current Plan Year is the first year of the Plan, then the term "preceding Plan Year" means the 12-consecutive month period immediately preceding the current Plan Year.

(5) Highly compensated former employee. The determination of highly compensated former employee status and the rules applicable thereto are determined in accordance with Temporary Reg. §1.414(q)-1T, A-4 and Notice 97-45.

(F) NHCE. NHCE means a nonhighly compensated employee, which is any Employee who is not an HCE.

(G) Differential Wage Payment recipient. For years beginning after December 31, 2008, an individual receiving a Differential Wage Payment from the Employer is treated as an Employee of the Employer.

1.23 Employee Contribution and DECs. Employee Contribution means a Participant's after-tax contribution to the Trust and which the Participant designates as an Employee Contribution at the time of contribution. An Elective Deferral (Pre-Tax or Roth) is not an Employee Contribution. A deductible employee contribution (DEC) means certain pre-1987 contributions described in Section 3.13.

1.24 Employer. Employer means each Signatory Employer, Lead Employer, Related Employer, and Participating Employer as the Plan indicates or as the context requires.

(A) Signatory Employer. The Signatory Employer is the Employer who establishes a Plan under this Prototype Plan or under this Volume Submitter Plan by executing an Adoption Agreement. The Employer for purposes of acting as Plan Administrator, making Plan amendments, restating the Plan, terminating the Plan or performing other ERISA settlor functions, means the Signatory Employer and does not include any Related Employer or Participating Employer. The Signatory Employer also may terminate the participation in the Plan of any Participating Employer upon written notice. The Signatory Employer will provide such notice not less than 30 days prior to the date of termination unless the Signatory Employer determines that the interest of Plan Participants requires earlier termination. See Article XII if the Plan is a Volume Submitter Plan and is a Multiple Employer Plan.

(B) Lead Employer. Lead Employer means the Signatory Employer under a plan which is a Multiple Employer Plan. See Section 12.02(B).

(C) Related Group/Related Employer. A Related Group is a controlled group of corporations (as defined in Code §414(b)), trades or businesses (whether or not incorporated) which are under common control (as defined in Code §414(c)), an affiliated service group (as defined in Code §414(m)) or an arrangement otherwise described in Code §414(o). Each Employer/member of the Related Group is a Related Employer. The term "Employer" includes every Related Employer for purposes of crediting Service and Hours of Service, determining Years of Service and Breaks in Service under Articles II and V, determining Separation from Service, applying the coverage test under Code §410(b), applying the Annual Additions Limit and nondiscrimination testing in Article IV, applying the top-heavy rules and the minimum allocation requirements of Article X, applying the definitions of Employee, HCE, Compensation (except as the Employer may elect in its Adoption Agreement relating to allocations) and Leased Employee, applying the safe harbor 401(k) provisions of Article III, applying the SIMPLE 401(k) provisions of Article III, applying the ESOP exception under Section 7.11(A)(1)(a), and for any other purpose the Code or the Plan require.

(D) Participating Employer. Participating Employer means a Related Employer (to the Signatory Employer or another Related Employer) which signs the Execution Page of the Adoption Agreement or a Participation Agreement to the Adoption Agreement. Only a Participating Employer (or Employees thereof) may contribute to the Plan. A Participating Employer is an Employer for all purposes of the Plan except as provided in Sections 1.24(A) or (B).

(1) Standardized/Nonstandardized Plan. If the Employer's Plan is a Standardized Plan, all Employees of the Employer or of any Related Employer, are Eligible Employees, irrespective of whether the Related Employer directly employing the Employee is a Participating Employer. Notwithstanding the immediately preceding sentence, individuals who become Employees of a Related Employer as a result of a transaction described in Code §410(b)(6)(C) are Excluded Employees during the Plan Year in which such transaction occurs and in the following Plan Year, unless the Related Employer which employs such Employees becomes during such period a Participating Employer by executing a Participation Agreement to the Adoption Agreement; or the Plan benefits or coverage change significantly during the transition period resulting in the termination of the transition period. If the Plan is a Nonstandardized Plan, the Employees of a Related Employer are Excluded Employees unless the Related Employer is a Participating Employer.

(2) Volume Submitter/Multiple Employer Plan. If Article XII applies, a Participating Employer includes an unrelated Employer who executes a Participation Agreement. See Section 12.02(C).

1.25 Employer Contribution. Employer Contribution means a Nonelective Contribution, a Matching Contribution, an Elective Deferral, a Prevailing Wage Contribution, or a Money Purchase Pension Contribution, as the context may require.

1.26 Entry Date. Entry Date means the date(s) the Employer elects in its Adoption Agreement upon which an Eligible Employee who has satisfied the Plan's eligibility conditions and who remains employed by the Employer on the Entry Date, commences participation in the Plan or in a part of the Plan.

1.27 EPCRS. EPCRS means the IRS's Employee Plans Compliance Resolution System for resolving plan defects, or any successor program.

1.28 ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended, and includes applicable DOL regulations.

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1.29 401(k) Plan. 401(k) Plan means the 401(k) Plan the Employer establishes under a 401(k) Plan Adoption Agreement. The Plan as the Employer elects under its 401(k) Adoption Agreement may be a Traditional 401(k) Plan, a Safe Harbor 401(k) Plan or a SIMPLE 401(k) Plan. A 401(k) Plan is also a Profit Sharing Plan for purposes of applying the Plan terms, except as to Elective Deferrals, Matching Contributions or otherwise where the Plan specifies provisions which apply either to such Contribution Types or to the overall Plan on account of its status as a 401(k) Plan.

(A) Traditional 401(k) Plan. A Traditional 401(k) Plan is a 401(k) Plan under which Elective Deferrals are subject to nondiscrimination testing under the ADP test and any Matching Contributions and Employee Contributions also are subject to nondiscrimination testing under the ACP test.

(B) Safe Harbor 401(k) Plan. A Safe Harbor 401(k) Plan is a 401(k) Plan under which Elective Deferrals are not subject to nondiscrimination testing under the ADP test because the Plan satisfies the ADP test safe harbor. Any Matching Contributions are subject to the ACP test unless the Plan also satisfies the ACP test safe harbor. Any Employee Contributions are subject to the ACP test.

(C) SIMPLE 401(k) Plan. A SIMPLE 401(k) Plan is a 401(k) Plan which satisfies the contribution and other requirements in Section 3.10 and which is not subject to nondiscrimination testing or certain other requirements as provided in Section 3.10.

1.30 401(m) Plan. 401(m) Plan means the 401(m) plan, if any, the Employer establishes under its Adoption Agreement. The definitions under Sections 1.29(A), (B), and (C) also apply as to a 401(m) Plan.

1.31 HEART Act. HEART Act means the Heroes Earnings Assistance and Relief Tax Act of 2008, as amended.

1.32 Hour of Service. Hour of Service means:

(i) Paid and duties. Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties. The Plan Administrator credits Hours of Service under this Paragraph (i) to the Employee for the computation period in which the Employee performs the duties, irrespective of when paid;

(ii) Back pay. Each Hour of Service for back pay, irrespective of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. The Plan Administrator credits Hours of Service under this Paragraph (ii) to the Employee for the computation period(s) to which the award or the agreement pertains rather than for the computation period in which the award, agreement or payment is made; and

(iii) Payment but no duties. Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a computation period, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. The Plan Administrator will credit no more than 501 Hours of Service under this Paragraph (iii) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single computation period). The Plan Administrator credits Hours of Service under this Paragraph (iii) in accordance with the rules of paragraphs (b) and (c) of Labor Reg. §2530.200b-2, which the Plan, by this reference, specifically incorporates in full within this Paragraph (iii).

(iv) Crediting and computation. The Plan Administrator will not credit an Hour of Service under more than one of the above Paragraphs (i), (ii) or (iii). A computation period for purposes of this Section 1.32 is the Plan Year, Year of Service period, Break in Service period or other period, as determined under the Plan provision for which the Plan Administrator is measuring an Employee's Hours of Service. The Plan Administrator will resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.

(A) Method of Crediting Hours of Service. The Employer must elect in its Adoption Agreement the method the Plan Administrator will use in crediting an Employee with Hours of Service and the purpose for which the elected method will apply.

(1) Actual Method. Under the Actual Method as determined from records, an Employee receives credit for Hours of Service for hours worked and hours for which the Employer makes payment or for which payment is due from the Employer.

(2) Equivalency Method. Under an Equivalency Method, for each equivalency period for which the Plan Administrator would credit the Employee with at least one Hour of Service, the Plan Administrator will credit the Employee with: (a) 10 Hours of Service for a daily equivalency; (b) 45 Hours of Service for a weekly equivalency; (c) 95 Hours of Service for a semi-monthly payroll period equivalency; and (d) 190 Hours of Service for a monthly equivalency.

(3) Elapsed Time Method. Under the Elapsed Time Method, an Employee receives credit for Service for the aggregate of all time periods (regardless of the Employee's actual Hours of Service) commencing with the Employee's Employment Commencement Date, or with his/her Re-Employment Commencement Date, and ending on the date a Break in Service begins in accordance with Treas. Reg. §1.410(a)-7. See Section 2.02(C)(4). In applying the Elapsed Time Method, the Plan Administrator will credit an Employee's Service for any Period of Severance of less than 12-consecutive months and will express fractional periods of Service in days.

(i) Elapsed Time - Break in Service. Under the Elapsed Time Method, a Break in Service is a Period of Severance of at least 12 consecutive months. In the case of an Employee who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date the Employee is otherwise absent from Service does not constitute a Break in Service.

(ii) Elapsed Time - Period of Severance. A Period of Severance is a continuous period of time during which the Employee is not employed by the Employer. The continuous period begins on the date the Employee retires, quits, is

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discharged, or dies or if earlier, the first 12-month anniversary of the date on which the Employee otherwise is absent from Service for any other reason (including disability, vacation, leave of absence, layoff, etc.).

(iii) Elapsed Time - Year of Service. For purposes of any plan provision which refers to Year of Service and does not specifically reference the Elapsed Time Method, the plan will credit a Participant with a Year of Service for each 1-year period of service or 365 days of service, as described in Treas. Reg. §1.410(a)-7, as modified by relevant elections in the Adoption Agreement.

(B) Maternity/Paternity Leave/Family and Medical Leave Act. Solely for purposes of determining whether an Employee incurs a Break in Service under any provision of this Plan, the Plan Administrator must credit Hours of Service during the Employee's unpaid absence period: (1) due to maternity or paternity leave; or (2) as required under the Family and Medical Leave Act. An Employee is on maternity or paternity leave if the Employee's absence is due to the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of an adopted child, or the care of the Employee's child immediately following the child's birth or placement. The Plan Administrator credits Hours of Service under this Section 1.32(B) on the basis of the number of Hours of Service for which the Employee normally would receive credit or, if the Plan Administrator cannot determine the number of Hours of Service the Employee would receive credit for, on the basis of 8 hours per day during the absence period. The Plan Administrator will credit only the number (not exceeding 501) of Hours of Service necessary to prevent an Employee's Break in Service. The Plan Administrator credits all Hours of Service described in this Section 1.32(B) to the computation period in which the absence period begins or, if the Employee does not need these Hours of Service to prevent a Break in Service in the computation period in which his/her absence period begins, the Plan Administrator credits these Hours of Service to the immediately following computation period.

(C) Qualified Military Service. Hour of Service also includes any Service the Plan must credit for eligibility, vesting, contributions and benefits in order to satisfy the crediting of Service requirements of Code §414(u).

1.33 IRS. IRS means the Internal Revenue Service.

1.34 Limitation Year. Limitation Year means the consecutive month period the Employer specifies in its Adoption Agreement as applicable to allocations under Article IV. If the Employer elects the same Plan Year and Limitation Year, the Limitation Year is always a 12-consecutive month period even if the Plan Year is a short period, unless the short Plan Year results from an amendment, in which case, the Limitation Year also is a short year. If the Employer amends the Limitation Year to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year for which the Employer makes the amendment, creating a short Limitation Year.

1.35 Matching Contribution. Matching Contribution means a fixed or discretionary contribution the Employer makes on account of Elective Deferrals under a 401(k) Plan or on account of Employee Contributions. Matching contributions also include Participant forfeitures allocated on account of such Elective Deferrals or Employee Contributions.

(A) Fixed Matching Contribution. Fixed Matching Contribution means a Matching Contribution which the Employer, subject to satisfaction of allocation conditions, if any, must make pursuant to a formula in the Adoption Agreement. Under the formula, the Employer contributes a specified percentage or dollar amount on behalf of a Participant based on that Participant's Elective Deferrals or Employee Contributions eligible for a match.

(B) Discretionary Matching Contribution. Discretionary Matching Contribution means a Matching Contribution which the Employer in its sole discretion elects to make to the Plan. The Employer retains discretion over the Discretionary Matching Contribution rate or amount, the limit(s) on Elective Deferrals or Employee Contributions subject to match, the per Participant match allocation limit(s), the Participants who will receive the allocation, and the time period applicable to any matching formula(s) (collectively, the "matching formula"), except as the Employer otherwise elects in its Adoption Agreement.

(C) QMAC. QMAC means a qualified matching contribution which is 100% Vested at all times and which is subject to the distribution restrictions described in Section 6.01(C)(4)(b). Any Matching Contributions allocated to a Participant's QMAC Account under the Plan automatically satisfy and are subject to the QMAC definition. See Section 3.07(A)(7) for a limitation on the source of QMACs.

(D) Regular Matching Contribution. A Regular Matching Contribution is a Matching Contribution which is not a QMAC, a Safe Harbor Matching Contribution or an Additional Matching Contribution.

(E) Basic Matching Contribution. See Section 3.05(E)(4).

(F) Enhanced Matching Contribution. See Section 3.05(E)(6).

(G) Additional Matching Contribution. See Section 3.05(F)(1).

(H) QACA Basic Matching Contribution. See Section 3.05(E)(5).

(I) SIMPLE Matching Contribution. See Section 3.10(E)(1).

(J) Safe Harbor Matching Contribution. See Section 3.05(E)(3).

1.36 Money Purchase Pension Plan/Money Purchase Pension Contribution. Money Purchase Pension Plan means the Money Purchase Pension Plan the Employer establishes under a Money Purchase Pension Plan Adoption Agreement. The Employer Contribution to its Money Purchase Pension Plan is a Money Purchase Pension Contribution. The Employer will make its Money Purchase Pension Contribution as the Employer elects in its Adoption Agreement. As the context requires, Money Purchase Pension Plan also includes a target benefit plan.

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Defined Contribution Prototype Plan

1.37 Named Fiduciary. The Named Fiduciary is the Employer. The Employer in writing also may designate the Plan Administrator (if the Plan Administrator is not the Employer) and other persons as additional Named Fiduciaries. See Section 8.03. If the Plan is a restated Plan and under the prior plan document a different Named Fiduciary is in place, this Section 1.37 becomes effective on the date the Employer executes this restated Plan unless the Employer designates otherwise in writing.

1.38 Nonelective Contribution. Nonelective Contribution means a fixed or discretionary Employer Contribution which is not a Matching Contribution or a Money Purchase Pension Contribution.

(A) Fixed Nonelective Contribution. Fixed Nonelective Contribution means a Nonelective Contribution which the Employer, subject to satisfaction of allocation conditions, if any, must make pursuant to a formula (based on Compensation of Participants who will receive an allocation of the contributions or otherwise) in the Adoption Agreement. See 3.04(A)(2).

(B) Discretionary Nonelective Contribution. Discretionary Nonelective Contribution means a Nonelective Contribution which the Employer in its sole discretion elects to make to the Plan. See 3.04(A)(1).

(C) QNEC. QNEC means a qualified nonelective contribution which is 100% Vested at all times and which is subject to the distribution restrictions described in Section 6.01(C)(4)(b). Any Nonelective Contributions allocated to a Participant's QNEC Account under the Plan automatically satisfy and are subject to the QNEC definition. See Section 3.07(A)(7) for a limitation on the source of QNECs.

(D) SIMPLE Nonelective Contribution. See Section 3.10(E)(1).

(E) Safe Harbor Nonelective Contribution. See Section 3.05(E)(2).

1.39 Opinion Letter. Opinion Letter means an IRS issued letter as to the acceptability of the form of a Prototype Plan as defined in Section 4.06 of Rev. Proc. 2011-49.

1.40 Paid Time Off Plan. A Paid Time Off Plan is any plan or similar arrangement under which the Employer provides to Employees vacation, sick or other leave for which the Employer pays the Employee, and agrees to compensate the Employee for part or all of the unused leave.

1.41 Participant. Participant means an Eligible Employee who becomes a Participant in the Plan or as to any Contribution Type as the context requires, in accordance with the provisions of Section 2.01.

1.42 Plan. Plan means the retirement plan established or continued by the Employer in the form of this Prototype Plan or Volume Submitter Plan, including the Adoption Agreement under which the Employer has elected to establish this Plan. The Employer must designate the name of the Plan in its Adoption Agreement. An Employer may execute more than one Adoption Agreement offered under this Plan, each of which will constitute a separate Plan and Trust established or continued by that Employer. All section references within this basic plan document are Plan section references unless the context clearly indicates otherwise. The Plan includes any Appendix permitted by the basic plan document or by the Employer's Adoption Agreement and which the Employer attaches to its Adoption Agreement.

(A) Multiple Employer Plan (Article XII). Multiple Employer Plan means a Plan in which at least one Employer which is not a Related Employer participates. This Plan may be a Multiple Employer Plan only if maintained on a Nonstandardized Adoption Agreement or on a Volume Submitter Adoption Agreement. Article XII of the Plan applies to a Multiple Employer Plan, but otherwise does not apply to the Plan.

(B) Frozen Plan. See Section 3.01(J).

1.43 Plan Administrator. Plan Administrator means the Employer unless the Employer designates another person or persons to hold the position of Plan Administrator. Any person(s) the Employer appoints as Plan Administrator may or may not be Participants in the Plan. In addition to its other duties, the Plan Administrator has full responsibility for the Plan's compliance with the reporting and disclosure rules under ERISA. If the Employer is the Plan Administrator, any requirement under the Plan for communication between the Employer and the Plan Administrator automatically is deemed satisfied, and the Employer has discretion to determine the manner of documenting any decision deemed to be communicated under this provision.

1.44 Plan Year. Plan Year means the consecutive month period the Employer specifies in its Adoption Agreement.

1.45 Practitioner. Practitioner means the sponsor as to its Employer clients of the Volume Submitter Plan and as defined in Section 13.05 of Rev. Proc. 2011-49.

1.46 Predecessor Employer/Predecessor Plan.

(A) Predecessor Employer. A Predecessor Employer is an employer that previously employed one or more of the Employees.

(B) Predecessor Plan. A Predecessor Plan is a Code §401(a) or §403(a) qualified plan the Employer terminated within the five-year period beginning before or after the Employer establishes this Plan, as described in Treas. Reg. §1.411(a)-5(b)(3)(v)(B).

1.47 Prevailing Wage Contract/Contribution. Prevailing Wage Contract means a contract under which Employees are performing services subject to the Davis-Bacon Act, the McNamara-O'Hara Contract Service Act or any other federal, state or municipal prevailing wage law. A Prevailing Wage Contribution is a contribution the Employer makes to the Plan in accordance with a Prevailing Wage Contract. A Prevailing Wage Contribution is treated as a Nonelective Contribution or other Employer Contribution except as the Plan otherwise provides.

1.48 Profit Sharing Plan. Profit Sharing Plan means the Profit Sharing Plan the Employer establishes under a Profit Sharing Plan Adoption Agreement.

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1.49 Protected Benefit. Protected Benefit means any accrued benefit described in Treas. Reg. §1.411(d)-4, including any optional form of benefit provided under the Plan which may not (except in accordance with such regulations) be reduced, eliminated or made subject to Employer discretion.

1.50 Prototype Plan/Master Plan (M&P Plan). Prototype Plan means as described in Section 4.02 of Rev. Proc. 2011-49 or in any successor thereto under which each adopting Employer establishes a separate Trust. This Plan is not a Master Plan as described in Section 4.01 of Rev. Proc. 2011-49 under which unrelated adopting employers participate in a single funding medium (trust or custodial account). However, the Plan could be a Master Trust under DOL Reg. §2525.103-2(e). A Prototype Plan or a Master Plan must have an Opinion Letter as described in Section 4.06 of Rev. Proc. 2011-49.

1.51 QDRO. QDRO means a qualified domestic relations order under Code §414(p).

1.52 Qualified Military Service. Qualified Military Service means qualified military service as defined in Code §414(u)(5). Notwithstanding any provision in the Plan to the contrary, as to Qualified Military Service, the Plan will credit Service under Section 1.32(C), the Employer will make contributions to the Plan and the Plan will provide benefits in accordance with Code §414(u).

1.53 Qualified Reservist Distribution (QRD). See Section 6.01(C)(4)(b)(iii).

1.54 Restated Plan. A Restated Plan means a plan the Employer adopts in substitution for, and in amendment of, an existing plan, as the Employer elects in its Adoption Agreement. If a Participant incurs a Separation from Service or Severance from Employment before the Employer executes the Adoption Agreement as a Restated Plan, the provisions of the Restated Plan do not apply to the Participant unless he/she has an Account Balance as of the execution date or unless the Employer rehires the Participant.

1.55 Rollover Contribution. A Rollover Contribution means an amount of cash or property (including a participant loan from another plan) which the Code permits an Eligible Employee or Participant to transfer directly or indirectly to this Plan from another Eligible Retirement Plan (or vice versa) within the meaning of Code §402(c)(8)(B) and Section 6.08(F)(2), except that a 401(k) Plan may permit an In-Plan Roth Rollover Contribution as provided in Section 3.08(E). A Rollover Contribution will be made to the Plan and not to a Designated IRA within the Plan under Section 3.12, if any.

(A) In-Plan Roth Rollover Contribution. An In-Plan Roth Rollover Contribution means a Rollover Contribution to the Plan that consists of a distribution from a Participant's Plan Account, other than a Roth Deferral Account, that the Participant rolls over to the Participant's In-Plan Roth Rollover Contribution Account in the Plan, in accordance with Code §402(c)(4). In-Plan Roth Rollover Contributions will be subject to the Plan rules related to Roth Deferral Accounts, subject to preservation of Protected Benefits in accordance with clause (c) of Section 3.08(E)(4).

(B) In-Plan Roth Rollover Contribution Account. An In-Plan Roth Rollover Contribution Account is a sub-account the Plan Administrator establishes for the purpose of separately accounting for a Participant's Rollover Contributions attributable to the Participant's In-Plan Roth Rollover Contributions. The Plan Administrator has authority to establish such a sub-account, and to the extent necessary, may establish sub-accounts based on the source of the In-Plan Roth Rollover Contribution. The Plan Administrator will administer an In-Plan Roth Rollover Contribution Account in accordance with Applicable Law and the Plan provisions.

1.56 Safe Harbor Contribution. Safe Harbor Contribution means a Safe Harbor Nonelective Contribution or a Safe Harbor Matching Contribution as the Employer elects in its Adoption Agreement. See Sections 3.05(E)(2) and (3).

1.57 Salary Reduction Agreement. A Salary Reduction Agreement means a Participant's written election to make Elective Deferrals to the Plan (including a Contrary Election under Section 3.02(B)(4)(d)), made on the form the Plan Administrator provides for this purpose.

(A) Effective Date. A Salary Reduction Agreement may not be effective earlier than the following date which occurs last: (1) under Article II, the Participant's Entry Date or, in the case of a re-hired Employee, his/her re-participation date; (2) the execution date of the Salary Reduction Agreement; (3) the date the Employer adopts the 401(k) Plan; or (4) the Effective Date of the 401(k) Plan (or Elective Deferral provision within the Plan). Subject to the foregoing limitations, a Participant's Salary Reduction Agreement will be effective for the first pay period that is within an administratively reasonable period after the date the Plan Administrator receives the Agreement, unless the Participant specifies a later effective date.

(B) Compensation. A Salary Reduction Agreement must specify the dollar amount of Compensation or the percentage of Compensation the Participant wishes to defer. The Salary Reduction Agreement: (1) applies only to Compensation for Elective Deferral allocation as the Employer elects in its Adoption Agreement and which becomes currently available after the effective date of the Salary Reduction Agreement; and (2) applies to all or to such Elective Deferral Compensation as the Salary Reduction Agreement indicates, including any Participant elections made in the Salary Reduction Agreement.

(C) Additional Rules. The Plan Administrator in the Plan's Salary Reduction Agreement form, or in a Salary Reduction Agreement policy will specify additional rules and restrictions applicable to a Participant's Salary Reduction Agreement, including but not limited to those regarding the timing, frequency and mechanics of changing or revoking a Salary Reduction Agreement. Any such rules and restrictions must be consistent with the Plan. The Plan Administrator may provide more than one Salary Reduction Agreement form for use in specific situations.

1.58 Separation from Service/Severance from Employment. Separation from Service means an event after which the Employee no longer has an employment relationship with the Employer maintaining this Plan or with a Related Employer. The Plan applies Separation from Service for all purposes except as otherwise provided. For purposes of distribution of Restricted 401(k) Accounts, the application of Post-Severance Compensation and top-heavy look-back period distributions, the plan will apply the definition of Severance

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from Employment under EGTRRA §646 (as modified for Code §415 purposes in applying the parent-subsidiary controlled group rules).

1.59 Service. Service means any period of time the Employee is in the employ of the Employer, including any period the Employee is on an unpaid leave of absence authorized by the Employer under a uniform, nondiscriminatory policy applicable to all Employees.

(A) Related Employer Service. See Section 1.24(C).

(B) Predecessor Employer/Plan Service. See Section 1.46. If the Employer maintains (by adoption, plan merger or Transfer) the plan of a Predecessor Employer, service of the Employee with the Predecessor Employer is Service with the Employer. If the Employer maintained a Predecessor Plan, for purposes of vesting Service, the Plan Administrator must count service credited to any Employee covered under the Predecessor Plan. If the Employer in its Adoption Agreement elects to disregard vesting Service prior to the time that the Employer maintained the Plan, the Plan Administrator will treat a Predecessor Plan as the Plan for purposes of such election.

(C) Elective Service Crediting. If the Employer does not maintain the plan of a Predecessor Employer, the Plan does not credit Service with the Predecessor Employer, unless the Employer in its Adoption Agreement (or in a Participation Agreement, if applicable) elects to credit designated Predecessor Employer Service and specifies the purposes for which the Plan will credit service with that Predecessor Employer. Unless the Employer under its Adoption Agreement provides for this purpose specific Entry Dates, an Employee who satisfies the Plan's eligibility condition(s) by reason of the crediting of predecessor service will enter the Plan in accordance with the provisions of Article II as if the Employee were a re-employed Employee on the first day the Plan credits predecessor service.

(D) Standardized Plan. If the Employer's Plan is a Standardized Plan, the Plan limits the elective crediting of past Predecessor Employer Service to the period which does not exceed 5 years immediately preceding the year in which an amendment crediting such service becomes effective, such credit must be granted to all Employees on a reasonably uniform basis, and the crediting must otherwise comply with Treas. Reg. §1.401(a)(4)-5(a)(3).

1.60 SIMPLE Contribution. SIMPLE Contribution means a SIMPLE Nonelective Contribution or a SIMPLE Matching Contribution. See Section 3.10(E).

1.61 Sponsor. Sponsor means the sponsor of this Prototype Plan as to the Sponsor's adopting Employer clients and as defined in Section 4.07 of Rev. Proc. 2011-49.

1.62 Successor Plan. Successor Plan means a plan in which at least 50% of the Eligible Employees for the first Plan Year were eligible under a cash or deferred arrangement maintained by the Employer in the prior year, as described in Treas. Reg. §1.401k-2(c)(2)(iii).

1.63 Taxable Year. Taxable Year means the taxable year of a Participant or of the Employer as the context requires.

1.64 Transfer. Transfer means the Trustee's movement of Plan assets from the Plan to another plan (or vice versa) directly as between the trustees and not by means of a distribution. A Transfer may be an Elective Transfer or a Nonelective Transfer. See Section 11.06. A Direct Rollover under Section 6.08(F)(1) is not a Transfer.

1.65 Trust. Trust means the separate Trust created under the Plan.

1.66 Trust Fund. Trust Fund means all property of every kind acquired by the Plan and held by the Trust, other than incidental benefit insurance contracts.

1.67 Trustee/Custodian. Trustee or Custodian means the person or persons who as Trustee or Custodian execute the Adoption Agreement (or other Trust or Custodial Agreement in substitution of the provisions in Article VIII as applicable), or any successor in office who in writing accepts the position of Trustee or Custodian. The Employer must designate in its Adoption Agreement whether the Trustee will administer the Trust as a discretionary Trustee or as a nondiscretionary Trustee. See Article VIII. If the Sponsor or Practitioner is a bank, savings and loan association, credit union, mutual fund, insurance company, or other institution qualified to serve as Trustee, a person other than the Sponsor or Practitioner (or its affiliate) may not serve as Trustee or as Custodian of the Plan without the written consent of the Sponsor or Practitioner.

1.68 USERRA. USERRA means the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.

1.69 Valuation Date. Valuation Date means the Accounting Date, such additional dates as the Employer in its Adoption Agreement may elect, and any other date that the Plan Administrator designates for the valuation of the Trust Fund.

1.70 Vested. Vested means a Participant or a Beneficiary has an unconditional claim, legally enforceable against the Plan, to the Participant's Account Balance or Accrued Benefit or to a portion thereof if not 100% Vested. Vesting means the degree to which a Participant is Vested in one or more Accounts.

1.71 Volume Submitter Plan. Volume Submitter Plan means as described in Section 13.01 of Rev. Proc. 2011-49 or in any successor thereto. A Volume Submitter Plan must have an Advisory Letter as described in Section 13.03 of Rev. Proc. 2011-49.

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ARTICLE II
ELIGIBILITY AND PARTICIPATION

2.01 ELIGIBILITY. Each Eligible Employee becomes a Participant in the Plan in accordance with the eligibility conditions the Employer elects in its Adoption Agreement. The Employer may elect different age and service conditions for different Contribution Types under the Plan.

(A) Maximum Age and Years of Service. For purposes of an Eligible Employee's participation in the Plan, the Plan may not impose an age condition exceeding age 21 and may not require completion of more than one Year of Service, except under Section 2.02(E).

(B) New Plan. Any Eligible Employee who has satisfied the Plan's eligibility conditions and who has reached his/her Entry Date as of the Effective Date is eligible to participate as of the Effective Date, assuming the Employer continues to employ the Employee on that date. Any other Eligible Employee becomes eligible to participate: (1) upon satisfaction of the eligibility conditions and reaching his/her Entry Date; or (2) upon reaching his/her Entry Date if such Employee had already satisfied the eligibility conditions prior to the Effective Date.

(C) Restated Plan. If this Plan is a Restated Plan, each Employee who was a Participant in the Plan on the day before the restated Effective Date continues as a Participant in the Restated Plan, irrespective of whether he/she satisfies the eligibility conditions of the Restated Plan, unless the Employer provides otherwise in its Adoption Agreement.

(D) Prevailing Wage Contribution. If the Employer makes Prevailing Wage Contributions to the Plan, no minimum age or service conditions apply to an Eligible Employee's eligibility to receive Prevailing Wage Contributions under the Plan. The Employer's Adoption Agreement elections imposing age and service eligibility conditions apply to such an Employee as to non-Prevailing Wage Contributions under the Plan.

(E) Special Eligibility Effective Date (Dual Eligibility). The Employer in its Adoption Agreement may elect to provide a special Effective Date for the Plan's eligibility conditions, with the effect that such conditions may apply only to Employees who are employed by the Employer after a specified date.

2.02 APPLICATION OF SERVICE CONDITIONS. The Plan Administrator will apply this Section 2.02 in administering the Plan's eligibility service condition(s), if any.

(A) Definition of Year of Service. A Year of Service for purposes of an Employee's participation in the Plan, means the applicable Eligibility Computation Period under Section 2.02(C), during which the Employee completes the number of Hours of Service (not exceeding 1,000) the Employer specifies in its Adoption Agreement, without regard to whether the Employer continues to employ the Employee during the entire Eligibility Computation Period.

(B) Counting Years of Service. For purposes of an Employee's participation in the Plan, the Plan counts all of an Employee's Years of Service, except as provided in Section 2.03.

(C) Initial and Subsequent Eligibility Computation Periods. If the Plan requires one Year of Service for eligibility and an Employee does not complete one Year of Service during the Initial Eligibility Computation Period, the Plan measures Subsequent Eligibility Computation Periods in accordance with the Employer's election in its Adoption Agreement. If the Plan measures Subsequent Eligibility Computation Periods on a Plan Year basis, an Employee who receives credit for the required number of Hours of Service during the Initial Eligibility Computation Period and also during the first applicable Plan Year receives credit for two Years of Service under Article II.

(1) Definition of Eligibility Computation Period. An Eligibility Computation Period is a 12-consecutive month period.

(2) Definition of Initial Eligibility Computation Period. The Initial Eligibility Computation Period is the Employee's Anniversary Year which begins on the Employee's Employment Commencement Date.

(3) Definition of Anniversary Year. An Employee's Anniversary Year is the 12-consecutive month period beginning on the Employee's Employment Commencement Date or beginning on anniversaries thereof.

(4) Definitions of Employment Commencement Date/Re-Employment Commencement Date. An Employee's Employment Commencement Date is the date on which the Employee first performs an Hour of Service for the Employer. An Employee's Re-Employment Commencement Date is the date on which the Employee first performs an Hour of Service for the Employer after the Employer re-employs the Employee.

(5) Definition of Subsequent Eligibility Computation Period. A Subsequent Eligibility Computation Period is any Eligibility Computation Period after the Initial Eligibility Computation Period, as the Employer elects in its Adoption Agreement.

(D) Entry Date. The Employer in its Adoption Agreement elects the Entry Date(s) and elects whether such Entry Date(s) are retroactive, coincident with or next following an Employee's satisfaction of the Plan's eligibility conditions. The Employer may elect to apply different Entry Dates to different Contribution Types.

(1) Definition of Entry Date. See Section 1.26.

(2) Maximum delay in participation. An Entry Date may not result in an Eligible Employee who has satisfied the Plan's eligibility conditions being held out of Plan participation longer than six months, or if earlier, the first day of the next Plan Year, following completion of the Code §410(a) maximum eligibility requirements.

(3) Prevailing Wage Contributions. If the Employer makes Prevailing Wage Contributions to the Plan, an Eligible Employee's Entry Date with regard to such contributions is the Employee's Employment Commencement Date. The Employer's Adoption Agreement elections regarding Entry Dates apply to

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such an Employee as to non-Prevailing Wage Contributions under the Plan.

(E) Alternative Service Conditions. The Employer in its Adoption Agreement may elect to impose for eligibility a condition of less than one Year of Service or of more than one Year of Service, but not exceeding two Years of Service. If the Employer elects an alternative Service condition to one Year of Service or two Years of Service, the Employer must elect in its Adoption Agreement the Hour of Service and other requirement(s), if any, after the Employee completes one Hour of Service. Under any alternative Service condition election, the Plan may not require an Employee to complete more than one Year of Service (1,000 Hours of Service in 12-consecutive months) or two Years of Service if applicable.

(1) Vesting requirement. If the Employer elects to impose more than a one Year of Service eligibility condition, the Plan Administrator must apply 100% vesting on any Employer Contributions (and the resulting Accounts) subject to that eligibility condition.

(2) One Year of Service maximum for specified Contributions. The Plan may not require more than one Year of Service for eligibility for an Eligible Employee to make Elective Deferrals, to receive Safe Harbor Contributions or to receive SIMPLE Contributions.

(F) Equivalency or Elapsed Time. If the Employer in its Adoption Agreement elects to apply the Equivalency Method or the Elapsed Time Method in applying the Plan's eligibility Service condition, the Plan Administrator will credit Service in accordance with Sections 1.32(A)(2) and (3).

2.03 BREAK IN SERVICE - PARTICIPATION. The Plan Administrator will apply this Section 2.03 if any Break in Service rule applies for eligibility under the Plan.

(A) Definition of Break in Service. For purposes of this Article II, an Employee incurs a Break in Service if during any applicable Eligibility Computation Period he/she does not complete more than 500 Hours of Service with the Employer. The Eligibility Computation Period under this Section 2.03(A) is the same as the Eligibility Computation Period the Plan uses to measure a Year of Service under Section 2.02. If the Plan applies the Elapsed Time Method of crediting Service under Section 1.32(A)(3), a Participant incurs a Break in Service if the Participant has a Period of Severance of at least 12 consecutive months.

(B) Two Year Eligibility. If the Employer under the Adoption Agreement elects a two Years of Service eligibility condition, an Employee who incurs a one year Break in Service prior to completing two Years of Service: (1) is a new Employee on the date he/she first performs an Hour of Service for the Employer after the Break in Service; (2) the Plan disregards the Employee's Service prior to the Break in Service; and (3) the Employee establishes a new Employment Commencement Date for purposes of the Initial Eligibility Computation Period under Section 2.02(C).

(C) One Year Hold-Out Rule-Participation. The Employer in its Adoption Agreement must elect whether to apply the "one year hold-out" rule under Code §410(a)(5)(C). Under this rule, a Participant will incur a suspension of participation in the Plan after incurring a one year Break in Service and the Plan disregards a Participant's Service completed prior to a Break in Service until the Participant completes one Year of Service following the Break in Service. The Plan suspends the Participant's participation in the Plan as of the first day of the Eligibility Computation Period following the Eligibility Computation Period in which the Participant incurs the Break in Service.

(1) Completion of one Year of Service. If a Participant completes one Year of Service following his/her Break in Service, the Plan restores the Participant's pre-break Service and the Participant resumes active participation in the Plan retroactively to the first day of the Eligibility Computation Period in which the Participant first completes one Year of Service following his/her Break in Service.

(2) Eligibility Computation Period. The Plan Administrator measures the Initial Eligibility Computation period under this Section 2.03(C) from the date the Participant first receives credit for an Hour of Service following the one year Break in Service. The Plan Administrator measures any Subsequent Eligibility Computation Periods, if necessary, in a manner consistent with the Employer's Eligibility Computation Period election in its Adoption Agreement, using the Re-Employment Commencement Date in determining the Anniversary Year if applicable.

(3) Election to limit application to separated Employees. If the Employer elects to apply the one year hold-out rule, the Employer also may elect in its Adoption Agreement to limit application of the rule only to a Participant who has incurred a Separation from Service.

(4) Application to Employee who did not enter. The Plan Administrator also will apply the one year hold-out rule, if applicable, to an Employee who satisfies the Plan's eligibility conditions, but who incurs a Separation from Service and a one year Break in Service prior to becoming a Participant.

(5) No effect on vesting or Earnings. This Section 2.03(C) does not affect a Participant's vesting credit under Article V and, during a suspension period, the Participant's Account continues to share fully in Earnings under Article VII.

(6) No restoration under two year break rule. The Plan Administrator in applying this Section 2.03(C) does not restore any Service disregarded under the Break in Service rule of Section 2.03(B).

(7) No application to Elective Deferrals in 401(k) Plan. If the Plan is a 401(k) Plan and the Employer in its Adoption Agreement elects to apply the Section 2.03(C) one year hold-out rule, the Plan Administrator will not apply such provisions to the Elective Deferral portion of the Plan.

(8) USERRA. An Employee who has completed Qualified Military Service and who the Employer has rehired under USERRA, does not incur a Break in Service under the Plan by reason of the period of such Qualified Military Service.

(D) Rule of Parity - Participation. For purposes of Plan participation, the Plan does not apply the "rule of parity" under Code §410(a)(5)(D), unless the Employer in Appendix B elects to apply the rule of parity.

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2.04 PARTICIPATION UPON RE-EMPLOYMENT.

(A) Rehired Participant/Immediate Re-Entry. A Participant who incurs a Separation from Service will re-enter the Plan as a Participant on his/her Re-Employment Commencement Date (provided he/she is not an Excluded Employee), subject to any Break in Service rule, if applicable, under Section 2.03.

(B) Rehired Eligible Employee Who Had Satisfied Eligibility. An Eligible Employee who satisfies the Plan's eligibility conditions, but who incurs a Separation from Service prior to becoming a Participant, subject to any Break in Service rule, if applicable, under Section 2.03, will become a Participant on the later of: (1) the Entry Date on which he/she would have entered the Plan had he/she not incurred a Separation from Service; or (2) his/her Re-Employment Commencement Date.

(C) Rehired Eligible Employee Who Had Not Satisfied Eligibility. An Eligible Employee who incurs a Separation from Service prior to satisfying the Plan's eligibility conditions becomes a Participant in accordance with the Employer's Adoption Agreement elections. The Plan Administrator, for purposes of applying any shift in the Eligibility Computation Period, takes into account the Employee's prior Service and the Employee is not treated as a new hire.

2.05 CHANGE IN EMPLOYMENT STATUS. The Plan Administrator will apply this Section 2.05 if the Employer in its Adoption Agreement elected to exclude any Employees as Excluded Employees.

(A) Participant Becomes an Excluded Employee. If a Participant has not incurred a Separation from Service but becomes an Excluded Employee (as to any or all Contribution Types), during the period of exclusion the Excluded Employee: (i) will not share in the allocation of the applicable Employer Contributions (including a Top-Heavy Minimum Allocation under Section 10.02 if the Employee is excluded as to all Contribution Types) or Participant forfeitures, based on Compensation paid to the Excluded Employee during the period of exclusion; (ii) may not make Employee Contributions, Rollover Contributions or Designated IRA Contributions; and (iii) if the Plan is a 401(k) Plan and the Participant is an Excluded Employee as to Elective Deferrals, may not make Elective Deferrals as to Compensation paid to the Excluded Employee during the period of exclusion.

(1) Vesting, accrual, Break in Service and Earnings. A Participant who becomes an Excluded Employee under this Section 2.05(A) continues: (a) to receive Service credit for vesting under Article V for each included vesting Year of Service; (b) to receive Service credit for applying any allocation conditions under Section 3.06 as to Employer Contributions accruing for any non-excluded period and as to Contribution Types for which the Participant is not an Excluded Employee; (c) to receive Service credit in applying the Break in Service rules; and (d) to share fully in Earnings under Article VII.

(2) Resumption of Eligible Employee status. If a Participant who becomes an Excluded Employee subsequently resumes status as an Eligible Employee, the Participant will participate in the Plan immediately upon resuming eligible status, subject to the Break in Service rules, if applicable, under Section 2.03.

(B) Excluded Employee Becomes Eligible. If an Excluded Employee who is not a Participant becomes an Eligible Employee, he/she will participate immediately in the Plan if he/she has satisfied the Plan's eligibility conditions and would have been a Participant had he/she not been an Excluded Employee during his/her period of Service. An Excluded Employee receives Service credit for eligibility, for allocation conditions under Section 3.06 (but the Plan disregards Compensation paid while excluded) and for vesting under Article V for each included vesting Year of Service, notwithstanding the Employee's Excluded Employee status.

2.06 PARTICIPATION OPT-OUT.

(A) Volume Submitter Plan. If the Plan is a Volume Submitter Plan, the Plan Administrator may elect to permit an Eligible Employee to elect irrevocably to not participate in the Plan (to "opt-out"). The Eligible Employee prior to his/her Entry Date and prior to first becoming eligible under any plan of the Employer as described in Code §219(g)(5)(A), including terminated plans, must file an opt-out election in writing with the Plan Administrator on a form the Plan Administrator provides for this purpose. An Employee's election not to participate, pursuant to this Section 2.06(A), includes his/her right to make Elective Deferrals, Employee Contributions, Rollover Contributions or Designated IRA Contributions, unless the Plan Administrator's opt-out form permits an Eligible Employee to opt-out of specified Contribution Types prior to becoming eligible to participate in such Contribution Type. A Participant's mere failure to make Elective Deferrals or Employee Contributions is not an opt-out under this Section 2.06(A).

(B) Prototype Plan. If the Plan is a Prototype Plan, the Plan does not permit an otherwise Eligible Employee or any Participant to elect to opt-out. However, if the Plan is a Nonstandardized Plan, an Eligible Employee may opt-out in accordance with Section 2.06(A) provided: (1) the Plan terms as in effect prior to restatement under this Plan permitted the opt-out; and (2) the Employee executes the opt-out prior to the date of the Employer's execution of this Plan as a Restated Plan.

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ARTICLE III
PLAN CONTRIBUTIONS AND FORFEITURES

3.01 CONTRIBUTION TYPES. The Employer in its Adoption Agreement will elect the Contribution Type(s) and any formulas, allocation methods, conditions and limitations applicable thereto, except where the Plan expressly reserves discretion to the Employer or to the Plan Administrator.

(A) Application of Limits. The Employer's contribution to the Trust for any Plan Year is subject to Article IV limits and other Plan limits.

(B) Compensation for Allocations/Limit. The Plan Administrator will allocate all Employer Contributions and Elective Deferrals based on the definition of Compensation under Section 1.11 the Employer elects in its Adoption Agreement for a particular Contribution Type. The Plan Administrator in allocating such contributions must limit each Participant's Compensation to the amount described in Section 1.11(E).

(C) Allocation Conditions. The Plan Administrator will allocate Employer Contributions only to those Participants who satisfy the Plan's allocation conditions under Section 3.06, if any, for the Contribution Type being allocated.

(D) Top-Heavy. If the Plan is top-heavy, the Employer will satisfy the Top-Heavy Minimum Allocation requirements in accordance with Article X.

(E) Net Profit Not Required. The Employer need not have net profits to make a contribution under the Plan, unless the Employer in its Adoption Agreement specifies a fixed formula based on net profits.

(F) Form of Contribution. Subject to the consent of the Trustee under Article VIII, the Employer may make discretionary Employer Contributions to a Profit Sharing Plan, to a 401(k) Plan or to a 401(m) Plan (excluding Elective Deferrals or Employee Contributions) in the form of unencumbered property instead of cash, provided the contribution of property is not a prohibited transaction. The Employer may not make contributions in the form of property to its Money Purchase Pension Plan.

(G) Time of Payment of Contribution. The Employer may pay to the Trust its Employer Contributions for any Plan Year in one or more installments, without interest. Unless otherwise required by applicable contract, the Employer may make an Employer Contribution to the Plan for a particular Plan Year at such time(s) as the Employer in its sole discretion determines. If the Employer makes a contribution for a particular Plan Year after the close of that Plan Year, the Employer will designate to the Plan Administrator and to the Trustee the Plan Year for which the Employer is making the Employer Contribution. The Plan Administrator will allocate the contribution accordingly.

(H) Return of Employer Contribution. The Employer contributes to the Plan on the condition its contribution is not due to a mistake of fact and the IRS will not disallow the deduction of the Employer Contribution.

(1) Request for contribution return/timing. The Trustee, upon written request from the Employer, must return to the Employer the amount of the Employer Contribution made by the Employer by mistake of fact or the amount of the Employer Contribution disallowed as a deduction under Code §404. The Trustee will not return any portion of the Employer Contribution under the provisions of this Section 3.01(H) more than one year after: (a) the Employer made the contribution by mistake of fact; or (b) the IRS's disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.

(2) Earnings. The Trustee will not increase the amount of the Employer Contribution returnable under this Section 3.01(H) for any Earnings increases attributable to the contribution, but the Trustee will decrease the Employer Contribution returnable for any Earnings losses attributable thereto.

(3) Evidence. The Trustee may require the Employer to furnish the Trustee whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable.

(I) Money Purchase Pension and Defined Benefit Plans. If the Employer's Plan is a Money Purchase Pension Plan and the Employer also maintains a defined benefit pension plan, notwithstanding the Money Purchase Pension Contribution formula in the Employer's Adoption Agreement, the Employer's required contribution to its Money Purchase Pension Plan for a Plan Year is limited to the amount which the Employer may deduct under Code §404(a)(7). If the Employer under Code §404(a)(7) must reduce its Money Purchase Pension Plan contribution, the Plan Administrator will allocate the reduced contribution amount in accordance with the Plan's allocation formula.

(J) Frozen Plan. The Employer in its Adoption Agreement may elect to treat the Plan as a Frozen Plan. Under a Frozen Plan, the Employer and the Participants will not make any contributions to the Plan. A Frozen Plan remains subject to all qualification and reporting requirements except as the Plan provisions (other than those relating to ongoing permitted or required contributions) continue in effect until the Employer terminates the Plan. An Eligible Employee will not become a Participant in a Frozen Plan.

3.02 ELECTIVE DEFERRALS. If the Plan is a 401(k) Plan and the Employer in its Adoption Agreement elects to permit Elective Deferrals, the Plan Administrator will apply the provisions of this Section 3.02. A Participant's Elective Deferrals will be made pursuant to a Salary Reduction Agreement unless the Employer elects in its Adoption Agreement to apply the Automatic Deferral provision under Section 3.02(B) or the CODA provision under Section 3.02(C). A Participant's Elective Deferrals may include the cash equivalent of the Participant's unused paid time off that the Participant otherwise may elect to receive in cash under the Employer's Paid Time Off Plan, if any, if such cash equivalent otherwise satisfies the Plan's definition of Compensation for purposes of Elective Deferrals (including following Severance from Employment). The Plan will treat any Elective Deferrals described in the preceding sentence in the same manner as other Elective Deferrals for all purposes under the Plan.

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(A) Limitations. Except as described below regarding Catch-Up Deferrals, the Employer in its Adoption Agreement must elect the Plan limitations, if any, which apply to Elective Deferrals (or separately to Pre-Tax Deferrals or to Roth Deferrals, if applicable). Such Plan limitations are in addition to those mandatory limitations imposed under Article IV. In applying any such additional Plan limitation, the Plan Administrator will take into account the Compensation for Elective Deferral purposes the Employer elects in the Adoption Agreement. The Plan Administrator in the Salary Reduction Agreement form or in a Salary Reduction Agreement policy (see Section 1.57(C)) may specify additional rules and restrictions applicable to Salary Reduction Agreements, including those applicable to a deferral of a Participant's unused paid time off, under the Employer's Paid Time Off Plan, if applicable. The Employer in a SIMPLE 401(k) Plan may not impose any Plan limit on Elective Deferrals except as provided under Code §408(p). See Section 3.05(C)(2) regarding limits on Elective Deferrals under a safe harbor plan. Unless otherwise provided on the Salary Reduction form or in the Salary Reduction Agreement policy, the termination of a Participant's employment with the Employer automatically revokes the Participant's Salary Reduction Agreement with regard to periods after the Participant is rehired.

(1) Plan Administrator discretion if no stated Plan limit. The Employer may elect a Plan limit in its Adoption Agreement, but if the Employer does not so elect, the Plan Administrator may establish or change a Plan limit on Elective Deferrals from time to time by providing notice to the Participants. Any such limit change made during a Plan Year applies only prospectively and applies until the Plan Administrator changes or revokes the limit.

(2) Compensation from which Deferrals may be made. Participants may not make Elective Deferrals from amounts that are not Code §415 Compensation under Section 4.05(F). In addition, a Participant may not make Elective Deferrals from amounts which are not Compensation under Section 1.11, even if 415 Compensation is more inclusive. In determining Compensation from which a Participant may make Elective Deferrals, the Compensation dollar limitation described in Section 1.11(E) does not apply.

(B) Automatic Deferrals. The Employer in its Adoption Agreement will elect whether to apply or not apply the Automatic Deferral provisions. The Employer may elect the Automatic Deferral provisions under a Section 3.02(B)(1) (ACA), a Section 3.02(B)(2) (EACA), or a Section 3.02(B)(3) (QACA). If the QACA provisions apply, the safe harbor provisions of Section 3.05(J) and EACA provisions of Section 3.02(B)(2) also apply. The Plan Administrator will treat Automatic Deferrals as Elective Deferrals for all purposes under the Plan, including application of limitations, nondiscrimination testing and distributions. If the Employer in its Adoption Agreement has elected to permit Roth Deferrals, Automatic Deferrals are Pre-Tax Deferrals unless the Employer in Appendix B elects otherwise.

(1) Automatic Contribution Arrangement (ACA). If the Employer elects in its Adoption Agreement, the Employer maintains a Plan with Automatic Deferral provisions as an Automatic Contribution Arrangement ("ACA"), effective as of the date the Employer elects in the Adoption Agreement, and the provisions of this Section 3.02(B)(1) will apply.

(a) Participants subject to ACA. The Employer in its Adoption Agreement will elect which Participants are subject to the ACA Automatic Deferral on the Effective Date thereof, including some or all current Participants and those Employees who become Participants after the ACA Effective Date.

(b) Effect of Contrary Election. A Participant who makes a Contrary Election is not thereafter subject to the Automatic Deferral or to any scheduled increases thereto, even if the Participant later revokes or modifies the Contrary Election. A Participant's Contrary Election continues in effect until the Participant subsequently changes his/her Salary Reduction Agreement.

(2) Eligible Automatic Contribution Arrangement. (EACA). If the Employer elects in its Adoption Agreement, the Employer maintains a Plan with Automatic Deferral provisions as an Eligible Automatic Contribution Arrangement (EACA), effective as of the date the Employer elects in its Adoption Agreement (but not earlier than Plan Years beginning after December 31, 2007) and the provisions of this Section 3.02(B)(2) will apply.

(a) Participants subject to EACA. The Employer in its Adoption Agreement will elect which Participants are subject to the EACA Automatic Deferral on the Effective Date thereof which may include some or all current Participants or may be limited to those Employees who become Participants after the EACA Effective Date.

(i) EACA Effective Date. EACA Effective Date means the date on which the EACA goes into effect, either as to the overall Plan or as to an individual Participant as the context requires. An EACA becomes effective as to the Plan as of the date the Employer elects in its Adoption Agreement. A Participant's EACA Effective Date is as soon as practicable after the Participant is subject to Automatic Deferrals under the EACA, consistent with the objective of affording the Participant a reasonable period of time after receipt of the EACA notice to make a Contrary Election (and, if applicable, an investment election).

(b) Uniformity. The Automatic Deferral Percentage must be a uniform percentage of Compensation. However, the Plan does not violate the uniform Automatic Deferral Percentage merely because the Plan applies any of the following provisions:

(i) Years of participation. The Automatic Deferral Percentage varies based on the number of Plan Years (or portions of years) the Participant has participated in the Plan while the Plan has applied EACA provisions;

(ii) No reduction from prior default percentage. The Employer elects in the Adoption Agreement not to apply Automatic Deferrals to a Participant whose Elective deferrals immediately prior to the EACA's Effective Date were higher than the Automatic Deferral Percentage;

(iii) Applying statutory limits. The Plan limits the Automatic Deferral amount so as not to exceed the limits of Code §§401(a)(17), 402(g) (determined without regard to Age 50 Catch-Up Deferrals), or 415;

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Defined Contribution Prototype Plan

(iv) No deferrals during hardship suspension. The Plan does not apply the Automatic Deferral during the period of suspension, under the Plan's hardship distribution provisions, of Participant's right to make Elective Deferrals to the Plan following a hardship distribution; or

(v) Disaggregated groups. The Plan applies different Automatic Deferral Percentages to different groups if the groups can be disaggregated under Treas. Reg. §1.401(k)-1(b)(4).

(c) EACA notice. The Plan Administrator annually will provide a notice to each Covered Employee a reasonable period prior to each Plan Year the Employer maintains the Plan as an EACA ("EACA Plan Year").

(i) Deemed reasonable notice/new Participant. The Plan Administrator is deemed to provide timely notice if the Plan Administrator provides the EACA notice at least 30 days and not more than 90 days prior to the beginning of the EACA Plan Year.

(ii) Mid-year notice/new Participant or Plan. If: (A) an Employee becomes eligible to make Elective Deferrals in the Plan during an EACA Plan Year but after the Plan Administrator has provided the annual EACA notice for that Plan Year; or (B) the Employer adopts mid-year a new Plan as a EACA, the Plan Administrator must provide the EACA notice no later than the date the Employee becomes eligible to make Elective Deferrals. However, if it is not practicable for the Plan Administrator to provide the notice on or before the date an Employee becomes a Participant, then the notice nonetheless will be treated as provided timely if the Plan Administrator provides the notice as soon as practicable after that date and the Employee is permitted to elect to defer from all types of Compensation that may be deferred under the Plan earned beginning on that date.

(iii) Content. The EACA notice must provide comprehensive information regarding the Participants' rights and obligations under the Plan and must be written in a manner calculated to be understood by the average Participant.

(d) EACA permissible withdrawal. The Employer will elect in its Adoption Agreement whether a Participant who has Automatic Deferrals under the EACA may elect to withdraw all the Automatic Deferrals (and allocable earnings) under the provisions of this Section 3.02(B)(2)(d). Any distribution made pursuant to this Section will be processed in accordance with normal distribution provisions of the Plan.

(i) Amount. If a Participant elects a permissible withdrawal under this Section 3.02(B)(2)(d), then the Plan must make a distribution equal to the amount (and only the amount) of the Automatic Deferrals made under the EACA (adjusted for Earnings to the date of the distribution).The Plan may account separately for Automatic Deferrals, in which case the Plan will distribute the entire Account. If the Plan does not account separately for the Automatic Deferrals, then the Plan must determine Earnings in the same manner applied to determine Allocable Income to the refund of Excess Contributions under Section 4.11(C)(2)(a).

(ii) Fees. Notwithstanding Section 3.02(B)(2)(d)(i), the Plan Administrator may reduce the permissible distribution amount by any generally applicable fees. However, the Plan may not charge a greater fee for distribution under this Section 3.02(B)(2)(d)(ii), than applies to other distributions. The Plan Administrator may adopt a policy regarding charging such fees consistent with this paragraph.

(iii) Timing. The Participant may make an election to withdraw the Automatic Deferrals under the EACA no later than 90 days, or such shorter period as the Employer specifies in its Adoption Agreement (but not less than 30 days), after the date of the first Automatic Deferral under the EACA. For this purpose, the date of the first Automatic Deferral is the date that the Compensation subject to the Automatic Deferral otherwise would have been includible in the Participant's gross income. For purposes of the preceding sentence, EACAs under the Plan are aggregated, except that the mandatory disaggregation rules of Code §410(b) apply. In addition, a Participant's withdrawal right is not restricted due to the Participant making a Contrary Election during the 90-day period (or shorter period as the Employer specifies in its Adoption Agreement).

(iv) Rehired Employees. For purposes of Section 3.02(B)(2)(d)(iii), the Plan will treat an Employee who for an entire Plan Year did not have contributions made pursuant to a default election under the EACA as having not had such contributions for any prior Plan Year as well.

(v) Effective date of the actual withdrawal election. The effective date of the permissible withdrawal will be as soon as practicable, but in no event later than the earlier of: (A) the pay date of the second payroll period beginning after the Participant makes the election; or (B) the first pay date that occurs at least 30 days after the Participant makes the election. The election also will be deemed to be the Participant's Contrary Election to have no Elective Deferrals made to the Plan. However, the Participant may subsequently make a deferral election hereunder.

(vi) Related Matching Contributions. The Plan Administrator will not take into account any deferrals withdrawn pursuant to this Section 3.02(B)(2)(d) in computing and allocating Matching Contributions. If the Employer already has allocated Matching Contributions to the Participant's account with respect to Elective Deferrals being withdrawn pursuant to this Section, the Plan must forfeit the Matching Contributions, as adjusted for Earnings.

(vii) Treatment of withdrawals. With regard to Elective Deferrals withdrawn pursuant to this Section 3.02(B)(2)(d): (A) the Plan Administrator will disregard such deferrals in the ADP test (if applicable) under Section 4.10(B); (B) the Plan Administrator will disregard such Deferrals for purposes of the Elective Deferral Limit under Section 4.10(A); and (C) such Deferrals are not subject to the consent requirements of Code §§401(a)(11) or 417. The Plan Administrator will disregard any Matching Contributions forfeited under Section 3.02(B)(2)(d)(vi) in the ACP test (if applicable) under Section 4.10(C).

(e) Effect of Contrary Election/Covered Employee status. A Participant's Contrary Election continues in effect until the Participant subsequently revokes or modifies his/her Salary Reduction Agreement, or the Contrary Election expires. A Participant who makes a Contrary Election is not thereafter

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subject to the Automatic Deferral or to any scheduled increases thereto, even if the Participant later revokes the Contrary Election or the Contrary Election expires, unless the Participant is a Covered Employee.

(i) Covered Employee. A Covered Employee is a Participant who is subject to the EACA. The Employer in its Adoption Agreement will elect whether a Participant who makes a Contrary Election is a Covered Employee. A Covered Employee must receive the annual EACA notice even though the Participant's Contrary Election remains in effect. In addition, a Covered Employee who revokes his/her Contrary Election or whose Contrary Election expires, is thereafter immediately subject to the EACA Automatic Deferral.

(3) Qualified Automatic Contribution Arrangement (QACA). If the Employer elects in its Adoption Agreement, the Employer maintains a Plan with Automatic Deferral provisions as a Qualified Automatic Contribution Arrangement (QACA), effective as of the date the Employer elects in it Adoption Agreement (but not earlier than Plan Years beginning after December 31, 2007) and the provisions of this Section 3.02(B)(3) and of Section 3.05(J) will apply. If this Plan is a QACA, then the Employer may elect in its Adoption Agreement to provide EACA permissible withdrawals, as described in Section 3.02(B)(2)(d).

(a) Participants subject to QACA. The Employer in its Adoption Agreement will elect which Participants are subject to the QACA Automatic Deferral on the Effective Date thereof including some or all current Participants and those Employees who become Participants after the QACA Effective Date. The Employer must elect to apply the QACA Automatic Deferral at least to those Participants as of the QACA Effective Date who do not have in effect a Salary Reduction Agreement and may also elect to apply the QACA Automatic Deferral to such Participants who have an existing Salary Reduction Agreement in effect as provided in the Adoption Agreement.

(i) QACA Effective Date. QACA Effective Date means the date on which the QACA goes into effect, either as to the overall Plan or as to an individual Participant as the context requires. A QACA becomes effective as to the Plan as of the date the Employer elects in its Adoption Agreement. A Participant's QACA Effective Date is as soon as practicable after the Participant is subject to Automatic Deferrals under the QACA, consistent with the objective of affording the Participant a reasonable period of time after receipt of the QACA notice to make a Contrary Election (and, if applicable, an investment election). However, in no event will the Automatic Deferral be effective later than the earlier of: (1) the pay date for the second payroll period that begins after the date the QACA safe harbor notice (described in Section 3.05(H)(5)) is provided to the Employee, or (2) the first pay date that occurs at least 30 days after the QACA safe harbor notice is provided to the Employee.

(b) QACA Automatic Deferral Percentage. Except as provided in Section 3.02(B)(3)(c) (relating to uniformity requirements), the Plan must apply to all Participants subject to the QACA as described in Section 3.02(B)(3)(a), a uniform Automatic Deferral Percentage, as a percentage of each Participant's Compensation, which does not exceed 10%, and which is at least the following minimum amount:

(i) Initial period. 3% for the period that begins when the Participant first has contributions made pursuant to a default election under the QACA and ends on the last day of the following Plan Year;

(ii) Third Plan Year. 4% for the third Plan Year of the Participant's participation in the QACA;

(iii) Fourth Plan Year. 5% for the fourth Plan Year of the Participant's participation in the QACA; and

(iv) Fifth and later Plan Years. 6% for the fifth Plan Year of the Participant's participation in the QACA and for each subsequent Plan Year.

For purposes of this Section 3.02(B)(3)(b), the Plan will treat a Participant who for an entire Plan Year did not have Automatic Deferral contributions made under the QACA as not having made such contributions for any prior Plan Year.

(c) Uniformity. The uniformity provisions of Section 3.02(B)(2)(b) applicable to an EACA, also apply to a QACA.

(d) QACA Notice. See Section 3.05(H)(5) as to QACA notice provisions.

(e) Effect of Contrary Election and termination of Election. A Participant's Contrary Election continues in effect until a Participant modifies or revokes the Election, or until the Election expires. A Participant who revokes his/her Contrary Election or whose Contrary Election expires, is thereafter immediately subject to the QACA Automatic Deferral.

(4) Automatic Contribution Definitions. The following definitions apply to all Automatic Contribution Arrangements under this Section 3.02(B):

(a) Automatic Deferral. An Automatic Deferral is an Elective Deferral that results from the operation of Section 3.02(B)(1), Section 3.02(B)(2) or Section 3.02(B)(3). Under the Automatic Deferral, the Employer automatically will reduce by the Automatic Deferral Percentage or Amount the Compensation of each Participant subject to the Automatic Deferral, except those Participants who timely make a Contrary Election.

(b) Automatic Deferral Percentage/Increases. The Automatic Deferral Percentage is the percentage of Automatic Deferral which the Employer elects in its Adoption Agreement including any scheduled increase to the Automatic Deferral Percentage which the Employer may elect. If a Participant subject to the Automatic Deferral elected, before the Effective Date of the Automatic Deferral, to defer an amount which is less than the Automatic Deferral Percentage the Employer has elected in its Adoption Agreement, the Automatic Deferral Percentage includes only the incremental percentage amount necessary to increase the Participant's Elective Deferral to equal the Automatic Deferral Percentage, including any scheduled increases thereto. See Section 3.02(B)(3)(b) as to the QACA required Automatic Deferral Percentage.

(c) Compensation. Compensation for purposes of determining the amount of Automatic Deferrals by applying the Automatic Deferral Percentage means Compensation for purposes of allocating Elective Deferrals under the Plan. For

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Defined Contribution Prototype Plan

Plan Years beginning on or after January 1, 2010, Compensation must be nondiscriminatory Compensation as described in Section 1.11(F); provided that the Employer in its Adoption Agreement may not elect to limit NHCE Compensation to a specified dollar amount.

(d) Contrary Election. A Contrary Election is a Participant's election made after the ACA, EACA or QACA Effective Date not to defer any Compensation or to defer an amount which is more or less than the Automatic Deferral Percentage.

(e) Contrary Election Effective Date. A Participant's Contrary Election generally is effective as of the first payroll period which follows the payroll period in which the Participant makes the Contrary Election. However, a Participant may make a Contrary Election which is effective: (i) for the first payroll period in which he/she becomes a Participant if the Participant makes a Contrary Election within a reasonable period following the Participant's Entry Date and before the Compensation to which the Election applies becomes currently available; or (ii) for the first payroll period following the Effective Date of the Automatic Deferral, if the Participant makes a Contrary Election not later than the Effective Date of the Automatic Deferral.

(C) Cash or Deferred Arrangement (CODA). The Employer in its Adoption Agreement may elect to apply the CODA provisions of this Section 3.02(C). Under a CODA, a Participant may elect to receive in cash his/her proportionate share of the Employer's cash or deferred contribution, in accordance with the Employer's Adoption Agreement election. A Participant's proportionate share of the Employer's cash or deferred contribution is the percentage of the total cash or deferred contribution which bears the same ratio that the Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year. For purposes of determining each Participant's proportionate share of the cash or deferred contribution, a Participant's Compensation is his/her Compensation for Nonelective Contribution allocations (unless the Employer elects otherwise in its Adoption Agreement) as determined under Section 1.11, excluding any effect the proportionate share may have on the Participant's Compensation for the Plan Year. The Plan Administrator will determine the proportionate share prior to the Employer's actual contribution to the Trust, to provide the Participants with the opportunity to file cash elections. The Employer will pay directly to the Participant the portion of his/her proportionate share the Participant has elected to receive in cash.

(D) Catch-Up Deferrals. Unless the Employer otherwise elects in its Adoption Agreement, the Plan permits Catch-Up Eligible Participants to make Catch-Up Deferrals to the Plan under this Section 3.02(D).

(1) Definition of Catch-Up Eligible Participant. A Catch-Up Eligible Participant is a Participant who is eligible to make Elective Deferrals and who has attained at least age 50 or who will attain age 50 before the end of the Taxable Year in which he/she will make a Catch-Up Deferral. A Participant who dies or who incurs a Separation from Service before actually attaining age 50 in such Taxable Year is a Catch-Up Eligible Participant.

(2) Definition of Catch-Up Deferral. A Catch-Up Deferral is an Elective Deferral by a Catch-up Eligible Participant and which exceeds: (a) a Plan limit on Elective Deferrals under Section 3.02(A); (b) the Annual Additions Limit under Section 4.05(B); (c) the Elective Deferral Limit under Section 4.10(A); or (d) the ADP Limit under Section 4.10(B).

(3) Limit on Catch-Up Deferrals. A Participant's Catch-Up Deferrals for a Taxable Year may not exceed the lesser of: (a) 100% of the Participant's Compensation for the Taxable Year when added to the Participant's other Elective Deferrals; or (b) the Catch-Up Deferral dollar limit in effect for the Taxable Year ($5,000 for 2006).

(4) Adjustment after 2006. After the 2006 Taxable Year, the Secretary of the Treasury will adjust the Catch-Up Deferral dollar limit in multiples of $500 under Code §414(v)(2)(C).

(5) Treatment of Catch-Up Deferrals. Catch-Up Deferrals are not: (a) subject to the Annual Additions Limit under Section 4.05(B); (b) subject to the Elective Deferral Limit under Section 4.10(A); (c) included in a Participant's ADR in calculating the Plan's ADP under Section 4.10(B); or (d) taken into account in determining the Highest Contribution Rate under Section 10.06(E). Catch-Up Deferrals are taken into account in determining the Plan's Top-Heavy Ratio under Section 10.06(K). Otherwise, Catch-Up Deferrals are treated as other Elective Deferrals.

(6) Universal availability. If the Employer permits Catch-Up Deferrals to its Plan, the right of all Catch-Up Eligible Participants to make Catch-Up Deferrals must satisfy the universal availability requirement of Treas. Reg. §1.414(v)-1(e). If the Employer maintains more than one applicable plan within the meaning of Treas. Reg. §1.414(v)-1(g)(1), and any of the applicable plans permit Catch-Up Deferrals, then any Catch-up Eligible Participant in any such plans must be permitted to have the same effective opportunity to make the same dollar amount of Catch-Up Deferrals. Any Plan-imposed limit on total Elective Deferrals including Catch-Up Deferrals may not be less than 75% of a Participant's gross Compensation.

(E) Roth Deferrals. The Employer in its 401(k) Plan Adoption Agreement may elect to permit Roth Deferrals. The Employer must also elect to permit Pre-Tax Deferrals if the Employer elects to permit Roth Deferrals. The Plan Administrator will administer Roth Deferrals in accordance with this Section 3.02(E).

(1) Treatment of Roth Deferrals. The Plan Administrator will treat Roth Deferrals as Elective Deferrals for all purposes of the Plan, except where the Plan indicates otherwise.

(2) Separate accounting. The Plan Administrator will establish a Roth Deferral Account for each Participant who makes any Roth Deferrals and Earnings thereon in accordance with Section 7.04(A)(1). The Plan Administrator will establish a Pre-Tax Account and Earnings thereon for each Participant who makes any Pre-Tax Deferrals in accordance with Section 7.04(A)(1). The Plan Administrator will credit only Roth Deferrals and Earnings thereon (allocated on a reasonable and consistent basis) to a Participant's Roth Deferral Account.

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(3) No re-classification. An Elective Deferral contributed to the Plan either as a Pre-Tax Deferral or as a Roth Deferral may not be re-classified as the other type of Elective Deferral; provided, however that a Pre-Tax Deferral may be converted to a Roth Deferral by means of an In-Plan Roth Rollover under Section 3.08(E).

(F) Elective Deferrals as Employer Contributions. Where the context requires under the Plan, Elective Deferrals are Employer Contributions except: (1) under Section 3.04 relating to allocation of Employer Contributions; (2) under Section 3.06 relating to allocation conditions; and (3) under Section 5.03 relating to vesting.

(G) Automatic Escalation. The Employer in its Adoption Agreement will elect whether to apply the Automatic Escalation provisions of this Section 3.02(G) to Salary Reduction Agreements. Such provisions shall apply to affirmative deferral elections and will not apply to participants for whom the Employer is withholding Automatic Deferrals under Section 3.02(B). In its Adoption Agreement, the Employer will specify the Participants to whom automatic escalation applies, the amount by which the Elective Deferrals will increase, and the timing of the increase.

3.03 MATCHING CONTRIBUTIONS. If the Employer elects in its Adoption Agreement to provide for Matching Contributions (or if Section 3.03(C)(2) applies), the Plan Administrator will apply the provisions of this Section 3.03.

(A) Matching Formula: Type, Rate/Amount, Limitations and Time Period. Except as provided in Section 3.03(C)(2), the Employer in its Adoption Agreement must elect the type(s) of Matching Contributions (Fixed or Discretionary Matching Contributions), and as applicable, the Matching Contribution rate(s)/amount(s), the limit(s) on Elective Deferrals or Employee Contributions subject to match, the limit(s) on the amount of Matching Contributions, and the time period the Plan Administrator will apply in the computation of any Matching Contributions. If the Employer in its Adoption Agreement elects to apply any limit on Matching Contributions based on pay periods or on any other time period which is less than the Plan Year, the Plan Administrator will determine the limits in accordance with the time period specified and will not take into account any other Compensation or Elective Deferrals not within the applicable time period, even in the case of a Participant who becomes eligible for the match mid-Plan Year and regardless of the Employer's election as to Pre-Entry Compensation. If the Employer in its Adoption Agreement elects to use "Participating Compensation" for Matching Contributions, the Plan Administrator will take Elective Deferrals into account in computing Matching Contributions only if the Elective Deferrals were made after the Participant became eligible for the match. An Employee becomes "eligible for the match" when the Employee becomes a Participant in the Matching Contribution portion of the plan.

(1) Fixed Match. The Employer in its Adoption Agreement may elect to make a Fixed Matching Contribution to the Plan under one or more formulas.

(a) Allocation. The Employer may contribute on a Participant's behalf under a Fixed Matching Contribution formula only to the extent that the Participant makes Elective Deferrals or Employee Contributions which are subject to the formula and if the Participant satisfies the allocation conditions for Fixed Matching Contributions, if any, the Employer elects in its Adoption Agreement.

(2) Discretionary Match. The Employer in its Adoption Agreement may elect to make a Discretionary Matching Contribution to the Plan.

(a) Allocation. To the extent the Employer makes Discretionary Matching Contributions, the Plan Administrator will allocate the Discretionary Matching Contributions to the Account of each Participant entitled to the match under the Employer's discretionary matching allocation formula and who satisfies the allocation conditions for Discretionary Matching Contributions, if any, the Employer elects in its Adoption Agreement. The Employer under a Discretionary Matching Contribution retains discretion over the amount of its Matching Contributions, and, except as the Employer otherwise elects in its Adoption Agreement, the Employer also retains discretion over the matching formula. See Section 1.35(B).

(3) Roth Deferrals. Unless the Employer elects otherwise in its Adoption Agreement, the Employer's Matching Contributions apply in the same manner to Roth Deferrals as they apply to Pre-Tax Deferrals.

(4) Contribution timing. Except as described in Section 3.05 regarding a Safe Harbor 401(k) Plan, the time period that the Employer elects for computing its Matching Contributions does not require that the Employer actually contribute the Matching Contribution at any particular time. As to Matching Contribution timing and the ACP test, see Section 4.10(C)(5)(e)(iii).

(5) Participating Employers. If any Participating Employers contribute Matching Contributions to the Plan, the Employer in its Adoption Agreement must elect: (a) whether each Participating Employer will be subject to the same or different Matching Contribution formulas than the Signatory Employer; and (b) whether the Plan Administrator will allocate Matching Contributions only to Participants directly employed by the contributing Employer or to all Participants regardless of which Employer contributes or how much any Employer contributes. The allocation of Matching Contributions under this Section 3.03(A)(5) also applies to the allocation of any forfeiture attributable to Matching Contributions and which the Plan allocates to Participants.

(B) Regular Matching Contributions. If the Employer in its Adoption Agreement elects to make Matching Contributions, such contributions are Regular Matching Contributions unless: (i) the Employer in its Adoption Agreement elects to treat some or all Matching Contributions as a Plan-Designated QMAC under Section 3.03(C)(1); or (ii) the Employer makes an Operational QMAC under Section 3.03(C)(2).

(1) Separate Account. The Plan Administrator will establish a separate Regular Matching Contribution Account for each Participant who receives an allocation of Regular Matching Contributions in accordance with Section 7.04(A)(1).

(C) QMAC. The provisions of this Section 3.03(C) apply to QMAC contributions.

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Defined Contribution Prototype Plan

(1) Plan-Designated QMAC. The Employer in its 401(k) Plan Adoption Agreement will elect whether or not to treat some or all Matching Contributions as a QMAC ("Plan-Designated QMAC"). If the Employer elects any Plan-Designated QMAC, the Employer in its Adoption Agreement will elect whether to allocate the QMAC to all Participants or only to NHCE Participants. The Plan Administrator will allocate a Plan-Designated QMAC only to those Participants who have satisfied eligibility conditions under Article II to receive Matching Contributions (or if applicable, to receive QMACs) and who have satisfied any allocation conditions under Section 3.06 the Employer has elected in the Adoption Agreement as applicable to QMACs.

(2) Operational QMAC. The Employer, to facilitate the Plan Administrator's correction of test failures under Section 4.10, (or to lessen the degree of such failures), but only if the Plan is using Current Year Testing, also may make Discretionary Matching Contributions as QMACs to the Plan ("Operational QMAC"), irrespective of whether the Employer in its Adoption Agreement has elected to provide for any Matching Contributions or Plan-Designated QMACs. The Plan Administrator, in its discretion, will allocate the Operational QMAC, but will limit the allocation of any Operational QMAC only to some or all NHCEs who are ADP Participants or ACP Participants under Sections 4.11(A) and (B). The Plan Administrator may allocate an Operational QMAC to any such NHCE Participants who are eligible to make (and who actually make) Elective Deferrals or Employee Contributions even if such Participants have not satisfied any eligibility conditions under Article II applicable to Matching Contributions (including QMACs) or have not satisfied any allocation conditions under Section 3.06 applicable to Matching Contributions (or to QMACs). Where the Plan Administrator disaggregates the Plan for coverage and for nondiscrimination testing under the "otherwise excludible employees" rule described in Section 4.06(C), the Plan Administrator also may limit the QMAC allocation to those NHCEs in any disaggregated plan which actually is subject to ADP and ACP testing (because there are HCEs in that disaggregated plan).

(3) Separate Account. The Plan Administrator will establish a separate QMAC Account for each Participant who receives an allocation of QMACs in accordance with Section 7.04(A)(1).

(D) Matching Catch-Up Deferrals. The Employer in its 401(k) Plan Adoption Agreement must elect whether or not to match any Catch-Up Deferrals if the Plan permits Catch-Up Deferrals. The Employer's election to match Catch-Up Deferrals will apply to all Matching Contributions or will specify the Fixed Matching Contributions or Discretionary Matching Contributions which apply to the Catch-Up Deferrals. Regardless of the Employer's Adoption Agreement election, in a Safe Harbor 401(k) Plan, the Plan will apply the Basic Matching Contribution or Enhanced Matching Contribution to Catch-Up Deferrals and if the Plan will satisfy the ACP test safe harbor under Section 3.05(G), the Employer will apply any Additional Matching Contribution to Catch-Up Deferrals.

(E) Targeting Limitations. Matching Contributions, for nondiscrimination testing purposes, are subject to the targeting limitations in Section 4.10(D). The Employer will not make an Operational QMAC in an amount which exceeds the targeting limitations.

3.04 <u>NONELECTIVE/EMPLOYER CONTRIBUTIONS</u>. If the Employer elects to provide for Nonelective Contributions to a Profit Sharing Plan or 401(k) Plan (or if Section 3.04(C)(2) applies), or the Plan is a Money Purchase Pension Plan, the Plan Administrator will apply the provisions of this Section 3.04.

(A) Amount and Type. The Employer in its Adoption Agreement must elect the type and amount of Nonelective Contributions or other Employer Contributions.

(1) Discretionary Nonelective Contribution. The Employer in its Adoption Agreement may elect to make Discretionary Nonelective Contributions.

(2) Fixed Nonelective or other Employer Contributions. The Employer in its Adoption Agreement may elect to make Fixed Nonelective Contributions or Money Purchase Pension Plan Contributions. The Employer must specify the time period to which any fixed contribution formula will apply (which is deemed to be the Plan Year if the Employer does not so specify) and must elect the allocation method which may be the same as the contribution formula or may be a different allocation method under Section 3.04(B).

(a) Cash value of unused paid time off. The Employer in its Adoption Agreement may elect to make a Fixed Nonelective Contribution on behalf of each Participant who participates in the Employer's Paid Time Off Plan. Under this provision, provided such amounts are Compensation for purposes of Nonelective Contributions (including Post-Severance Compensation as applicable), the Employer will make a Nonelective Contribution in an amount equal to the cash equivalent of each Participant's unused paid time off, as the Employer determines such amount, at the end of the Plan Year or other period determined by the Employer on a uniform and nondiscriminatory basis. The contributions described in this Section 3.04(A)(2)(a) are Fixed Nonelective Contributions for all purposes under the Plan, including the allocation conditions described in Section 3.06(B) and (C), and the Vesting provisions described in Section 5.03.

(3) Prevailing Wage Contribution. The Employer in its Nonstandardized Plan or Volume Submitter Plan may elect to make fixed Employer Contributions pursuant to a Prevailing Wage Contract. In such event, the Employer's Prevailing Wage Contributions will be made in accordance with the Prevailing Wage Contract, based on hourly rate, employment category, employment classification and such other factors as such contract specifies. The Employer in its Adoption Agreement must elect whether to offset the Employer Contributions (which are not Prevailing Wage Contributions) to this Plan or to another Employer plan, by the amount of the Participant's Prevailing Wage Contributions. To offset any Employer Contribution, the Prevailing Wage Contribution must comply with any distribution restriction under Section 6.01(C)(4) otherwise applicable to the Employer Contribution being offset and the Plan Administrator must account for the Prevailing Wage Contribution accordingly. See Section 5.03(E) regarding vesting of Prevailing Wage Contributions.

(4) Participating Employers. If any Participating Employers contribute Nonelective Contributions or other Employer Contributions to the Plan, the Employer in its Adoption Agreement must elect: (a) whether each Participating

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Defined Contribution Prototype Plan

Employer will be subject to the same or different Nonelective/Employer Contribution formulas under Section 3.04(A) and allocation methods under Section 3.04(B) than the Signatory Employer; and (b) whether, under Section 3.04(B), the Plan Administrator will allocate Nonelective/Employer Contributions only to Participants directly employed by the contributing Employer or to all Participants regardless of which Employer contributes or how much any Employer contributes. The allocation of Nonelective/Employer Contributions under this Section 3.04(A)(4) also applies to the allocation of any forfeiture attributable to Nonelective/Employer Contributions and which the Plan allocates to Participants.

(B) Method of Allocation. The Employer in its Adoption Agreement must specify the method of allocating Nonelective Contributions or other Employer Contributions to the Trust. The Plan Administrator will apply this Section 3.04(B) by including in the allocation only those Participants who have satisfied the Plan's allocation conditions under Section 3.06, if any, applicable to the contribution. The Plan Administrator, in allocating a contribution under any allocation formula which is based in whole or in part on Compensation, will take into account Compensation under Section 1.11 as the Employer elects in its Adoption Agreement and only will take into account the Compensation of the Participants entitled to an allocation. In addition, if the Employer has elected in its Adoption Agreement to define allocation Compensation over a time period which is less than a full Plan Year, the Plan Administrator will apply the allocation methods in this Section 3.04(B) based on Participant Compensation within the relevant time period.

(1) Pro rata allocation formula. The Employer in its Adoption Agreement may elect a pro rata allocation formula. Under a pro rata allocation formula, the Plan Administrator will allocate the Employer Contributions for a Plan Year in the same ratio that each Participant's Compensation for the Plan Year (or other applicable period) bears to the total Compensation of all Participants for the Plan Year (or other applicable period).

(2) Permitted disparity allocation formula. The Employer in its Adoption Agreement may elect a two-tiered or a four-tiered permitted disparity formula, providing allocations described in (a) or (b) below, respectively. The Employer also may elect a two-tiered permitted disparity formula which changes to four-tiered in any Plan Year in which the Plan is top-heavy.

(a) Two-tiered.

(i) Tier one. Under the first tier, the Plan Administrator will allocate the Employer Contributions for a Plan Year in the same ratio that each Participant's Compensation plus Excess Compensation (as the Employer defines that term in its Adoption Agreement) for the Plan Year bears to the total Compensation plus Excess Compensation of all Participants for the Plan Year. The allocation under this first tier, as a percentage of each Participant's Compensation plus Excess Compensation, must not exceed the applicable percentage (5.7%, 5.4%, or 4.3%) listed under Section 3.04(B)(2)(c).

(ii) Tier two. Under the second tier, the Plan Administrator will allocate any remaining Employer Contributions for a Plan Year in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

(b) Four-tiered.

(i) Tier one. Under the first tier, the Plan Administrator will allocate the Employer Contributions for a Plan Year in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year, but not exceeding 3% of each Participant's Compensation. Solely for purposes of this first tier allocation, a "Participant" means, in addition to any Participant who satisfies the allocation conditions of Section 3.06 for the Plan Year, any other Participant entitled to a Top-Heavy Minimum Allocation.

(ii) Tier two. Under the second tier, the Plan Administrator will allocate the Employer Contributions for a Plan Year in the same ratio that each Participant's Excess Compensation (as the Employer defines that term in its Adoption Agreement) for the Plan Year bears to the total Excess Compensation of all Participants for the Plan Year, but not exceeding 3% of each Participant's Excess Compensation.

(iii) Tier three. Under the third tier, the Plan Administrator will allocate the Employer Contributions for a Plan Year in the same ratio that each Participant's Compensation plus Excess Compensation for the Plan Year bears to the total Compensation plus Excess Compensation of all Participants for the Plan Year. The allocation under this third tier, as a percentage of each Participant's Compensation plus Excess Compensation, must not exceed the applicable percentage (2.7%, 2.4%, or 1.3%) listed under Section 3.04(B)(2)(c).

(iv) Tier four. Under the fourth tier, the Plan Administrator will allocate any remaining Employer Contributions for a Plan Year in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

(c) Maximum disparity table. For purposes of the permitted disparity allocation formulas under this Section 3.04(B)(2), the applicable percentage is:

Integration level % of taxable wage base	Applicable % for 2-tiered formula	Applicable % for for 4-tiered formula
100%	5.7%	2.7%
More than 80% but less than 100%	5.4%	2.4%
More than 20% (but not less than $10,001) and not more than 80%	4.3%	1.3%
20% (or $10,000, if greater) or less	5.7%	2.7%

For this purpose, the Taxable Wage Base is the contribution and benefit base under Section 230 of the Social Security Act in effect at the beginning of the Plan Year. The integration level is the uniform amount specified in the Employer's Adoption Agreement.

(d) Overall permitted disparity limits.

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Defined Contribution Prototype Plan

(i) Annual overall permitted disparity limit. Notwithstanding Sections 3.04(B)(2)(a) and (b), for any Plan Year the Plan benefits any Participant who benefits under another qualified plan or under a simplified employee pension plan (as defined in Code §408(k)) maintained by the Employer that provides for permitted disparity (or imputes disparity), the Plan Administrator will allocate Employer Contributions to the Account of each Participant in the same ratio that each Participant's Compensation bears to the total Compensation of all Participants for the Plan Year.

(ii) Cumulative permitted disparity limit. Effective for Plan Years beginning after December 31, 1994, the cumulative permitted disparity limit for a Participant is 35 total cumulative permitted disparity years. "Total cumulative permitted disparity years" means the number of years credited to the Participant for allocation or accrual purposes under the Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant's cumulative permitted disparity limit, the Plan Administrator will treat all years ending in the same calendar year as the same year. If the Participant has not benefited under a Defined Benefit Plan or under a target benefit plan of the Employer for any year beginning after December 31, 1993, the Participant does not have a cumulative permitted disparity limit.

For purposes of this Section 3.04(B)(2)(d), a Participant "benefits" under a plan for any Plan Year during which the Participant receives, or is deemed to receive, a contribution allocation in accordance with Treas. Reg. §1.410(b)-3(a).

(e) Pro-ration of integration level. In the event that the Plan Year is less than 12 months and the Plan Administrator will allocate the Employer Contribution based on Compensation for the short Plan Year, the Plan Administrator will pro rate the integration level based on the number of months in the short Plan Year. The Plan Administrator will not pro rate the integration level in the case of: (i) a Participant who participates in the Plan for less than the entire 12 month Plan Year and whose allocation is based on Participating Compensation; (ii) a new Plan established mid-Plan Year, but with an Effective Date which is as of the beginning of the Plan Year; or (iii) a terminating Plan which bases allocations on Compensation through the effective date of the termination, but where the Plan Year continues for the balance of the full 12 month Plan Year.

(3) Classifications allocation formula. The Employer in its Nonstandardized Plan or Volume Submitter Plan may elect to specify classifications of Participants to whom the Plan Administrator will allocate any Employer Contribution.

(a) Classifications. The Employer may elect to specify any number of classifications and a classification may consist of any number of Participants. The Employer also may elect to put each Participant in his/her own classification.

(b) Allocation of contribution within classifications. The Plan Administrator will apportion the Employer Contribution for a Plan Year to the classifications as the Employer designates in writing at the time that the Employer makes the contribution. If there is more than one Participant in a classification, the Plan Administrator will allocate the Employer Contribution for the Plan Year within each classification as the Employer elects in its Adoption Agreement which may be: (i) in the same ratio that each Participant's Compensation for the Plan Year bears to the total Plan Year Compensation for all Participants within the same classification (pro rata); or (ii) the same dollar amount to each Participant within a classification.

(c) Shifting classifications within the Plan Year. If a Participant during a Plan Year shifts from one classification to another, the Plan Administrator will apportion the Participant's allocation for each classification pro rata based on the Participant's Compensation for the part of the Plan Year the Participant was a member of the classification, unless the Employer in Appendix B: (i) specifies apportionment based on the number of months or days a Participant spends in a classification; or (ii) elects that the Employer in a nondiscriminatory manner will direct the Plan Administrator as to which classification the Participant will participate in during that entire Plan Year.

(4) Super-integrated allocation formula. The Employer in its Volume Submitter Plan may elect a super-integrated allocation formula. The Plan Administrator will allocate the Employer Contribution for the Plan Year in accordance with the tiers of priority that the Employer elects in its Adoption Agreement. The Plan Administrator will not allocate to the tier with the next lower priority until the Employer has contributed an amount sufficient to maximize the allocation under the immediately preceding tier.

(5) Age-based allocation formula. The Employer in its Nonstandardized Plan or Volume Submitter Plan may elect an age-based allocation formula. The Plan Administrator will allocate the Employer Contribution for the Plan Year in the same ratio that each Participant's Benefit Factor for the Plan Year bears to the sum of the Benefit Factors of all Participants for the Plan Year. As such, the total employer contribution will be allocated to each Participant sharing in the allocation such that the equivalent benefit accrual rate for each such Participant is identical.

(a) Definition of Benefit Factor. A Participant's Benefit Factor is his/her Compensation for the Plan Year multiplied by the Participant's Actuarial Factor.

(b) Definition of Actuarial Factor. A Participant's Actuarial Factor is the factor that the Plan Administrator establishes based on the interest rate and mortality table the Employer elects in its Adoption Agreement. If the Employer elects to use the UP-1984 table, a Participant's Actuarial Factor is the factor in Table I of Appendix D to the Adoption Agreement or is the product of the factors in Tables I and II of Appendix D to the Adoption Agreement if the Plan's Normal Retirement Age is not age 65. If the Employer in its Adoption Agreement elects to use a table other than the UP-1984 table, the Plan Administrator will determine a Participant's Actuarial Factor in accordance with the designated table (which the Employer will attach to the Adoption Agreement as a substituted Appendix D) and the Adoption Agreement elected interest rate.

(6) Uniform points allocation formula. The Employer in its Nonstandardized Plan or Volume Submitter Plan may elect a uniform points allocation formula. The Plan Administrator will allocate any Employer Contribution for a Plan Year in the same ratio that each Participant's points bear to the total points of all

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Participants for the Plan Year. The Plan Administrator determines a Participant's points in accordance with the Employer's Adoption Agreement elections under which the Employer will elect to define points based on Years of Service, Compensation and/or age.

(7) Incorporation of fixed or Prevailing Wage Contribution formula. The Employer in its Adoption Agreement may elect to allocate Employer Contributions in accordance with the Plan's fixed Employer Contribution formula. In such event, the Plan Administrator will allocate the Employer Contributions for a Plan Year in accordance with the Fixed Nonelective or other Employer Contribution formula or in accordance with the Prevailing Wage Contribution formula the Employer has elected under Sections 3.04(A)(2) or (3).

(8) Money Purchase allocation formula. The Plan Administrator will allocate the Employer Contributions for a Plan Year to its Money Purchase Pension Plan as provided in the Employer's Adoption Agreement.

(C) QNEC. The provisions of this Section 3.04(C) apply to QNEC contributions.

(1) Plan-Designated QNEC. The Employer in its 401(k) Plan Adoption Agreement will elect whether or not to treat some or all Nonelective Contributions as a QNEC ("Plan-Designated QNEC"). If the Employer elects any Plan-Designated QNECs, the Employer in its Adoption Agreement will elect whether to allocate a Plan-Designated QNEC to all Participants or only to NHCE Participants and the Employer in its Adoption Agreement also must elect a QNEC allocation method as follows: (a) pro rata in relation to Compensation; (b) in the same dollar amount without regard to Compensation (flat dollar); (c) under the reverse allocation method; or (d) under any other method subject to the testing limitations of Section 3.04(C)(5). The Plan Administrator will allocate a QNEC under this Section 3.04(C)(1) only to those Participants who have satisfied eligibility conditions under Article II to receive Nonelective Contributions (or if applicable, to QNECs) and who have satisfied any allocation conditions under Section 3.06 the Employer has elected in the Adoption Agreement as applicable to QNECs.

(2) Operational QNEC. The Employer, to facilitate the Plan Administrator's correction of test failures under Section 4.10, (or to lessen the degree of such failures), but only if the Plan is using Current Year Testing, also may make Discretionary Nonelective Contributions as QNECs to the Plan ("Operational QNEC"), irrespective of whether the Employer in its Adoption Agreement has elected to provide for any Nonelective Contributions or Plan-Designated QNECs. The Plan Administrator, in its discretion, will allocate the Operational QNEC, but will limit the allocation of any Operational QNEC only to some or all NHCE Participants who are ADP Participants or ACP Participants under Sections 4.11(A) and (B). The Plan Administrator operationally must elect whether to allocate an Operational QNEC to NHCE ADP Participants: (a) pro rata in relation to Compensation; (b) in the same dollar amount without regard to Compensation (flat dollar); (c) under the reverse allocation method; or (d) under any other method; provided, that any QNEC allocation is subject to the limitations of Section 3.04(C)(5). The Plan Administrator may allocate an Operational QNEC to any NHCE ADP or ACP Participants even if such Participants have not satisfied any eligibility conditions under Article II applicable to Nonelective Contributions (including QNECs) or have not satisfied any allocation conditions under Section 3.06 applicable to Nonelective Contributions (or to QNECs). Where the Plan Administrator disaggregates the Plan for coverage and for nondiscrimination testing under the "otherwise excludible employees" rule described in Section 4.06(C), the Plan Administrator also may limit the QNEC allocation to those NHCEs in any disaggregated "plan" which actually is subject to ADP and ACP testing (because there are HCEs in that disaggregated plan), The Employer may designate all or any part of its Prevailing Wage Contribution as a QNEC, provided that the Prevailing Wage Contribution qualifies as a QNEC.

(3) Reverse QNEC allocation. Under the reverse QNEC allocation method, the Plan Administrator (subject to Section 3.06 if applicable), will allocate a QNEC first to the NHCE Participant(s) with the lowest Compensation for the Plan Year in an amount not exceeding the Annual Additions Limit for each Participant, with any remaining amounts allocated to the next highest paid NHCE Participant(s) not exceeding his/her Annual Additions Limit and continuing in this manner until the Plan Administrator has fully allocated the QNEC.

(4) Separate Account. The Plan Administrator will establish a separate QNEC Account for each Participant who receives an allocation of QNECs in accordance with Section 7.04(A)(1).

(5) Anti-conditioning and targeting. The Employer in its Adoption Agreement and the Plan Administrator in operation may not condition the allocation of any QNEC under this Section 3.04(C), on whether a Participant has made Elective Deferrals. The nondiscrimination testing of QNECs also is subject to the targeting limitations of Section 4.10(D). The Employer will not make an Operational QNEC in an amount which exceeds the targeting limitations.

(6) Standardized Plan limitation. The Employer in its Standardized Plan may not elect a reverse QNEC allocation method or any similar QNEC allocation method even if such allocation would comply with Section 3.04(C)(5).

(D) Qualified Replacement Plan. The Employer may establish or maintain this Plan as a qualified replacement plan as described in Code §4980 under which the Plan may receive a Transfer from a terminating qualified plan the Employer also maintains. The Plan Administrator will credit the transferred amounts to a suspense account under the Plan and thereafter the Plan Administrator will allocate the transferred amounts under this Section 3.04(D) in the same manner as the Plan Administrator allocates Employer Nonelective Contributions.

3.05 SAFE HARBOR 401(k) CONTRIBUTIONS. The Employer in its 401(k) Plan Adoption Agreement may elect to apply to its Plan the safe harbor provisions of this Section 3.05.

(A) Prior Election and Notice/12 Month Plan Year. Except as otherwise provided in this Plan an Employer: (i) prior to beginning of the Plan Year to which the safe harbor provisions apply, must elect the safe harbor plan provisions of this Section 3.05; (ii) prior to the beginning of the Plan Year to which the safe harbor provisions apply, must satisfy the applicable notice requirements; and (iii) must apply the safe harbor provisions for the entire 12 month safe harbor Plan Year.

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(1) Short Plan Year. An Employer's Plan may be a Safe Harbor 401(k) Plan in a short Plan Year: (a) as provided in Sections 3.05(I)(3) or (5), relating to the initial safe harbor Plan Year; (b) if the Employer creates a short Plan Year by changing its Plan Year, provided that the Employer maintains the Plan as a Safe Harbor 401(k) Plan in the Plan Years both before and after the short Plan Year as described in Treas. Reg. §1.401(k)-3(e)(3); or (c) if the short Plan Year is the result of the Employer's termination of the Plan under Section 3.05(I)(6).

(B) Effect/Remaining Terms/Testing Status. The provisions of this Section 3.05 apply to an electing Employer notwithstanding any contrary provision of the Plan and all other remaining Plan terms continue to apply to the Employer's Safe Harbor 401(k) Plan. An Employer which elects and operationally satisfies the safe harbor provisions of this Section 3.05 is not subject to the nondiscrimination provisions of Section 4.10(B) (ADP test). An electing Employer which provides for an Enhanced Matching Contribution under Section 3.05(E)(6) or for Additional Matching Contributions under Section 3.05(F) is subject to the nondiscrimination provisions of Section 4.10(C) (ACP test), unless the Employer elects in its Adoption Agreement to apply the ACP test safe harbor described in Section 3.05(G). If the Plan is a Safe Harbor 401(k) Plan, for purposes of testing in future (non-safe harbor) Plan Years, the Plan in the safe harbor Plan Year is deemed to be using Current Year Testing as to the ADP test and is deemed to be using Current Year Testing for the ACP test if the Plan in the safe harbor Plan Year satisfies the ACP test safe harbor. If a Safe Harbor 401(k) Plan is subject to Sections 3.05(I)(1) or (2), the Plan in such Plan Year is deemed to be using Current Year Testing for both the ADP and ACP tests.

(C) Compensation for Allocation. In allocating Safe Harbor Contributions and Additional Matching Contributions that satisfy the ACP test safe harbor under Section 3.05(G) and for Elective Deferral allocation under this Section 3.05, the following provisions apply:

(1) Safe Harbor and Additional Matching allocation. For purposes of allocating the Employer's Safe Harbor Contributions and ACP test safe harbor Additional Matching Contributions, if any, Compensation is limited as described in Section 1.11(E) and Employer must elect under its Adoption Agreement a nondiscriminatory definition of Compensation as described in Section 1.11(F). The Employer in its Adoption Agreement may not elect to limit NHCE Compensation to a specified dollar amount, except as required under Section 1.11(E).

(2) Deferral allocation. An Employer in its Adoption Agreement may elect to limit the type of Compensation from which a Participant may make an Elective Deferral to any reasonable definition. The Employer in its Adoption Agreement also may elect to limit the amount of a Participant's Elective Deferrals to a whole percentage of Compensation or to a whole dollar amount, provided each Eligible NHCE Participant may make Elective Deferrals in an amount sufficient to receive the maximum Matching Contribution, if any, available under the Plan and may defer any lesser amount. However, a Participant may not make Elective Deferrals in the event that the Participant is suspended from doing so under Section 6.07(A)(2), relating to hardship distributions or to the extent that the allocation would exceed a Participant's Annual Additions Limit in Section 4.05(B) or the maximum Deferral Limit in Section 4.10(A). If the Plan permits Roth Deferrals in addition to Pre-Tax Deferrals, Elective Deferrals for purposes of Section 3.05 includes both Roth Deferrals and Pre-Tax Deferrals.

(D) "Early" Elective Deferrals/Delay of Safe Harbor Contribution. If the Employer in its Adoption Agreement elects any age and service eligibility requirements for Elective Deferrals that are less than age 21 and one Year of Service (with one Year of Service being defined as completion of 1,000 Hours of Service during the relevant Eligibility Computation Period), the Employer in its Adoption Agreement may elect to apply the OEE rule described in Section 4.06(C) to the Safe Harbor Contributions. If the Employer so elects, then (1) Only those Participants who are Includible Employees will receive the Safe Harbor Contributions; (2) the disaggregated plan which covers the Includible Employees is a Safe Harbor 401(k) Plan under this Section 3.05; (3) the Plan Administrator will perform the ADP (and ACP) tests as necessary for the disaggregated plan which covers the Otherwise Excludible Employees, as provided in Section 4.06(B)(1). If the Employer in its Adoption Agreement has elected "Participating Compensation" for allocating Nonelective Contributions or Matching Contributions (as applicable), the Plan Administrator, in allocating the Safe Harbor Contribution for the Plan Year in which a Participant crosses over to the Includible Employees group, will count Compensation and Elective Deferrals only on and following the Cross-Over Date. See Section 4.06(C) for the definitions of "OEE rule," "Includible Employees," "Otherwise Excludible Employees," and "Cross-Over Date." Nothing in this Section 3.05(D) affects the obligation of the Employer under Article X in the event that the Plan is top-heavy, to provide a Top-Heavy Minimum Allocation for Non-Key Employee Participants. Under this Section 3.05(D), eligibility for Additional Matching Contributions and for Nonelective Contributions which are not Safe Harbor Nonelective Contributions is controlled by the Employer's Adoption Agreement elections and is not necessarily limited to age 21 and one Year of Service as is the case for Safe Harbor Contributions. However, as to ACP test safe harbor treatment for Additional Matching Contributions, see Section 3.05(F)(2).

(E) Safe Harbor Contributions/ADP Test Safe Harbor. An Employer which elects under this Section 3.05(E) to apply the safe harbor provisions, must satisfy the ADP test safe harbor contribution requirement under either Code §401(k)(12) or Code §401(k)(13) by making a Safe Harbor Contribution to the Plan. Except as otherwise provided in this Section 3.05, the Employer must make its Safe Harbor Contributions (and any Additional Matching Contributions which will satisfy the ACP test safe harbor), no later than twelve months after the end of the Plan Year to which such contributions are allocated. If the Employer satisfies this Section 3.05(E) and the remaining applicable provisions of Section 3.05, Elective Deferrals are not subject to nondiscrimination testing under Section 4.10(B) (ADP test). The Employer in its Adoption Agreement may elect to apply forfeitures toward satisfaction of the Employer's required Safe Harbor Contribution.

(1) Definition of Safe Harbor Contribution. A Safe Harbor Contribution is a Safe Harbor Nonelective Contribution or a Safe Harbor Matching Contribution as the Employer elects in its Adoption Agreement and includes a QACA Safe Harbor Contribution.

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(2) Definition of Safe Harbor Nonelective Contribution. A Safe Harbor Nonelective Contribution is a Fixed Nonelective Contribution in an amount the Employer elects in its Adoption Agreement, which must equal at least 3% of each Participant's Compensation unless the Employer elects to limit Safe Harbor Nonelective Contributions to NHCEs under Section 3.05(E)(9) or unless Section 3.05(D) applies. A Safe Harbor Nonelective Contribution is a QNEC, except that the Employer in its Adoption Agreement may elect to apply a QACA vesting schedule to a Safe Harbor Nonelective Contribution the Employer makes to a QACA.

(3) Definition of Safe Harbor Matching Contribution. A Safe Harbor Matching Contribution is a Basic Matching Contribution, a QACA Basic Matching Contribution, or an Enhanced Matching Contribution. Under a Safe Harbor Matching Contribution an HCE may not receive a greater rate of match at any level of Elective Deferrals than any NHCE. A Safe Harbor Matching Contribution is a QMAC, except that the Employer in its Adoption Agreement may elect to apply a QACA vesting schedule to a QACA Basic Matching Contribution or to an Enhanced Matching Contribution the Employer makes to a QACA.

(4) Definition of Basic Matching Contribution. A Basic Matching Contribution is a Fixed Matching Contribution equal to 100% of a Participant's Elective Deferrals which do not exceed 3% of Compensation, plus 50% of Elective Deferrals which exceed 3%, but do not exceed 5% of Compensation.

(5) Definition of QACA Basic Matching Contribution. A QACA Basic Matching Contribution is a Fixed Matching Contribution equal to 100% of a Participant's Elective Deferrals which do not exceed 1% of Compensation, plus 50% of Elective Deferrals which exceed 1%, but do not exceed 6% of Compensation.

(6) Definition of Enhanced Matching Contribution. An Enhanced Matching Contribution is a Fixed Matching Contribution made in accordance with any formula the Employer elects in its Adoption Agreement under which: (a) at any rate of Elective Deferrals, a Participant receives a Matching Contribution which is at least equal to the match the Participant would receive under the Basic Matching Contribution formula or under the QACA Basic Matching Contribution formula, as applicable; and (b) the rate of match does not increase as the rate of Elective Deferrals increases.

(7) Time period for computing/contributing Safe Harbor Matching Contribution.

(a) Computation. The Employer in its Adoption Agreement must elect the applicable time period for computing the Employer's Safe Harbor Matching Contributions. If the Employer fails to so elect, the Employer is deemed to have elected to compute its Safe Harbor Matching Contribution based on the Plan Year.

(b) Contribution deadline. If the Employer elects to compute its Safe Harbor Matching Contribution based on a time period which is less than the Plan Year, the Employer must contribute the Safe Harbor Matching Contributions to the Plan no later than the end of the Plan Year quarter which follows the quarter in which the Elective Deferral that gave rise to the Safe Harbor Matching Contribution was made. If the Employer fails to contribute by the foregoing deadline, the Employer will correct the operational failure by contributing the Safe Harbor Matching Contribution as soon as is possible and also will contribute Earnings on the Contribution. See Section 7.08. If the time period for computing the Safe Harbor Matching Contribution is the Plan Year, the Employer must contribute the Safe Harbor Matching Contribution to the Plan no later than twelve months after the end of the Plan Year to which the Safe Harbor Contribution is allocated.

(8) No allocation conditions. The Plan Administrator must allocate the Employer's Safe Harbor Contribution without regard to the Section 3.06 allocation conditions, if any, the Employer has elected as to non-Safe Harbor Contributions.

(9) NHCEs must receive allocation; further election of allocation group. Subject to Section 3.05(D), the Plan Administrator must allocate the Safe Harbor Contribution to NHCE Participants, which for purposes of Section 3.05 means NHCEs who are eligible to make Elective Deferrals. The Employer in its Adoption Agreement, must elect whether to allocate Safe Harbor Contributions: (a) to all Participants; (b) only to NHCE Participants; or (c) to NHCE Participants and to designated HCE Participants. The Employer in its Adoption Agreement also may elect to exclude Collective Bargaining Employees from the allocation of Safe Harbor Contributions.

(10) 100% vesting/distribution restrictions. A Participant's Account Balance attributable to Safe Harbor Contributions: (a) at all times is 100% Vested, unless the Employer maintains a QACA and elects in its Adoption Agreement to apply a QACA vesting schedule; and (b) is subject to the distribution restrictions described in Section 6.01(C)(4)(b).

(11) Possible application of ACP test. If the Plan's sole Matching Contribution is a Basic Matching Contribution or a QACA Basic Matching Contribution, the Basic Matching Contribution or QACA Basic Matching Contribution is not subject to nondiscrimination testing under Section 4.10(C) (ACP test). The Employer in its Adoption Agreement must elect whether to satisfy the ACP test safe harbor amount limitations under Section 3.05(G) with respect to the Employer's Enhanced Matching Contributions or to test its Enhanced Matching Contributions under Section 4.10(C) (ACP test). The Employer in its Adoption Agreement may elect to test Enhanced Matching Contributions using Current Year Testing or Prior Year Testing.

(12) Application to other allocations/testing. Except as the Employer otherwise elects in Appendix B and as described below as to permitted disparity, any Safe Harbor Nonelective Contributions will be applied toward (offset) any other allocation to a Participant of a non-Safe Harbor Nonelective Contribution. An Employer electing to apply the general nondiscrimination test under Section 4.06(C), may include Safe Harbor Nonelective Contributions in applying the general test. An Employer which has elected in its Adoption Agreement to apply permitted disparity in allocating the Employer's Nonelective Contributions made in addition to Safe Harbor Nonelective Contributions may not include within the permitted disparity formula allocation any of the Employer's Safe Harbor Nonelective Contributions.

(13) Contribution to another plan. An Employer in its Adoption Agreement may elect to make the Safe Harbor

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Defined Contribution Prototype Plan

Contribution to another Defined Contribution Plan the Employer maintains provided: (a) this Plan and the other plan have the same Plan Years; (b) each Participant eligible for Safe Harbor Contributions under this Plan is eligible to participate in the other plan; and (c) the other plan provides that 100% vesting and the distribution restrictions under Section 6.01(C)(4)(b) apply to the Safe Harbor Contribution Account maintained within the other plan. An Employer cannot apply any Safe Harbor Contributions to satisfy the 401(k) safe harbor requirements in more than one plan.

(F) Additional Matching Contributions. The Employer in its Adoption Agreement may elect to make Additional Matching Contributions to its safe harbor Plan under this Section 3.05(F).

(1) Definition of Additional Matching Contributions. Additional Matching Contributions are Fixed or Discretionary Matching Contributions ("Fixed Additional Matching Contributions" or "Discretionary Additional Matching Contributions") the Employer makes to its Safe Harbor 401(k) Plan (including a Safe Harbor 401(k) Plan the Employer elected into during the Plan Year under Section 3.05(I)(1)) and are not Safe Harbor Matching Contributions. Additional Matching Contributions are in addition to whatever type of Safe Harbor Contributions the Employer makes to satisfy the ADP test safe harbor under Section 3.05(E). If the Employer under Section 3.05(I)(1) does not elect into the safe harbor as of a Plan Year, any Matching Contributions for that Plan Year are not Additional Matching Contributions and as such cannot qualify for the ACP test safe harbor.

(2) Safe harbor or testing. The Employer in its Adoption Agreement must elect whether to subject the Additional Matching Contributions to the ACP test safe harbor requirements of Section 3.05(G), or for the Plan Administrator to test the Additional Matching Contributions (and any Safe Harbor Matching Contribution) for nondiscrimination under Section 4.10(C) (ACP test). The Employer in its Adoption Agreement may elect to test Additional Matching Contributions (and any Safe Harbor Matching Contribution) using Current Year Testing or Prior Year Testing. See Section 3.05(I)(1)(a) with regard to ACP testing Matching Contributions in connection with the maybe notice.

(3) Eligibility, vesting, allocation conditions and distributions. The Employer must elect in its Adoption Agreement the eligibility conditions, vesting schedule, allocation conditions and distribution provisions applicable to the Employer's Additional Matching Contributions. To satisfy the ACP test safe harbor under Section 3.05(G), any allocation conditions the Employer otherwise elects in its Adoption Agreement do not apply to Additional Matching Contributions. However, regardless of whether the Employer elects to treat the Additional Matching Contributions as being subject to the ACP test safe harbor, the Employer may elect: (a) to apply a vesting schedule to the Additional Matching Contributions; and (b) to treat the Additional Matching Contributions Account as not subject to the distribution restrictions under Section 6.01(C)(4)(b). If the Employer wishes to apply the ACP test safe harbor to Additional Matching Contributions, the Employer must not elect eligibility conditions applicable to the Additional Matching Contribution which exceed age 21 and one Year of Service and the Employer must elect eligibility conditions which are the same as it elects for the Safe Harbor Contribution.

(4) Time period for computing/contributing Additional Matching Contributions.

(a) Computation. The Employer in its Adoption Agreement must elect the applicable time period for computing the Employer's Additional Matching Contributions. If the Employer fails to so elect, the Employer is deemed to have elected to compute its Additional Matching Contribution based on the Plan Year.

(b) Contribution deadline. This Section 3.05(F)(4)(b) applies if the Employer in its Adoption Agreement elects to apply the ACP test safe harbor under Section 3.05(G) to its Additional Matching Contributions. If the Employer elects to compute its Additional Matching Contribution based on a time period which is less than the Plan Year, the Employer must contribute the Additional Matching Contributions to the Plan no later than the end of the Plan Year quarter which follows the quarter in which the Elective Deferral that gave rise to the Additional Matching Contribution was made. If the Employer fails to contribute by the foregoing deadline, the Employer will correct the operational failure by contributing the Additional Matching Contribution as soon as is possible and will also contribute Earnings on the Contribution. See Section 7.08. If the Employer elects to apply the ACP test safe harbor and elects the Plan Year as the time period for computing the Additional Matching Contribution, the Employer must contribute the Additional Matching Contribution to the Plan no later than twelve months after the end of the Plan Year to which the Additional Matching Contribution is allocated.

(G) ACP test safe harbor. The Employer in its Adoption Agreement will elect whether (i) to apply the amount limitations under this Section 3.05(G) in order to comply with the ACP test safe harbor as described in this Section 3.05(G); or (ii) the Plan Administrator must test all Matching Contributions under the ACP test unless the Plan's only Matching Contribution is a Basic Matching Contribution or a QACA Basic Matching Contribution. If the Employer elects to test, the Employer also will elect whether to perform the ACP test using Current Year or Prior Year Testing.

(1) Amount limitations. Under the ACP test safe harbor: (a) the Employer may not make Matching Contributions as to a Participant's Elective Deferrals which exceed 6% of the Participant's Plan Year Compensation; (b) the amount of any Discretionary Additional Matching Contribution allocated to any Participant may not exceed 4% of the Participant's Plan Year Compensation; (c) the rate of Matching Contributions may not increase as the rate of Elective Deferrals increases; and (d) an HCE may not receive a rate of match greater than any NHCE (taking into account HCE aggregation under Section 4.10(C)(6)).

(2) No partial ACP test safe harbor. If the Employer's Plan has more than one Matching Contribution formula, each Matching Contribution formula must satisfy the ACP test safe harbor or the Plan Administrator must test all of the Employer's Matching Contributions together under Section 4.10(C) (ACP test).

(3) Employee Contributions. If the Employer in its Adoption Agreement has elected to permit Employee Contributions under the Plan: (a) any Employee Contributions do not satisfy the ACP test safe harbor and the Plan

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Defined Contribution Prototype Plan

Administrator must test the Employee Contributions under Section 4.10(C) (ACP test) using Current Year Testing unless the Employer elects in its Adoption Agreement to apply Prior Year Testing; and (b) if the Employer in its Adoption Agreement elects to match the Employee Contributions, the Plan Administrator in applying the 6% amount limit in Section 3.05(G)(1) must aggregate a Participant's Elective Deferrals and Employee Contributions which are subject to the 6% limit.

(H) Safe Harbor Notice. The Plan Administrator must provide a safe harbor notice to each Participant a reasonable period prior to each Plan Year for which the Employer in its Adoption Agreement has elected to apply the safe harbor provisions.

(1) Deemed reasonable notice. The Plan Administrator is deemed to provide timely notice if the Plan Administrator provides the safe harbor notice at least 30 days and not more than 90 days prior to the beginning of the safe harbor Plan Year.

(2) Mid-year notice/new Participant or Plan. If: (a) an Employee becomes eligible to participate in the Plan during a safe harbor Plan Year, but after the Plan Administrator has provided the annual safe harbor notice for that Plan Year; (b) the Employer adopts mid-year a new Safe Harbor 401(k) Plan; or (c) the Employer amends mid-year its existing Profit Sharing Plan to add a 401(k) feature and also elects safe harbor status, the Plan Administrator must provide the safe harbor notice a reasonable period (with 90 days being deemed reasonable) prior to and no later than the Employee's Entry Date. However, if it is not practicable for the Plan Administrator to provide the notice on or before the date an Employee becomes a Participant, then the Plan nonetheless will treat the notice as provided timely if the Plan Administrator provides the notice as soon as practicable after that date and the Participant is permitted to elect to defer from all types of Compensation that may be deferred under the Plan earned beginning on that date.

(3) Content. The safe harbor notice must provide comprehensive information regarding the Participants' rights and obligations under the Plan and must be written in a manner calculated to be understood by the average Participant. The Plan Administrator's notice must satisfy the content requirements of Treas. Reg. §1.401(k)-3(d).

(4) Election following notice. A Participant may make or modify a Salary Reduction Agreement under the Employer's Safe Harbor 401(k) Plan for 30 days following receipt of the safe harbor notice, or if greater, for the period the Plan Administrator specifies in the Salary Reduction Agreement.

(5) Additional QACA notice requirements. If the Plan is a QACA, in addition to the other requirements of this Section 3.05(H), the Employer must provide the initial QACA safe harbor notice sufficiently early so that a Participant has a reasonable period after receiving the notice and before the first Automatic Deferral (see Section 3.02(B)(3)(a)(i)) to make a Contrary Election and, as applicable, to make an election as to the investment of his/her Account. In addition, the notice will state: (a) the Automatic Deferral Percentage that will apply in absence of the Participant's Contrary Election; (b) the Participant's right under a Contrary Election to elect not to have any Automatic Deferral made on the Participant's behalf or to elect to make Elective Deferrals in a different amount or percentage of Compensation; and (c) how the Plan will invest the Automatic Deferrals in the event that the Plan permits Participant-Directed Accounts, and the Participant does not make an investment election.

(I) Mid-Year Changes in Safe Harbor Status.

(1) Contingent ("maybe") notice and supplemental notice-delayed election of Safe Harbor Nonelective Contributions. The Employer during any Plan Year may elect for its Plan to become a Safe Harbor 401(k) Plan under this Section 3.05(I)(1) for that Plan Year, provided: (i) the Plan is using Current Year Testing; (ii) the Employer elects to satisfy the Safe Harbor Contribution requirement using the Safe Harbor Nonelective Contribution; (iii) the Employer amends the Plan to add such Safe Harbor Contribution not later than 30 days prior to the end of the Plan Year, computed with regard to the entire Plan Year; and (iv) the Plan Administrator provides a notice ("maybe notice") to Participants prior to the beginning of the Plan Year for which the safe harbor amendment may become effective, that the Employer later may elect to become a Safe Harbor 401(k) Plan for that Plan Year using the Safe Harbor Nonelective Contribution and that if the Employer does so, the Plan Administrator will provide a supplemental notice to Participants at least 30 days prior to the end of that Plan Year informing Participants of the Employer's election to provide the Safe Harbor Nonelective Contribution for that Plan Year. The Employer elects into the safe harbor by timely giving the supplemental notice and by amending the Plan as described above and thereby elects not to be subject to the ADP test, regardless of the Employer's Adoption Agreement Elections. Except as otherwise specified, the Participant notices described in this Section 3.05(I)(1) also must satisfy the requirements applicable to safe harbor notices under Section 3.05(H).

(a) Effect on Additional Matching Contributions. If the Employer gives a maybe notice under this Section 3.05(I)(1), and then gives the supplemental notice electing into the ADP test safe harbor for the Plan Year, any Additional Matching Contribution the Employer elects in its Adoption Agreement will be subject to the ACP test safe harbor regardless of the Employer's Adoption Agreement Elections, unless one or more Matching Contributions, as described in the Adoption Agreement, fails to satisfy the limitations of Sections 3.05(G)(1) and (2). If the Employer does not give a supplemental notice, or any Matching Contribution fails to satisfy such limitations, any Matching Contributions are not Additional Matching Contributions in that Plan Year and the Plan Administrator will test all such Matching Contributions under Section 4.10(C) (ACP test) using Current Year Testing.

(2) Exiting Safe Harbor Contributions. The Employer may amend its Safe Harbor 401(k) Plan during a Plan Year to reduce or eliminate prospectively, any or all Safe Harbor Matching Contributions or Additional Matching Contributions, or Safe Harbor Nonelective Contributions, provided: (a) the Plan Administrator provides a notice to the Participants which explains the effect of the amendment, specifies the amendment's Effective Date and informs Participants they will have a reasonable opportunity to modify their Salary Reduction Agreements, and if applicable, Employee Contributions; (b) Participants have a reasonable opportunity and period prior to the Effective Date of the amendment to modify their Salary Reduction Agreements, and if applicable, Employee Contributions; (c) the amendment is not effective earlier than the later of: (i) 30 days after the Plan Administrator gives notice of the amendment; or (ii) the date the Employer adopts the

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amendment and (d) the employer otherwise complies with Treas. Reg. 1.401(k)-3(g) and, if applicable, Treas. Reg. §1.401(m)-3(h). An Employer which amends its Safe Harbor 401(k) Plan to eliminate or reduce any Matching Contribution or the Nonelective Contribution under this Section 3.05(I)(2), effective during the Plan Year, must continue to apply all of the safe harbor requirements of this Section 3.05 until the amendment becomes effective and also must apply for the entire Plan Year, using Current Year Testing, the nondiscrimination test under Section 4.10(B) (ADP test) and the nondiscrimination test under Section 4.10(C) (ACP test). However, any Employer which eliminates only an Additional Matching Contribution does not need to test under the ADP test provided that the Plan still satisfies the ADP test safe harbor.

(3) Amendment of non-401(k) Plan into safe harbor status. An Employer maintaining a Profit Sharing Plan or pre-ERISA Money Purchase Pension Plan, during a Plan Year, may amend prospectively its Plan to become a Safe Harbor 401(k) Plan provided: (a) the Employer's Plan is not a Successor Plan; (b) the Participants may make Elective Deferrals for at least 3 months during the Plan Year; (c) the Plan Administrator provides the safe harbor notice described in Section 3.05(H) a reasonable time prior to and not later than the Effective Date of the 401(k) arrangement; and (d) the Plan commencing on the Effective Date of the amendment (or such earlier date as the Employer will specify in its Adoption Agreement), satisfies all of the safe harbor requirements of this Section 3.05.

(4) Amendment to add Roth Deferrals or Beneficiary Hardship Distributions. The Employer during any Plan Year may amend its Safe Harbor 401(k) Plan to: (a) permit Participants to make Roth Deferrals, as defined in Section 1.21(B), and subject to Section 3.02(E) and other Plan provisions as applicable; or (b) to add a Beneficiary hardship distribution provision under Section 6.07(H).

(5) New Plan/new Employer. An Employer (including a new Employer) may establish a new Safe Harbor 401(k) Plan which is not a Successor Plan, provided; (a) the Plan Year is at least 3 months long; (b) the Plan Administrator provides the safe harbor notice described in Section 3.05(H) a reasonable time prior to and not later than the Effective Date of the Plan; and (c) the Plan commencing on the Effective Date of the Plan satisfies all of the safe harbor requirements of this Section 3.05. If the Employer is new, the Plan Year may be less than 3 months provided the Plan is in effect as soon after the Employer is established as it is administratively feasible for the Employer to establish the Plan.

(6) Plan termination. An Employer may terminate its Safe Harbor 401(k) Plan mid-Plan Year in accordance with Article XI and this Section 3.05(I)(6).

(a) Acquisition/disposition or substantial business hardship. If the Employer terminates its Safe Harbor 401(k) Plan resulting in a short Plan Year, and the termination is on account of an acquisition or disposition transaction described in Code §410(b)(6)(C), or if termination is on account the Employer's substantial business hardship, within the meaning of Code §412(c), the Plan remains a Safe Harbor 401(k) Plan for the short Plan Year provided that the Employer satisfies this Section 3.05 through the Effective Date of the Plan termination.

(b) Other termination. If the Employer terminates its Safe Harbor 401(k) Plan for any reason other than as described in Section 3.05(I)(6)(a), and the termination results in a short Plan Year, the Employer must conduct the termination under the provisions of Section 3.05(I)(2), except that the Employer need not provide Participants with the right to change their Salary Reduction Agreements.

(J) Qualified Automatic Contribution Arrangement (QACA). If the Employer under Section 3.02(B)(3) elects in its Adoption Agreement to apply the QACA provisions, this Section 3.05(J) also applies. Except as modified in this Section 3.05(J), the safe harbor provisions of this Section 3.05 apply to the QACA.

(1) QACA Safe Harbor Contributions. The Employer will provide Safe Harbor Contributions as specified in its Adoption Agreement to the Participants specified in the Adoption Agreement. Compensation for purposes of allocating QACA Safe Harbor Contributions means as described in Section 3.05(C)(1).

(2) Vesting and Distributions. A Participant's Account Balance attributable to QACA Safe Harbor Contributions is subject to: (a) vesting as the Employer elects in its Adoption Agreement; and (b) the distribution restrictions under Section 6.01(C)(4)(b) that apply to Safe Harbor Contributions.

3.06 ALLOCATION CONDITIONS. The Employer in its Adoption Agreement will elect the allocation conditions, if any, which the Plan Administrator will apply in allocating Employer Contributions (except for those contributions described below) and in allocating forfeitures allocated as an Employer Contribution under the Plan.

(A) Contributions Not Subject to Allocation Conditions. The Employer may not elect to impose any allocation conditions on: (1) Elective Deferrals; (2) Safe Harbor Contributions; (3) Additional Matching Contributions to which the Employer elects to apply the ACP test safe harbor; (4) Employee Contributions; (5) Rollover Contributions; (6) Designated IRA Contributions; (7) SIMPLE Contributions; or (8) Prevailing Wage Contributions. The Plan Administrator also may elect under Sections 3.03(C)(2) and 3.04(C)(2), not to apply to any Operational QMAC or Operational QNEC any allocation conditions otherwise applicable to Matching Contributions (including QMACs) or to Nonelective Contributions (including QNECs).

(B) Conditions. The Employer in its Adoption Agreement may elect to impose allocation conditions based on Hours of Service or employment at a specified time (or both), in accordance with this Section 3.06(B). The Employer may elect to impose different allocation conditions to different Employer Contribution Types under the Plan. A Participant does not accrue an Employer Contribution or forfeiture allocated as an Employer Contribution with respect to a Plan Year or other applicable period, until the Participant satisfies the allocation conditions for that Employer Contribution Type.

(1) Hours of Service requirement. Except as required to satisfy the Top-Heavy Minimum Allocation, the Plan Administrator will not allocate any portion of an Employer Contribution for a Plan Year to any Participant's Account if the Participant does not complete the applicable minimum Hours of

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Service (or consecutive calendar days of employment under the Elapsed Time Method) requirement the Employer specifies in its Adoption Agreement for the relevant period.

(a) 1,000 HOS in Plan Year/other HOS requirement. The Employer in its Nonstandardized Plan or Volume Submitter Plan may elect to require a Participant to complete: (i) 1,000 Hours of Service during the Plan Year (or to be employed for at least 182 consecutive calendar days under the Elapsed Time Method); (ii) a specified number of Hours of Service during the Plan Year which is less than 1,000 Hours of Service; or (iii) a specified number of Hours of Service within the time period the Employer elects in its Adoption Agreement, but not exceeding 1,000 Hours of Service in a Plan Year.

(b) 501 HOS/terminees. The Employer in its Adoption Agreement may elect to require a Participant to complete during a Plan Year 501 Hours of Service (or to be employed for at least 91 consecutive calendar days under the Elapsed Time Method) to share in the allocation of Employer Contributions for that Plan Year where the Participant is not employed by the Employer on the last day of that Plan Year, including the Plan Year in which the Employer terminates the Plan.

(c) Short Plan Year or allocation period. This Section 3.06(B)(1)(c) applies to any Plan Year or to any other allocation time period under the Adoption Agreement which is less than 12 months, where in either case, the Employer creates a short allocation period on account of a Plan amendment, the termination of the Plan or the adoption of the Plan with an initial short Plan Year. In the case of any short allocation period, the Plan Administrator will prorate any Hour of Service requirement based on the number of days in the short allocation period divided by the number of days in the normal allocation period, using 365 days in the case of Plan Year allocation period. The Employer in Appendix B may elect not to pro-rate Hours of Service in any short allocation period or to apply a monthly pro-ration method.

(2) Last day requirement.

(a) Standardized Plan. If the Plan is a Standardized Plan, a Participant who is employed by the Employer on the last day of a Plan Year will share in the allocation of Employer Contributions for that Plan Year without regard to the Participant's Hours of Service completed during that Plan Year.

(b) Nonstandardized or Volume Submitter Plan. The Employer in its Nonstandardized Plan or Volume Submitter Plan may elect to require a Participant to be employed by the Employer on the last day of the Plan Year or other specified period or on a specified date. If the Plan is a Nonstandardized or Volume Submitter Money Purchase Pension Plan, the Plan expressly conditions Employer Contribution allocations on a Participant's employment with the Employer on the last day of the Plan Year for the Plan Year in which the Employer terminates or freezes the Plan, even if the Employer in its Adoption Agreement did not elect the "last day of the Plan Year" allocation condition.

(C) Time Period. The Employer in its Adoption Agreement will elect the time period to which the Plan Administrator will apply any allocation condition. The Employer may elect to apply the same time period to all Contribution Types or to elect a different time period based on Contribution Type.

(D) Death, Disability or Retirement Age. The Employer in its Adoption Agreement will elect whether any elected allocation condition applies or is waived for a Plan Year if a Participant incurs a Separation from Service during the Plan Year on account of the Participant's death, Disability or attainment of Normal Retirement Age or Early Retirement Age in the current Plan Year or on account of the Participant's Disability or attainment of Normal Retirement Age or Early Retirement Age in a prior Plan Year. The Employer's election may be based on Contribution Type or may apply to all Contribution Types.

(E) No Other Conditions. In allocating Employer Contributions under the Plan, the Plan Administrator will not apply any other allocation conditions except those the Employer elects in its Adoption Agreement or otherwise as the Plan may require.

(F) Suspension of Allocation Conditions in a Nonstandardized or Volume Submitter Plan. The Employer in its Nonstandardized Plan or Volume Submitter Plan will elect whether to apply the suspension provisions of this Section 3.06(F). If: (i) Section 3.06(F) applies; (ii) the Plan (or any component part of the Plan) in any Plan Year must perform coverage testing; and (iii) the Plan (or component part of the Plan) fails to satisfy coverage under the ratio percentage test under Treas. Reg. §1.410(b)-2(b)(2), the Plan suspends for that Plan Year any Plan (or component part of the Plan) allocation conditions in accordance with this Section 3.06(F). If the Plan Administrator must perform coverage testing, the Administrator will apply testing separately as required to each component part of the Plan after applying the aggregation and disaggregation rules under Treas. Reg. §§1.410(b)-6 and -7.

(1) No average benefit test. If the Employer elects to apply this Section 3.06(F), the Plan Administrator may not apply the average benefit test under Treas. Reg. §1.410(b)-2(b)(3), to determine satisfaction of coverage or to correct a coverage failure, as to the Plan or to the component part of the Plan to which this Section 3.06(F) applies, unless the Plan or component still fails coverage after application of this Section 3.06(F). The restriction in this Section 3.06(F)(1) does not apply as to application of the average benefit test in performing nondiscrimination testing.

(2) Methodology. If this Section 3.06(F) applies for a Plan Year, the Plan Administrator, in the manner described herein, will suspend the allocation conditions for the NHCEs who are included in the coverage test and who are Participants in the Plan (or component part of the Plan) but who are not benefiting thereunder (within the meaning of Treas. Reg. §1.410(b)-3), such that enough additional NHCEs are benefiting under the Plan (or component part of the Plan) to pass coverage under the ratio percentage test. The ordering of suspension of allocation conditions is in the following priority tiers and if more than one NHCE in any priority tier satisfies the conditions for suspension (but all are not needed to benefit to pass coverage), the Plan Administrator will apply the suspension beginning first with the NHCE(s) in that suspension tier with the lowest Compensation during the Plan Year:

(a) Last day. Those NHCE(s) employed by the Employer on the last day of the Plan Year, without regard to the

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number of Hours of Service in the Plan Year. If necessary to pass coverage, the Plan Administrator then will apply Section 3.06(F)(2)(b).

(b) Latest Separation. Those NHCE(s) who have the latest Separation from Service date during the Plan Year, without regard to the number of Hours of Service in the Plan Year. If necessary to pass coverage, the Plan Administrator then will apply Section 3.06(F)(2)(c).

(c) Most Hours of Service (more than 500). Those NHCE(s) with the greatest number of Hours of Service during the Plan Year but who have more than 500 Hours of Service.

(3) Appendix B. The Employer in Appendix B may elect a different order of the suspension tiers, may elect to use Hours of Service (in lieu of Compensation) as a tiebreaker within any tier or may elect additional or other suspension tiers which are objective and not subject to Employer discretion.

(4) Separate Application to Nonelective and Matching. If applicable under the Plan, the Employer in its Adoption Agreement will elect whether to apply this Section 3.06(F): (a) to both Nonelective Contributions and to Matching Contributions if both components fail the ratio percentage test; (b) only to Nonelective Contributions if this component fails the ratio percentage test; or (c) only to Matching Contributions if this component fails the ratio percentage test.

(G) Conditions Apply to Re-Hired Employees. If a Participant incurs a Separation from Service and subsequently is re-hired and resumes participation in the same Plan Year as the Separation from Service or in any subsequent Plan Year, the allocation conditions under this Section 3.06, if any, continue to apply to the re-hired Employee/Participant in the Plan Year in which he/she is re-hired, unless the Employer elects otherwise in Appendix B.

3.07 FORFEITURE ALLOCATION. The amount of a Participant's Account forfeited under the Plan is a Participant forfeiture. The Employer may direct the Administrator to use Forfeitures to reinstate previously forfeited Account balances of Participants, if any, in accordance with Section 5.07, or to satisfy any contribution that may be required pursuant to Section 7.07.

(A) Allocation Method. The Employer in its Adoption Agreement must specify the method or methods the Plan Administrator will apply to allocate forfeitures. If the Employer elects more than one method, unless the Employer designates a specific ordering in its Adoption Agreement, the Plan Administrator may allocate the forfeitures by applying one or more of such elected methods in any order as the Plan Administrator operationally may determine, until the forfeitures are fully allocated to the applicable forfeiture allocation Plan Year.

(1) 401(k) forfeiture source. If the Plan is a 401(k) Plan, the Employer in its Adoption Agreement may elect a different allocation method based on the forfeiture source (from Nonelective Contributions or from Matching Contributions) or may elect to apply the same allocation method to all forfeitures.

(a) Attributable to Matching. A Participant's forfeiture is attributable to Matching Contributions if the forfeiture is: (i) from the non-Vested portion of a Matching Contribution Account forfeited in accordance with Section 5.07 or, if applicable, Section 7.07; (ii) a non-Vested Excess Aggregate Contribution (including Allocable Income) forfeited in correcting for nondiscrimination failures under Section 4.10(C); or (iii) an Associated Matching Contribution.

(b) Definition of Associated Matching Contribution. An Associated Matching Contribution includes any Vested or non-Vested Matching Contribution (including Allocable Income) made as to Elective Deferrals or Employee Contributions the Plan Administrator distributes under Section 4.02(E) (Excess Amount), Section 4.10(A) (Excess Deferrals), Section 4.10(B) (ADP test), Section 4.10(C) (ACP test) or Section 7.08 relating to Plan correction.

(c) Forfeiture or distribution of Associated Match. An Employee forfeits an Associated Matching Contribution unless the Matching Contribution is a Vested Excess Aggregate Contribution distributed in accordance with Section 4.10(C) (ACP test). A forfeiture under this Section 3.07(A)(1)(c) occurs in the Plan Year following the Testing Year (unless the Employer in Appendix B elects that the forfeiture occurs in the Testing Year) and the forfeiture is allocated in the Plan Year described in Section 3.07(B). See Section 3.07(B)(1) as to nondiscrimination testing of allocated forfeitures. In the event of correction under Section 7.08 resulting in forfeiture of Associated Matching Contributions, the forfeiture occurs in the Plan Year of correction.

(2) Application of "reduce" option/excess forfeitures. If the Employer elects to allocate forfeitures to reduce Nonelective or Matching Contributions and the allocable forfeitures for the forfeiture allocation Plan Year described in Section 3.07(B) exceed the amount of the applicable contribution for that Plan Year to which the Plan Administrator would apply the forfeitures (or there are no applicable contributions under the Plan), the Plan Administrator will allocate the remaining forfeitures in the forfeiture allocation Plan Year. In such event, the Plan Administrator will allocate the remaining forfeitures to pay Plan expenses, as an additional Discretionary Nonelective Contribution or as a Discretionary Matching Contribution, as the Plan Administrator determines.

(3) Plan expenses. If the Employer in its Adoption Agreement elects to apply forfeitures to the payment of Plan expenses under Section 7.04(C), the Employer must elect at least one additional allocation method so that if the Plan Administrator elects to first apply the forfeitures to the payment of Plan expenses, and the forfeitures exceed the Plan's expenses, the Plan Administrator will apply any remaining forfeitures under the additional method the Employer has elected in its Adoption Agreement. The Plan Administrator may elect not to apply forfeitures to the payment of Plan expenses which are allocated to specific Participant accounts under Section 7.04(C)(2)(b).

(4) Safe harbor-top-heavy exempt fail-safe. If the Employer has a Safe Harbor 401(k) Plan which otherwise qualifies for exemption from the top-heavy requirements of Article X, the Employer in its Adoption Agreement may elect to limit the allocation of all Plan forfeitures in such a manner as to avoid inadvertent application of the top-heavy requirements on account of a forfeiture allocation. If the Employer in its Adoption Agreement elects this "fail-safe" provision, the Plan

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Administrator will allocate forfeitures in the following order of priority: (a) first to reduce Safe Harbor Contributions to the extent permitted by Section 3.07(A)(7); (b) then to reduce Fixed Additional Matching Contributions if any, which satisfy the ACP test safe harbor under Section 3.05(G); and (c) then as Discretionary Additional Matching Contributions which satisfy the ACP test safe harbor (without regard to whether the Employer in its Adoption Agreement has elected Discretionary Additional Matching Contributions). Notwithstanding the ordering rule of the preceding sentence, the Plan Administrator, either before or after applying the ordering rule, or any tier thereunder, may elect to allocate any forfeitures to pay Plan expenses. If the Employer elects to allocate forfeitures under this Section 3.07(A)(4), the Plan Administrator will apply this Section 3.07(A)(4) regardless of whether the Employer in any Plan Year actually satisfies all conditions necessary for the Plan to be top-heavy exempt. The Employer in Appendix B may elect to alter the forfeiture allocation ordering rules of this Section 3.07(A)(4).

(5) No allocation to Elective Deferral Accounts. The Plan Administrator will not allocate forfeitures to any Participant's Elective Deferral Account, including his/her Roth Deferral Account.

(6) Allocation under classifications. If the Employer in its Adoption Agreement has elected to allocate its Nonelective Contributions based on classifications of Participants, the Plan Administrator will allocate any forfeitures which under the Plan are allocated as additional Nonelective Contributions: (a) first to each classification pro rata in relation to the Employer's Nonelective Contribution to that classification for the forfeiture allocation Plan Year described in Section 3.07(B); and (b) second, the total amount of forfeitures allocated to each classification under (a) are allocated in the same manner as are the Nonelective Contributions to be allocated to that classification.

(7) Limitation on forfeiture uses. Effective for plan years beginning after the adoption of the 2010 Cumulative List (Notice 2010-90) restatement, forfeitures cannot be used as QNECs, QMACs, Elective Deferrals, or Safe Harbor Contributions (Code §401(k)(12)) other than QACA Safe Harbor Contributions (Code §401(k)(13)). However, forfeitures can be used to reduce Fixed Additional Matching Contributions which satisfy the ACP test safe harbor or as Discretionary Additional Matching Contributions.

(B) Timing (forfeiture allocation Plan Year). The Plan Administrator will allocate Participant forfeitures (including the Earnings thereon) no later than the last day of the Plan Year following the Plan Year in which the forfeiture occurs. See Sections 3.07(A)(1)(c), 5.07 and 7.07 as to when a forfeiture occurs. If the Employer in its Adoption Agreement elects to apply forfeitures to the payment of Plan expenses, the Plan Administrator, consistent with this election, may apply forfeitures to pay Plan expenses which the Plan incurs in the forfeiture allocation Plan Year, but which the Plan Administrator pays within a reasonable time after the end of the forfeiture allocation Plan Year.

(1) 401(k) Plans/allocation timing and re-testing. If the Plan is a 401(k) Plan, the Employer may elect different allocation timing based on the forfeiture source (from Nonelective Contributions or from Matching Contributions) or may elect to apply the same allocation timing to all forfeitures. If the 401(k) Plan is subject to the ACP test and allocates any forfeiture as a Matching Contribution, the following re-testing rules apply. If, under the Plan, the Plan Administrator will allocate the forfeiture in the same Plan Year in which the forfeiture occurs and the Plan Administrator runs the ACP test before the forfeiture allocation occurs, the Plan Administrator will not re-run the ACP test for the forfeiture allocation Plan Year. If the Plan Administrator allocates the forfeiture in the Plan Year which follows the Plan Year in which the forfeiture occurs, the Plan Administrator will include the allocated forfeiture in the ACP test for the forfeiture allocation Plan Year. If the Plan allocates any forfeiture as a Nonelective Contribution, the allocation, in the forfeiture allocation Plan Year, is subject to any nondiscrimination testing which applies to Nonelective Contributions for that Plan Year.

(2) Contribution amount and timing not relevant. The forfeiture allocation timing rules in this Section 3.07(B) apply irrespective of when the Employer makes its Employer Contribution for the forfeiture allocation Plan Year, and irrespective of whether the Employer makes an Employer Contribution for that Plan Year.

(C) Administration of Account Pending/Incurring Forfeiture. The Plan Administrator will continue to hold the undistributed, non-Vested portion of the Account of a Participant who has incurred a Separation from Service solely for his/her benefit until a forfeiture occurs at the time specified in Section 5.07 or if applicable, until the time specified in Section 7.07.

(D) Participant Does Not Share in Own Forfeiture. A Participant will not share in the allocation of a forfeiture of any portion of his/her Account, even if the Participant otherwise is entitled to an allocation of Employer Contributions and forfeitures in the forfeiture allocation Plan Year described in Section 3.07(B). If the forfeiting Participant is entitled to an allocation of Employer Contributions and forfeitures in the forfeiture allocation Plan Year, the Plan Administrator only will allocate to the Participant a share of the allocable forfeitures attributable to other forfeiting Participants.

(E) Plan Merger. In the event that the Employer merges another plan into this Plan, and does not fully vest upon merger the participant accounts in the merging plan, the Plan Administrator will allocate any post-merger forfeitures attributable to the merging plan in accordance with the Employer's elections in its Adoption Agreement. The Employer may elect to limit any such forfeiture allocation only to those Participants who were also participants in the merged plan, but in the absence of such an election, all Participants who have satisfied any applicable allocation conditions under Section 3.06 will share in the forfeiture allocation.

3.08 ROLLOVER CONTRIBUTIONS. The Plan Administrator will apply this Section 3.08 in administering Rollover Contributions to the Plan, if any.

(A) Policy Regarding Rollover Acceptance. The Plan Administrator, operationally (except as to In-Plan Roth Rollover Contributions under Section 3.08(E)) and on a nondiscriminatory basis, may elect to permit or not to permit Rollover Contributions to this Plan or may elect to limit an Eligible Employee's right or a Participant's right to make a

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Rollover Contribution. The Plan Administrator also may adopt, amend or terminate any policy regarding the Plan's acceptance of Rollover Contributions. If the Employer in its Adoption Agreement elects to permit In-Plan Roth Rollover Contributions, the Plan Administrator will administer In-Plan Roth Rollover Contributions in accordance with Section 3.08(E) and the Employer's Adoption Agreement elections.

(1) Rollover documentation. If the Plan Administrator permits Rollover Contributions, any Participant (or as applicable, any Eligible Employee), with the Plan Administrator's written consent and after filing with the Plan Administrator the form prescribed by the Plan Administrator, may make a Rollover Contribution to the Trust. Before accepting a Rollover Contribution, the Plan Administrator may require a Participant (or Eligible Employee) to furnish satisfactory evidence the proposed transfer is in fact a "rollover contribution" which the Code permits an employee to make to a qualified plan.

(2) Declination/related expense. The Plan Administrator, in its sole discretion in a nondiscriminatory manner, may decline to accept a Rollover Contribution of property which could: (a) generate unrelated business taxable income; (b) create difficulty or undue expense in storage, safekeeping or valuation; or (c) create other practical problems for the Plan or Trust. The Plan Administrator also may accept the Rollover Contribution on condition that the Participant's or Employee's Account is charged with all expenses associated therewith.

(B) Limited Testing. A Rollover Contribution is not an Annual Addition under Section 4.05(A) and is not subject to nondiscrimination testing except as a "right or feature" within the meaning of Treas. Reg. §1.401(a)(4)-4.

(C) Pre-Participation Rollovers. If an Eligible Employee makes a Rollover Contribution to the Trust prior to satisfying the Plan's eligibility conditions or prior to reaching his/her Entry Date, the Plan Administrator and Trustee must treat the Employee as a limited Participant (as described in Rev. Rul. 96-48). A limited Participant does not share in the Plan's allocation of Employer Contributions nor Participant forfeitures and may not make Elective Deferrals if the Plan is a 401(k) Plan, until he/she actually becomes a Participant in the Plan. If a limited Participant has a Separation from Service prior to becoming a Participant in the Plan, the Trustee will distribute his/her Rollover Contributions Account to him/her in accordance with Section 6.01(A).

(D) May Include Employee Contributions and Roth Deferrals. A Rollover Contribution may include Employee Contributions and Roth Deferrals made to another plan, as adjusted for Earnings. In the case of Employee Contributions: (1) such amounts must be directly rolled over into this Plan from another plan which is qualified under Code §401(a); and (2) the Plan must account separately for the Rollover Contribution, including the Employee Contribution and the Earnings thereon. In the case of Roth Deferrals: (1) such amounts must be directly rolled over into this Plan from another plan which is qualified under Code §401(a) or from a 403(b) plan; (2) the Plan must account separately for the Rollover Contribution, including the Roth Deferrals and the Earnings thereon; and (3) as to rollovers which occur on or after April 30, 2007, this Plan must be a 401(k) Plan which permits Roth Deferrals.

(E) In-Plan Roth Rollover Contributions.

(1) Employer Election. The Employer in its 401(k) Adoption Agreement in which the Employer has elected to permit Roth Deferrals also will elect whether to permit an In-Plan Roth Rollover Contribution in accordance with this Section 3.08(E). If the Employer elects to permit such contributions, the Employer in its Adoption Agreement will specify the Effective Date thereof which may not be earlier than distributions made after September 27, 2010.

(2) Eligibility for Distribution and Rollover. A Participant must be eligible for a distribution from the affected Account in order to roll over the distribution to an In-Plan Roth Rollover Account. A Participant may not make an In-Plan Roth Rollover Contribution with regard to an amount which is not an Eligible Rollover Distribution.

(a) Parties eligible to elect. For purposes of eligibility for an In-Plan Roth Rollover, the Plan will treat a Participant's surviving spouse Beneficiary or alternate payee spouse or alternate payee former spouse as a Participant, unless the Employer in Appendix B limits to Employees the right to elect an In-Plan Roth Rollover. A non-spouse Beneficiary may not make an In-Plan Roth Rollover.

(b) Distribution from partially Vested account. In-Plan Roth Rollovers are permitted only from Vested amounts allocated to a qualifying source but may be made from partially Vested Accounts unless the Employer elects otherwise in Appendix B. If a distribution is made to a Participant who has not incurred a Severance from Employment and who is not fully Vested in the Participant's Account from which the In-Plan Roth Rollover Contribution is to be made, and the Participant may increase the Vested percentage in such Account, then at any relevant time Section 5.03(C) will apply to determine the Participant's Vested portion of the Account.

(3) Form and Source of Rollover.

(a) Direct Rollover. An In-Plan Roth Rollover Contribution may be made only by a Direct Rollover.

(b) Account source. A Participant may make an In-Plan Roth Rollover from any account (other than a Roth account) unless the Employer otherwise elects in Appendix B. Also see Section 6.01(C)(7).

(c) Cash or in-kind. The Plan Administrator may permit an In-Plan Roth Rollover Contribution either by converting to cash any non-cash investments prior to rolling over the Participant's distribution election amount to the In-Plan Roth Rollover Account, or by rolling over the Participant's current investments to the In-Plan Roth Rollover Account. A plan loan so transferred without changing the repayment schedule is not treated as a new loan.

(4) No Rollover or Distribution Treatment. Notwithstanding any other Plan provision, an In-Plan Roth Rollover Contribution is not a Rollover Contribution for purposes of the Plan. Accordingly: (a) if the Employer in its Adoption Agreement has elected $5,000 as the Plan limit on Mandatory Distributions, the Plan Administrator will take into account amounts attributable to an In-Plan Roth Rollover Contribution, in determining if the $5,000 limit is exceeded,

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regardless of the Employer's election as to whether to count Rollover Contributions for this purpose; (b) no spousal consent is required for a Participant to elect to make an In-Plan Roth Rollover Contribution; (c) Protected Benefits with respect to the amounts subject to the In-Plan Roth Rollover are preserved; and (d) mandatory 20% federal income tax withholding does not apply to the In-Plan Roth Rollover Contribution.

3.09 EMPLOYEE CONTRIBUTIONS. An Employer must elect in its Adoption Agreement whether to permit Employee Contributions. If the Employer elects to permit Employee Contributions, the Employer also must specify in its Adoption Agreement any limitations which apply to Employee Contributions. If the Employer permits Employee Contributions, the Plan Administrator operationally will determine if a Participant will make Employee Contributions through payroll deduction or by other means.

(A) Testing. Employee Contributions must satisfy the nondiscrimination requirements of Section 4.10(C) (ACP test).

(B) Matching. The Employer in its Adoption Agreement must elect whether the Employer will make Matching Contributions as to any Employee Contributions and, as applicable, the matching formula. Any Matching Contribution must satisfy the nondiscrimination requirements of Section 4.10(C) (ACP test), unless the Matching Contributions satisfy the ACP test safe harbor under a Safe Harbor 401(k) Plan.

3.10 SIMPLE 401(k) CONTRIBUTIONS. The Employer in its Adoption Agreement may elect to apply to its Plan the SIMPLE 401(k) provisions of this Section 3.10 if the Employer is eligible under Section 3.10(B). The provisions of this Section 3.10 apply to an electing Employer notwithstanding any contrary provision in the Plan.

(A) Plan Year. An Employer electing to apply this Section 3.10 must have a 12 month calendar year Plan Year except that in the case of an Employer adopting a new SIMPLE 401(k) Plan, the Employer must adopt the Plan no later than October 1 with a calendar year Plan Year of at least 3 months.

(B) Eligible Employer. An Employer may elect to apply this Section 3.10 if: (i) the Plan Year is the calendar year; (ii) the Employer (including Related Employers under Section 1.24(C)) has no more than 100 Employees who received Compensation of at least $5,000 in the immediately preceding calendar year; and (iii) the Employer (including Related Employers under Section 1.24(C)) does not maintain any other plan as described in Code §219(g)(5), to which contributions were made or under which benefits were accrued for Service by an Eligible Employee in the Plan Year to which the SIMPLE 401(k) provisions apply.

(1) Loss of eligible employer status. If an electing Employer fails for any subsequent calendar year to satisfy all of the Section 3.10(B) requirements, including where the Employer is involved in an acquisition, disposition or similar transaction under which the Employer satisfies Code §410(b)(6)(C)(i), the Employer remains eligible to maintain the SIMPLE 401(k) Plan for two additional calendar years following the last year in which the Employer satisfied the requirements.

(C) Compensation. For purposes of this Section 3.10, Compensation is limited as described in Section 1.11(E) and: (1) in the case of an Employee, means Code §3401(a) Wages but increased by the Employee's Elective Deferrals under this Plan or any other 401(k) arrangement, SIMPLE IRA, SARSEP, 403(b) annuity or 457 plan of the Employer; and (2) in the case of a Self-Employed Individual, means Earned Income determined by disregarding contributions made to this Plan.

(D) Participant Elective Deferrals. Each Participant may enter into a Salary Reduction Agreement to make Elective Deferrals in each calendar year to the SIMPLE 401(k) Plan in accordance with this Section 3.10(D).

(1) Amount Table. A Participant's annual Elective Deferrals may not exceed the amount as in effect under Code §408(p)(2)(E) ($10,000 in 2005) under which Treasury adjusts the limit in $500 increments.

(2) Catch-Ups. If the Employer in its Adoption Agreement elects to permit Catch-Up Deferrals, a Catch-Up Eligible Participant also may make Catch-Up Deferrals to the SIMPLE 401(k) Plan in accordance with Section 3.02(D).

(3) Election timing. A Participant may elect to make Elective Deferrals or to modify a Salary Reduction Agreement at any time in accordance with the Plan Administrator's SIMPLE 401(k) Plan Salary Reduction Agreement form, but the form must be provided at least 60 days prior to the beginning of each SIMPLE Plan Year or at least 60 days prior to commencement of participation for the Participant to make or modify his/her Salary Reduction Agreement. A Participant also may at any time terminate prospectively his/her Salary Reduction Agreement applicable to the Employer's SIMPLE 401(k) Plan.

(E) Employer SIMPLE 401(k) contributions. An Employer which elects to apply this Section 3.10 must make an annual SIMPLE Contribution to the Plan as described in this Section 3.10(E). The Employer operationally must elect for each SIMPLE Plan Year which type of SIMPLE Contribution the Employer will make.

(1) Definition of SIMPLE Contribution. A SIMPLE Contribution is one of the following Employer Contribution types: (a) a SIMPLE Matching Contribution equal to 100% of each Participant's Elective Deferrals but not exceeding 3% of Plan Year Compensation or such lower percentage as the Employer may elect under Code §408(p)(2)(C)(ii)(II); or (b) a SIMPLE Nonelective Contribution equal to 2% of Plan Year Compensation for each Participant whose Compensation is at least $5,000.

(F) SIMPLE 401(k) notice. The Plan Administrator must provide a notice to each Participant a reasonable period of time before the 60th day prior to the beginning of each SIMPLE 401(k) Plan Year, describing the Participant's Elective Deferral rights and the Employer's SIMPLE Contributions which the Employer will make for the Plan Year described in the notice.

(G) Application of remaining Plan provisions.

(1) Annual Additions. All contributions to the SIMPLE 401(k) Plan are Annual Additions under Section 4.05(A) and subject to the Annual Additions Limit.

(2) No allocation conditions. The Employer in its Adoption Agreement may not elect to apply any Section 3.06

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allocation conditions to the Plan Administrator's allocation of SIMPLE Contributions.

(3) No other contributions. No contributions other than those described in this Section 3.10 or Rollover Contributions described in Section 3.08 may be made to the SIMPLE 401(k) Plan.

(4) Vesting. All SIMPLE Contributions and Accounts attributable thereto are 100% Vested at all times and in the event of a conversion of a non-SIMPLE 401(k) Plan into a SIMPLE 401(k) Plan, all Account Balances in existence on the first day of the Plan Year to which the SIMPLE 401(k) provisions apply, become 100% Vested.

(5) No nondiscrimination testing. A SIMPLE 401(k) Plan is not subject to nondiscrimination testing under Section 4.10(B) (ADP test) or Section 4.10(C) (ACP test) of the Plan.

(6) No top-heavy. A SIMPLE 401(k) Plan is not subject to the top-heavy provisions of Article X.

(7) Remaining Plan terms. Except as otherwise described in this Section 3.10, if an Employer has elected in its Adoption Agreement to apply the SIMPLE 401(k) provisions of this Section 3.10, the Plan Administrator will apply the remaining Plan provisions to the Employer's Plan.

3.11 USERRA/HEART ACT CONTRIBUTIONS.

(A) Application. This Section 3.11 applies to an Employee who: (1) has completed Qualified Military Service under USERRA; (2) the Employer has rehired under USERRA; and (3) is a Participant entitled to make-up contributions under Code §414(u). This Section 3.11 also applies to an Employee who dies or becomes disabled while performing Qualified Military Service, as provided in Sections 3.11(K) and 3.11(L) and the Employer's Adoption Agreement elections.

(B) Employer Contributions. The Employer will make-up any Employer Contribution the Employer would have made and which the Plan Administrator would have allocated to the Participant's Account had the Participant remained employed by the Employer during the period of Qualified Military Service.

(C) Compensation. For purposes of this Section 3.11, the Plan Administrator will determine an effected Participant's Compensation as follows. A Participant during his/her period of Qualified Military Service is deemed to receive Compensation equal to that which the Participant would have received had he/she remained employed by the Employer, based on the Participant's rate of pay that would have been in effect for the Participant during the period of Qualified Military Service. If the Compensation during such period would have been uncertain, the Plan Administrator will use the Participant's actual average Compensation for the 12 month period immediately preceding the period of Qualified Military Service, or if less, for the period of employment.

(D) Elective Deferrals/Employee Contributions. If the Plan provided for Elective Deferrals or for Employee Contributions during a Participant's period of Qualified Military Service, the Plan Administrator must allow a Participant under this Section 3.11 to make up such Elective Deferrals or Employee Contributions to his/her Account. The Participant may make up the maximum amount of Elective Deferrals or Employee Contributions which he/she under the Plan terms would have been able to contribute during the period of Qualified Military Service (less any such amounts the Participant actually contributed during such period) and the Participant must be permitted to contribute any lesser amount as the Plan would have permitted. The Participant must make up any contribution under this Section 3.11(D) commencing on his/her Re-Employment Commencement Date and not later than 5 years following reemployment (or if less, a period equal to 3 times the length of the Participant's Qualified Military Service triggering such make-up contribution).

(E) Matching Contributions. The Employer will make-up any Matching Contribution that the Employer would have made and which the Plan Administrator would have allocated to the Participant's Account during the period of Qualified Military Service, but based on any make-up Elective Deferrals or make-up Employee Contributions that the Participant makes under Section 3.11(D).

(F) Limitations/Testing. Any contribution made under this Section 3.11 does not cause the Plan to violate and is not subject to testing under: (1) nondiscrimination requirements including under Code §401(a)(4), the ADP test, the ACP test, the safe harbor 401(k) rules or the SIMPLE 401(k) rules; (2) top-heavy requirements under Article X; or (3) coverage under Code §410(b). Contributions under this Section 3.11 are Annual Additions and are tested under Section 4.10(A) (Elective Deferral Limit) in the year to which such contributions are allocated, but not in the year in which such contributions are made.

(1) Differential Wage Payments. Effective for Differential Wage Payments made after December 31, 2008, the Plan is not treated as failing to meet the requirements of any provision described in this Section 3.11(F) by reason of any contribution or benefit which is based on a Differential Wage Payment. The preceding sentence applies only if all Employees performing service in the uniformed services described in Code §3401(h)(2)(A) are entitled to receive Differential Wage Payments on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code §§410(b)(3), (4), and (5)). The Plan Administrator operationally may determine, for purposes of any provision described in this Section 3.11(F), whether to take into account any Elective Deferrals, and if applicable, any Matching Contributions, attributable to Differential Wage Payments.

(G) No Earnings. A Participant receiving any make-up contribution under this Section 3.11 is not entitled to an allocation of any Earnings on any such contribution prior to the time that the Employer actually makes the contribution (or timely deposits the Participant's own make-up Elective Deferrals or Employee Contributions) to the Trust.

(H) No Forfeitures. A Participant receiving any make-up allocation under this Section 3.11 is not entitled to an allocation of any forfeitures allocated during the Participant's period of Qualified Military Service.

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(I) Allocation Conditions. For purposes of applying any Plan allocation conditions under Section 3.06, the Plan Administrator will treat any period of Qualified Military Service as Service.

(J) HEART Act Death Benefits. In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing Qualified Military Service, the Participant's Beneficiary is entitled to any additional benefits (other than benefit accruals relating to the period of Qualified Military Service) provided under the Plan as if the Participant had resumed employment and then terminated employment on account of death. Moreover, the Plan will credit the Participant's Qualified Military Service as service for vesting purposes, as though the Participant had resumed employment under USERRA immediately prior to the Participant's death.

(K) HEART Act Continued Benefit Accrual. This Section 3.11(K) does not apply unless the Employer in Appendix B elects to apply such provisions. If this Section 3.11(K) applies, then effective as of the date specified in Appendix B, for benefit accrual purposes, the Plan treats an individual who dies or becomes disabled while performing Qualified Military Service with respect to the Employer as if the individual had resumed employment in accordance with the individual's reemployment rights under USERRA, on the day preceding death or Disability (as the case may be) and terminated employment on the actual date of death or Disability.

(1) Determination of benefits. The Plan will determine the amount of Employee Contributions and the amount of Elective Deferrals of an individual treated as reemployed under this Section 3.11(K) for purposes of applying paragraph Code §414(u)(8)(C) on the basis of the individual's average actual Employee Contributions or Elective Deferrals for the lesser of: (a) the 12-month period of service with the Employer immediately prior to Qualified Military Service; or (b) the actual length of continuous service with the Employer.

3.12 <u>DESIGNATED IRA CONTRIBUTIONS</u>. The Employer in its Adoption Agreement may elect to permit Participants to make Designated IRA Contributions to its Plan. Designated IRA Contributions are subject to the provisions of this Section 3.12.

(A) Effective Date. The Employer may elect in its Adoption Agreement to apply the Designated IRA Contribution provisions. The Employer may accept Designated IRA Contributions during such Plan Year only if the Employer elects to apply the provisions of this Section 3.12 (or otherwise adopted a good faith amendment under Code §408(q)), prior to the Plan Year for which the Designated IRA Contribution provisions will apply.

(B) Traditional or Roth IRA. The Employer in its Adoption Agreement may elect to treat Designated IRA Contributions as traditional IRA contributions, as Roth IRA contributions or as consisting of either type, at the Participant's election.

(C) Account or Annuity. The Employer in its Adoption Agreement may elect to establish Accounts to receive Designated IRA Contributions either as individual retirement accounts, as individual retirement annuities or as consisting of either type, at the Participant's election.

(1) Trustee or Custodian. A trustee or custodian satisfying the requirements of Code §408(a)(2) must hold Designated IRA Contributions Accounts. If the Trustee holding the Designated IRA Contribution assets is a non-bank trustee, the Trustee, upon receipt of notice from the Commissioner of Internal Revenue that substitution is required because the Trustee has failed to comply with the requirements of Treas. Reg. §1.408-2(e), will substitute another trustee in its place.

(2) Additional IRA requirements. All Designated IRA Contributions: (a) must be made in cash; (b) are subject to the IRA contribution limit under Code §408(a)(1) ($5,000 in 2008), including cost-of-living adjustments after 2011 in $500 increments under Code §219(b)(5)(C) and as to Catch-Up Eligible Participants to the IRA Catch-Up limit of $1,000 beginning in 2006; and (c) must be 100% Vested.

(3) Not for deposit of SEP or SIMPLE IRA amounts/no Rollover Contributions. An Employer which maintains a SEP or a SIMPLE IRA may not deposit contributions under these arrangements to the Designated IRA Contribution Accounts under this Section 3.12. A Participant may not make a Rollover Contribution to his/her Designated IRA Contribution Account.

(4) Designated Roth IRA Contributions.

(a) Contribution Limit. A Participant's contribution to the Designated Roth IRA and to all other Roth IRAs for a Taxable Year may not exceed the lesser of the amount described in Section 3.12(C)(2) or the Participant's Compensation under Section 3.12(C)(4)(c). However, if (i) and/or (ii) below apply, the maximum (non-rollover) contribution that can be made to all the Participant's Roth IRAs (including to this Designated Roth IRA which must be a non-Rollover Contribution) for a Taxable Year is the smaller amount determined under (i) or (ii).

(i) General. The maximum contribution is phased out ratably between certain levels of modified adjusted gross income ("modified AGI," defined in Section 3.12(C)(4)(b)) as follows:

Filing Status	Full Contribution	Phase-out Range	No Contribution
Single/ Head of Household	$95,000 or less	$95,000-$110,000	$110,000 or more
Joint/Qualifying Widow(er)	$150,000 or less	$150,000-$160,000	$160,000 or more
Married-Separate	$0	$0-$10,000	$10,000 or more

If the Participant's modified AGI for a Taxable Year is in the phase-out range, the maximum contribution determined above for that Taxable Year is rounded up to the next multiple of $10 and is not reduced below $200.

(ii) Roth and non-Roth IRA contributions. If the Participant makes (non-rollover) contributions to both Roth and non-Roth IRAs for a Taxable Year, the maximum contribution that can be made to all of the Participant's Roth

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IRAs for that Taxable Year is reduced by the contributions made to the Participant's non-Roth IRAs for the Taxable Year.

(iii) Conversion. After December 31, 2009, a Participant may convert a Designated non-Roth IRA Contributions Account to a Designated Roth IRA Contributions Account in accordance with Treas. Reg. §1.408A-4. A Participant may not effect a conversion by means of contributing a Rollover Contribution to his/her Designated IRA under this Plan.

(b) Modified AGI. For purposes of Section 3.12(C)(4)(a), a Participant's modified AGI for a Taxable Year is defined in Code §408A(c)(3)(C)(i) and does not include any amount included in adjusted gross income as a result of a non-Roth IRA conversion.

(c) Compensation. For purposes of Section 3.12(C)(4)(a), Compensation is defined as wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and includes earned income, as defined in Code §401(c)(2) (reduced by the deduction the Self-Employed Individual takes for contributions made to a self-employed retirement plan). For purposes of this definition, Code §401(c)(2) shall be applied as if the term "trade or business" for purposes of Code §1402 included service described in subsection (c)(6). Compensation does not include amounts derived from or received as earnings or profits from property (including but not limited to interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as a pension or annuity or as deferred compensation. Compensation includes any amount includible in the Participant's gross income under Code §71 with respect to a divorce or separation instrument described in Code §71(b)(2)(A). In the case of a married Participant filing a joint return, the greater compensation of his or her spouse is treated as the Participant's Compensation, but only to the extent that such spouse's compensation is not being used for purposes of the spouse making a contribution to a Roth IRA or a deductible contribution to a non-Roth IRA.

(D) Accounting and Investments. The Plan Administrator may cause Designated IRA Contributions to be held and invested: (1) in a separate trust for each Participant; (2) as a single trust holding all Participant Designated IRA Contributions; or (3) as part of a single trust holding all of the assets of the Plan. If the Plan Administrator establishes a single trust under clause (2) or (3), the Plan Administrator must account separately for each Participant's Designated IRA Contributions and for the Earnings attributable thereto. If the Designated IRA Contributions are invested in an individual retirement annuity, the Plan Administrator may establish separate annuity contracts for each Participant's Designated IRA Contributions or may establish a single annuity contract for all Participants, with separate accounting for each Participant. If the Plan Administrator establishes a single annuity contract, such contract must be separate from any other annuity contract under the Plan. The Plan Administrator also may invest Designated IRA Contributions in any common or collective fund under Sections 8.02 or 8.09. The Trust provisions of Article VIII otherwise apply to the investment of Designated IRA Contributions except that no part of such contributions may be invested in life insurance contracts and a Participant may not borrow from a Designated IRA Contributions Account or take such amounts into account in determining the maximum amount available for a loan from the Participant's other Plan assets. The Plan Administrator or Trustee/Custodian may not cause Designated IRA Contribution Accounts to be commingled with any non-Plan assets. Any Designated IRA Contribution Account is established for the exclusive benefit of the affected Participant and his/her Beneficiaries. No part of the Trust attributable to Designated IRA Contributions may be invested in collectibles as described in Code §408(m), except as may be permitted under Code §408(m)(3).

(E) Participant Contribution and Designation. A Participant may make Designated IRA Contributions directly or through payroll withholding as the Plan Administrator may permit. At the time of the Participant's contribution (or when the Designated IRA Contribution is withheld from payroll), the Participant must designate the contribution as a Designated IRA Contribution and if applicable, also must designate whether the contribution is traditional or Roth and whether the account is an individual retirement account or an individual retirement annuity.

(F) Treatment as IRA. For all purposes of the Code except as otherwise provided in this Section 3.12, Designated IRA Contributions are subject to the IRA rules under Code §§408 and 408A as applicable. Designated IRA Contributions are not Annual Additions under Section 4.05(A) and are not subject to any testing under Article IV.

(G) Reporting. The Designated IRA Contribution Trustee or Custodian must comply with all Code §408(i) reporting requirements, including providing required information regarding RMDs.

(H) Distribution/RMDs. Designated IRA Contribution Accounts are distributable under Section 6.01(C)(4)(g) and are subject to the RMD requirements of Section 6.02 (and to the Adoption Agreement elections described therein) except that: (1) the Participant's RBD (only as it relates to the Designated IRA Contribution Account) is determined under Section 6.02(E)(7)(a) referencing age 70 1/2 and without regard to 5% owner or continuing employment status; (2) if the Designated IRA Contribution Account is a Roth Account, there are no lifetime RMDs; and (3) to the extent that the provisions of Section 6.02 differ, RMDs from Designated IRA Contribution Accounts otherwise are subject to the required minimum distribution rules applicable to IRAs under Code §§408(a)(6) or 408A(c)(5) as applicable, and under the corresponding Treasury regulations, which are incorporated by reference herein.

3.13 <u>DEDUCTIBLE EMPLOYEE CONTRIBUTIONS (DECs)</u>. A DEC is a Deductible Employee Contribution made to the Plan for a Taxable Year commencing prior to 1987. If a Participant has made DECs to the Plan, the Plan Administrator must maintain a separate Account for the Participant's DECs as adjusted for Earnings, including DECs which are part of a Rollover Contribution described in Section 3.08. The DECs Account is part of the Participant's Account for all purposes of the Plan, except for purposes of determining the Top-Heavy Ratio under Section 10.01. The Plan Administrator may not use a Participant's DECs Account to purchase life insurance on the Participant's behalf. DECs are distributable under Section 6.01(C)(4)(e).

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ARTICLE IV
LIMITATIONS AND TESTING

4.01 ANNUAL ADDITIONS LIMIT. The amount of Annual Additions which the Plan Administrator may allocate under this Plan to a Participant's Account for a Limitation Year may not exceed the Annual Additions Limit.

(A) Actions to Prevent Excess Amount. If the Annual Additions the Plan Administrator otherwise would allocate under the Plan to a Participant's Account for the Limitation Year would exceed the Annual Additions Limit, the Plan Administrator will not allocate the Excess Amount, but instead will take any reasonable, uniform and nondiscriminatory action the Plan Administrator determines necessary to avoid allocation of an Excess Amount. Such actions include, but are not limited to, those described in this Section 4.01(A). If the Plan is a 401(k) Plan, the Plan Administrator may apply this Section 4.01 in a manner which maximizes the allocation to a Participant of Employer Contributions (exclusive of the Participant's Elective Deferrals). Notwithstanding any contrary Plan provision, the Plan Administrator, for the Limitation Year, may: (1) suspend or limit a Participant's additional Employee Contributions or Elective Deferrals; (2) notify the Employer to reduce the Employer's future Plan contribution(s) as necessary to avoid allocation to a Participant of an Excess Amount; or (3) suspend or limit the allocation to a Participant of any Employer Contribution previously made to the Plan (exclusive of Elective Deferrals) or of any Participant forfeiture. If an allocation of Employer Contributions previously made (excluding a Participant's Elective Deferrals) or of Participant forfeitures would result in an Excess Amount to a Participant's Account, the Plan Administrator will allocate the Excess Amount to the remaining Participants who are eligible for an allocation of Employer Contributions for the Plan Year in which the Limitation Year ends. The Plan Administrator will make this allocation in accordance with the Plan's allocation method as if the Participant whose Account otherwise would receive the Excess Amount is not eligible for an allocation of Employer Contributions. If the Plan Administrator allocates to a Participant an Excess Amount, the Plan Administrator must dispose of the Excess Amount in accordance with Section 4.03.

(B) Estimated and Actual Compensation. Prior to the determination of the Participant's actual Compensation for the Limitation Year, the Plan Administrator may determine the Annual Additions Limit on the basis of the Participant's estimated annual Compensation for such Limitation Year. The Plan Administrator will make this determination on a reasonable and uniform basis for all Participants similarly situated. The Plan Administrator must reduce the allocation of any Employer Contribution (including the allocation of Participant forfeitures) based on estimated annual Compensation by any Excess Amounts carried over from prior years. As soon as is administratively feasible after the end of the Limitation Year, the Plan Administrator will determine the Annual Additions Limit on the basis of the Participant's actual Compensation for such Limitation Year.

4.02 ANNUAL ADDITIONS LIMIT CODE §415 AGGREGATED PLANS.

(A) Aggregation of Code §415 Aggregated Plans. For purposes of applying the Annual Additions Limit, all Code §415 Aggregated Plans are treated as one plan.

(1) Break-up of an affiliate employer or an affiliated service group. For purposes of aggregating plans for Code §415, a Formerly Affiliated Plan of an employer is taken into account for purposes of applying the Code §415 limitations to the employer, but the Formerly Affiliated Plan is treated as if it had terminated immediately prior to the Cessation of Affiliation.

(2) Mid-year Aggregation. Two or more Defined Contribution Plans that are not Code §415 Aggregated Plans as of the first day of a Limitation Year do not fail to satisfy the requirements of Code §415 with respect to a Participant for the Limitation Year merely because later in that Limitation Year they become Code §415 Aggregated Plans, provided that no Annual Additions are credited to the Participant's Account after the date on which the Plans are required to be aggregated.

(B) Combined Plans Limitation. The amount of Annual Additions which the Plan Administrator may allocate under this Plan to a Participant's Account for a Limitation Year may not exceed the Combined Plans Limitation.

(1) Prevention. If the amount the Employer otherwise would allocate to the Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this Section 4.02(B) Combined Plans Limitation, the Employer will reduce the amount of its allocation to that Participant's Account in the manner described in Section 4.01(A), so the Annual Additions under all of the Code §415 Aggregated Plans for the Limitation Year will equal the Annual Additions Limit.

(2) Correction. If the Plan Administrator allocates to a Participant an amount attributed to this Plan under Section 4.02(D) which exceeds the Combined Plans Limitation, the Plan Administrator must dispose of the Excess Amount in accordance with Section 4.03.

(C) Estimated and Actual Compensation. Prior to the determination of the Participant's actual Compensation for the Limitation Year, the Plan Administrator may determine the Combined Plans Limitation on the basis of the Participant's estimated annual Compensation for such Limitation Year. The Plan Administrator will make this determination on a reasonable and uniform basis for all Participants similarly situated. The Plan Administrator must reduce the allocation of any Employer Contribution (including the allocation of Participant forfeitures) based on estimated annual Compensation by any Excess Amounts carried over from prior years. As soon as is administratively feasible after the end of the Limitation Year, the Plan Administrator will determine the Combined Plans Limitation on the basis of the Participant's actual Compensation for such Limitation Year.

(D) Ordering Rules. If a Participant's Annual Additions under this Plan and the Code §415 Aggregated Plans result in an Excess Amount, such Excess Amount will consist of the Amounts last allocated. The Plan Administrator will determine the Amounts last allocated by treating the Annual Additions attributable to a simplified employee pension as allocated first, followed by allocation to a welfare benefit fund or individual medical account, irrespective of the actual allocation date. If the

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Plan Administrator allocates an Excess Amount to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will equal the product of:

(1) the total Excess Amount allocated as of such date, multiplied by

(2) the ratio of (a) the Annual Additions allocated to the Participant as of such date for the Limitation Year under the Plan to (b) the total Annual Additions allocated to the Participant as of such date for the Limitation Year under this Plan and the Code §415 Aggregated Plans.

(E) Disposition of Allocated Excess Amount Attributable to Plan. The Plan Administrator will dispose of any allocated Excess Amounts described in and attributed to this Plan under Section 4.02(D) as provided in Section 4.03.

(F) Override. The Employer in Appendix B may specify overriding provisions which will apply to satisfy the 0requirements of Code §415 and the applicable regulations if the Employer maintains more than one qualified plan.

4.03 DISPOSITION OF EXCESS ANNUAL ADDITIONS. If a Participant's Account exceeds the Annual Additions Limit for the Limitation Year, then the Plan may correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS).

4.04 NO COMBINED DCP/DBP LIMITATION. If the Employer maintains a Defined Benefit Plan, or has ever maintained a Defined Benefit Plan which the Employer has terminated, this Plan does not calculate a combined 415 limit based on the Defined Benefit Plan and this Plan.

4.05 DEFINITIONS: SECTIONS 4.01-4.04. The following definitions apply for purposes of Sections 4.01 through 4.04, and supersede any contrary definitions in Article I:

(A) Annual Additions. Annual Additions means the sum of the following amounts allocated to a Participant's Account for a Limitation Year: (1) Employer Contributions (including Elective Deferrals); (2) forfeitures; (3) Employee Contributions; (4) amounts allocated to an individual medical account (as defined in Code §415(l)(2)) included as part of a pension or annuity plan maintained by the Employer; (5) contributions paid or accrued attributable to post-retirement medical benefits allocated to the separate account of a key-employee (as defined in Code §419A(d)(3)) under a welfare benefit fund (as defined in Code §419(e)) maintained by the Employer; (6) amounts allocated under a Simplified Employee Pension Plan; and (7) corrected (distributed) Excess Contributions under Section 4.10(B)(8) and corrected (distributed) Excess Aggregate Contributions under Section 4.10(C)(8).

(1) Exclusions. Annual Additions do not include: (a) Catch-Up Contributions; (b) Excess Deferrals which the Plan Administrator corrects by distribution by April 15 of the following calendar year; (c) Designated IRA Contributions; (d) Restorative Payments; (e) Transfers to this Plan; (f) Rollover Contributions (as described in Code §§401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16)); (g) In-Plan Roth Rollovers, (h) Repayments of loans made to a Participant from the Plan; and (i) Repayments of amounts described in Code §411(a)(7)(B) (in accordance with Code §411(a)(7)(C)) and Code §411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code §414(d)) as described in Code §415(k)(3), as well as Employer restorations of benefits that are required pursuant to such repayments.

(2) Date of tax-exempt Employer Contributions. Notwithstanding anything in the Plan to the contrary, in the case of an Employer that is exempt from Federal income tax (including a governmental employer), Employer Contributions are treated as credited to a Participant's account for a particular Limitation Year only if the contributions are actually made to the Plan no later than the 15th day of the tenth calendar month following the end of the calendar year or fiscal year (as applicable, depending on the basis on which the Employer keeps its books) with or within which the particular Limitation Year ends.

(B) Annual Additions Limit. Annual Additions Limit means the lesser of: (i) $40,000 (or, if greater, the $40,000 amount as adjusted under Code §415(d)), or (ii) 100% of the Participant's Compensation paid or accrued for the Limitation Year. If there is a short Limitation Year because of a change in Limitation Year, the Plan Administrator will multiply the $40,000 (as adjusted) limitation by the following fraction:

$$\frac{\text{Number of months (or fractional parts thereof) in the short Limitation Year}}{12}$$

The 100% Compensation limitation in clause (ii) above does not apply to any contribution for medical benefits within the meaning of Code §401(h) or Code §419A(f)(2) which otherwise is an Annual Addition.

(1) Certain contributions treated as made to a Defined Contribution Plan. Solely for purposes of Sections 4.01 through 4.04, the following contributions are treated as contributions to a Defined Contribution Plan: (i) mandatory employee contributions under Code §411(c)(2)(C) made to a Defined Benefit Plan maintained by the Employer, unless such contributions are "picked up" by the Employer under Code §414(h)(2); (ii) contributions to an individual medical account (as defined in Code §415(l)(2)) included as part of a Defined Benefit Plan or annuity plan under Code §401(h) maintained by the Employer; and (iii) a welfare benefit fund under Code §419(e) maintained by the Employer to the extent there are post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code §419A(d)(3)).

(2) Change of Limitation Year/Plan termination. The Employer may change the Limitation Year only by a Plan amendment. If the Employer terminates the Plan effective as of a date other than the last day of the Limitation Year, then the Plan is treated as if the Plan had been amended to change its Limitation Year.

(C) Cessation of Affiliation. A Cessation of Affiliation means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Treas. Reg. §§1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the employer under the employer affiliation rules of Treas. Reg.

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§§1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

(D) Code §415 Aggregated Plans. Code §415 Aggregated Plans means all Defined Contribution Plans (without regard to whether a plan has been terminated) ever maintained by the Employer (or a Predecessor Employer) under which the Participant receives Annual Additions and as described under Treas. Reg. §1.415(f)-1.

(E) Combined Plans Limitation. The Combined Plans Limitation means the Annual Additions Limit, reduced by the sum of any Annual Additions allocated to the Participant's accounts for the same Limitation Year under the Code §415 Aggregated Plans.

(F) Compensation. Compensation for purposes of Code §415 testing means Compensation as defined in Section 1.11(B)(1), (2), (3), or (4), except: (i) Compensation includes Elective Deferrals under Section 1.11(D), irrespective of whether the Employer has elected in its Adoption Agreement to include Elective Deferrals in Compensation for allocation purposes; (ii) Compensation for the entire Limitation Year is taken into account even if the Employer in its Adoption Agreement has elected to include only Participating Compensation for allocation purposes; (iii) Compensation includes regular pay Post-Severance Compensation under Section 1.11(I)(1)(a) regardless of whether the Employer elected in its Adoption Agreement under Section 1.11 to exclude such amounts in allocation Compensation; (iv) if the Employer elects on Appendix B to use different selections for Post-Severance Compensation under this Section 4.05(F) than it does under Section 1.11, then Compensation includes or excludes such other items of Post-Severance Compensation as the Employer elected in Appendix B, without regard to whether the Employer elected under Section 1.11 to include or to exclude such amounts in allocation Compensation and (v) except as elected under (iv), any other Compensation adjustment or exclusion the Employer has elected in its Adoption Agreement for allocation purposes does not apply.

(1) "First few weeks rule." If the Employer elects in Appendix B, the Plan Administrator on a uniform and consistent basis as to similarly situated Participants, will include in Compensation for Code §415 purposes Compensation earned in such Limitation Year but which, solely because of pay period and pay date timing, is paid in the first few weeks of the next following Limitation Year as described in Treas. Reg. §1.415(c)-2(e)(2). This Section 4.05(F)(1) applies to Code §415 testing Compensation but does not affect Compensation for allocation purposes.

(2) Differential Wage Payment. For years beginning after December 31, 2008, the Plan treats a Differential Wage Payment to an Employee as Compensation for purposes of: (i) application the Annual Additions Limit; (ii) application of Article X (top-heavy); (iii) determination of HCEs under Section 1.22(E); and (iv) application of the 5% Gateway Contribution requirement described in Section 4.07(A).

(G) Employer. Employer means the Signatory Employer and any Related Employer. Solely for purposes of applying the Annual Additions Limit, the Plan Administrator will determine Related Employer status by modifying Code §§414(b) and (c) in accordance with Code §415(h) and Treas. Reg. §1.415(a)-1(f)(1) and will take into account tax-exempt organizations under Treas. Reg. §1.414(c)-5. If this Plan is a Multiple Employer Plan, then as to each Participating Employer, the term "Employer" means the Participating Employer and any Related Employer to the Participating Employer.

(H) Excess Amount. Excess Amount means the excess of the Participant's Annual Additions for the Limitation Year over the Annual Additions Limit.

(I) Formerly Affiliated Plan. Formerly Affiliated Plan means a plan that, immediately prior to the Cessation of Affiliation, was actually maintained by one or more of the entities that constitute the Employer (as determined under the employer affiliation rules described in Treas. Reg. §§1.415(a)-1(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the Employer (as determined under the employer affiliation rules described in Treas. Reg. §§1.415(a)-1(f)(1) and (2)).

(J) Limitation Year. See Section 1.34.

(K) Predecessor Employer. Predecessor Employer means a former employer with respect to a participant in a plan maintained by an employer if the employer maintains a plan under which the participant had accrued a benefit while performing services for the employer, but only if that benefit is provided under the plan maintained by the employer. For this purpose, the formerly affiliated plan rules in Treas. Reg. §1.415(f)-1(b)(2) apply as if the Employer and Predecessor Employer constituted a single employer under the rules described in Treas. Reg. §§1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in Treas. Reg. §§1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship. With respect to an Employer of a Participant, a former entity that antedates the Employer is a Predecessor Employer with respect to the Participant if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity.

(L) Restorative Payment. A Restorative Payment means a payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are Restorative Payments only if the payments are made in order to restore some or all of the Plan's losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to the Plan made pursuant to a DOL order, the DOL's Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified Defined Contribution Plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not Restorative Payments and

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generally constitute contributions that are considered Annual Additions.

4.06 ANNUAL TESTING ELECTIONS. The Plan Administrator may elect to test for coverage and nondiscrimination by applying, as applicable, annual testing elections under this Section 4.06.

(A) Changes and Uniformity. In applying any testing election, the Plan Administrator may elect to apply or not to apply such election in any Testing Year, consistent with this Section 4.06. However, the Plan Administrator will apply the testing elections in effect within a Testing Year uniformly to all similarly situated Participants.

(B) Plan Specific Elections. The Employer in its Adoption Agreement must elect for the Plan Administrator to apply the following annual testing elections: (1) nondiscrimination testing under the ADP and ACP tests as a Traditional 401(k) Plan; (2) no nondiscrimination testing as a Safe Harbor 401(k) Plan or nondiscrimination testing under the ACP test as an ADP only Safe Harbor 401(k) Plan; (3) no nondiscrimination testing as a SIMPLE 401(k) Plan; (4) the top-paid group election under Code §414(q)(1)(B)(ii); (5) the calendar year data election under Notice 97-45; (6) Current or Prior Year Testing as a Traditional 401(k) Plan or as an ADP only Safe Harbor 401(k) Plan under Treas. Reg. §§1.401(k)-2(a)(2)(ii) and 1.401(m)-2(a)(2)(ii) as applicable; and (7) any other testing election which the IRS in the future specifies in written guidance as being subject to a requirement of the Employer making a Plan (versus an operational) election.

(1) Special Rules relating to ADP/ACP Testing. If the Adoption Agreement elects both ADP test safe harbor status and nondiscrimination testing under the ADP test, the elections relating to Safe Harbor status will apply only to a disaggregated plan under Treas. Reg. §1.401(k)-1(b)(4) which is a Safe Harbor 401(k) Plan under Section 3.05. If a disaggregated plan is a Safe Harbor 401(k) Plan and there are other disaggregated plans which are not Safe Harbor 401(k) Plans (such as through operation of the OEE rule described in Section 4.06(C) and Section 3.05(D)), Current Year Testing will apply to the disaggregated plan covering Otherwise Excludible Employees unless the Employer otherwise elects in the Adoption Agreement. See Section 3.05(I)(1) regarding ADP and ACP testing in connection with the maybe notice. See Section 3.05(G) regarding the application of the ACP test to Employee Contributions if the Plan qualifies for the ACP test safe harbor. See Section 3.10(G)(5) regarding SIMPLE 401(k) plans.

(C) Operational Elections. The Plan Administrator operationally may apply any testing election available under Treasury regulations or other guidance published in the Internal Revenue Bulletin, other than those plan specific elections described in 4.06(B), including but not limited to: (i) the "otherwise excludible employees rule" ("OEE rule") under Code §410(b)(4)(B); (ii) the "early participation rule" ("EP rule") under Code §§401(k)(3)(F) and 401(m)(5)(C); (iii) except as Section 4.07 may limit, the application of any Code §414(s) nondiscriminatory definition of compensation for nondiscrimination testing, regardless of the Plan's definitions of Compensation for any other purpose; (iv) application of the general nondiscrimination test under Treas. Reg. §1.401(a)(4)-2(c); (v) application of the "compensation ratio test" under Treas. Reg. §1.414(s)-1(d)(3); (vi) application of imputed permitted disparity under Treas. Reg. §1.401(a)(4)-7; (vii) application of restructuring under Treas. Reg. §1.401(a)(4)-9; (viii) application of the average benefit test under Code §410(b)(2), except as limited under Section 3.06(F); (ix) application of permissive aggregation under Code §410(b)(6)(B); (x) application of the "qualified separate line of business rules" under Code §410(b)(5); (xi) shifting Elective Deferrals from the ADP test to the ACP test; (xii) shifting QMACs from the ACP test to the ADP test; or (xiii) application of the "2 1/2 month rule" in the ADP test under Treas. Reg. §1.401(k)-2(a)(4)(i)(B)(2).

(1) Application of otherwise excludible employees and early participation rules. In applying the OEE and EP rules in clauses (i) and (ii) of Section 4.06(C) above, the Plan Administrator will apply the following provisions.

(a) Definitions of Otherwise Excludible Employees and Includible Employees. For purposes of this Section 4.06(C), an Otherwise Excludible Employee means a Participant who has not reached the Cross-Over Date. For purposes of this Section 4.06(C), an Includible Employee means a Participant who has reached the Cross-Over Date.

(b) Satisfaction of coverage. To apply the OEE or EP rules for nondiscrimination testing, the Plan must satisfy coverage as to the disaggregated plans under Code §410(b)(4)(B).

(c) Definition of Cross-Over Date. The Cross-Over Date under the OEE rule means the date on which an Employee changes status from the disaggregated plan benefiting the Otherwise Excludible Employees to the disaggregated plan benefiting the Includible Employees. The Cross-Over Date has the same meaning under the EP rule except it is limited only to NHCEs. Under the EP rule, all HCE Participants remain subject to nondiscrimination testing.

(d) Determination of Cross-Over Date. The Plan Administrator may elect to determine the Cross-Over Date for an Employee by applying any date which is not later than the maximum permissible entry date under Code §410(a)(4).

(e) Amounts in testing in Cross-Over Plan Year. For purposes of the OEE rule, the Plan Administrator will count the total Plan Year Elective Deferrals, Matching Contributions, Employer Contributions, and Compensation in the Includible Employees plan test for the Employees who become Includible Employees at any time during such Plan Year. For purposes of applying the EP rule, the Plan Administrator will count the Elective Deferrals, Matching Contributions, Employer Contributions, and Compensation in the single test for the Includible Employees, but only such of these items as are attributable to the period on and following the Cross-Over Date.

(f) Application of other conventions. Notwithstanding Sections 4.06(C)(1)(c), (d), and (e) the Plan Administrator under a Restated Plan operationally may apply the Plan terms commencing in the Plan Year beginning after the Employer executes the Restated Plan in lieu of applying the Plan terms retroactive to the Plan's restated Effective Date; and (iii) the Plan Administrator operationally may apply any other reasonable conventions, uniformly applied within a Plan Year.

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(g) Allocations not effected by testing. The Plan Administrator's election to apply the OEE or EP rules for testing does not control the Plan allocations, or the Compensation or Elective Deferrals taken into account for Plan allocations. The Plan Administrator will determine Plan allocations, and Compensation and Elective Deferrals for Plan allocations, based on the Employer's Adoption Agreement elections, including elections relating to Participating Compensation or Plan Year Compensation. For this purpose, an election of Participating Compensation means Compensation and Elective Deferrals on and following the Cross-Over Date as to the allocations for the disaggregated plan benefiting the Includible Employees.

(D) Election Timing. Except where the Plan specifies another deadline for making a Plan specific annual testing election under Section 4.06(B), the Plan Administrator may make any such testing election, and the Employer must amend the Plan as necessary to reflect the election, by the end of the Testing Year. The Plan Administrator may make operational testing elections under Section 4.06(C). If the Employer is correcting an operational Plan failure under EPCRS, the Employer may make an annual testing election for any Testing Year at the time the Employer makes the correction.

(E) Coverage Transition Rule. The Plan Administrator in determining the Plan's compliance with the coverage requirements of Code §410(b), in the case of certain acquisitions or dispositions described in Code §410(b)(6)(C) and in the regulations thereunder, will apply the "coverage transition rule" described therein.

4.07 TESTING BASED ON BENEFITS. In applying the general nondiscrimination test under Section 4.06(C) to any non-uniform Plan allocation, the Plan Administrator may elect to test using allocation rates or using equivalent accrual (benefit) rates ("EBRs") as defined in Treas. Reg. §1.401(a)(4)-(8)(b)(2). In the event that the Plan Administrator elects to test using EBRs, the Plan must comply with this Section 4.07.

(A) Gateway Contribution. Except as provided in Section 4.07(A)(2), if the Plan Administrator will perform nondiscrimination testing using EBRs, the Employer must make a Gateway Contribution.

(1) Definition of Gateway Contribution. A Gateway Contribution is an additional Employer Contribution or Nonelective Contribution in an amount necessary to satisfy the minimum allocation gateway requirement described in Treas. Reg. §1.401(a)(4)-8(b)(1)(vi).

(2) Exception to Gateway Contribution requirement. An Employer is not required to make any Gateway Contribution in the event that the Employer's elected allocation under Section 4.07(A) satisfies; (a) the "broadly available allocation rate" requirements; (b) the "age-based allocation with a gradual age or service schedule" requirements; or (c) the uniform target benefit allocation requirements each as described in Treas. Reg. §1.401(a)(4)-8(b)(1)(B). Moreover, an Employer is not required to make any Gateway Contribution in the event that the Plan is permissively aggregated (pursuant to Section 4.06(C)(ix)) with one or more defined benefit plans for purposes of coverage and nondiscrimination testing under Treas. Reg. §1.401(a)(4)-8(b)(2) and the aggregated plan is eligible to be tested on a benefits basis, either because the aggregated plan is primarily defined benefit in character, or the aggregated plan provided the minimum aggregate allocation gateway as further defined in Treas. Reg. §1.401(a)(4)-9(b)(2)(v).

(B) Eligibility for Gateway Contribution. The Plan Administrator will allocate any Gateway Contribution for a Plan Year to each NHCE Participant who receives an allocation of any Employer Contribution or Nonelective Contribution for such Plan Year. The Plan Administrator will allocate the Gateway Contribution without regard to any allocation conditions under Section 3.06 otherwise applicable to Employer Contributions or Nonelective Contributions under the Plan. However, if the Plan Administrator disaggregates the Plan for testing pursuant to the OEE rule under Section 4.06(C), the Otherwise Excludible Employees will not receive an allocation of any Gateway Contribution.

(C) Amount of Gateway Contribution. The Plan Administrator will allocate any Gateway Contribution pro rata based on the Compensation of each Participant who receives a Gateway Contribution allocation for the Plan Year, but in no event will an allocation of the Gateway Contribution to any Participant exceed the lesser of: (1) 5% of Compensation; or (2) one-third (1/3) of the Highest Allocation Rate for the Plan Year. The Plan Administrator will reduce (offset) the Gateway Contribution allocation for a Participant under either the 5% or the 1/3 Gateway Contribution alternative, by the amount of any other Employer Contributions or Nonelective Contributions the Plan Administrator allocates (including forfeitures allocated as an Employer Contribution or Nonelective Contribution and Safe Harbor Nonelective Contributions, but excluding other QNECs, as defined under Section 1.38(C)) for the same Plan Year to such Participant; provided that if an NHCE is receiving only a QNEC and the QNEC amount equals or exceeds the Gateway Contribution, the QNEC satisfies the Gateway Contribution requirement as to that NHCE. Notwithstanding the foregoing, the Employer may increase the Gateway Contribution to satisfy the provisions of Treas. Reg. §1.401(a)(4)-9(b)(2)(v)(D) if the Plan consists (for nondiscrimination testing purposes) of one or more Defined Contribution Plans and one or more Defined Benefit Plans.

(D) Compensation for 5% Gateway Contribution. For allocation purposes under the 5% Gateway Contribution alternative, "Compensation" means under Section 4.05(F) except that Compensation is limited to Participating Compensation.

(E) Compensation for Determination of Highest Rate and 1/3 Gateway Contribution. The Plan Administrator under the 1/3 Gateway Contribution alternative: (i) will determine the Highest Allocation Rate and the resulting Gateway Contribution rate for the NHCE Participants entitled to the Gateway Contribution; and (ii) will allocate the Gateway Contribution, based on Compensation the Employer elects in its Adoption Agreement, provided that such definition satisfies Code §414(s) and if it does not, the Plan Administrator will allocate the Gateway Contribution based on a Code §414(s) definition which the Plan Administrator operationally selects.

(1) Definition of Highest Allocation Rate. The Highest Allocation Rate means the greatest allocation rate of any HCE Participant and is equal to the Participant's total Employer Contribution or Nonelective Contribution allocation (including any QNECs, Safe Harbor Nonelective Contributions and forfeitures allocated as a Nonelective Contribution or forfeitures

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allocated as a Money Purchase Pension Contribution) divided by his/her Compensation, as described in this Section 4.07(E).

(F) Employer Contribution Excludes Match. For purposes of this Section 4.07, an Employer Contribution excludes Matching Contributions.

4.08 AMENDMENT TO PASS TESTING. In the event that the Plan fails to satisfy Code §§410(b) or 401(a)(4) in any Plan Year, the Employer may elect to amend the Plan consistent with Treas. Reg. §1.401(a)(4)-11(g) to correct the failure, or as otherwise permitted in the regulation. The Employer may make such an amendment in any form or manner as the Employer deems reasonable, but otherwise consistent with Section 11.02. Any amendment under this Section 4.08 will not affect reliance on the Plan's Opinion Letter or Advisory Letter.

4.09 APPLICATION OF COMPENSATION LIMIT. The Plan Administrator in performing any nondiscrimination testing under this Article IV will limit each Participant's Compensation to the amount described in Section 1.11(E).

4.10 401(k) (OR OTHER PLAN) TESTING. The Plan Administrator will test Elective Deferrals, Matching Contributions and Employee Contributions under the Employer's 401(k) Plan or other Plan as applicable, in accordance with this Section 4.10.

(A) Annual Elective Deferral Limitation. A Participant's Elective Deferrals for a Taxable Year may not exceed the Elective Deferral Limit.

(1) Definition of Elective Deferral Limit. The Elective Deferral Limit is the Code §402(g) limitation on each Participant's Elective Deferrals for each Taxable Year. If the Participant's Taxable Year is not a calendar year, the Plan Administrator must apply the Code §402(g) limitation in effect for the calendar year in which the Participant's Taxable Year begins.

(2) Definition of Excess Deferral. A Participant's Excess Deferral is the amount of Elective Deferrals for a Taxable Year which exceeds the Elective Deferral Limit.

(3) Elective Deferral Limit. The Elective Deferral Limit is the amount as in effect under Code §402(g) ($16,500 in 2011), subject to adjustment by the Treasury in multiples of $500 under Code §402(g)(4).

(4) Suspension after reaching limit. If, pursuant to a Salary Reduction Agreement or pursuant to a CODA election, the Employer determines a Participant's Elective Deferrals to the Plan for a Taxable Year would exceed the Elective Deferral Limit, the Employer will suspend the Participant's Elective Deferrals under his/her Salary Reduction Agreement, if any, until the following January 1 and will pay to the Participant in cash the portion of the Elective Deferrals which would result in the Participant's Elective Deferrals for the Taxable Year exceeding the Elective Deferral Limit.

(5) Correction. If the Plan Administrator determines a Participant's Elective Deferrals already contributed to the Plan for a Taxable Year exceed the Elective Deferral Limit, the Plan Administrator will distribute the Excess Deferrals as adjusted for Allocable Income, no later than April 15 of the following Taxable Year (or if later, the date permitted under Code §§7503 or 7508A). See Section 4.11(C)(1) as to Gap Period income.

(6) 415 interaction. If the Plan Administrator distributes the Excess Deferrals by the April 15 deadline under Section 4.10(A)(5), the Excess Deferrals are not an Annual Addition under Section 4.05, and the Plan Administrator may make the distribution irrespective of any other provision under this Plan or under the Code. Elective Deferrals distributed to a Participant as an Excess Amount in accordance with Section 4.03 are not taken into account in determining the Participant's Elective Deferral Limit.

(7) ADP interaction. The Plan Administrator will reduce the amount of Excess Deferrals for a Taxable Year distributable to a Participant by the amount of Excess Contributions (as determined in Section 4.10(B)), if any, previously distributed to the Participant for the Plan Year beginning in that Taxable Year.

(8) More than one plan. If a Participant participates in another plan subject to the Code §402(g) limitation under which he/she makes elective deferrals pursuant to a 401(k) Plan, elective deferrals under a SARSEP, elective contributions under a SIMPLE IRA or salary reduction contributions to a tax-sheltered annuity (irrespective of whether the Employer maintains the other plan), the Participant may provide to the Plan Administrator a written claim for Excess Deferrals made to the Plan for a Taxable Year. The Participant must submit the claim no later than the March 1 following the close of the particular Taxable Year and the claim must specify the amount of the Participant's Elective Deferrals under this Plan which are Excess Deferrals. The Plan Administrator may require the Participant to provide reasonable evidence of the existence of and the amount of the Participant's Excess Deferrals. If the Plan Administrator receives a timely claim which it approves, the Plan Administrator will distribute the Excess Deferrals (as adjusted for Allocable Income under Section 4.11(C)(1)) the Participant has assigned to this Plan, in accordance with this Section 4.10(A). If a Participant has Excess Deferrals because of making Elective Deferrals to this Plan and other plans of the Employer (but where the Elective Deferral Limit is not exceeded based on Deferrals to any single plan), the Participant for purposes of this Section 4.10(A)(8) is deemed to have notified the Plan Administrator of this Plan of the Excess Deferrals.

(9) Roth and Pre-Tax Deferrals. If a Participant who will receive a distribution of Excess Deferrals, in the Taxable Year for which the corrective distribution is made, has contributed both Pre-Tax Deferrals and Roth Deferrals, the Plan Administrator operationally will determine the Elective Deferral Account source(s) from which it will direct the Trustee to make the corrective distribution. The Plan Administrator also may permit the affected Participant to elect the source(s) from which the Trustee will make the corrective distribution. However, the amount of a corrective distribution of Excess Deferrals to any Participant from the Pre-Tax Deferral or Roth Deferral sources under this Section 4.10(A)(9) may not exceed the amount of the Participant's Pre-Tax Deferrals or Roth Deferrals for the Taxable Year of the correction.

(B) Actual Deferral Percentage (ADP) Test. If the Employer in its Adoption Agreement has elected to test its 401(k) Plan as a Traditional 401(k) Plan, a Participant's Elective Deferrals for a Plan Year may not exceed the ADP Limit. However, this Section 4.10(B) will not apply to a Plan Year if: (1) for the Plan

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Year no NHCE was an ADP Participant, (2) for the Plan Year no HCE was an ADP Participant, or (3) the Plan is a Volume Submitter Plan and the plan is a governmental plan described in Code §414(d). In accordance with Treas. Reg. §1.401(k)-1(e)(7), it is impermissible for the Plan to use ADP testing for a Plan Year in which it is intended for the Plan through its written terms to use the ADP test safe harbor, even though the Plan fails to satisfy the requirements of such safe harbor for the Plan Year.

(1) Definition of ADP Limit. The ADP Limit is the maximum dollar amount of Elective Deferrals each HCE Participant may defer under the Plan such that the Plan passes the ADP test for that Plan Year.

(2) Definition of Excess Contributions. Excess Contributions are the amount of Elective Deferrals made by the HCEs which exceed the ADP Limit and which may not be recharacterized as Catch-Up Contributions or as Employee Contributions.

(3) ADP test. For each Plan Year, Elective Deferrals satisfy the ADP test if they satisfy either of the following tests:

(a) 1.25 test. The ADP for the HCE Group does not exceed 1.25 times the ADP of the NHCE Group; or

(b) 2 percent test. The ADP for the HCE Group does not exceed the ADP for the NHCE Group by more than two percentage points and the ADP for the HCE Group is not more than twice the ADP for the NHCE Group.

(4) Calculation of ADP. The ADP for either group is the average of the separate ADRs calculated to the nearest one-hundredth of one percent for each ADP Participant who is a member of that group. The Plan Administrator will include in the ADP test as a zero an ADP Participant who elects not to make Elective Deferrals to the Plan for the Testing Year.

(a) Definition of ADR (actual deferral ratio). An ADP Participant's ADR for a Plan Year is the ratio of the ADP Participant's Elective Deferrals, but excluding Catch-Up Contributions, for the Plan Year to the ADP Participant's Compensation for the Plan Year.

(b) Definitions of ADP Participant and HCE and NHCE Groups. See Sections 4.11(B), (G), and (H).

(c) Excess Deferrals interaction. In determining the ADP, the Plan Administrator must include any HCE's Excess Deferrals (whether or not corrected), as described in Section 4.10(A), to this Plan or to any other Plan of the Employer and the Plan Administrator will disregard any NHCE's Excess Deferrals.

(d) QNECs and QMACs. The Plan Administrator operationally may include in the ADP test, QNECs, and QMACs the Plan Administrator does not use in the ACP test, provided that the Plan passes the ACP test before and after the shifting of any amount from the ACP test to the ADP test. The Plan Administrator may use QNECs or QMACs in the ADP test provided such amounts are not impermissibly targeted under Section 4.10(D).

(e) Shifting Elective Deferrals to ACP. The Plan Administrator will not count in the ADP test any Elective Deferrals the Plan Administrator operationally elects to shift to the ACP test; provided that the Plan must pass the ADP test both taking into account and disregarding the Elective Deferrals the Plan Administrator shifts to the ACP test.

(f) Current/Prior Year Testing.

(i) Election. In determining whether the Plan's 401(k) arrangement satisfies the ADP test, the Plan Administrator will use Current Year Testing or Prior Year Testing as the Employer elects in its Adoption Agreement. Any such election applies for such Testing Years as the Employer elects (and retroactively as the Employer may elect in the case of a Restated Plan).

(ii) Permissible changes. The Employer may amend its Adoption Agreement to change from Prior Year Testing to Current Year Testing at any time, subject to Section 4.06(D). The Employer under Section 4.06(D) may amend its Adoption Agreement to change from Current Year Testing to Prior Year Testing only: (A) if the Plan has used Current Year Testing in at least the 5 immediately preceding Plan Years (or if the Plan has not been in existence for 5 Plan Years, the number of Plan Years the Plan has been in existence); (B) the Plan is the result of aggregation of 2 or more plans and each of the aggregated plans used Current Year Testing for the period described in clause (A); or (C) a transaction occurs to which the coverage transition rule under Code §410(b)(6)(C) applies and as a result, the Employer maintains a plan using Prior Year Testing and a plan using Current Year Testing. Under clause (C), the Employer may make an amendment to change to Prior Year Testing at any time during the coverage transition period.

(iii) Deferrals and QNEC/QMAC deadline/limitation under Prior Year Testing. The Plan Administrator includes Elective Deferrals, QNECs or QMACs in determining the HCE or NHCE ADP only if the Employer makes such contribution to the Plan within 12 months following the end of the Testing Year to which the Elective Deferral relates or to which the Plan Administrator will allocate the QNEC or QMAC. For this purpose, an Elective Deferral is considered allocated as of a date within a Testing Year if the allocation is not contingent on participation or performance of services after such date. Under Prior Year Testing, to count the QNEC or QMAC in the ADP test, the Employer must contribute a QNEC or QMAC by the end of the Testing Year. The Employer may not make an Operational QNEC or QMAC if the Plan uses Prior Year Testing.

(iv) First Plan Year under Prior Year Testing. For the first Plan Year the Plan permits Elective Deferrals, if the Plan is not a Successor Plan and is using Prior Year Testing, the prior year ADP for the NHCE Group is equal to the greater of 3% or the actual ADP for the NHCE Group in the first Plan Year. If the Plan continues to use Prior Year Testing in the second Plan Year, the Plan Administrator must use the actual first Plan Year ADP for the NHCE Group in the ADP test for the second Plan Year.

(v) Plan coverage changes under Prior Year Testing. If the Employer's Plan is using Prior Year Testing and the Plan experiences a plan coverage change under Treas. Reg. §1.401(k)-2(c)(4), the Plan Administrator will make any adjustments such regulations may require to the NHCEs' ADP for the prior year.

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(vi) Shifting contributions and switching from Current Year Testing to Prior Year Testing. If the Plan Administrator is using Current Year Testing and shifts an Elective Deferral to the ACP test or shifts a QMAC to the ADP test, then, in the subsequent Testing Year for which the Plan Administrator switched to Prior Year Testing, the Plan Administrator in applying Prior Year Testing must disregard the shifted amount. The Plan Administrator in applying Prior Year Testing in such subsequent Testing Year will restore the ADP and ACP to their original amounts, leaving the shifted amount in the original test without regard to the shift in the previous Testing Year.

(5) Special aggregation rule for HCEs. To determine the ADR of any HCE, the Plan Administrator must take into account any Elective Deferrals made by the HCE (and if used in the ADP test, any QNECs and QMACs allocated to the HCE) under any other 401(k) Plan maintained by the Employer. If the 401(k) Plans have different Plan Years, the Plan Administrator will determine the combined Elective Deferrals on the basis of the Plan Years ending in the same calendar year. If the 401(k) Plans have different Plan Years, all Elective Deferrals made during the Plan Year will be aggregated. Notwithstanding the foregoing, the Plan Administrator will not apply the aggregation rule of this Section 4.10(B)(5) to plans which may not be aggregated under Treas. Reg. §1.401(k)-2(a)(3)(ii)(B).

(6) Aggregation of certain 401(k) plans. If the Employer treats two or more plans as a single plan for coverage or nondiscrimination purposes, the Employer must combine the 401(k) Plans to determine whether the plans satisfy the ADP test. This aggregation rule applies to the ADR determination for all ADP Participants (and ADP participants under the other plans), irrespective of whether an ADP Participant is an HCE or an NHCE. An Employer may not aggregate: (a) plans with different Plan Years; (b) a Safe Harbor 401(k) Plan with a non-Safe Harbor 401(k) Plan; (c) plans which use different testing methods (Current Year Testing versus Prior Year Testing); or (d) any other plans which must be disaggregated under Treas. Reg. §1.401(k)-1(b)(4)(iv). If the Employer aggregating 401(k) Plans under this Section 4.10(B)(6) is using Prior Year Testing, the Plan Administrator must adjust the NHCE Group ADP for the prior year as provided in Section 4.10(B)(4)(f)(v).

(7) Characterization of Excess Contributions. If, pursuant to Section 4.10(B)(4)(d), the Plan Administrator has elected to include QMACs in the ADP test, any Excess Contributions are attributable proportionately to Elective Deferrals and to QMACs in the ADP test allocated on the basis of those Elective Deferrals. The Plan Administrator will reduce the amount of Excess Contributions for a Plan Year distributable to an HCE by the amount of Excess Deferrals (as determined in Section 4.10(A)), if any, previously distributed to that Employee for the Employee's Taxable Year ending in that Plan Year.

(8) Distribution of Excess Contributions. If the Plan Administrator determines the Plan fails to satisfy the ADP test for a Plan Year, the Trustee, as directed by the Plan Administrator, by the end of the Plan Year which follows the Testing Year (or any later date determined under Code §7508A), must distribute the Excess Contributions, as adjusted for Allocable Income under Section 4.11(C)(2).

(a) Calculation of total Excess Contributions. The Plan Administrator will determine the total amount of the Excess Contributions to the Plan by starting with the HCE(s) who has the greatest ADR, reducing his/her ADR (but not below the next highest ADR), then, if necessary, reducing the ADR of the HCE(s) at the next highest ADR, including the ADR of the HCE(s) whose ADR the Plan Administrator already has reduced (but not below the next highest ADR), and continuing in this manner until the ADP for the HCE Group is equal to the ADP Limit. All reductions under this Section 4.10(B)(8)(a) are to the ADR only and do not result in any actual distributions.

(b) Apportionment and distribution of Excess Contributions. After the Plan Administrator has determined the total Excess Contribution amount, the Trustee, as directed by the Plan Administrator, then will distribute to each HCE his/her respective share of the Excess Contributions. The Plan Administrator will determine each HCE's share of Excess Contributions by starting with the HCE(s) who has the highest dollar amount of Elective Deferrals, reducing his/her Elective Deferrals (but not below the next highest dollar amount of Elective Deferrals), then, if necessary, reducing the Elective Deferrals of the HCE(s) at the next highest dollar amount of Elective Deferrals including the Elective Deferrals of the HCE(s) whose Elective Deferrals the Plan Administrator already has reduced (but not below the next highest dollar amount of Elective Deferrals), and continuing in this manner until the Trustee has distributed all Excess Contributions.

(c) Roth and Pre-Tax Deferrals. If an HCE who will receive a distribution of Excess Contributions, in the Plan Year for which the corrective distribution is made, has contributed both Pre-Tax Deferrals and Roth Deferrals, the Plan Administrator operationally will determine the Elective Deferral Account source(s) from which it will direct the Trustee to make the corrective distribution. The Plan Administrator also may permit the affected Participant to elect the source(s) from which the Trustee will make the corrective distribution. However, the amount of a corrective distribution of Excess Contributions to any Participant from the Pre-Tax Deferral or Roth Deferral sources under this Section 4.10(B)(8)(c) may not exceed the amount of the Participant's Pre-Tax Deferrals or Roth Deferrals for the Testing Year.

(d) Catch-Up Deferrals re-characterized. If the Plan permits Catch-Up Contributions and a Catch-Up Eligible Participant exceeds his/her ADP Limit and the Plan Administrator otherwise would distribute the Participant's Excess Contributions, the Plan Administrator instead will re-characterize as a Catch-Up Deferral the portion of such Excess Contributions as is equal to the Participant's unused Catch-Up Deferral Limit applicable to the Testing Year. Any such re-characterized Excess Contribution, plus Allocable Income, will remain in the Participant's Account and the Plan Administrator, for purposes of determining ADP test correction, will treat the re-characterized amount, including Allocable Income, as having been distributed. If the Employer in its Adoption Agreement has elected to match Catch-Up Deferrals, the Plan Administrator will retain in the affected Participant's Account any Matching Contributions made with respect to any Excess Contributions which the Plan Administrator re-characterizes under this Section 4.10(B)(8)(d).

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(9) Allocable Income/Testing Year and Gap Period. A corrective distribution under Section 4.10(B)(8) must include Allocable Income. See Section 4.11(C)(2).

(10) Treatment as Annual Additions. Distributed Excess Contributions are Annual Additions under Sections 4.01 through 4.05 in the Limitation Year in which such amounts were allocated.

(11) Re-characterization as Employee Contributions. In addition to the other correction methods under this Section 4.10(B), the Plan Administrator operationally may elect to correct an ADP test failure by re-characterizing the Elective Deferrals in excess of the ADP Limit as Employee Contributions in accordance with Treas. Reg. §1.401(k)-2(b)(3). Elective Deferrals may not be re-characterized with respect to HCE Participants to the extent that the re-characterized amounts, in conjunction with Employee Contributions actually made by the HCE, exceed the maximum amount of Employee Contributions (determined prior to performing the ACP Test) that the employee is permitted to make under the plan in the absence of re-characterization. Elective Deferrals may not be re-characterized under this paragraph after 2 1/2 months after the close of the plan year to which the re-characterization relates. The amount of Excess Aggregate Contributions for a plan year will be determined only after first determining the amount of Elective Deferrals treated as Employee Contributions due to re-characterization.

(C) Actual Contribution Percentage (ACP) Test. If: (i) the Employer in its Adoption Agreement has elected to test its Plan as a traditional 401(m) Plan; (ii) the Employer under its 401(k) Plan has elected only ADP test safe harbor plan status and the Employer makes Matching Contributions; or (iii) under any Plan there are Employee Contributions or Matching Contributions (not exempted from ACP testing), a Participant's Aggregate Contributions may not exceed the ACP Limit. However, this Section 4.10(C) will not apply to a Plan Year if: (1) for the Plan Year no NHCE was an ACP Participant, (2) for the Plan Year no HCE was an ACP Participant, or (3) the Plan is a Volume Submitter Plan and the plan is a governmental plan described in Code §414(d). In accordance with Treas. Reg. §§1.401(k)-1(e)(7) and 1.401(m)-1(c)(2), it is impermissible for the Plan to use ACP testing for a Plan Year in which it is intended for the Plan through its written terms to use the ACP test safe harbor, even though the Plan fails to satisfy the requirements of such safe harbor for the Plan Year.

(1) Definition of ACP Limit. The ACP Limit is the maximum dollar amount of Aggregate Contributions each HCE Participant may receive or may make under the Plan such that the Plan passes the ACP test.

(2) Definition of Aggregate Contributions. Aggregate Contributions are Matching Contributions and Employee Contributions. Aggregate Contributions also include any QMACs, QNECs and Elective Deferrals the Plan Administrator includes in the ACP test. If the Employer has elected ADP test safe harbor plan status and the Employer makes a Safe Harbor Matching Contribution for a Plan Year, then the Plan Administrator in computing Aggregate Contributions may disregard each Participant's Matching Contributions which do not exceed 4% of the Participant's Compensation for the Plan Year.

(3) Definition of Excess Aggregate Contributions. Excess Aggregate Contributions are the amount of Aggregate Contributions allocated on behalf of the HCEs which exceed the ACP Limit.

(4) ACP test. For each Plan Year, Aggregate Contributions satisfy the ACP test if they satisfy either of the following tests:

(a) 1.25 test. The ACP for the HCE Group does not exceed 1.25 times the ACP of the NHCE Group; or

(b) 2 percent test. The ACP for the HCE Group does not exceed the ACP for the NHCE Group by more than two percentage points and the ACP for the HCE Group is not more than twice the ACP for the NHCE Group.

(5) Calculation of ACP. The ACP for either group is the average of the separate ACRs calculated to the nearest one-hundredth of one percent for each ACP Participant who is a member of that group. The Plan Administrator will include in the ACP test as a zero an ACP Participant who for the Testing Year: (i) is eligible to make Employee Contributions but who does not do so; or (ii) is eligible to make Elective Deferrals and to receive an allocation of any Matching Contributions based on Elective Deferrals but who does not make any Elective Deferrals. An Employee who fails to satisfy an allocation condition applicable to Matching Contributions is excluded from the ACP test unless the Employee is eligible to make Employee Contributions or the Plan Administrator re-characterizes any of the Employee's Elective Deferrals as Employee Contributions.

(a) Definition of ACR (actual contribution ratio). An ACP Participant's ACR for a Plan Year is the ratio of the ACP Participant's Aggregate Contributions for the Plan Year to the ACP Participant's Compensation for the Plan Year.

(b) Definitions of ACP Participant and HCE and NHCE Groups. See Section 4.11(A), (G), and (H).

(c) QNECs and Elective Deferrals. The Plan Administrator operationally may include in the ACP test QNECs and Elective Deferrals the Plan Administrator does not use in the ADP test, provided that the Plan passes the ADP test before and after the shifting of any amount from the ADP test to the ACP test. The Plan Administrator may use QNECs in the ACP test provided such amounts are not impermissibly targeted under Section 4.10(D).

(d) Shifting QMACs to ADP. The Plan Administrator will not count in the ACP test any QMACs the Plan Administrator operationally elects to shift to the ADP test; provided that the Plan must pass the ACP test both taking into account and disregarding the QMACs the Plan Administrator shifts to the ADP test.

(e) Current/Prior Year Testing.

(i) Election. In determining whether the Plan's 401(k) arrangement satisfies the ACP test, the Plan Administrator will use Current Year Testing or Prior Year Testing as the Employer elects in its Adoption Agreement. Any such election applies for such Testing Years as the Employer elects (and retroactively as the Employer elects in the case of a Restated Plan).

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(ii) Permissible changes. The Employer may amend its Adoption Agreement to change from Prior Year Testing to Current Year Testing at any time, subject to Section 4.06(D). The Employer, under Section 4.06(D) may amend its Adoption Agreement to change from Current Year Testing to Prior Year Testing only: (A) if the Plan has used Current Year Testing in at least the 5 immediately preceding Plan Years (or if the Plan has not been in existence for 5 Plan Years, the number of Plan Years the Plan has been in existence); (B) the Plan is the result of aggregation of 2 or more plans and each of the aggregated plans used Current Year Testing for the period described in clause (A); or (C) a transaction occurs to which the coverage transition rule under Code §410(b)(6)(C) applies and as a result, the Employer maintains a plan using Prior Year Testing and a plan using Current Year Testing. Under clause (C), the Employer may make an amendment to change to Prior Year Testing at any time during the coverage transition period.

(iii) Employee Contribution, Matching and QNEC deadline/limitation under Prior Year Testing. The Plan Administrator includes Employee Contributions in the ACP test in the Testing Year in which the Employer withholds the Employee Contributions from the Participant's pay, provided such contributions are contributed to the Trust within a reasonable period thereafter. The Plan Administrator may include Matching Contributions and QNECs in determining the HCE or NHCE ACP only if the Employer makes such contribution to the Plan within 12 months following the end of the Testing Year to which the Plan Administrator will allocate the Matching Contribution or QNEC. To be included in the ACP test, a Matching Contribution must be made on account of an Employee's Elective Deferrals or Employee Contributions for the Testing Year. Under Prior Year Testing, to count the QNEC in the ACP test, the Employer must contribute a QNEC by the end of the Testing Year. The Employer may not make an Operational QNEC if the Plan uses Prior Year Testing.

(iv) First Plan Year under Prior Year Testing. For the first Plan Year the Plan permits Matching Contributions or Employee Contributions, if the Plan is not a Successor Plan and is using Prior Year Testing, the prior year ACP for the NHCE Group is equal to the greater of 3% or the actual ACP for the NHCE Group in the first Plan Year. If the Plan continues to use Prior Year Testing in the second Plan Year, the Plan Administrator must use the actual first Plan Year ACP for the NHCE Group in the ACP test for the second Plan Year.

(v) Plan coverage changes under Prior Year Testing. If the Employer's Plan is using Prior Year Testing and the Plan experiences a plan coverage change under Treas. Reg. §1.401(m)-2(c)(4), the Plan Administrator will make any adjustments such regulations may require to the NHCEs' ACP for the prior year.

(vi) Shifting contributions and switching from Current Year Testing to Prior Year Testing. If the Plan Administrator is using Current Year Testing and shifts an Elective Deferral to the ACP test or shifts a QMAC to the ADP test, then, in the subsequent Testing Year for which the Plan Administrator switched to Prior Year Testing, the Plan Administrator in applying Prior Year Testing must disregard the shifted amount. The Plan Administrator in applying Prior Year Testing in such subsequent Testing Year will restore the ADP and ACP to their original amounts, leaving the shifted amount in the original test without regard to the shift in the previous Testing Year.

(6) Special aggregation rule for HCEs. To determine the ACR of any HCE, the Plan Administrator must take into account any Aggregate Contributions allocated to the HCE under any other 401(m) Plan maintained by the Employer. If the 401(m) Plans have different Plan Years, the Plan Administrator will determine the combined Aggregate Contributions on the basis of the Plan Years ending in the same calendar year. If the 401(m) Plans have different Plan Years, all Aggregate Contributions made during the Plan Year will be aggregated. Notwithstanding the foregoing, the Plan Administrator will not apply the aggregation rule of this Section 4.10(C)(6) to plans which may not be aggregated under Treas. Reg. §1.401(m)-2(a)(3)(ii)(B).

(7) Aggregation of certain 401(m) plans. If the Employer treats two or more plans as a single plan for coverage or nondiscrimination purposes, the Employer must combine the 401(m) Plans under such plans to determine whether the plans satisfy the ACP test. This aggregation rule applies to the ACR determination for all ACP Participants (and ACP participants under the other plans), irrespective of whether an ACP Participant is an HCE or an NHCE. An Employer may not aggregate: (a) plans with different Plan Years; (b) a Safe Harbor 401(k) Plan with a non-Safe Harbor 401(k) Plan; (c) plans which use different testing methods (Current Year Testing versus Prior Year Testing); or (d) any other plans which must be disaggregated under Treas. Reg. §1.401(k)-1(b)(4)(iv). If the Employer aggregating 401(m) Plans under this Section 4.10(C)(7) is using Prior Year Testing, the Plan Administrator must adjust the NHCE Group ACP for the prior year as provided in Section 4.10(C)(5)(e)(v).

(8) Distribution of Excess Aggregate Contributions. If the Plan Administrator determines the Plan fails to satisfy the ACP test for a Plan Year, the Trustee, as directed by the Plan Administrator, by the end of the Plan Year which follows the Testing Year (or any later date determined under Code §7508A), must distribute the Vested Excess Aggregate Contributions, as adjusted for Allocable Income under Section 4.11(C)(2).

(a) Calculation of total Excess Aggregate Contributions. The Plan Administrator will determine the total amount of the Excess Aggregate Contributions by starting with the HCE(s) who has the greatest ACR, reducing his/her ACR (but not below the next highest ACR), then, if necessary, reducing the ACR of the HCE(s) at the next highest ACR, including the ACR of the HCE(s) whose ACR the Plan Administrator already has reduced (but not below the next highest ACR), and continuing in this manner until the ACP for the HCE Group is equal to the ACP Limit. All reductions under this Section 4.10(C)(8)(a) are to the ACR only and do not result in any actual distributions.

(b) Apportionment and distribution of Excess Aggregate Contributions. After the Plan Administrator has determined the total Excess Aggregate Contribution amount, the Trustee, as directed by the Plan Administrator, then will distribute (to the extent Vested) to each HCE his/her respective share of the Excess Aggregate Contributions. The Plan Administrator will determine each HCE's share of Excess Aggregate Contributions by starting with the HCE(s) who has the highest dollar amount of Aggregate Contributions, reducing the amount of his/her Aggregate Contributions (but not below

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the next highest dollar amount of the Aggregate Contributions), then, if necessary, reducing the amount of Aggregate Contributions of the HCE(s) at the next highest dollar amount of Aggregate Contributions, including the Aggregate Contributions of the HCE(s) whose Aggregate Contributions the Plan Administrator already has reduced (but not below the next highest dollar amount of Aggregate Contributions), and continuing in this manner until the Trustee has distributed all Excess Aggregate Contributions.

(9) Allocable Income/Testing Year and Gap Period. The Plan Administrator will calculate and will distribute Excess Aggregate Contribution Allocable Income in the same manner and for the same Plan Years as described in Section 4.10(B)(9) for Excess Contributions.

(10) Testing and correction ordering. If the Plan Administrator must perform both the ADP and ACP tests in a given Plan Year, the Plan Administrator may perform the tests and undertake correction of a failed test in any order that the Plan Administrator determines, with a view toward preserving Plan benefits, maximizing Employer Contributions in the Plan versus Employee Contributions or Elective Deferrals, and minimizing forfeitures. Toward this end, the Plan Administrator may treat an HCE's allocable share of Excess Aggregate Contributions in the following priority: (a) first as attributable to his/her Employee Contributions and Matching Contributions thereon, if any; (b) then as attributable to Matching Contributions allocable as to Excess Contributions determined under the ADP test such that the Plan Administrator distributes any Vested Excess Aggregate Contribution to reduce the amount of Associated Matching Contribution subject to forfeiture (irrespective of vesting). See Section 3.07(B)(1) as to testing or re-testing related to forfeiture allocations. To the extent that distributed Excess Aggregate Contributions include Elective Deferrals, and the Participant in that Testing Year made both Pre-Tax Deferrals and Roth Deferrals, the ordering rules under Sections 4.10(A)(9) and 4.10(B)(8)(c) apply.

(11) Vesting/Forfeiture of non-Vested Excess Aggregates. To the extent an HCE's Excess Aggregate Contributions are attributable to Matching Contributions, and he/she is not 100% Vested in his/her Matching Contribution Account, the Plan Administrator will distribute only the Vested portion and will forfeit the non-Vested portion. The Vested portion of the HCE's Excess Aggregate Contributions attributable to Employer Matching Contributions is the total amount of such Excess Aggregate Contributions (as adjusted for allocable income) multiplied by his/her Vested percentage (determined as of the last day of the Plan Year for which the Employer made the Matching Contribution).

(12) Treatment as Annual Addition. Distributed Excess Aggregate Contributions are Annual Additions under Sections 4.01 through 4.05 in the Limitation Year in which such amounts were allocated.

(D) QNEC, Matching and QMAC Targeting Restrictions. The Plan Administrator in performing the ADP or ACP tests may not include in the tests any impermissibly targeted QNEC or Matching Contribution as described in this Section 4.10(D). These targeting restrictions apply to Matching Contributions, to Plan-Designated and Operational QNECs and to Plan-Designated and Operational QMACs. The Employer will not contribute Operational QNECs or QMACs which would violate the targeting restrictions.

(1) QNEC targeting rules. The Plan Administrator may include in the ADP test or in the ACP test only such amounts of any QNEC as are not impermissibly targeted. A QNEC is impermissibly targeted if the QNEC amount allocated to any NHCE exceeds the greater of: (a) 5% of Compensation; or (b) 2 times the Plan's Representative Contribution Rate.

(a) Definition of Representative Contribution Rate.

(i) ADP. The Plan's ADP Representative Contribution Rate is the lowest ADP Applicable Contribution Rate of any ADP Participants who are NHCEs in a group consisting of: (A) any one-half of the ADP Participants who are NHCEs for the Plan Year; or (B) if it would result in a greater Representative Contribution Rate than under clause (A), all of the ADP Participants who are NHCEs and who are employed by the Employer on the last day of the Plan Year.

(ii) ACP. The Plan's ACP Representative Contribution Rate is the lowest ACP Applicable Contribution Rate of any ACP Participants who are NHCEs in a group consisting of: (A) any one-half of the ACP Participants who are NHCEs for the Plan Year; or (B) if it would result in a greater Representative Contribution Rate than under clause (A), all of the ACP Participants who are NHCEs and who are employed by the Employer on the last day of the Plan Year.

(b) Definition of Applicable Contribution Rate.

(i) ADP. The Applicable Contribution Rate of an ADP Participant who is an NHCE for the ADP test is the sum of the NHCE's QNECs and QMACs used in the ADP test, divided by the NHCE's Compensation.

(ii) ACP. The Applicable Contribution Rate of an ACP Participant who is an NHCE for the ACP test is the sum of the NHCE's Matching Contributions and QNECs used in the ACP test, divided by the NHCE's Compensation.

(c) QNEC in ACP test. The Plan Administrator may not use in the ADP test or take into account in determining the Plan's Representative Contribution Rate, any QNEC the Plan Administrator applies to the ACP test.

(d) Prevailing Wage Contribution. Notwithstanding Section 4.10(D)(1), the Plan Administrator may count in the ADP test QNECs which are Prevailing Wage Contributions to the extent that such QNECs do not exceed 10% of Compensation. The Plan Administrator also may count in the ACP test a QNEC which is a Prevailing Wage Contribution up to an additional 10% of Compensation, such that the combined QNEC amount does not exceed 20% of Compensation and not more than 10% in either test.

(2) Matching Contribution targeting rules. The Plan Administrator may include in the ACP test only such Matching Contribution amounts (including QMACs) as are not impermissibly targeted. A Matching Contribution is impermissibly targeted if the Matching Contribution amount allocated to any NHCE exceeds the greatest of: (i) 5% of Compensation; (ii) the amount of the NHCE's Elective

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Deferrals; or (iii) the product of 2 times the Plan's Representative Matching Rate and the NHCE's Elective Deferrals for the Plan Year.

(a) Definition of Representative Matching Rate. The Plan's Representative Matching Rate is the lowest Matching Rate for any ACP Participants who are NHCEs in a group consisting of: (i) any one-half of the ACP Participant NHCEs who make Elective Deferrals for the Plan Year; or if it would result in a greater Representative Matching Rate, (ii) all of the ACP Participant NHCEs who make Elective Deferrals for the Plan Year and who are employed by the Employer on the last day of the Plan Year.

(b) Definition of Matching Rate. The Matching Rate for an NHCE is the NHCE's Matching Contributions divided by his/her Elective Deferrals; provided that if the Matching Rate is not the same for all levels of Elective Deferrals, the Plan Administrator will determine each NHCE's Matching Rate by assuming an Elective Deferral equal to 6% of Compensation.

(c) Employee Contributions. If the Plan permits Employee Contributions, the Plan Administrator will apply this Section 4.10(D)(2) by adding together an NHCE's Employee Contributions and Elective Deferrals. If the Plan provides a Matching Contribution only as to Employee Contributions, the Plan Administrator will apply this Section 4.10(D)(2) by substituting the Employee Contributions for Elective Deferrals.

(3) Accrued fixed contributions. The Employer must contribute any accrued fixed contribution, even if any or all of such contribution is impermissibly targeted under this Section 4.10(D).

4.11 <u>DEFINITIONS: SECTIONS 4.06-4.10</u>. For purposes of Sections 4.06 through 4.10:

(A) ACP Participant. ACP Participant means an Eligible Employee who has satisfied the eligibility requirements under Article II and the allocation conditions under Section 3.06 applicable to any Matching Contributions such that the Participant would be entitled to a Matching Contribution allocable to the Testing Year if he/she makes an Elective Deferral. An ACP Participant also includes an Eligible Employee who has satisfied the eligibility requirements under Article II applicable to Employee Contributions and who has the right at any time during the Testing Year to make Employee Contributions. Any Employee with zero Compensation for the Testing Year is not an ACP Participant.

(B) ADP Participant. ADP Participant means an Eligible Employee who has satisfied the eligibility requirements under Article II applicable to any Elective Deferrals and who has the right at any time during the Testing Year to make Elective Deferrals. Any Employee with zero Compensation for the Testing Year is not an ADP Participant. A Participant is an ADP Participant even if he/she may not make Elective Deferrals for all or any part of the Testing Year because of the Annual Additions Limit or suspension based on a hardship distribution under Section 6.07.

(C) Allocable Income. Allocable Income means as follows:

(1) Excess Deferrals. For purposes of making a distribution of Excess Deferrals pursuant to Section 4.10(A), Allocable Income means Earnings allocable to the Excess Deferrals for the Taxable Year in which the Participant made the Excess Deferral. The Plan Administrator also will distribute Gap Period income with respect to Excess Deferrals in Taxable Years which began during 2007, if the Plan Administrator in accordance with the Plan terms otherwise would allocate the Gap Period Allocable Income to the Participant's Account. The Plan Administrator will not calculate and distribute Gap Period income with respect to Excess Deferrals made in Taxable Years which begin after December 31, 2007.

(a) Reasonable or alternative (pro rata) method. To calculate such Allocable Income for the Taxable Year, the Plan Administrator will use: (i) a uniform and nondiscriminatory method which reasonably reflects the manner used by the Plan Administrator to allocate Earnings to Participants' Accounts; or (ii) the "alternative method" under Treas. Reg. §1.402(g)-1(e)(5)(iii). See Section 4.11(C)(2)(a) as to the alternative method except the Plan Administrator will apply such modifications as are necessary to determine Taxable Year Allocable Income with respect to the Excess Deferrals.

(b) Gap Period. To calculate Gap Period Allocable Income, the Plan Administrator may use either of the Section 4.11(C)(1)(a) methods, or may apply the "safe harbor method" under Treas. Reg. §1.402(g)-1(e)(5)(iv). See Section 4.11(C)(2)(b) as to the safe harbor method except the Plan Administrator will apply such modifications as are necessary to determine Gap Period Allocable Income with respect to the Excess Deferrals. Under a reasonable method described in Section 4.11(C)(1)(a), clause (i), the Plan Administrator may determine the Allocable Income as of a date which is no more than 7 days prior to the date of the corrective distribution.

(2) Excess Contributions/Aggregates. For purposes of making a distribution of Excess Contributions under Section 4.10(B) and Excess Aggregate Contributions under Section 4.10(C), Allocable Income means Earnings allocable to such amounts. For Plan Years beginning on or after the final 401(k) regulations effective date, and before January 1, 2008, the Plan Administrator must calculate Allocable Income for the Testing Year and also for the Gap Period; provided that the Plan Administrator will calculate and distribute the Gap Period Allocable Income only if the Plan Administrator in accordance with the Plan terms otherwise would allocate the Gap Period Allocable Income to the Participant's Account. The Plan Administrator will not calculate and distribute Gap Period income with respect to Excess Contributions or Excess Aggregate Contributions made in Plan Years beginning after December 31, 2007.

(a) Reasonable or alternative (pro rata) method. To calculate such Allocable Income for the Testing Year, the Plan Administrator will use: (i) a uniform and nondiscriminatory method which reasonably reflects the manner used by the Plan Administrator to allocate Earnings to Participants' Accounts; or (ii) the "alternative method" under Treas. Reg. §§1.401(k)-2(b)(2)(iv)(C) and 1.401(m)-2(b)(2)(iv)(C). Under the alternative method, the Plan Administrator will determine the Allocable Income for the Testing Year by multiplying the Testing Year income with respect to Participant's Excess Contributions (or Excess Aggregate Contributions) by a fraction, the numerator of which is the Participant's Excess Contributions

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(or Excess Aggregate Contributions) and the denominator of which is the Participant's end of the Testing Year Account Balance attributable to Elective Deferrals (or Matching Contributions and Employee Contributions) and any other amounts included in the ADP test (or ACP test), but disregarding Earnings on such amounts for the Testing Year.

(b) Gap Period. To calculate Gap Period Allocable Income, the Plan Administrator may use either of the Section 4.11(C)(2)(a) "reasonable method" or "alternative method" (but as modified to include the Gap Period), or may apply the "safe harbor method" under Treas. Reg. §§1.401(k)-2(b)(2)(iv)(D) and 1.401(m)-2(b)(2)(iv)(D). Under the safe harbor method, the Gap Period Allocable Income is equal to 10% of the Testing Year income determined under the alternative method, multiplied by the number of calendar months in the Gap Period. If a corrective distribution is made on or before the 15th day of a month, that month is disregarded in determining the number of months in the Gap Period. If the corrective distribution is made after the 15th day of the month, that month is included in such calculation. Under a reasonable method described in Section 4.11(C)(2)(a), clause (i), the Plan Administrator may determine the Allocable Income as of a date which is no more than 7 days prior to the date of the corrective distribution.

(D) Compensation. Compensation means, except as otherwise provided in this Article IV, Compensation as defined for nondiscrimination purposes in Section 1.11(F).

(E) Current Year Testing. Current Year Testing means for purposes of the ADP test described in Section 4.10(B) and the ACP test described in Section 4.10(C), the use of data from the Testing Year in determining the ADP or ACP for the NHCE Group.

(F) Gap Period. Gap Period means the period commencing on the first day of the next Plan Year following the Testing Year and ending on the date the Plan Administrator distributes Excess Contributions or Excess Aggregate Contributions for the Testing Year. As to Excess Deferrals, Gap Period means the period commencing on the first day of the next Taxable Year following the Taxable Year in which the Participant made the Excess Deferrals and ending on the date the Plan Administrator distributes the Excess Deferrals.

(G) HCE Group. HCE Group means the group of ADP Participants or ACP Participants (as the context requires) who are HCEs for the Testing Year.

(H) NHCE Group. NHCE Group means the group of ADP Participants or ACP Participants (as the context requires) who are NHCEs for the Testing Year, or for the immediately prior Plan Year under Prior Year Testing, except as the Testing Year may apply in the first Plan Year, in accordance with Sections 4.10(B)(4)(f)(iv) or 4.10(C)(5)(e)(iv).

(I) Prior Year Testing. Prior Year Testing means for purposes of the ADP test described in Section 4.10(B) and the ACP test described in Section 4.10(C), the use of data from the Plan Year immediately prior to the Testing Year in determining the ADP or ACP for the NHCE Group, unless the first Plan Year provisions of Sections 4.10(B)(4)(f)(iv) or 4.10(C)(5)(e)(iv) apply.

(J) Testing Year. Testing Year means the Plan Year for which the Plan Administrator is performing coverage or nondiscrimination testing including the ADP test or the ACP test.

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ARTICLE V
VESTING

5.01 NORMAL/EARLY RETIREMENT AGE. The Employer in its Adoption Agreement must specify the Plan's Normal Retirement Age of at least age 55. If the Employer fails to specify the Plan's Normal Retirement Age in its Adoption Agreement, the Employer is deemed to have elected age 65 as the Plan's Normal Retirement Age. The Employer in its Adoption Agreement may specify an Early Retirement Age. A Participant's Account Balance derived from Employer contributions is 100% Vested upon and after his/her attaining Normal Retirement Age (or if applicable, Early Retirement Age) if the Participant is employed by the Employer on or after that date and regardless of the Participant's Years of Service for vesting or the Employer's Adoption Agreement elected vesting schedules.

(A) Pension Plans. If the Plan is a Money Purchase Pension Plan, effective as of the first Plan Year beginning after June 30, 2008, the Employer in its Adoption Agreement must elect a Normal Retirement Age of at least age 62; provided that the Employer may designate a lower age, not less than age 55, if that age is reasonably representative of the typical retirement age for the industry in which the covered workforce is employed.

5.02 PARTICIPANT DEATH OR DISABILITY. The Employer must elect in its Adoption Agreement whether a Participant's Account Balance derived from Employer Contributions is 100% Vested if the Participant's Separation from Service is a result of his/her death or Disability.

5.03 VESTING SCHEDULE.

(A) General. Except as provided in Sections 5.01 and 5.02, or unless the Employer in its Adoption Agreement elects immediate vesting, for each Year of Service as described in Section 5.05, a Participant's Vested percentage of his/her Account Balance derived from Nonelective Contributions, Regular Matching Contributions, Additional Matching Contributions, QACA Safe Harbor Contributions, or Money Purchase Pension Contributions equals the percentage under the appropriate vesting schedule the Employer has elected in its Adoption Agreement. For purposes of this Section 5.03 and the corresponding Appendix B elections, "top-heavy vesting schedule" means a vesting schedule at least as rapid as a 6-year graded schedule or a 3-year cliff schedule. Any vesting schedule which is not a top-heavy vesting schedule is a "non-top-heavy schedule."

(1) Top-heavy schedule. If the Employer in it Adoption Agreement elects to apply a vesting schedule, it must elect a top-heavy vesting schedule as to the Regular Matching Contributions, Additional Matching Contributions and all other (non-Matching) Employer Contributions, except QACA Safe Harbor Contributions under Section 5.03(A)(5) or fully vested contributions under Section 5.03(E). The top-heavy vesting schedule(s) the Employer elects in its Adoption Agreement applies to: (i) all Regular Matching Contributions Accounts and Additional Matching Contributions Accounts of all Participants who have at least one Hour of Service in a Plan Year beginning after December 31, 2001; (ii) all other (non-Matching) Employer Contribution Accounts of all Participants who have at least one Hour of Service in a Plan Year beginning after December 31, 2006; and (iii) regardless of when the Contributions under (i) or (ii) were made.

(2) Possible non-top-heavy schedule and overrides as to application of top-heavy schedule. Notwithstanding Section 5.03(A)(1), the Employer in Appendix B may elect to apply a non-top-heavy vesting schedule in Plan Years in which the Plan is not top-heavy. The Employer also may elect to override the application of top-heavy vesting schedules under Section 5.03(A)(1). Specifically, the Employer: (i) may elect to apply the top-heavy vesting schedule only to Regular Matching Contributions and Additional Matching Contributions made in Plan Years beginning after December 31, 2001, and to the associated Earnings; and (ii) may elect to apply top-heavy vesting to the affected Matching Contributions for all Participants even if they do not have one Hour of Service in a Plan Year beginning after December 31, 2001; (iii) may elect to apply the top-heavy vesting schedule only to non-Matching Contributions made in Plan Years beginning after December 31, 2006, and to the associated Earnings; and/or (iv) may elect to apply top-heavy vesting to the affected non-Matching Contributions for all Participants even if they do not have one Hour of Service in a Plan Year beginning after December 31, 2006.

(a) Election of schedule once Plan is top-heavy. If the Employer elects in Appendix B to apply a non-top-heavy vesting schedule as permitted, in the event that the Plan becomes top-heavy and then later becomes non-top-heavy, the Employer must further elect whether the Plan will continue to apply the top-heavy schedule or to return to the elected non-top-heavy schedule commencing in the non-top-heavy Plan Year.

(3) Election of different schedules. The Employer in its Adoption Agreement must elect whether the Plan will apply the same vesting schedule or a different vesting schedule to Employer Contributions (other than Matching Contributions), Regular Matching Contributions and Additional Matching Contributions.

(4) Top-heavy default schedule. If the Employer elects a non-compliant top-heavy schedule, the Plan Administrator will apply a top-heavy schedule under the Plan which most closely approximates the Employer's elected schedule (graded or cliff).

(5) QACA vesting schedule. The Employer in its Adoption Agreement as to QACA Safe Harbor Contributions will elect either: (a) 100% immediate vesting; or (b) any other vesting schedule under which a Participant will become 100% Vested after not more than 2 Years of Service.

(B) Vesting Schedules. For purposes of the Employer's elections under its Adoption Agreement, "2 year cliff," "6-year graded," "3-year cliff," "7-year graded" or "5-year cliff" means an Employee's Vested percentage, based on each included Year of Service (as the Employer elects in its Adoption Agreement), under the following applicable schedule:

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6-year graded	7-year graded
0-1 year / 0%	0-2 years / 0%
2 years / 20%	3 years / 20%
3 years / 40%	4 years / 40%
4 years / 60%	5 years / 60%
5 years / 80%	6 years / 80%
6 years / 100%	7 years / 100%

2-year cliff	
0-1 year/0%	
2 years/100%	

3-year cliff	5-year cliff
0-2 years / 0%	0-4 years / 0%
3 years / 100%	5 years / 100%

(C) "Grossed-Up" Vesting Formula. If the Trustee makes a distribution (other than a Cash-Out Distribution described in Section 5.04) to a Participant from an Account which is not fully Vested, and the Participant has not incurred a Forfeiture Break in Service, the provisions of this Section 5.03(C) apply to the Participant's Account Balance.

(1) Separate Account/formula. The Plan Administrator will establish a separate account for the Participant's Account Balance at the time of the distribution. At any relevant time following the distribution, the Plan Administrator will determine the Participant's Vested Account Balance in such separate account derived from Employer Contributions in accordance with the following formula: P(AB + D) - D. To apply this formula, "P" is the Participant's current vesting percentage at the relevant time, "AB" is the Participant's Employer-derived Account Balance at the relevant time and "D" is the amount of the earlier distribution. If, under a Restated Plan, the Plan has made distribution to a partially-Vested Participant prior to its restated Effective Date and is unable to apply the cash-out provisions of Section 5.04 to that prior distribution, this special vesting formula also applies to that Participant's remaining Account Balance.

(2) Alternative formula. The Employer, in Appendix B, may elect to modify this formula to read as follows: P(AB + (R x D)) - (R x D). For purposes of this alternative formula, "R" is the ratio of "AB" to the Participant's Employer-derived Account Balance immediately following the earlier distribution.

(3) Application to Contribution Type. If a Participant will receive a distribution from a particular Contribution Type, the Plan Administrator in applying this Section 5.03(C) will determine the Participant's Vested Account Balance for the Participant's Contribution Type separately.

(D) Special Vesting Elections. The Employer in its Adoption Agreement may elect other specified vesting provisions which are consistent with Code §411.

(E) Fully Vested Amounts. A Participant has a 100% Vested interest at all times in his/her Accounts attributable to Elective Deferrals, Employee Contributions, QNECs, QMACs, Safe Harbor Contributions (except as the Employer otherwise elects in its Adoption Agreement as to QACA Safe Harbor Contributions), SIMPLE Contributions, Rollover Contributions, DECs and Designated IRA Contributions. A Participant has a 100% Vested interest at all times in his/her Account attributable to Prevailing Wage Contributions.

(F) Mergers/Transfers. A merger or other Transfer of assets from another Defined Contribution Plan to this Plan does not result, solely by reason of the merger or Transfer, in 100% vesting of the merged or transferred assets. The Plan Administrator operationally and on a uniform and nondiscriminatory basis will determine in the case of a merger or other Transfer to the Plan whether: (1) to vest immediately all transferred assets; (2) to vest the transferred assets in accordance with the Plan's vesting schedule applicable to the Contribution Type being transferred but subject to the requirements of Section 5.08; or (3) to vest the transferred assets in accordance with the transferor plan's vesting schedule(s) applicable to the Contribution Types being transferred, as such schedules existed on the date of the Transfer. The Employer may elect to record such information in its Adoption Agreement as a special vesting election.

5.04 CASH-OUT DISTRIBUTION/POSSIBLE RESTORATION.

(A) Effect of Cash-Out Distribution. If a Partially-Vested Participant receives a Cash-Out Distribution before he/she incurs a Forfeiture Break in Service the Participant will incur an immediate forfeiture of the non-Vested portion of his/her Account Balance.

(1) Definition of Partially-Vested Participant. A Partially-Vested Participant is a Participant whose Vested percentage determined under Section 5.03 in any Account is less than 100%, who is not a 0% Vested Participant as defined below.

(2) Definition of Cash-Out Distribution. A Cash-Out Distribution is a distribution to the Participant or a Direct Rollover for the Participant (whether a Mandatory Distribution or a Distribution Requiring Consent as described in Article VI), of his/her entire Vested Account Balance (including Elective Deferrals and Employee Contributions if any) due to the Participant's Separation from Service or Severance from Employment.

(3) Allocation in Cash-Out Year. If a Partially-Vested Participant's Account is entitled to an allocation of Employer Contributions or Participant forfeitures for the Plan Year in which he/she otherwise would incur a forfeiture by reason of a Cash-Out Distribution, the Plan Administrator will make the additional allocation of Employer Contributions and forfeitures without regard to whether the Participant previously received a Cash-Out Distribution; provided, that the Plan Administrator, in accordance with Section 3.07(D), will not allocate to such Participant any of his/her own forfeiture resulting from the Cash-Out Distribution.

(B) Forfeiture Restoration and Conditions for Restoration. A partially-Vested Participant re-employed by the Employer after receiving a Cash-Out Distribution of the Vested percentage of his/her Account Balance may repay to the Trust the entire amount of the Cash-Out Distribution (including Elective Deferrals and Employee Contributions if any) without any

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Defined Contribution Prototype Plan

adjustment for Earnings, unless the Participant no longer has a right to restoration under this Section 5.04(B).

(1) Restoration. If a re-employed Participant repays his/her Cash-Out Distribution, the Plan Administrator, subject to the conditions of this Section 5.04(B), must restore the Participant's Account Balance to the same dollar amount as the dollar amount of his/her Account Balance on the Accounting Date, or other Valuation Date, immediately preceding the date of the Cash-Out Distribution, unadjusted for any Earnings occurring subsequent to that Accounting Date (and prior to the Participant's repayment or the Employer's restoration) or other Valuation Date.

(2) Source of repayment. A re-employed Participant may make repayment from any source, including an IRA Rollover Contribution.

(3) No restoration. The Plan Administrator will not restore a re-employed Participant's Account Balance under this Section 5.04 (B) if:

(a) 5 Years. 5 years have elapsed since the Participant's first re-employment date with the Employer following the Cash-Out Distribution;

(b) Not employed. The Employer does not employ the Participant on the date the Participant repays his/her Cash-Out Distribution; or

(c) Forfeiture Break. The Participant has incurred a Forfeiture Break in Service. This condition also applies if the Participant makes repayment within the Plan Year in which he/she incurs the Forfeiture Break in Service and that Forfeiture Break in Service would result in a complete forfeiture of the amount the Plan Administrator otherwise would restore.

(4) Restoration timing. If none of the conditions in Section 5.04(B)(3) preventing restoration of the Participant's Account Balance apply, the Plan Administrator will restore the Participant's Account Balance as of the Plan Year Accounting Date coincident with or immediately following the repayment.

(5) Source of restoration. To restore the Participant's Account Balance, the Plan Administrator, to the extent necessary, will allocate to the Participant's Account:

(a) Forfeitures. First, from the amount, if any, of Participant forfeitures the Plan Administrator otherwise would allocate in that Plan Year under Section 3.07;

(b) Earnings. Second, from the amount, if any, of the Earnings for the Plan Year, except to the extent Earnings are allocable to specific Participant-Directed Accounts under Section 7.04(A)(2)(b); and

(c) Employer Contribution. Third, from the amount of a discretionary Employer Contribution for the Plan Year.

The Employer in Appendix B may eliminate as a source of restoration any of the amounts described in clauses (a), (b), and (c) or may change the order of priority of these amounts.

(6) Multiple restorations. If, for a particular Plan Year, the Plan Administrator must restore the Account Balance of more than one re-employed Participant, the Plan Administrator will make the restoration allocations from the amounts described in Section 5.04(B)(5), clauses (a), (b) and (c) to each such Participant's Account in the same proportion that a Participant's restored amount for the Plan Year bears to the restored amount for the Plan Year of all re-employed Participants.

(7) Employer must make-up shortfall. To the extent the amounts described in Section 5.04(B)(5) are insufficient to enable the Plan Administrator to make the required restoration, the Employer must contribute, without regard to any requirement or condition of Article III, the additional amount necessary to enable the Plan Administrator to make the required restoration.

(8) Not an Annual Addition. A cash-out restoration allocation is not an Annual Addition under Article IV.

(C) Deemed Cash-Out of 0% Vested Participant. Except as the Employer may elect in Appendix B, the "deemed cash-out rule" of this Section 5.04(C) applies to any 0% Vested Participant. Under a deemed cash-out, a Participant does not receive an actual Plan distribution but the Plan Administrator treats the Participant as having received an actual Cash-Out Distribution.

(1) Definition of 0% Vested Participant. A Participant is not 0% Vested if, at the time that the Plan Administrator applies the deemed cash-out rule: (i) the Participant has any existing Account Balance attributable to Elective Deferrals, Employee Contributions, Safe Harbor Contributions, Prevailing Wage Contributions, Rollover Contributions, QNECs, QMACs or DECs; or (ii) the Participant has any vesting in accordance with the vesting schedule applicable to any other Contribution Type with a positive (non-zero) balance in that Account. A Participant is 0% Vested if the Participant is eligible to make or to receive any of the contributions described in clause (i) above, but has not made or received such contributions and if the Participant has no vesting or no Account Balance as to Contribution Types described in clause (ii) above.

(2) If not entitled to allocation. If a 0% Vested Participant's Account is not entitled to an allocation of Employer Contributions for the Plan Year in which the Participant has a Severance from Employment, the Plan Administrator will apply the deemed cash-out rule as if the 0% Vested Participant received a Cash-Out Distribution on the date of the Participant's Severance from Employment.

(3) If entitled to allocation. If a 0% Vested Participant's Account is entitled to an allocation of Employer contributions or Participant forfeitures for the Plan Year in which the Participant has a Severance from Employment, the Plan Administrator will apply the deemed cash-out rule as if the 0% Vested Participant received a Cash-Out Distribution on the first day of the first Plan Year beginning after his/her Severance from Employment.

(4) Timing of "deemed repayment." For purposes of applying the restoration provisions of this Section 5.04, the Plan Administrator will treat a re-employed 0% Vested Participant as repaying his/her cash-out "distribution" on the date of the Participant's re-employment with the Employer.

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(5) Pension plans. If the Plan is a Money Purchase Pension Plan, all references in this Section 5.04(C) to "Severance from Employment" mean "Separation from Service."

(D) Accounting for Cash-Out Repayment.

(1) Pending restoration. As soon as is administratively practicable, the Plan Administrator will credit to the Participant's Account the Cash-Out Distribution amount a Participant has repaid to the Plan. Pending the restoration of the Participant's Account Balance, the Plan Administrator under Section 7.04(A)(2)(c) may direct the Trustee to place the Participant's Cash-Out Distribution repayment in a Segregated Account.

(2) Accounting by contribution source. The Plan Administrator will account for a Participant's restored balance by treating the Account as consisting of the same Contribution Types and amounts as existed on the date of the Cash-Out Distribution. The Employer in Appendix B may elect an alternative accounting for a restored Account, either under the "nonelective rule" or under the "rollover rule." Under the nonelective rule, the Plan Administrator will treat the portion of the Participant's restored balance attributable to the Participant's cash-out repayment as a Nonelective Contribution (or other Employer Contributions as applicable) for purposes of any subsequent distribution. Under the rollover rule, the Plan Administrator will treat the portion of the Participant's restored balance attributable to the Participant's cash-out repayment as a Rollover Contribution for purposes of any subsequent distribution; provided however that if the cash-out repayment does not qualify as a Rollover Contribution or if the Plan does not permit Rollover Contributions, the Plan Administrator will apply the nonelective rule. Under either the nonelective rule or the rollover rule the portion of the Participant's restored balance attributable to the Plan Administrator's restoration under Section 5.04(B)(1), consists of the same Contribution Types and amounts as existed as of the date of the Cash-out Distribution.

(3) Return if failed repayment. Unless the cash-out repayment qualifies as a Participant Rollover Contribution, the Plan Administrator will direct the Trustee to repay to the Participant as soon as is administratively practicable, the full amount of the Participant's Cash-Out Distribution repayment if the Plan Administrator determines any of the conditions of Section 5.04(B)(3) prevents restoration as of the applicable Accounting Date, notwithstanding the Participant's repayment.

5.05 YEAR OF SERVICE - VESTING.

(A) Definition of Year of Service. A Year of Service, for purposes of determining a Participant's vesting under Section 5.03, means the Vesting Computation Period during which an Employee completes the number of Hours of Service (not exceeding 1,000) the Employer specifies in its Adoption Agreement, without regard to whether the Employer continues to employ the Employee during the entire Vesting Computation Period.

(B) Definition of Vesting Computation Period. A Vesting Computation Period is a 12-consecutive month period the Employer elects in its Adoption Agreement.

(C) Counting Years of Service. For purposes of a Participant's vesting in the Plan, the Plan counts all of an Employee's Years of Service except:

(1) Forfeiture Break in Service; Cash-Out. For the sole purpose of determining a Participant's Vested percentage of his/her Account Balance derived from Employer Contributions which accrued for his/her benefit prior to a Forfeiture Break in Service or receipt of a Cash-Out Distribution, the Plan disregards any Year of Service after the Participant first incurs a Forfeiture Break in Service or receives a Cash-Out Distribution (except where the Plan Administrator restores the Participant's Account under Section 5.04(B)).

(2) Rule of parity and one-year hold-out rule. If the rule of parity under Section 5.06(C) or the one-year hold-out rule under Section 5.06(D) applies, the Plan disregards pre-break Service as described therein.

(3) Other exclusions. Consistent with Code §411(a)(4), any Year of Service the Employer elects to exclude under its Adoption Agreement, including Service during any period for which the Employer did not maintain the Plan or a Predecessor Plan. See Section 1.46(B).

(D) Elapsed Time. If the Employer in its Adoption Agreement elects to apply the Elapsed Time Method in applying the Plan's vesting schedule, the Plan Administrator will credit Service in accordance with Section 1.32(A)(3).

5.06 BREAK IN SERVICE AND FORFEITURE BREAK IN SERVICE - VESTING.

(A) Definition of Break in Service. For purposes of this Article V, a Participant incurs a Break in Service if during any Vesting Computation Period he/she does not complete more than 500 Hours of Service. If the Plan applies the Elapsed Time Method of crediting Service, a Participant incurs a Break in Service if the Participant has a Period of Severance of at least 12 consecutive months. If, pursuant to Section 5.05(A), the Plan does not require more than 500 Hours of Service to receive credit for a Year of Service, a Participant incurs a Break in Service in a Vesting Computation Period in which he/she fails to complete a Year of Service.

(B) Definition of Forfeiture Break in Service. A Participant incurs a Forfeiture Break in Service when he/she incurs 5 consecutive Breaks in Service.

(C) Rule of Parity-Vesting. The Employer in its Adoption Agreement may elect to apply the "rule of parity" under Code §411(a)(6)(D) for purposes of determining vesting Years of Service. Under the rule of parity, the Plan Administrator excludes a Participant's Years of Service before a Break in Service if: (1) the number of the Participant's consecutive Breaks in Service equals or exceeds 5; and (2) the Participant is 0% Vested in his/her Account Balance (as described under Section 5.04(C)(1)) at the time he/she has the Breaks in Service.

(D) One-Year Hold-out Rule-Vesting. The "one-year hold-out rule" under Code §411(a)(6)(B) will not apply to this Article V unless the Employer elects otherwise in Appendix B. If the one-year hold-out rule applies, an Employee who has a one-year Break in Service will not be credited for vesting purposes with any Years of Service earned before such one-year Break in Service, until the Employee has completed a Year of Service after the one-year Break in Service.

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Defined Contribution Prototype Plan 5.07 FORFEITURE OCCURS. under the pre-amendment vesting schedule with respect to the Participant's pre-amendment Account Balance. (A) Timing. A Participant's forfeiture of his/her non-Vested Account Balance derived from Employer Contributions occurs (B) Hour of Service Required. Except as the Plan otherwise under the Plan on the earlier of: expressly provides, an amended vesting schedule will apply to a Participant only if the Participant receives credit for at least one (1) Forfeiture Break. The last day of the Vesting Hour of Service after the new vesting schedule becomes Computation Period in which the Participant first incurs a effective. Forfeiture Break in Service; or (C) Election. If the Employer amends the Plan's vesting (2) Cash-Out. The date the Participant receives a schedule, each Participant having completed at least 3 Years of Cash-Out Distribution. Service (as described in Section 5.05) with the Employer prior to the expiration of the election period described below, may (B) Vesting Schedule/Lost Participants. The Plan elect irrevocably to have the Plan Administrator determine the Administrator determines the percentage of a Participant's Vested percentage of his/her Account Balance without regard to Account Balance forfeiture, if any, under this Section 5.07 the amendment. solely by reference to the vesting schedule the Employer elected in its Adoption Agreement. A Participant does not forfeit any (1) Notice of amendment. The Plan Administrator will portion of his/her Account Balance for any other reason or cause forward an appropriate notice of any amendment to the vesting except as expressly provided by this Section 5.07 or as provided schedule to each affected Participant, together with the under Sections 3.07 or 7.07. appropriate form upon which the Participant may make an election to remain under the pre-amendment vesting schedule 5.08 AMENDMENT TO VESTING SCHEDULE. The and notice of the time within which the Participant must make Employer under Section 11.02 may amend the Plan's vesting an election to remain under the pre-amendment vesting schedule(s) under Section 5.03 at any time, subject to this schedule. Section 5.08. For purposes of this Section 5.08, an amendment to the vesting schedule includes any Plan amendment which (2) Election timing. The Participant must file his/her directly or indirectly affects the computation of the Vested election with the Plan Administrator within 60 days of the latest percentage of a Participant's Account Balance. In addition, any of: (a) the Employer's adoption of the amendment; (b) the shift in the Plan's vesting schedule under Article X, due to a effective date of the amendment; or (c) the Participant's receipt change in the Plan's top-heavy status, is an amendment to the of a notice of the amendment. vesting schedule for purposes of this Section 5.08. (3) No election if no adverse effect. The election (A) No Reduction. The Plan Administrator will not apply the described in this Section 5.08(C) does not apply to a Participant amended vesting schedule to reduce any Participant's existing if the amended vesting schedule provides for vesting at least as Vested percentage (determined on the later of the date the rapid at any time as the vesting schedule in effect prior to the Employer adopts the amendment, or the date the amendment amendment. becomes effective) in the Participant's existing (pre-amendment) and future Account Balance attributable to Employer 5.09 EMPLOYEE CONTRIBUTIONS. A Participant who Contributions, to a percentage less than the Vested percentage is either fully or partially vested in his or her Employer computed under the Plan without regard to the amendment. Contributions will not forfeit any of those contributions merely Furthermore, the Plan Administrator will not apply the amended as the result of a distribution of all or any portion of the vesting schedule to affect adversely a Participant's Vesting Participant's Employee Contributions. © 2014 Great-West Trust Company, LLC or its suppliers 56

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ARTICLE VI
DISTRIBUTIONS

6.01 TIMING OF DISTRIBUTION. The Plan Administrator will direct the Trustee to commence distribution of a Participant's Vested Account Balance in accordance with this Section 6.01 upon the Participant's Separation from Service (or Severance from Employment) for any reason, upon the Participant's death, or if the Participant exercises an In-Service Distribution right under the Plan. The Trustee may make Plan distributions on any administratively practical date during the Plan Year, consistent with the Employer's elections in its Adoption Agreement. For purposes of this Article VI, the Plan applies Severance from Employment in place of Separation from Service where distribution is of Restricted 401(k) Accounts. Section 6.01(A) is controlling as to distribution of all Accounts upon Separation from Service or Severance from Employment. Section 6.01(B) is controlling as to distribution of all Accounts upon death (whether death occurs before or after Separation from Service or Severance from Employment). Section 6.01(C) applies only while a Participant remains employed by the Employer and only to such Accounts described in the Plan and as the Employer elects in its Adoption Agreement.

(A) Distribution upon Separation from Service/Severance from Employment (other than death).

(1) Mandatory Distributions. The Employer in its Adoption Agreement will elect whether the Plan will make Mandatory Distributions and will elect the timing of the Mandatory Distribution. If the Employer elects no Mandatory Distributions, then all distributions are Distributions Requiring Consent under Section 6.01(A)(2). The timing of any Mandatory Distribution must comply with Code §401(a)(14).

(a) Definition of Mandatory Distribution. A Mandatory Distribution is a Plan required distribution without the Participant's consent upon the Participant's Separation from Service. A Mandatory Distribution does not include a distribution based on the Participant's death or on account of Plan termination.

(i) Distribution after 62/NRA; unlimited amount. A Mandatory Distribution in the case of a Participant who will receive the distribution after the Participant attains the later of age 62 or Normal Retirement Age includes a distribution of any amount.

(ii) Distribution before 62/NRA; amount limit and Rollovers. A Mandatory Distribution in the case of a Participant who will receive the distribution before the Participant attains the later of age 62 or Normal Retirement Age may not exceed the amount (not exceeding $5,000) the Employer elects in its Adoption Agreement. In applying the elected Mandatory Distribution amount, the Plan Administrator will include or exclude a Participant's Rollover Contributions Account as the Employer elects in its Adoption Agreement. The Plan Administrator will disregard accumulated DECs.

(iii) Remaining Installments. A Mandatory Distribution does not include the remaining balance of any Installment distribution (originally subject to Participant consent), but where the remaining Account Balance presently is less than the Mandatory Distribution amount.

(b) Distribution of Mandatory Distribution before 62/NRA; method and timing. If a Participant will receive a Mandatory Distribution before attaining the later of age 62 or Normal Retirement Age, the Plan Administrator will direct the Trustee to distribute the Mandatory Distribution to the Participant in a Lump-Sum (without regard to Section 6.04) consisting of the Participant's entire Vested Account Balance (including any Rollover Contribution Account even if the Plan disregards a Rollover Contribution Account in determining Mandatory Distribution status). The Plan Administrator will direct the Trustee to make a Mandatory Distribution at the time the Employer elects in its Adoption Agreement, but in no event later than the 60th day following the close of the Plan Year in which: (i) the Participant attains Normal Retirement Age or age 65 if earlier; or (ii) occurs the Participant's 10th anniversary of Plan participation, whichever is later. See Section 6.08(D) regarding potential Automatic Rollover of Mandatory Distributions. The Plan Administrator, in accordance with Section 6.08(B) will give a rollover notice to a Participant who will receive a Mandatory Distribution. The notice will explain the Automatic Rollover under Section 6.08(D) as applicable in the case of the Participant's failure to respond timely to the rollover notice.

(c) Distribution of Mandatory Distribution if 62/NRA; method and timing.

(i) Balance not exceeding $5,000. If a Participant will receive a Mandatory Distribution after attaining the later of age 62 or Normal Retirement Age, and the Participant's Vested Account Balance (including any Rollover Contributions Account) does not exceed $5,000 (or such lesser amount the Employer elects in Appendix B), the Plan Administrator will direct the Trustee to distribute a Mandatory Distribution to the Participant in a Lump-Sum (without regard to Section 6.04) consisting of the Participant's entire Vested Account Balance. The Plan Administrator will direct the Trustee to make a Mandatory Distribution at the time the Employer elects in its Adoption Agreement, but not later than the 60th day following the close of the Plan Year in which: (A) the Participant incurs a Separation from Service; or (B) occurs the Participant's 10th anniversary of Plan participation, whichever is later.

(ii) Balance exceeds $5,000. If a Participant will receive a Mandatory Distribution after attaining the later of age 62 or Normal Retirement Age, and the Participant's Vested Account Balance (including any Rollover Contributions Account) exceeds $5,000 (or such lesser amount the Employer elects in Appendix B), the Participant may elect any method or form of distribution available under the Plan and the Plan Administrator in accordance with Section 6.01(A)(2)(c) will provide the Participant with a distribution notice. If under Section 6.01(A)(2)(f) the Plan permits a Participant receiving a Distribution Requiring Consent to postpone distribution to any specified date (not beyond the Participant's DCD as described in Section 6.02), a Participant receiving a Mandatory Distribution under this Section 6.01(A)(1)(c)(ii) also may elect to postpone distribution. If a Participant may not elect to postpone distribution or fails to elect to postpone distribution, the Plan Administrator will direct the Trustee to distribute the Participant's Account at the time the Employer elects in its

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Adoption Agreement, but not later than the 60th day following the close of the Plan Year in which: (A) the Participant incurs a Separation from Service; or (B) occurs the Participant's 10th anniversary of Plan participation, whichever is later.

(iii) Rollover notice but no Automatic Rollover. The Plan Administrator, in accordance with Section 6.08(B) will give a rollover notice to a Participant who will receive a Mandatory Distribution under this Section 6.01(A)(1)(c). However, the Automatic Rollover under Section 6.08(D), in the case of the Participant's failure to respond timely to the rollover notice, does not apply under this Section 6.01(A)(1)(c).

(2) Distributions Requiring Consent.

(a) Definition of Distribution Requiring Consent. A Distribution Requiring Consent is a distribution upon the Participant's Separation from Service other than on account of death and which is not a Mandatory Distribution,

(b) Distribution of Distribution Requiring Consent. The Plan Administrator, subject to this Section 6.01(A)(2) regarding Participant elections or the absence thereof, will direct the Trustee to commence or make a Distribution Requiring Consent, at the time or times and in the form the Adoption Agreement specifies.

(c) Distribution notice. At least 30 days and not more than 180 days prior to the Participant's Annuity Starting Date, the Plan Administrator must provide a written distribution notice (or a summary notice as permitted under Treasury regulations) to a Participant who is eligible to receive a Distribution Requiring Consent. The distribution notice must explain the optional forms of benefit in the Plan, including the material features and relative values of those options, and the Participant's right to postpone distribution until the applicable date described in Section 6.01(A)(2)(f). The notice will describe the consequences of the Participant's failure to postpone the distribution. Also see Section 6.08(B) for provisions relating to a rollover notice.

(d) Consent requirements. A Participant must consent, in writing, following receipt of the distribution notice, to any Distribution Requiring Consent. The Participant's spouse also must consent, in writing, to any distribution, for which Section 6.04 requires the spouse's consent. The consent requirements of this Section 6.01(A)(2)(d) do not apply to defaulted loans described in Section 7.06(C), to RMDs under Section 6.02 or to corrective distributions under Article IV. See Section 11.05(D) as to consent requirements related to distributions following Plan termination.

(e) Distribution election/reconsideration. A Participant eligible to receive a Distribution Requiring Consent, consistent with the Adoption Agreement and subject to Sections 6.02, 6.03 and 6.04, may elect the time and method of distribution of his/her Account (or portion thereof) following receipt of the distribution notice. Unless the Plan Administrator in a distribution form, notice, or other Plan disclosure indicates otherwise, a Participant may reconsider his/her distribution election at any time prior to the Annuity Starting Date and may elect to commence distribution as of any other distribution date permitted under the Plan or under the Adoption Agreement. A Participant may elect to receive a distribution at any administratively practical time which is earlier than 30 days following the Participant's receipt of the distribution notice, by waiving in writing the balance of the 30 days. However, if the requirements of Section 6.04 apply, the Participant may not elect to commence distribution during the 7 days immediately following the date of the Participant's receipt of the distribution notice.

(f) Election to postpone. A Participant eligible to receive a Distribution Requiring Consent prior to his/her Annuity Starting Date, may elect to postpone distribution beyond the time the Employer has elected in its Adoption Agreement, to any specified date including, but not beyond the Participant's RBD as described in Section 6.02, unless the Employer, in its Adoption Agreement, specifically limits a Participant's right to postpone distribution of his/her Account Balance only to the later of the date the Participant attains age 62 or Normal Retirement Age. The Plan Administrator will reapply the notice and consent requirements of Section 6.01(A)(2) to any distribution a Participant postpones under this Section 6.01(A)(2)(f).

(g) No election/deemed elected distribution date. In the absence of a Participant's consent and distribution election (as described in Sections 6.01(A)(2)(d) and (e)) or in the absence of the Participant's election under Section 6.01(A)(2)(f), made prior to his/her Annuity Starting Date, to postpone distribution, the Plan Administrator, consistent with the Employer's elections in its Adoption Agreement, will treat the Participant as having elected (in accordance with the Treasury regulations under Code §§411 and 401(a)(14)) to postpone his/her distribution until the later of the date the Participant attains age 62 or Normal Retirement Age. At the applicable date, the Plan Administrator then will direct the Trustee to distribute the Participant's Vested Account Balance in a Lump-Sum (or, if applicable, the annuity form of distribution required under Section 6.04). The provisions Section 6.01(A)(2)(e) regarding reconsideration of distribution elections apply to any election or deemed election in this Section 6.01(A)(2)(g).

(h) Definition of Annuity Starting Date. See Section 1.06(A).

(3) Disability. If the Participant's Separation from Service is because of his/her Disability, except to the extent the Employer elects in its Adoption Agreement to accelerate distribution, the Plan Administrator will direct the Trustee to distribute the Participant's Vested Account Balance at the same time and in the same form as if the Participant had incurred a Separation from Service without Disability.

(4) Determination of Vested Account Balance. For purposes of the consent requirements under this Article VI and of determining whether a distribution is a Mandatory Distribution, the Plan Administrator determines a Participant's Vested Account Balance as of the most recent Valuation Date immediately prior to the distribution date, and takes into account the Participant's entire Account Balance, including Elective Deferrals, but including or excluding the Participant's Rollover Contributions Account as the Employer elects in its Adoption Agreement. The Plan Administrator in determining the Participant's Vested Account Balance at the relevant time, will disregard a Participant's Vested Account Balance existing on any prior date, except as related to Installment distributions under Section 6.01(A)(1)(a)(iii).

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(5) Consent to Cash-Out Distribution/forfeiture. If a Participant is partially Vested in his/her Account Balance, a Participant's election under Section 6.01(A)(2) to receive distribution prior to the Participant's incurring a Forfeiture Break in Service, must be in the form of a Cash-Out Distribution.

(6) Return to employment. A Participant may not receive a distribution based on Separation from Service, or continue any Installment distribution based on a prior Separation from Service, if, prior to the time the Trustee actually makes the distribution, the Participant returns to employment with the Employer.

(B) Distribution upon Death. In the event of the Participant's death (whether death occurs before or after Separation from Service or Severance from Employment), the Plan Administrator will direct the Trustee, in accordance with this Section 6.01(B) to distribute to the Participant's Beneficiary the Participant's Vested Account Balance remaining in the Trust at the time of the Participant's death.

(1) Timing of commencement. The Plan Administrator must direct the Trustee to distribute or commence distribution of the deceased Participant's Vested Account Balance following the date on which the Plan Administrator receives notification of, or otherwise confirms, the Participant's death. The actual timing of distribution will be in accordance with: (a) the Employer's Adoption Agreement elections; (b) any Participant or Beneficiary permitted and timely made election under Section 6.03(B); and (c) the Plan terms including Section 6.02.

(2) Distribution method. The Plan Administrator must direct the Trustee to distribute or commence distribution of the deceased Participant's Vested Account Balance under a method which is in accordance with: (a) the Employer's Appendix B elections; (b) any Participant or Beneficiary permitted and timely made election under Section 6.03(B); and (c) the Plan terms including Sections 6.02 and 6.04.

(C) In-Service Distribution. The Employer in its Adoption Agreement must elect the Participants' In-Service Distribution rights, if any. If the Employer elects to permit any In-Service Distributions, the Employer will elect the eligible Contribution Type or Contribution Type Accounts and the age or other events which entitle a Participant to an In-Service Distribution. An In-Service Distribution under this Section 6.01(C) is subject to all provisions and limitations described herein and in Sections 6.04 and 11.02(C)(3) as to Protected Benefits.

(1) Definition of In-Service Distribution. An In-Service distribution means distribution of a Participant's Account or any portion thereof prior to his/her Separation from Service.

(2) Conditions.

(a) Vesting. The Employer must elect in its Adoption Agreement whether a partially-Vested Participant may receive an In-Service Distribution. If a Participant receives an In-Service Distribution as to a partially-Vested Account, and the Participant has not incurred a Forfeiture Break in Service, the Plan Administrator will apply the vesting provisions of Section 5.03(C).

(b) Other Conditions. The Employer in its Adoption Agreement may elect other conditions applicable to In-Service Distributions.

(3) Administration.

(a) Participant election. A Participant must make any permitted In-Service Distribution election under this Section 6.01(C) in writing and on a form prescribed by the Plan Administrator which specifies the percentage or dollar amount of the distribution and the Participant's Contribution Type or Account to which the election applies.

(b) Frequency, timing and method. If the Plan permits In-Service Distributions: (i) the Plan Administrator may adopt a policy imposing frequency limitations or other reasonable administrative conditions; and (ii) a Participant may elect as many In-Service Distributions per Plan Year as the election form prescribed by the Plan Administrator allows, or as any In-Service Distribution policy permits, with a minimum of one In-Service Distribution permitted each Plan Year. If the Plan Administrator's form or policy does not specify the permitted number of Plan Year In-Service Distributions, the number is not limited. The Trustee, as directed by the Plan Administrator and subject to Section 6.04, will distribute the amount(s) a Participant elects, as soon as administratively practical after the Participant files his/her properly completed In-Service Distribution election with the Plan Administrator. The Trustee will distribute the Participant's remaining Account Balance in accordance with the other provisions of this Article VI.

(4) Account restrictions.

(a) Nonelective, Regular Matching, Additional Matching and SIMPLE Contribution distribution events. The Employer in its Adoption Agreement may elect to permit an In-Service Distribution of the Nonelective, Regular Matching, Additional Matching and SIMPLE Contribution Accounts upon a Participant's attainment of a stated age, based on a fixed number of years or based upon some other specified event, such as hardship under Section 6.07. Such Adoption Agreement elections include, but are not limited to, the following:

(i) Two year "seasoned" contributions. The contributions which the Plan Administrator will distribute were made at least 2 years (or such other greater period as the Employer elects in its Adoption Agreement) prior to the date on which the distribution will occur. Such distributions may include Earnings on the "seasoned" contributions.

(ii) 60 months of participation. The Participant has been a Participant for at least 60 months (or for such other greater period as the Employer elects in its Adoption Agreement) prior to the date on which the Plan Administrator will make the distribution. This election applies to all applicable contributions, regardless of when made.

(b) 401(k) Plans.

(i) Limitation. The Employer in its Adoption Agreement may elect to permit an In-Service Distribution of the Restricted 401(k) Accounts only upon a Participant's Disability, attainment of age 59 1/2 (or any later age), hardship in accordance with Section 6.07, and as a QRD. Also see Section 6.11 regarding deemed severance distributions.

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(ii) Definition of Restricted 401(k) Accounts. A Participant's Restricted 401(k) Accounts are the Participant's Elective Deferral Account, QNEC Account, QMAC Account and Safe Harbor Contributions Account.

(iii) Definition of QRD. A QRD means a qualified reservist distribution as defined under Code §72(t)(2)(G)(iii). A QRD is any distribution to an individual who is ordered or called to active duty after September 11, 2001, if: (A) the distribution is from the Elective Deferral Account; (B) the individual was (by reason of being a member of a reserve component, as defined in section 101 of title 37, United States Code) ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and (C) the Plan makes the distribution during the period beginning on the date of such order or call, and ending at the close of the active duty period.

(c) Money Purchase Pension (including target benefit) Plans.

(i) Limitation. The Employer in its Adoption Agreement may elect to permit an In-Service distribution of the Restricted Pension Accounts only upon attainment of Normal Retirement Age (or any later age). For Plan Years commencing after 2006, the Employer in its Adoption Agreement may elect to permit distribution on attainment of age 62 (or any later age), even if Normal Retirement Age is later than age 62.

(ii) Definition of Restricted Pension Accounts. A Participant's Restricted Pension Accounts are the Participant's Money Purchase Pension Plan or as applicable, target benefit plan Accounts.

(d) Prevailing Wage Contributions. For purposes of In-Service Distributions, a Participant's Prevailing Wage Contribution Account is treated as a Nonelective or other Employer Contribution Account as applicable. However, if the Employer in its Adoption Agreement elects to offset other Contribution Types with the Prevailing Wage Contribution, for purposes of In-Service Distributions, the Plan Administrator will treat that portion of the Prevailing Wage Contribution Account which offsets another Contribution Type, as the other Contribution Type.

(e) Rollover Contributions, Employee Contributions and DECs. Unless otherwise specified on Appendix B, a Participant may elect to receive an In-Service Distribution of his/her Accounts attributable to Rollover Contributions, Employee Contributions and DECs. Distribution of a Rollover Contribution is subject to Section 6.04 if Section 6.04 otherwise applies to the Participant.

(f) Transferred amounts/distribution restrictions and Protected Benefits.

(i) Distribution restrictions: transfers from pension plans to non-pension plans. Except in the case of certain Elective Transfers, if this Plan is a Profit Sharing Plan or a 401(k) Plan, the Plan, except in accordance with Section 6.01(C)(4)(c), may not make any In-Service Distribution to the Participant of his/her Restricted Pension Accounts (including post-transfer Earnings on those Accounts) previously transferred, within the meaning of Code §414(l), to this Plan from a Money Purchase Pension Plan (or from a target benefit plan). In applying the Normal Retirement Age restriction in Section 6.01(C)(4)(c), the plan is subject to the limitations of Section 5.01(A). This limitation applies only to such transferred balances consisting of Restricted Pension Accounts.

(ii) Distribution restrictions: transfers from 401(k) Plans to other plans. Except in the case of certain Elective Transfers, if this Plan is a Profit Sharing Plan or a Money Purchase Pension Plan, the Plan, except in accordance with Section 6.01(C)(4)(b), may not make any In-Service Distribution to the Participant of his/her Restricted 401(k) Accounts (including post-transfer Earnings on those Accounts) previously transferred, within the meaning of Code §414(l), to this Plan from a 401(k) Plan. This limitation applies only to such transferred balances consisting of Restricted 401(k) Accounts.

(iii) Protected Benefit/Separate Accounting. See Section 11.06 regarding preservation of Protected Benefits with regard to transferred amounts. The Plan Administrator must apply proper separate accounting of transferred amounts to comply with this Section 6.01(C)(4)(f).

(g) Designated IRA. A Participant may request and receive distribution of his/her Designated IRA Account at any time, subject to the requirements of Code §401(a)(9) and the regulations thereunder as applicable to IRAs. Section 6.04 does not apply to Designated IRA Contributions.

(5) Hardship. See Section 6.07 regarding requirements for In-Service Distributions and for post-Separation from Service or Severance from Employment distribution accelerations, based on hardship.

(6) Plan termination. Notwithstanding Section 6.01(C)(4), in the event the Employer terminates the Plan, the Plan Administrator may instruct the Trustee to make distribution of any restricted accounts in accordance with Section 11.05.

(7) In-Plan Roth Rollover Contributions. Except as otherwise elected in Appendix B, if the Employer in its Adoption Agreement elects under Section 3.08(E) to permit In-Plan Roth Rollover Contributions, (a) all Accounts (except a Roth Account) which may be distributed in an In-Service Distribution are eligible for an In-Plan Roth Rollover; (b) a Participant may distribute and roll over his/her Plan loan in an In-Plan Roth Rollover, but without changing the loan repayment schedule; (c) any amount may be distributed in an In-Plan Roth Rollover with no minimum; (d) a Participant may receive In-Service Distributions from his/her In-Plan Roth Rollover Account under the same conditions as the Participant's Roth Elective Deferral Account; and (e) In-Service distributions which are eligible for an In-Plan Roth Rollover are limited to those which are available for other types of distributions. If the Employer in Appendix B provides for In-Service Distributions which are limited to In-Plan Roth Rollovers, the Employer in Appendix B may permit distribution of an additional amount solely for the purpose of federal or state income tax withholding for the Participant's anticipated tax obligations regarding the amount includible in the Participant's gross income by reason of the In-Plan Roth Rollover (and the amount withheld for income taxes). The Plan Administrator may limit the amount of the 100% withholding distribution to the amount the Plan Administrator reasonably determines is sufficient to satisfy the

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Participant's federal and/or state income tax liability relating to the Plan distribution.

(8) EACA permissible withdrawals. See Section 3.02(B)(2)(d) regarding EACA permissible withdrawals.

6.02 REQUIRED MINIMUM DISTRIBUTIONS.

(A) Lifetime RMDs.

(1) RBD. The Plan Administrator will direct the Trustee to distribute or to commence distribution to the Participant of the Participant's entire Vested Account Balance no later than the Participant's RBD.

(2) Amount of RMD for each DCY. During the Participant's lifetime, the RMD that will be distributed for each DCY is the lesser of:

(a) ULT amount. The quotient obtained by dividing the Participant's RMD Account Balance by the distribution period in the ULT, using the Participant's age as of the Participant's birthday in the DCY; or

(b) SLT/younger spouse. If the Participant's sole Designated Beneficiary for the DCY is the Participant's spouse who is more than 10 years younger than the Participant, the quotient obtained by dividing the Participant's RMD Account Balance by the distribution period in the JLT using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the DCY.

(3) Lifetime RMDs continue through year of Participant's death. RMDs will be determined under this Section 6.02(A) beginning with the first DCY and up to and including the DCY that includes the Participant's date of death or until the Participant's Vested Account Balance is completely distributed.

(B) Death RMDs.

(1) Death of Participant before DCD. If the Participant dies before the DCD, the Plan Administrator will direct the Trustee to distribute or commence distribution to the Participant of the Participant's Vested Accrued Benefit no later than as follows:

(a) Spouse sole Designated Beneficiary. Except as otherwise provided in Section 6.02(B)(1)(e), if the Participant's surviving spouse is the Participant's sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(i) Death of spouse. If the Participant's surviving spouse is the Participant's sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse are required to begin, then this Section 6.02(B)(1) (other than Section 6.02(B)(1)(a)) will apply as if the surviving spouse were the Participant.

(b) Other Designated Beneficiary. Except as otherwise provided in Section 6.02(B)(1)(e), if the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c) No Designated Beneficiary/"5-year rule." If there is no Designated Beneficiary as of September 30 of the year following the calendar year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(d) Participant survived by Designated Beneficiary/"Life Expectancy rule." If there is a Designated Beneficiary, the RMD for each DCY after the year of the Participant's death is the quotient obtained by dividing the Participant's RMD Account Balance by the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as provided in Section 6.02(B)(2)(a).

(e) 5-year or Life Expectancy rule; possible election. This Section 6.02(B)(1)(e) applies if a Participant dies before the DCD and determines whether the Life Expectancy rule under Section 6.02(B)(1)(d) or the 5-year rule under Section 6.02(B)(1)(c) applies to RMDs of a Beneficiary. If the Beneficiary is not a Designated Beneficiary, then the 5-year rule applies. Otherwise, a Designated Beneficiary may elect which of these rules will apply unless the Employer otherwise elects in Appendix B. A permitted election under this Section 6.02(B)(1)(e) must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 6.02(B)(1), or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving spouse's) death. In the absence of a timely election, the Life Expectancy rule applies unless the Employer in Appendix B elects to apply the 5-year rule. The election of the Life Expectancy rule or the 5-year rule does not (i) entitle a Beneficiary to receive Installment distributions not otherwise provided in Section 6.03(A)(2), or (ii) delay the commencement or payment of distributions otherwise provided in 6.01(B)(1).

(2) Death on or after DCD. This Section 6.02(B)(2) applies if the Participant dies on or after his/her DCD. If distribution has commenced before the participant's death, the remaining interest will be distributed at least as rapidly as under the method of distribution being used as of the date of the participant's death, as provided and determined under Treas. Reg. §1.401(a)(9)-2, Q&A 5.

(a) Participant survived by Designated Beneficiary. If there is a Designated Beneficiary, the RMD for each DCY after the year of the Participant's death is the quotient obtained by dividing the Participant's RMD Account Balance by the longer of the Participant's remaining Life Expectancy or the Designated Beneficiary's remaining Life Expectancy, determined as follows:

(i) Participant's life expectancy. The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) Spouse as sole Designated Beneficiary. If the Participant's surviving spouse is the Participant's sole

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Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each DCY after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For DCYs after the year of the surviving spouse's death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(iii) Non-Spouse Designated Beneficiary. If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(b) No Designated Beneficiary. If there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, the RMD for each DCY after the year of the Participant's death is the quotient obtained by dividing the Participant's RMD Account Balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(C) Distribution Methods. Nothing in this Section 6.02 gives any Participant or any Beneficiary the right to receive a distribution of the Participant's Account under any method or at a time which the Plan does not permit. Unless the Participant's Vested Account Balance is distributed in the form of an annuity purchased from an insurance company or in a Lump Sum on or before the RBD, as of the first DCY, distributions will be made in accordance with Section 6.02(A) and (B), but subject to the Employer's Adoption Agreement elections regarding the method of distribution. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code §401(a)(9) and the applicable Treasury regulations. Payments under such an annuity will either be non-increasing, or will increase only in accordance with Treas. Reg. §1.401(a)(9)-6, Q&A 14. If the Adoption Agreement limits distributions to a Lump Sum, the Plan will distribute the Participant's entire Vested Account Balance in the form of a Lump Sum on or before the Participant's RBD, or if applicable, at the time determined in Section 6.02(B), but subject to the Employer's Adoption Agreement elections regarding timing of the distribution. See Section 6.03(B) regarding Participant and Beneficiary elections.

(D) Operating Rules.

(1) Precedence. The requirements of this Section 6.02 will take precedence over any inconsistent provisions of the Plan.

(2) Requirements of Treasury regulations incorporated. All distributions required under this Section 6.02 will be determined and made in accordance with the Treasury regulations under Code §401(a)(9) and the minimum distribution incidental benefit requirement of Code §401(a)(9)(G).

(3) TEFRA Section 242(b)(2) elections. Notwithstanding the other provisions of this Section 6.02, distributions may be made under Section 6.10.

(E) Definitions. The following definitions apply to this Section 6.02.

(1) Designated Beneficiary. A "Designated Beneficiary" means an individual who is a Beneficiary under Section 7.05 (whether pursuant to a designation by the Participant or application of the Plan terms) and who is a designated beneficiary under Code §401(a)(9) of the Internal Revenue Code and Treas. Reg. §1.401(a)(9)-4, Q&As-4 and -5.

(2) DCY. A DCY is a distribution calendar year for which an RMD is required. For RMDs beginning before the Participant's death, the first DCY is the calendar year immediately preceding the calendar year which contains the Participant's RBD. For RMDs beginning after the Participant's death, the first DCY is the calendar year in which distributions are required to begin under Section 6.02(B). The RMD for the Participant's first DCY will be made on or before the Participant's RBD. The RMD for other DCYs, including the RMD for the DCY in which the Participant's RBD occurs, will be made on or before December 31 of that DCY.

(3) DCD. A DCD is a distribution commencement date and generally means the Participant's RBD. However, if Section 6.02(B)(1)(a)(i) applies, the DCD is the date distributions are required to begin to the surviving spouse under Section 6.02(B)(1)(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the otherwise applicable DCD, then the DCD is the date distributions actually commence.

(4) JLT. The JLT is the Joint and Last Survivor Table set forth in Treas. Reg. §1.401(a)(9)-9, Q/A-3.

(5) Life Expectancy. Life Expectancy refers to life expectancy as computed under the SLT.

(6) Participant's RMD Account Balance. A Participant's RMD Account Balance is the account balance as of the last Valuation Date in the VCY increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the VCY after the Valuation Date and decreased by distributions made in the VCY after the Valuation Date. The Account Balance for the VCY includes any amounts rolled over or transferred to the Plan either in the VCY or in the DCY if distributed or transferred in the VCY.

(7) RBD. A Participant's RBD is his/her required beginning date determined as follows:

(a) More than 5% owner. A Participant's RBD is the April 1 of the calendar year following the close of the calendar year in which the Participant attains age 70 1/2 if the Participant is a more than 5% owner (as defined in Code §416(i)(B)) as to the Plan Year ending in that calendar year. If a Participant is a more than 5% owner at the close of the relevant Plan year, the Participant may not discontinue RMDs notwithstanding the Participant's subsequent change in ownership status.

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(b) Other Participants. If the Participant is not a more than 5% owner, his/her RBD is the April 1 of the calendar year following the close of the calendar year in which the Participant incurs a Separation from Service or, if later, the April 1 following the close of the calendar year in which the Participant attains age 70 1/2.

(c) Election as to RBD. The Employer in Appendix B may elect that the Plan Administrator continue to apply (indefinitely or to a specified date) the RBD definition in effect prior to 1997 ("pre-SBJPA RBD"). A Participant's pre-SBJPA RBD (if applicable) is April 1 following the close of the calendar year in which the Participant attains age 70 1/2.

(8) RMD. An RMD is the required minimum distribution the Plan must make to a Participant or Beneficiary for a DCY. The Plan Administrator determines an RMD without regard to vesting, but in accordance with Treas. Reg. §1.401(a)(9)-5, the Plan only will distribute an RMD to the extent that the amount distributed is Vested.

(9) SLT. The SLT is the Single Life Table set forth in Treas. Reg. §1.401(a)(9)-9, Q/A-1.

(10) ULT. The ULT is the Uniform Lifetime Table set forth in Treas. Reg. §1.401(a)(9)-9, Q/A-2.

(11) VCY. A VCY is a valuation calendar year, which is the calendar year immediately preceding a DCY.

(F) 2009 RMDs. The provisions of this Section 6.02(F) apply as to RMDs due for the 2009 DCY, but for the enactment of Code §401(a)(9)(H) ("2009 RMDs"). Such 2009 RMDs, if required, would have been satisfied by one or more distributions equal to or totaling the 2009 RMDs or by one or more distributions in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant's Designated Beneficiary, or for a period of at least 10 years ("Extended 2009 RMDs"),

(1) Suspension of 2009 RMDs unless otherwise elected by Participant. Notwithstanding the remaining provisions of Section 6.02, a Participant or Beneficiary who would have been required to receive a 2009 RMD will not receive those distributions for 2009, unless the Participant or Beneficiary elected to receive such distributions. The Plan Administrator will have provided Participants and Beneficiaries the opportunity to receive the 2009 RMDs, if this Section 6.02(F)(1) applies.

(2) Continuation of RMDs unless otherwise elected by Participant. Notwithstanding Section 6.02(F)(1), if the Employer in Appendix B elects to continue 2009 RMDs subject to a Participant's or Beneficiary's election, a Participant or Beneficiary who would have been required to receive a 2009 RMD will receive those distributions for 2009 unless the Participant or Beneficiary elected not to receive such distributions. The Plan Administrator will have provided Participants and Beneficiaries the opportunity to not receive the 2009 RMDs, if this Section 6.02(F)(2) applies.

(3) Continuation of RMDs/no election offered. Notwithstanding Section 6.02(F)(1), if the Employer in Appendix B elects to continue 2009 RMDs, a Participant or Beneficiary who would have been required to receive a 2009 RMD will receive those distributions for 2009. The Plan Administrator will not have provided Participants and Beneficiaries with an election to suspend the 2009 RMDs, if this Section 6.02(F)(3) applies.

(4) Other treatment. The Employer in Appendix B may describe such other treatment of 2009 RMDs.

(5) Direct Rollovers. The Plan will offer a Direct Rollover only for distributions that would be Eligible Rollover Distributions without regard to Code §401(a)(9)(H), except as the Employer otherwise may elect in Appendix B.

6.03 POST-SEPARATION (SEVERANCE), LIFETIME RMD, AND BENEFICIARY DISTRIBUTION METHODS. Distribution of a Participant's Account: (i) after Separation from Service (or Severance from Employment); (ii) during employment but where the lifetime RMD requirements under Section 6.02(A) apply; and (iii) to a Beneficiary after the Participant's death, are subject to the distribution methods in this Section 6.03.

(A) Plan Available Methods.

(1) Participant methods. The Employer in its Adoption Agreement will elect one or more of the following distribution methods applicable to a Participant: (i) Lump-Sum; (ii) Installments; (iii) Installments but only if the Participant is required to receive lifetime RMDs under Section 6.02(A); (iv) Alternative Annuity; (v) Ad-Hoc; or (vi) any other method the Employer describes in its Adoption Agreement. If Section 6.04 applies, the distribution must be a QJSA unless waived. In the event of a QJSA waiver, the distribution will be made under the alternative method the Participant elects (including a QOSA, as applicable), in accordance with this Section 6.03.

(2) Beneficiary Methods. If the Plan is subject to Section 6.04, a surviving spouse Beneficiary may receive a QPSA. However, a surviving spouse Beneficiary may elect to waive the QPSA in favor of another Beneficiary distribution method the Plan permits. See Section 6.04(B)(5). The balance of this paragraph shall apply after a Participant's death in all other situations, except to the extent the Employer makes a contrary election in Appendix B. If the only distribution option available for Participants is a lump sum distribution, or the Employer elects in the Adoption to require immediate distribution of the Participant or distribution on or before the end of the year following the year of the Participant's death, then the Lump-Sum method shall apply to distributions to the beneficiary. Otherwise, (i) a Beneficiary may elect to receive a distribution either as a Lump-Sum or in Installments, (ii) if the Plan permits Ad-Hoc distributions to Participants the Beneficiary may elect to receive Ad-Hoc distributions, and (iii) any Installments or Ad-Hoc distributions in a DCY must be at least equal to the RMD for the DCY. See Sections 6.02(B)(1)(e) and 6.02(C) as to distribution timing elections and elections relating to death of the Participant before the DCD.

(3) Definition of Lump-Sum. A Lump-Sum means a single payment and includes, but is not limited to, a "lump-sum distribution" under Code §402(d)(4). If the Employer in its Adoption Agreement elects to limit distributions to a

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Lump-Sum, all Plan distributions must be made in this form, including all RMDs under Section 6.02.

(4) Definition of Installments. Installments means payment in monthly, quarterly, semi-annual, annual or other installments over a fixed reasonable period of time, not exceeding the Life Expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and his/her Designated Beneficiary. To facilitate an Installment distribution the Plan Administrator under Section 7.04(A)(2)(c) may direct the Trustee to place all or any part of the Participant's Account Balance in a Segregated Account.

(a) Installments only for Lifetime RMDs. If the Employer in its Adoption Agreement elects Installments only if a Participant is subject to lifetime RMDs under Section 6.02(A), and does not elect Installments generally, only the affected Participants are entitled to an Installment distribution under the Plan. Any such Installment must satisfy Section 6.02(A).

(b) Installment acceleration. A Participant or Beneficiary receiving an Installment distribution may, at any time, elect to accelerate the payment of all, or any portion, of the Participant's unpaid Vested Account Balance.

(5) Definition of Alternative Annuity. An Alternative Annuity means distribution of an Annuity Contract which is not a QJSA, QPSA or a QOSA. The Alternative Annuity must be based on the life of the Participant or upon the joint lives of the Participant and an Individual Beneficiary. The Employer in its Adoption Agreement will describe the material characteristics of any Alternative Annuity available under the Plan.

(6) Definition of Ad-Hoc. Ad-Hoc means the Participant or Beneficiary may at any time after Separation from Service (or Severance from Employment) elect distribution of all or any part of his/her Account or of specified Accounts under the Plan. The Plan Administrator may adopt a policy regarding Ad-Hoc distributions imposing a reasonable minimum distribution amount, frequency limitations or other reasonable administrative conditions.

(B) Participant and Beneficiary Elections. Subject to any contrary requirements imposed by Sections 6.01, 6.02, this Section 6.03 or 6.04, and also subject to Section 8.04 as to the form of distribution (cash or property), a Participant or Beneficiary may elect any method, form or timing of distribution the Plan permits.

(1) Participant election as to Beneficiary. The Participant, on a form prescribed by the Plan Administrator, may elect the distribution method, form and timing which will apply to any Beneficiary, including his/her surviving spouse. The Participant's election may limit any Beneficiary's right to increase or to reduce the frequency or the amount of any payments.

(2) If no election. Unless the Employer otherwise elects in Appendix B, if a Participant or Beneficiary does not make a timely election as to the distribution method, form and timing as the Plan may permit, the Plan Administrator will direct the Trustee to distribute a Lump-Sum as soon as is practical and at the earliest date the Plan permits distribution but not later than the date the Plan requires distribution. If the Plan does not permit a Lump-Sum distribution, the Plan Administrator will direct distribution under any other method the Plan permits. If the Plan permits an election as to cash or property, in the absence of an election, the Plan Administrator will direct the Trustee to distribute cash, subject to Section 8.04.

(3) Combination of methods. If the Plan permits more than one distribution method under this Section 6.03, a Participant or Beneficiary may elect any combination of the available methods either as to different Accounts or as to specified amounts subject to distribution. The Plan Administrator may adopt a policy imposing a reasonable minimum distribution amount as a condition of a Participant or Beneficiary electing a combination of distribution methods.

(4) No third party discretion. No third party, including the Employer, the Plan Administrator and the Trustee, may exercise discretion over any Participant or Beneficiary election of the method of distribution, provided the election is made in accordance with the Plan.

(5) Lump-Sum only if Account does not exceed $5,000. Any distribution elections permitted under this Section 6.03 are available only if the Participant's Vested Account Balance, as determined under Section 6.01(A)(4), exceeds $5,000, unless the Employer elects to apply any lesser amount in Appendix B. If the Participant's Vested Account Balance does not exceed $5,000 (or such lesser amount the Employer elects in Appendix B), the Trustee will distribute the balance in a Lump-Sum (which will be a Cash-Out Distribution if the Participant's Account Balance is not 100% Vested) without regard to Section 6.04.

(6) Sourcing election. If a Participant or Beneficiary who will receive a partial (non-corrective) distribution of his/her Plan Account has both a Roth Deferral Account (or some other Account with tax basis) and one or more pre-tax Accounts including a Pre-Tax Deferral Account, the Participant or Beneficiary may elect the Account source(s) and composition (contributions or Earnings) of the distribution. This Section 6.03(B)(6) as to election of Account sources from among multiple sources does not apply to the extent that a Participant or Beneficiary is eligible under the Plan terms to receive a distribution only from one specific Account source. In the absence of a Participant or Beneficiary election, the Plan Administrator operationally will determine the Account source(s) from which the Trustee will make the distribution and will determine whether such amounts distributed consist of the Account contributions or of Account Earnings or both.

(7) Application to alternate payees. This Section 6.03 applies to an alternate payee in the same manner as if the alternate payee were the Participant. See Section 6.05 as to the right of a QDRO alternate payee to elect the distribution method, form and timing applicable to the alternate payee's distribution.

(C) Modification. The Employer in its Adoption Agreement may elect to modify the methods of payment available under the Plan, consistent with this Section 6.03. If the Employer's Plan is a Restated Plan, or in any other permitted Plan amendment, the Employer in accordance with Treas. Reg. §1.411(d)-4, may elect to eliminate from the prior Plan certain Protected Benefits.

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6.04 ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND TO SURVIVING SPOUSES.

(A) Qualified Joint and Survivor Annuity (QJSA). The Plan Administrator must direct the Trustee to distribute a married or unmarried Participant's Vested Account Balance in the form of a QJSA (or in the form of a QOSA described in Section 6.04(A)(8)), unless the Participant, and spouse if the Participant is married, waive the QJSA in accordance with this Section 6.04(A) or unless Section 6.04(G) applies.

(1) Definition of QJSA if married. If, as of the Annuity Starting Date, the Participant is married (even if the Participant has not been married throughout the one year period ending on the Annuity Starting Date), a QJSA is an immediate Annuity Contract which is purchasable with the Participant's Vested Account Balance and which provides a Life Annuity for the Participant and a Survivor Annuity payable for the remaining life of the Participant's surviving spouse equal to 50% of the amount of the annuity payable during the life of the Participant.

(2) Definition of QJSA if not married. If, as of the Annuity Starting Date, the Participant is not married, a QJSA is an immediate Life Annuity Contract for the Participant which is purchasable with the Participant's Vested Account Balance.

(3) Modification of QJSA benefit. The Employer in Appendix B may elect a different percentage (more than 50% but not exceeding 100%) for the Survivor Annuity.

(4) Definitions of Life/Survivor Annuity. A Life Annuity means an Annuity Contract payable to the Participant in equal installments for the life of the Participant that terminates upon the Participant's death. A Survivor Annuity means an Annuity Contract payable to the Participant's surviving spouse in equal installments for the life of the surviving spouse that terminates upon the death of the surviving spouse.

(5) QJSA notice/timing. A Participant may elect distribution of the QJSA at the earliest retirement age under the Plan, which is the earliest date on which the Participant could elect to receive retirement benefits. A married Participant may elect distribution of the QJSA without spousal consent. At least 30 days and not more than 180 days before the Participant's Annuity Starting Date, the Plan Administrator must provide the Participant a written explanation of the terms and conditions of the QJSA, the Participant's right to make, and the effect of, an election to waive the QJSA benefit, the rights of the Participant's spouse regarding the waiver election and the Participant's right to make, and the effect of, a revocation of a waiver election and which otherwise satisfies the requirements of Treas. Reg. §1.417(a)(3)-1.

(6) Waiver frequency and timing. The Plan does not limit the number of times the Participant may revoke a waiver of the QJSA or make a new waiver during the election period. The Participant (and his/her spouse, if the Participant is married), may revoke an election to receive a particular form of benefit at any time until the Annuity Starting Date.

(7) Married Participant waiver. A married Participant's QJSA waiver election is not valid unless: (i) the Participant's spouse (to whom the Survivor Annuity is payable under the QJSA), after the Participant has received the QJSA notice, has consented in writing to the waiver election, the spouse's consent acknowledges the effect of the election, and a notary public or the Plan Administrator (or his/her representative) witnesses the spouse's consent; (ii) the spouse consents to the alternative method of payment designated by the Participant or to any change in that designated method of payment; and (iii) unless the spouse is the Participant's sole primary Beneficiary, the spouse consents to the Participant's Beneficiary designation or to any change in the Participant's Beneficiary designation.

(a) Effect of spousal consent/blanket waiver. The spouse's consent to a waiver of the QJSA is irrevocable, unless the Participant revokes the waiver election. The spouse may execute a blanket consent to the Participant's future payment method election or Beneficiary designation, if the spouse acknowledges the right to limit his/her consent to a specific designation but, in writing, waives that right.

(b) Spousal consent not required. The Plan Administrator will accept as valid a waiver election which does not satisfy the spousal consent requirements if the Plan Administrator establishes: (i) the Participant does not have a spouse; (ii) the spouse cannot be located; or (iii) the Participant is legally separated or has been abandoned (within the meaning of applicable state law) and the Participant has a court order to that effect. If the Participant's spouse is legally incompetent to give consent, the spouse's legal guardian (even if the guardian is the Participant) may give consent.

(8) Qualified Optional Survivor Annuity (QOSA). Effective for Plan Years beginning after December 31, 2007, a Participant who elects to waive the QJSA form of benefit is entitled to elect the QOSA at any time during the applicable QJSA election period. The QJSA notice will explain the terms and conditions of the QOSA. The QJSA provisions of Section 6.04(A) apply to a QOSA the Participant elects pursuant to this Section 6.04(A)(8).

(a) Definition of QOSA. A QOSA is an Annuity Contract: (i) for the life of the Participant with a Survivor Annuity for the life of the spouse which is equal to the Applicable Percentage of the amount of the annuity which is payable during the joint lives of the Participant and the spouse; and (ii) which is the actuarial equivalent of a single annuity for the life of the Participant. A QOSA also includes any annuity in a form having the effect of an annuity described in the preceding sentence.

(b) Definition of Applicable Percentage. For purposes of this Section 6.04(A)(8), the Applicable Percentage is based on the Survivor Annuity percentage under the Plan's QJSA. If the Survivor Annuity percentage is less than 75%, then the Applicable Percentage is 75%. If the Survivor Annuity percentage is greater than or equal to 75%, the Applicable Percentage is 50%.

(c) No spousal consent requirement for QOSA. A Participant may elect a QOSA without spousal consent.

(B) Qualified Preretirement Survivor Annuity (QPSA). If a married Participant dies prior to his/her Annuity Starting Date, the Plan Administrator will direct the Trustee to distribute a portion of the Participant's Vested Account Balance to the Participant's surviving spouse in the form of a QPSA, unless the Participant has a valid QPSA waiver election in effect, or unless Section 6.04(G) applies. The Employer in its Adoption

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Agreement will elect whether to apply the "one-year marriage rule." If the Employer elects to apply the one-year marriage rule, the QPSA benefit does not apply unless the Participant and his/her spouse were married throughout the one year period ending on the date of the Participant's death.

(1) Definition of QPSA. A QPSA is an Annuity Contract which is purchasable with 50% of the Participant's Vested Account Balance (determined as of the date of the Participant's death) and which is payable for the life of the Participant's surviving spouse.

(2) Modification of QPSA. The Employer in Appendix B may elect a different percentage (more than 50% but not exceeding 100%) for the QPSA.

(3) Ordering rule. The value of the QPSA is attributable to Employer Contributions, to Pre-Tax Deferrals, to Roth Deferrals, and to Employee Contributions in the same proportion as the Participant's Vested Account Balance is attributable to those contributions.

(4) Disposition of remaining balance. The portion of the Participant's Vested Account Balance not payable as a QPSA is payable to the Participant's Beneficiary, in accordance with the remaining provisions of this Article VI.

(5) Surviving spouse elections. If the Participant's Vested Account Balance which the Trustee would apply to purchase the QPSA exceeds $5,000, the Participant's surviving spouse may elect to have the Trustee commence payment of the QPSA at any time following the date of the Participant's death, but not later than Section 6.02 requires, and may elect any of the methods of payment described in Section 6.03, in lieu of the QPSA. In the absence of an election by the surviving spouse, the Plan Administrator must direct the Trustee to distribute the QPSA on the earliest administratively practicable date following the close of the Plan Year in which the latest of the following events occurs: (a) the Participant's death; (b) the date the Plan Administrator receives notification of or otherwise confirms the Participant's death; (c) the date the Participant would have attained Normal Retirement Age; or (d) the date the Participant would have attained age 62.

(6) QPSA notice/timing. The Plan Administrator must provide a written explanation of the QPSA to each married Participant within the following period which ends last: (a) the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year in which the Participant attains age 34; (b) a reasonable period after an Employee becomes a Participant; or (c) a reasonable period after Section 6.04 of the Plan becomes applicable to the Participant. A "reasonable period" described in clauses (b) and (c) is the period beginning one year before and ending one year after the applicable event. If the Participant incurs a Separation from Service before attaining age 35, clauses (a), (b), and (c) do not apply and the Plan Administrator must provide the QPSA notice within the period beginning one year before and ending one year after the Separation from Service. If the Participant thereafter returns to employment with the Employer, the Plan Administrator will redetermine the applicable period. The QPSA notice must describe the terms and conditions of the QPSA and of the waiver of the QPSA, comparable to the QJSA notice required under Section 6.04(A)(5), and which otherwise satisfies the requirements of Treas. Reg. §1.417(a)(3)-1.

(7) Waiver frequency and timing. The Plan does not limit the number of times the Participant may revoke a waiver of the QPSA or make a new waiver during the election period. The election period for waiver of the QPSA ends on the date of the Participant's death. A Participant's QPSA waiver election is not valid unless the Participant makes the waiver election after the Participant has received the QPSA notice and no earlier than the first day of the Plan Year in which he/she attains age 35. However, if the Participant incurs a Separation from Service prior to the first day of the Plan Year in which he/she attains age 35, the Plan Administrator will accept a waiver election as to the Participant's Account Balance attributable to his/her Service prior to his/her Separation from Service. In addition, if a Participant who has not incurred a Separation from Service makes a valid waiver election, except for the age 35 Plan Year timing requirement above, the Plan Administrator will accept that election as valid, but only until the first day of the Plan Year in which the Participant attains age 35.

(8) Spousal consent to waiver. A Participant's QPSA waiver is not valid unless the Participant's spouse (to whom the QPSA is payable) satisfies or is excused from the consent requirements as described in Section 6.04(A)(7) as to a QJSA, except the spouse need not consent to the method of benefit payable to the Designated Beneficiary. The spouse's consent to the waiver of the QPSA is irrevocable, unless the Participant revokes the waiver election. The spouse also may execute a blanket consent as to the QPSA waiver in the same manner as described in Section 6.04(A)(7)(a) as to a QJSA.

(C) Effect of Waiver. If the Participant has in effect a valid waiver election regarding the QJSA or the QPSA, the Plan Administrator must direct the Trustee to distribute the Participant's Vested Account Balance in accordance with Sections 6.01, 6.02 and 6.03.

(D) Loan Offset. The Plan Administrator will reduce the Participant's Vested Account Balance by any security interest (pursuant to any offset rights authorized by Section 6.06) held by the Plan by reason of a Participant loan, to determine the value of the Participant's Vested Account Balance distributable in the form of a QJSA or QPSA, provided the loan satisfied the spousal consent requirement described in Section 7.06(D).

(E) Effect of QDRO. For purposes of applying this Article VI, a former spouse (in lieu of the Participant's current spouse) is the Participant's spouse or surviving spouse to the extent provided under a QDRO described in Section 6.05. The provisions of this Section 6.04 apply separately to the portion of the Participant's Vested Account Balance subject to a QDRO and to the portion of the Participant's Vested Account Balance not subject to the QDRO.

(F) Vested Account Balance Not Exceeding $5,000. The Trustee must distribute in a Lump-Sum a Participant's Vested Account Balance which the Trustee otherwise under Section 6.04 would apply to provide a QJSA or QPSA benefit, where the Participant's Vested Account Balance determined under Section 6.01(A)(4) does not exceed $5,000, unless the Employer elects to apply any lesser amount in Appendix B.

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(G) Profit Sharing Plan Exception. If this Plan is a Profit Sharing Plan, the Employer in its Adoption Agreement must elect whether the preceding provisions of Section 6.04 apply to all Participants or only to Participants who are not Exempt Participants.

(1) Definition of Exempt Participants. All Participants are Exempt Participants except the following Participants to whom Section 6.04 (excluding this Section 6.04(G)) must be applied: (a) a Participant as respects whom the Plan is a direct or indirect transferee from a plan subject to the Code §417 requirements and the Plan received the Transfer after December 31, 1984, unless the Transfer is an Elective Transfer described in Section 11.06(E)(3); (b) a Participant who elects a Life Annuity distribution; or (c) a Participant whose benefits under a Defined Benefit Plan maintained by the Employer are offset by benefits provided under this Plan.

(2) Transfers. If a Participant receives a Transfer under Section 6.04(G)(1), clause (a) above and to which Section 6.04 applies, the Plan Administrator may elect to apply Section 6.04 only to the Participant's transferred balance and not to the Participant's remaining Account Balance provided that the Plan Administrator accounts properly for such balances.

(3) Distribution to Exempt Participant. The Plan Administrator must direct the Trustee to distribute the Exempt Participant's Vested Account Balance in accordance with Sections 6.01, 6.02 and 6.03.

(4) Exempt Participant Beneficiary designation. See Section 7.05(A)(3) as to requirements relating to a married Exempt Participant's Beneficiary designation.

6.05 QDRO DISTRIBUTIONS. Notwithstanding any other provision of this Plan, the Trustee, in accordance with the direction of the Plan Administrator, must comply with the provisions of a QDRO, as defined in Code §414(p)(1)(A), which is issued with respect to the Plan.

(A) Distribution at Any Time. This Plan specifically permits distribution to an alternate payee under a QDRO at any time, irrespective of whether the Participant has attained his/her earliest retirement age (as defined under Code §414(p)(4)(B)) under the Plan. However, a distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if: (1) the QDRO specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the present value of the alternate payee's benefits under the Plan exceeds $5,000, and the QDRO requires the alternate payee's consent to any distribution occurring prior to the Participant's attainment of earliest retirement age, the alternate payee gives such consent.

(B) Plan Terms Otherwise Apply. Except as to timing of distribution commencement under Section 6.05(A), nothing in this Section 6.05 gives a Participant or an alternate payee a right to receive a method, form or timing of distribution, to receive any option, or to increase benefits in a manner that the Plan does not permit.

(C) QDRO Procedures. The Plan Administrator must establish reasonable procedures to determine the qualified status of a domestic relations order (as defined under Code §414(p)(1)(B).

(1) Notices and order status. Upon receiving a domestic relations order, the Plan Administrator promptly will notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator must determine the qualified status of the order and must notify the Participant and each alternate payee, in writing, of the Plan Administrator's determination. The Plan Administrator must provide notice under this Section 6.05(C)(1) by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with DOL regulations.

(2) Interim amounts payable. If any portion of the Participant's Vested Account Balance is payable under the domestic relations order during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, the Plan Administrator must maintain a separate accounting of the amounts payable. If the Plan Administrator determines the order is a QDRO within 18 months of the date amounts first are payable following receipt of the domestic relations order, the Plan Administrator will direct the Trustee to distribute the payable amounts in accordance with the QDRO. If the Plan Administrator does not make its determination of the qualified status of the order within the 18-month determination period, the Plan Administrator will direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and will apply the order prospectively if the Plan Administrator later determines the order is a QDRO.

(3) Segregated Account. To the extent it is not inconsistent with the provisions of the QDRO, the Plan Administrator under Section 7.04(A)(2)(c) may direct the Trustee to segregate the QDRO amount in a Segregated Account. The Trustee will make any payments or distributions required under this Section 6.05 by separate benefit checks or other separate distribution to the alternate payee(s).

6.06 DEFAULTED LOAN - TIMING OF OFFSET. If a Participant or a Beneficiary defaults on a Plan loan, the Plan Administrator will determine the timing of the reduction (offset) of the Participant's Vested Account Balance in accordance with this Section 6.06 and the Plan Administrator's loan policy.

(A) Offset if Distributable Event. If, under the loan policy a loan default also is a distributable event under the Plan, the Trustee, at the time of the loan default, will offset the Participant's Vested Account Balance by the lesser of the amount in default (including accrued interest) or the Plan's security interest in that Vested Account Balance.

(B) Restricted Accounts. If the loan is from a Restricted Pension Account and the loan default is a distributable event under the loan policy, the Trustee will offset the Participant's Account Balance in the manner described in Section 6.06(A) only if the Participant has incurred a Separation from Service or has attained Normal Retirement Age (or age 62 if earlier). If a 401(k) Plan makes the loan, to the extent the loan is attributable to the Participant's Restricted 401(k) Accounts, the Trustee will not offset the Participant's Vested Account Balance prior to the earlier of the date the Participant incurs a Severance from Employment or the date the Participant attains age 59 1/2. Consistent with its loan policy, the Plan Administrator also may

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offset a Participant's defaulted loan upon Plan termination, provided the Participant's Account Balance is distributable upon Plan termination.

6.07 HARDSHIP DISTRIBUTIONS. The Employer in its Adoption Agreement may elect to permit a hardship distribution to an electing Participant. If the Employer elects to permit hardship distributions, the Employer, consistent with the Adoption Agreement, will elect: (i) which Accounts are available for a hardship distribution; (ii) whether the Plan Administrator will administer the hardship distributions in accordance with the safe harbor provisions of Section 6.07(A) or under the non-safe harbor provisions of Section 6.07(B); and (iii) whether the hardship distribution is an In-Service Distribution, an acceleration of a distribution occurring after Severance from Employment/Separation from Service, or both. The Employer in its Profit Sharing Plan Adoption Agreement may elect to apply the safe harbor rules. Unless the Employer otherwise elects on Appendix B, if the Employer elects to permit hardship acceleration of distributions after Severance from Employment/Separation from Service, the existence of such a hardship will be determined under the safe harbor rules of Section 6.07(B).

(A) Safe Harbor Need/Necessity.

(1) Deemed immediate and heavy need. For purposes of this Plan, a safe harbor hardship distribution is a distribution on account of one or more of the following immediate and heavy financial needs: (a) expenses for (or necessary to obtain) medical care (as defined in Code §213(d)) for the Participant, for the Participant's spouse, or for any of the Participant's dependents; (b) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant; (c) payment of post-secondary education tuition and related educational fees (including room and board), for the next 12-month period, for the Participant, for the Participant's spouse, for the Participant's children, or for any of the Participant's dependents; (d) payments necessary to prevent the eviction of the Participant from his/her principal residence or the foreclosure of the mortgage on the Participant's principal residence; (e) payments for the funeral or burial expenses for the Participant's deceased parent, spouse, child, or dependent; or (f) expenses to repair damage to the Participant's principal residence that would qualify for a casualty loss deduction under Code §165 (determined without regard to whether the loss exceeds 10% of adjusted gross income). The Plan Administrator operationally may limit the deemed immediate and heavy financial need events to only certain of the events specified as (a) through (f) above, upon which a Participant may elect to receive a hardship distribution. As used in this Section 6.07(A)(1), the term "dependent" means a dependent as defined in Code §152 but for Taxable Years beginning after 2004 as applied to clause (e), means without regard to Code §152(d)(1)(B) and, for purposes of clause (c), means as applied without regard to Code §§152(b)(1) or (2) and 152(d)(1)(B). Notwithstanding the immediately preceding sentence, the Plan Administrator may elect to limit the term "dependent" to those persons whom the Participant may claim as a dependent on IRS Form 1040. The administrative forms related to hardship distributions will reflect which deemed immediate and heavy financial need events, and which of these definitions of "dependent," the Plan Administrator has elected to apply.

(2) Deemed necessity. The following restrictions apply to a Participant who receives a safe harbor hardship distribution: (a) the Participant may not make Elective Deferrals or Employee Contributions to the Plan and other plans (described below) maintained by the Employer for the 6-month period (or any longer period the Plan Administrator may specify in a hardship distribution policy) following the date of his/her hardship distribution; (b) the distribution may not exceed the amount of the Participant's immediate and heavy financial need (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and (c) the Participant must have obtained all distributions (including distribution of Code §404(k) ESOP dividends), other than hardship distributions, and all nontaxable loans (determined at the time of the loan) currently available under the Plan and all other plans (described below) maintained by the Employer. "Other plans" for purposes of clauses (a) and (c) means all other qualified plans and all nonqualified plans of deferred compensation maintained by the Employer including a cash or deferred arrangement that is part of a cafeteria plan under Code §125 (but excluding the mandatory employee contribution portion of a Defined Benefit Plan or a health or welfare benefit plan, including one that is part of a cafeteria plan). For purposes of clause (a), "other plans" also includes stock option, stock purchase and other similar plans maintained by the Employer.

(B) Non-safe Harbor Need/Necessity. For purposes of this Plan, a non-safe harbor hardship distribution is a distribution on account of an immediate and heavy financial need. The distribution cannot exceed the amount necessary to satisfy the need (including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution). The Plan will not make a non-safe harbor hardship distribution if the Participant may relieve the need from other resources that are reasonably available to the Participant. The Plan Administrator will administer a hardship distribution under this Section 6.07(B) in accordance with Treas. Reg. §1.401(k)-1(d)(3)(iv), but excluding paragraph (E) thereof.

(C) Policy/Reliance. The Plan Administrator may adopt a uniform and nondiscriminatory policy regarding hardship distributions including objective standards for determining whether a Participant has an immediate and heavy financial need and for substantiating the extent of the Participant's need. The Plan Administrator, absent actual contrary knowledge, may rely on a Participant's written representation that the distribution is on account of hardship (as defined in Section 6.07(A)(1)), that the distribution satisfies Section 6.07(B) and/or that the distribution satisfies clause (b) under 6.07(A)(2).

(D) No Counterproductive Actions. A Participant, to establish necessity under either Sections 6.07(A)(2) or 6.07(B) need not take counterproductive actions as would increase the financial need. Such actions include, but are not limited to, being required to first take a Participant loan to purchase a principal residence where such a loan would result in the Participant's disqualification from obtaining other necessary financing.

(E) Restrictions on Amount; Grandfathered Amounts. The maximum amount distributable from Elective Deferrals as a hardship distribution may not exceed the amount equal to the Participant's total Elective Deferrals as of the hardship distribution date, reduced by the amount of any Elective Deferrals previously distributed to the Participant based on

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hardship or otherwise. QMACs and QNECs, and any Earnings on such contributions, and Earnings on the Participant's Elective Deferrals, each credited as of December 31, 1988, or if later, by the end of the last Plan Year ending before July 1, 1989 (collectively, "grandfathered amounts"), increase the amount of the maximum available hardship distribution only if the Employer in Appendix B elects to include such amounts. The restrictions of this Section 6.07(E) do not apply to hardship distributions from Nonelective Contributions, Regular Matching Contributions or Additional Matching Contributions and such distributions also may include Earnings on such Accounts. No hardship distribution is available from Safe harbor Contribution Accounts.

(F) Ordering. If the Plan permits a hardship distribution from more than one Account type, the Participant or the Plan Administrator in accordance with Section 6.03(B)(6) will determine the ordering of a Participant's hardship distribution from the hardship distribution eligible Accounts, including ordering as between the Participant's Pre-Tax Deferral Account and Roth Deferral Account, if any, provided that any ordering is consistent with any restriction on hardship distributions under this Section 6.07.

(G) Prototype and Volume Submitter Plans. A Participant's hardship distribution made from Elective Deferrals under a Prototype Plan must comply with the safe harbor rules of Section 6.07(A). A Participant's hardship distribution made from the Nonelective Contribution, Regular Matching Contribution or Additional Matching Contribution Accounts under a Prototype Plan, as the Employer elects in its Adoption Agreement, may comply with the safe harbor rules of Section 6.07(A) or the non-safe harbor rules of Section 6.07(B). A Volume Submitter Plan, as the Employer elects in its Adoption Agreement, may provide hardship distributions under the safe harbor rules of Section 6.07(A) or under the non-safe harbor hardship distribution rules of Section 6.07(B).

(H) Beneficiary's Hardship Need. If the Employer elects in Appendix B and effective on the date specified therein which may not be earlier than August 17, 2006, a Participant's hardship event, for purposes of Section 6.07(A)(1), includes an immediate and heavy financial need of a primary Individual Beneficiary of the Participant, that would constitute a hardship event if it occurred with respect to the Participant's spouse or dependent as defined under Section 6.07(A)(1), but only as to the events described in Sections 6.07(A)(1)(a), (c) and (e). For purposes of this Section 6.07(H), a "primary Individual Beneficiary" is an Individual Beneficiary who has an unconditional right to all or a portion of the Participant's Account Balance upon the Participant's death.

6.08 DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS.

(A) Participant Election. A Participant (including for this purpose, a former Employee) may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of his/her Eligible Rollover Distribution from the Plan paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover. For purposes of this Section 6.08, a Participant includes as to their respective interests, a Participant's surviving spouse and the Participant's spouse or former spouse who is an alternate payee under a QDRO. A non-spouse Designated Beneficiary also has rollover rights as described in Section 6.08(G).

(B) Rollover and Withholding Notice. At least 30 days but not more than 180 days prior to the Trustee's distribution of an Eligible Rollover Distribution, the Plan Administrator must provide a written notice (including a summary notice as permitted under applicable Treasury regulations) explaining to the distributee the rollover option, the applicability of mandatory 20% federal income tax withholding to any amount not directly rolled over, and the recipient's right to roll over the distribution within 60 days after the date of receipt of the distribution ("rollover notice"). If applicable, the rollover notice also must explain the availability of income averaging and the exclusion of net unrealized appreciation. A recipient of an Eligible Rollover Distribution (whether he/she elects a Direct Rollover or elects to receive the distribution), also may elect to receive distribution at any administratively practicable time which is earlier than 30 days (but more than 7 days if Section 6.04 applies) following receipt of the rollover notice.

(1) Notice of right to defer distribution. A distribution notice must include a description of a Participant's right, if any, to defer receipt of a distribution and also must describe the consequences of failing to defer receipt of the distribution.

(C) Default Rollover. The Plan Administrator, in the case of a Participant who does not respond timely to the rollover notice, may make a Direct Rollover of the Participant's Account (as described in Rev. Rul. 2000-36 or in any successor guidance, or in any DOL guidance) in lieu of distributing the Participant's Account.

(D) Automatic Rollover. If the Employer elects in its Adoption Agreement to provide for Mandatory Distributions described in Section 6.01(A), the Plan Administrator will apply this Section 6.08(D) to all Mandatory Distributions made before the Participant attains the later of age 62 or Normal Retirement Age. The Employer in its Adoption Agreement will elect whether to apply this Section 6.08(D) to a specified amount or will apply this Section only to such Mandatory Distributions which exceed $1,000. In the event of any Mandatory Distribution subject to this Section 6.08(D), if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan the Participant specifies in a Direct Rollover or to receive the distribution directly in accordance with Section 6.01(A), then the Plan Administrator will pay the distribution in a Direct Rollover to an Individual Retirement Plan the Plan Administrator designates ("Automatic Rollover").

(1) Determination of Mandatory Distribution amount.

(a) Rollovers count. The Plan Administrator, in determining whether a Mandatory Distribution is greater than $1,000 for purposes of this Section 6.08(D), will include the portion of the Participant's distribution attributable to any Rollover Contribution, regardless of the Employer's Adoption Agreement election to include or exclude Rollover Contributions in determining a Mandatory Distribution.

(b) Roth and non-Roth Accounts. In determining the Mandatory Distribution amount under this Section 6.08(D), the Plan Administrator will aggregate a Participant's Roth Deferral and all other (non-Roth) Accounts if each Account Balance exceeds $200. If either the Roth Deferral Account or

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the total of all non-Roth Accounts is less than $200, the Plan Administrator will apply this Section 6.08(D) only to the other Account and will not aggregate the Account Balance under $200 with the other Account Balance.

(2) Spousal Beneficiaries, alternate payees and Plan termination. Except as otherwise provided in Section 7.07(B), the Automatic Rollover provisions of this Section 6.08(D) do not apply to spousal Beneficiaries, to alternate payees under a QDRO or to distributions upon Plan termination.

(E) Limitation on Employee Contribution and Roth Rollovers.

(1) Employee Contributions. The non-taxable portion of a Participant's Employee Contribution Account only may be transferred by means of a Direct Rollover to a qualified Defined Contribution Plan described in Code §§401(a) or 403(a), or for taxable years beginning after December 31, 2006, to a Code §403(b) plan, that agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible in gross income. The non-taxable portion of a Participant's Employee Contributions also may be transferred by a Direct Rollover or by a 60-day rollover to an Individual Retirement Plan. For purposes of a rollover of a distribution which includes both Employee Contributions and pre-tax amounts, the Plan Administrator will treat the first amounts rolled over as attributable to the pre-tax amounts.

(2) Roth Accounts. Except as otherwise described, the provisions of this Section 6.08(E) apply for taxable years commencing on or after January 1, 2006. A Participant's Roth Account (which may include Roth deferrals, Roth rollovers, or In-Plan Roth Rollovers) may be transferred by means of a Direct Rollover to a Roth plan. A Participant also may transfer the taxable portion of his/her Roth Account by a 60-day rollover to a Roth plan. A "Roth plan" means any of the following plans which accept Roth deferrals: a qualified plan described in Code §401(k), a Code §403(b) plan, or commencing January 1, 2011, a governmental 457(b) plan. A Participant's Roth Account also may be transferred by a Direct Rollover or by a 60-day rollover to a Roth Individual Retirement Plan.

(F) Definitions. The following definitions apply to this Section 6.08:

(1) Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan the distributee specifies in his/her Direct Rollover election or in the case of an Automatic Rollover, to the Individual Retirement Plan that the Plan Administrator designates.

(2) Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Code §408(a), an individual retirement annuity described in Code §408(b), an annuity plan described in Code §403(a), a qualified trust described in Code §401(a), an arrangement described in Code §403(b), an eligible governmental deferred compensation plan described in Code §457(b), or for distributions made after December 31, 2007, a Roth IRA described in Code §408A(b). However, with regard to a Participant's Roth Deferral Account, an Eligible Retirement Plan is a Roth IRA described in Code §408A(b), or a Roth plan, as defined in Section 6.08(E)(2).

(3) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the Participant's Vested Account Balance, except: (a) any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's Beneficiary, or for a specified period of ten years or more; (b) any RMD under Section 6.02; (c) the portion of any distribution which is not includible in gross income (except for Roth Deferral Accounts, Employee Contributions and determined without regard to the exclusion of net unrealized appreciation with respect to employer securities); (d) any hardship distribution; (e) a corrective distribution made under Article IV; (f) a deemed distribution resulting from a defaulted Participant loan which is not also an offset distribution; (g) any other distributions described in Treas. Reg. §1.402(c)-2; and (h) as to a Direct Rollover, any distribution which otherwise would be an Eligible Rollover Distribution, but where the total distributions to the Participant during that calendar year are reasonably expected to be less than $200. For purposes of clause (h), a Participant's Roth Deferral Account is deemed to constitute a separate plan that is subject to a separate $200 limit. The Plan Administrator, in a form on which a Participant may elect a Direct Rollover, may restrict a Participant from directly rolling over only a part of an Eligible Rollover Distribution where the distribution amount does not exceed $500. In the case of such distribution exceeding $500, the Plan Administrator's form may require that any amount the Participant elects to directly roll over be equal to $500 or a lesser specified amount.

(4) Individual Retirement Plan (or IRA). An Individual Retirement Plan (or IRA) is an individual retirement account described in Code §408(a) or an individual retirement annuity described in Code §408(b), and, as the context requires, includes a Roth individual retirement account or a Roth individual retirement annuity.

(G) Non-Spouse Designated Beneficiary Direct Rollover. Unless the Employer in Appendix B elects to delay the application of this Section 6.08(G) to distributions made after December 31, 2009, for distributions after December 31, 2006, a non-spouse Designated Beneficiary (including a trust which qualifies as a Designated Beneficiary), by a Direct Rollover, may roll over an Eligible Rollover Distribution to an Eligible Retirement Plan; provided that for this purpose, an Eligible Retirement Plan is an Individual Retirement Plan that the non-spouse Designated Beneficiary establishes for purposes of receiving the distribution and which is treated as an inherited IRA under Code §408(d)(3)(C). If a non-spouse Designated Beneficiary receives a distribution from the Plan, the distribution is not eligible for a 60-day rollover.

(1) Certain requirements not applicable before 2010. Although a non-spouse Designated Beneficiary may roll over directly a distribution as provided in this Section 6.08(G), any distribution made prior to January 1, 2010, is not subject to the Direct Rollover requirements of Code §401(a)(31) (including Code §401(a)(31)(B)), the notice requirements of Code §402(f) or the mandatory withholding requirements of Code §3405(c), or to the corresponding provisions of this Section 6.08.

(2) RMDs not eligible for rollover. A non-spouse Designated Beneficiary may not roll over an amount which is an

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RMD. If the Participant dies before his/her RBD and the non-spouse Designated Beneficiary rolls over to an IRA the maximum amount eligible for rollover, the Beneficiary may elect to use either the Life Expectancy rule under Section 6.02(B)(1)(d) or the 5-year rule under Section 6.02(B)(1)(c), in determining the RMDs from the IRA that receives the non-spouse Beneficiary's Direct Rollover distribution.

6.09 REPLACEMENT OF $5,000 AMOUNT. If the Employer in its Adoption Agreement under Section 6.01(A)(1) elects no Mandatory Distributions or elects a Mandatory Distribution amount which is less than $5,000, all other Plan references to "$5,000" remain unchanged unless the Employer in Appendix B elects to apply any lesser amount. However, any such override election does not apply to Sections 3.02(D) (relating to Catch-Up Deferrals, 3.10 (relating to SIMPLE Plans) and 3.12(C)(2) (relating to Designated IRAs) and references therein remain at $5,000. If this Plan is a Restated Plan with a retroactive Effective Date, any Employer election under this Section 6.09 must be consistent with the Plan Administrator's operation of the Plan prior to the Employer's execution of its Restated Plan.

6.10 TEFRA ELECTIONS.

(A) Application of Election in Lieu of Other Provisions. Notwithstanding the provisions of Sections 6.01, 6.02 and 6.03, if the Participant (or Beneficiary) signed a written distribution designation prior to January 1, 1984 ("TEFRA election"), the Plan Administrator must direct the Trustee to distribute the Participant's Vested Account Balance in accordance with that election, subject however, to the Survivor Annuity requirements, if applicable, of Section 6.04.

(B) Non-Application. This Section 6.10 does not apply to a TEFRA election, and the Plan Administrator will not comply with that election, if any of the following applies: (1) the elected method of distribution would have disqualified the Plan under Code §401(a)(9) as in effect on December 31, 1983; (2) the Participant did not have an Account Balance as of December 31, 1983; (3) the election does not specify the timing and form of the distribution and the death Beneficiaries (in order of priority); (4) the substitution of a Beneficiary modifies the distribution payment period; or, (5) the Participant (or Beneficiary) modifies or revokes the election. In the event of a revocation, the Trustee must distribute, no later than December 31 of the calendar year following the year of revocation, the amount which the Participant would have received under Section 6.02 if the distribution designation had not been in effect or, if the Beneficiary revokes the distribution designation, the amount which the Beneficiary would have received under Section 6.02 if the distribution designation had not been in effect. The Plan Administrator will apply this Section 6.10 to rollovers and Transfers in accordance with Treasury Reg. §1.401(a)(9)-8.

6.11 DEEMED SEVERANCE DISTRIBUTIONS. The Employer in its Adoption Agreement will elect whether to permit a deemed severance distribution. If the Employer elects to permit a deemed severance distribution, then notwithstanding Section 1.22(G), if a Participant performs service in the uniformed services (as defined in Code §414(u)(12)(B)) on active duty for a period of more than 30 days, the Participant will be deemed to have a Severance from Employment solely for purposes of distribution of amounts from Contribution Types the Employer has selected in the Adoption Agreement. If a Participant elects to receive a distribution on account of this deemed severance, and the distribution includes any of the Participant's Elective Deferrals, then the individual may not make Elective Deferrals or Employee Contributions to the Plan during the 6-month period beginning on the date of the distribution. If a Participant would be entitled to a distribution on account of a deemed severance, and a distribution on account of another Plan provision (such as a QRD), then the other Plan provision will control and the 6-month suspension will not apply.

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ARTICLE VII
ADMINISTRATIVE PROVISIONS

7.01 EMPLOYER ADMINISTRATIVE PROVISIONS.

(A) Information to Plan Administrator. The Employer must supply current information to the Plan Administrator, including the name, date of birth, date of employment, Compensation, leaves of absence, Years of Service and date of Separation from Service of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information which the Plan Administrator considers necessary to administer the Plan. The Employer's records as to the information the Employer furnishes to the Plan Administrator are conclusive as to all persons.

(B) Plan Contributions. The Employer is solely responsible to determine the proper amount of any Employer Contribution it makes to the Plan and for the timely deposit to the Trust of the Employer Contributions.

(C) Employer Action. The Employer must take any action under the Plan in accordance with applicable Plan provisions and with proper authority such that the action is valid and is binding upon the Employer.

(D) No Responsibility for Others. Except as required under ERISA, the Employer has no responsibility or obligation under the Plan to Employees, Participants or Beneficiaries for any act required of the Plan Administrator, the Trustee, the Custodian, or any other service provider to the Plan (unless the Employer also serves in such capacities).

(E) Indemnity of Certain Fiduciaries. The Employer will indemnify, defend and hold harmless the Plan Administrator from and against any and all loss, damages or liability to which the Plan Administrator may be subjected by reason of any act or omission (except willful misconduct or gross negligence) in its official capacities in the administration of this Plan or Trust or both, including attorneys' fees and all other expenses reasonably incurred in the Plan Administrator's defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 7.01(E) do not relieve the Plan Administrator from any liability the Plan Administrator may have under ERISA for breach of a fiduciary duty. The Plan Administrator and the Employer may execute a written agreement further delineating the indemnification agreement of this Section 7.01(E), provided the agreement does not violate ERISA. The indemnification provisions of this Section 7.01(E) do not extend to any Trustee, third party administrator, Custodian or other Plan service provider unless so provided in a written agreement executed by such persons and the Employer.

(F) Settlor Expenses. The Employer will pay all reasonable Plan expenses that the Plan Administrator under Section 7.04(C) determines are "settlor expenses" under ERISA.

7.02 PLAN ADMINISTRATOR.

(A) Compensation and Expenses. The Plan Administrator (and any individuals serving as Plan Administrator) will serve without compensation for services as such (unless the Plan Administrator is not the Employer or an Employee), but the Employer or the Plan will pay all reasonable expenses of the Plan Administrator, in accordance with Section 7.04(C)(2).

(B) Resignation and Removal. If the Employer, under Section 1.43, appoints one or more persons to serve as Plan Administrator, such person(s) shall serve until they resign by written notice to the Employer or until the Employer removes them by written notice. In case of a vacancy in the position of Plan Administrator, the Employer will exercise any and all of the powers, authority, duties and discretion conferred upon the Plan Administrator pending the filling of the vacancy.

(C) General Powers and Duties. The Plan Administrator has the following general powers and duties which are in addition to those the Plan otherwise accords to the Plan Administrator:

(1) Eligibility/benefit determination. To determine the rights of eligibility of an Employee to participate in the Plan, all factual questions that arise in the course of administering the Plan, the amount of a Participant's Account Balance (based on the value of the Trust assets, as determined by the Trustee, the Custodian or the Named Fiduciary) and the Vested percentage of each Participant's Account Balance.

(2) Rules/policies. To adopt rules of procedure and regulations or policies the Plan Administrator considers reasonable or necessary for the proper and efficient administration of the Plan, provided the rules are not inconsistent with the terms of the Plan, the Code, or ERISA. The Plan Administrator may, but is not required to reduce such rules, regulations or policies to writing. The Plan Administrator at any time may amend or terminate prospectively any Plan policy without the requirement of a formal Plan amendment. The Employer or Plan Administrator also may create and modify from time to time one or more administrative checklists which are not part of the Plan, but which are for the purpose of tracking certain plan operational features, to generate written policies and plan forms, and to facilitate proper administration of the Plan.

(3) Construction/enforcement. To construe and enforce the terms of the Plan and the rules, regulations and policies the Plan Administrator adopts, including discretion to interpret the basic plan document, the Adoption Agreement and any document related to the Plan's operation.

(4) Distribution/valuation. To direct the Trustee regarding the crediting and distribution of the Trust Fund, to establish additional Valuation Dates, and to direct the Trustee to conduct interim valuations on such Valuation Dates under Section 8.02(C)(4).

(5) Claims. To review and render decisions regarding a claim for (or denial of a claim for) a benefit under the Plan.

(6) Information to Employer. To furnish the Employer with information which the Employer may require for tax or other purposes.

(7) Service providers. To engage the service of agents whom the Plan Administrator may deem advisable to assist it with the performance of its duties.

(8) Investment Manager. If the Plan Administrator is the Named Fiduciary (or the Named Fiduciary otherwise designates

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the Plan Administrator to do so), to engage the services of an Investment Manager or Managers (as defined in ERISA §3(38)), each of whom will have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under such Investment Manager's control.

(9) Funding. As the Code or ERISA may require, to establish and maintain a funding policy and a funding standard account and to make credits and charges to that account. The Plan Administrator will review, not less often than annually, all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives. The Plan Administrator must communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager the Plan's short-term and long-term financial needs for the coordination of the Plan's investment policy with Plan financial requirements.

(10) Records. To maintain Plan records and records of the Plan Administrator's activities, as necessary or appropriate for the proper administration of the Plan.

(11) Tax returns and other filings. To file with DOL or IRS as may be required, the Plan's informational tax return, and to make such other filings as the Plan Administrator deems necessary or appropriate.

(12) Notices and disclosures. To give and to make to Participants and to other parties, all Plan related notices and disclosures.

(13) Overpayment. To seek return from a Participant or Beneficiary of any distributed amount which exceeds their distributable Vested Account Balance (or exceeds the amount which otherwise should have been distributed) and to allocate any recovered overpayment in accordance with the Plan terms.

(14) Catch-all. To make any other determinations and undertake any other actions the Plan Administrator in its discretion believes are necessary or appropriate for the administration of the Plan (except to the extent that the Employer provides express contrary direction) and to otherwise administer the Plan in accordance with the Plan terms.

(D) 401(k) Plan Elective Deferrals. If the Plan is a 401(k) Plan, the Plan Administrator may adopt such policies regarding Elective Deferrals as it deems necessary or appropriate to administer the Plan. The Plan Administrator also will prescribe a Salary Reduction Agreement form for use by Participants. See Section 1.57.

(E) Limitations on Plan Administrator Responsibility.

(1) Acts of others. Except as required under ERISA, the Plan Administrator has no responsibility or obligation under the Plan to Participants or Beneficiaries for any act required of the Employer, the Trustee, the Custodian or any other service provider to the Plan (unless the Plan Administrator also serves in such capacities).

(2) Plan contributions. The Plan Administrator is not responsible for collecting any required Plan contribution or to determine the correctness or deductibility of any Employer Contribution.

(3) Reliance on information. The Plan Administrator in administering the Plan is entitled to, but is not required to rely upon, information which a Participant, Beneficiary, Trustee, Custodian, the Employer, a Plan service provider or representatives thereof provide to the Plan Administrator.

(F) Allocation of Responsibility. If more than one person or entity is the Plan Administrator, then the Employer may assign certain duties between them. In that case, the assigned Plan Administrator shall have sole responsibility for the assigned duty and shall not have responsibility for any other duties of the Plan Administrator. However, at least one person or entity designated as Plan Administrator shall have and exercise all duties and powers of the Plan Administrator not otherwise assigned.

7.03 DIRECTION OF INVESTMENT.

(A) Employer Direction of Investment. The Employer has the right to direct the discretionary Trustee with respect to the investment and re-investment of assets comprising the Trust Fund only if and to the extent the discretionary Trustee consents in writing to permit such direction. The Employer will direct a nondiscretionary Trustee as to the Trust Fund investments in accordance with Article VIII unless an Investment Manager, the Participants or the Named Fiduciary are directing the nondiscretionary Trustee as to such investments.

(B) Participant/Beneficiary Direction of Investment. The Plan Administrator may adopt a policy to permit Participants to direct the investment of one or more of their Plan Accounts, subject to the provisions of this Section 7.03(B). The Plan Administrator may impose reasonable and nondiscriminatory administrative conditions on the Participants' ability to direct their Account investments. For purposes of this Section 7.03(B), a Participant includes a Beneficiary where the Beneficiary has succeeded to the Participant's Account and where the Plan Administrator's policy affords the Beneficiary self-direction rights. However, under the Plan Administrator's policy a Beneficiary may or may not have the same direction of investment rights as a Participant.

(1) Trustee authorization and procedures. Under any Plan Administrator policy permitting Participant direction of investment, the Trustee must consent in writing to permit such direction. If the Employer, in its Adoption Agreement, designates the Trustee as a nondiscretionary Trustee, the Employer may direct the Trustee to consent to Participant direction of investment. If the Trustee consents to Participant direction of investment, the Trustee only will accept direction from each Participant (or from the Participant's properly appointed independent investment adviser, financial planner or legal representative) on a written direction of investment form the Plan Administrator or Trustee provides or otherwise approves for this purpose. The Trustee may establish written procedures relating to Participant direction of investment under this Section 7.03(B) as are not inconsistent with the Plan Administrator's policy regarding Participant direction, including procedures or conditions for electronic transfers or for changes in investments by Participants or by their properly appointed independent investment advisers, financial planners or legal representatives. The Plan Administrator will maintain, or direct

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the Trustee to maintain, an appropriate Account designated in the name of the Plan or Trust and for the benefit of the Participant, to the extent a Participant's Account is subject to Participant self-direction. Such an Account is a Participant-Directed Account under Section 7.04(A)(2)(b).

(2) ERISA §404(c). No Plan fiduciary (including the Employer and Trustee) is liable for any loss or for any breach resulting from a Participant's or Beneficiary's direction of the investment of any part of his/her directed Account to the extent the Participant's or Beneficiary's exercise of his/her right to direct the investment of his/her Account satisfies the requirements of ERISA §404(c).

(3) Participant loans. As part of any loan policy the Plan Administrator establishes under Section 7.06, the Plan Administrator under Section 7.06(E) may treat a Plan loan made to a Participant as a Participant direction of investment, even if the Plan Administrator has not adopted a policy permitting Participants to direct their own Account investments.

(4) Investment services programs. The Plan Administrator, as part of its Participant direction policy under this Section 7.03(B), may permit Participants to appoint an Investment Manager or Managers, which may be the Trustee, Custodian or an affiliate thereof, to render investment allocation services, investment advice or management services (collectively, an "investment services program") to the appointing Participants.

(5) Failure to give direction/default investments. If a Participant fails to give direction as to the investment of his/her Account or of any portion thereof which is subject to Participant direction, the Trustee (or other applicable Plan fiduciary) may invest the undirected Account assets in one or more default investments of the Trustee's (or other applicable Plan fiduciary's) choosing. Any such default investments may, but are not required to comply with ERISA Section 404(c)(5) and the regulations thereunder, relating to qualified default investment alternatives (QDIA).

(C) Direction Consistent with Plan. To constitute a proper direction, any direction of investment given to the Trustee or Custodian under the Plan must be in accordance with the Plan terms and must not be contrary to ERISA.

7.04 ACCOUNT ADMINISTRATION, VALUATION AND EXPENSES.

(A) Individual Accounts. The Plan Administrator, as necessary for the proper administration of the Plan, will maintain, or direct the Trustee to maintain, a separate Account, or multiple Accounts, in the name of each Participant to reflect the Participant's Account Balance under the Plan. The Plan Administrator will make its allocations of Employer Contributions and of Earnings, or will request the Trustee to make such allocations, to the Accounts of the Participants as necessary to maintain proper Plan records and in accordance with the applicable: (i) Contribution Types under Section 7.04(A)(1); (ii) allocation conditions under Section 3.06; (iii) investment account types under Section 7.04(A)(2); and (iv) Earnings allocation methods under Section 7.04(B). The Plan Administrator may also maintain, or direct the Trustee to maintain, a separate temporary Account for Participant forfeitures which occur during a Plan Year, pending their accrual and allocation in accordance with the Plan terms, or for other special items as the Plan Administrator determines is necessary and appropriate for proper plan administration.

(1) By Contribution Type. The Plan Administrator, will establish Plan Accounts for each Participant as necessary to reflect his/her Accounts attributable to the following Contribution Types and the Earnings attributable thereto: Pre-Tax Deferrals, Roth Deferrals, Regular Matching Contributions, Nonelective and other Employer Contributions, QNECs, QMACs, Safe Harbor Contributions, Additional Matching Contributions, Rollover Contributions (including Roth versus pre-tax amounts), In-Plan Roth Rollover Contributions, Transfers, SIMPLE Contributions, Prevailing Wage Contributions, Employee Contributions, DECs and Designated IRA Contributions.

(2) By investment account type. The Plan Administrator will establish separate Accounts for each Participant as necessary to reflect his/her investment account types as described below:

(a) Pooled Accounts. A Pooled Account is an Account which for investment purposes is not a Segregated Account or a Participant-Directed Account. If any or all Plan investment Accounts are Pooled Accounts, each Participant's Account has an undivided interest in the assets comprising the Pooled Account. In a Pooled Account, the value of each Participant's Account Balance consists of that proportion of the net worth (at fair market value) of the Trust Fund which the net credit balance in his/her Account (exclusive of the cash value of incidental benefit insurance contracts) bears to the total net credit balance in the Accounts (exclusive of the cash value of the incidental benefit insurance contracts) of all Participants plus the cash surrender value of any incidental benefit insurance contracts held by the Trustee on the Participant's life.

(b) Participant-Directed Accounts. A Participant-Directed Account is an Account that the Plan Administrator establishes and maintains or directs the Trustee to establish and maintain for a Participant to invest in one or more assets that are not pooled assets held by the Trust, such as assets in a brokerage account or other property in which other Participants do not have any interest. As the Plan Administrator determines, a Participant-Directed Account may provide for a limited number and type of investment options or funds, or may be open-ended and subject only to any limitations imposed by ERISA. A Participant may have one or more Participant-Directed Accounts in addition to Pooled or Segregated Accounts. A Participant-Directed Account is credited and charged with the Earnings under Section 7.04(B)(4)(e). As of each Valuation Date, the Plan Administrator must reduce a Participant-Directed Account for any forfeiture arising from Section 5.07 after the Plan Administrator has made all other allocations, changes or adjustments to the Account (excluding Earnings) for the Valuation Period.

(c) Segregated Accounts. A Segregated Account is an Account the Plan Administrator establishes and maintains or directs the Trustee to establish and maintain for a Participant: (i) as the result of a cash-out repayment under Section 5.04; (ii) to facilitate installment payments under Section 6.03; (iii) to hold a QDRO amount under Section 6.05; (iv) to prevent a distortion of Plan Earnings allocations; or (v) for such other purposes as the

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Plan Administrator may direct. A Segregated Account receives all income it earns and bears all expense or loss it incurs. The Trustee will invest the assets of a Segregated Account consistent with the purpose for which the Plan Administrator or Trustee established the Account. As of each Valuation Date, the Plan Administrator must reduce a Segregated Account for any forfeiture arising under Section 5.07 after the Plan Administrator has made all other allocations, changes or adjustments to the Account (excluding Earnings) for the Valuation Period.

(3) Amount of Account/distributions. The amount of a Participant's Account, as determined by the Plan Administrator, is equal to the sum of all contributions, Earnings and other additions credited to the Account, less all distributions (including distributions to Beneficiaries and to alternate payees and also including disbursement of Plan loan proceeds), expenses and other charges against the Account as of a Valuation Date or other relevant date. For purposes of a distribution under the Plan, the amount of a Participant's Account Balance is determined based upon its value on the Valuation Date immediately preceding or coinciding with the date of the distribution. If any or all Plan investment Accounts are Participant-Directed Accounts, the directing Participant's Account Balance consists of the assets held within the Participant-Directed Account and the value of the Account is determined based upon the fair market value of such assets.

(4) Account statements. As soon as practicable after the Accounting Date of each Plan Year and any other date that ERISA requires, the Plan Administrator will deliver within any time prescribed by ERISA, to each Participant (and to each Beneficiary) a statement reflecting the amount of his/her Account Balance in the Trust as of the statement date or most recent Valuation Date. The statement will also include any and all other information as of that date that ERISA may require. No Participant, except the Plan Administrator/Participant or Trustee/Participant, has the right to inspect the records reflecting the Account of any other Participant.

(B) Allocation of Earnings. This Section 7.04(B) applies solely to the allocation of Earnings of the Trust Fund. The Plan Administrator will allocate Employer Contributions and Participant forfeitures, if any, in accordance with Article III.

(1) Allocate as of Valuation Date. As of each Valuation Date, the Plan Administrator must adjust Accounts to reflect Earnings for the Valuation Period since the last Valuation Date.

(2) Definition of Valuation Date. A Valuation Date under this Plan is each: (a) Accounting Date; (b) Valuation Date the Employer elects in its Adoption Agreement; or (c) Valuation Date the Plan Administrator establishes under Section 7.02(C)(4). The Employer in its Adoption Agreement or the Plan Administrator may elect alternative Valuation Dates for the different Contribution Types which the Plan Administrator maintains under the Plan.

(3) Definition of Valuation Period. The Valuation Period is the period beginning on the day after the last Valuation Date and ending on the current Valuation Date.

(4) Allocation methods. The Plan Administrator will allocate Earnings to the Participant Accounts in accordance with the daily valuation method, balance forward method, balance forward with adjustment method, weighted average method, Participant-Directed Account method, or other method the Employer elects under its Adoption Agreement. The Employer in its Adoption Agreement may elect alternative methods under which the Plan Administrator will allocate the Earnings to the Accounts reflecting different Contribution Types or investment Account types which the Plan Administrator maintains under the Plan. The Plan Administrator first will adjust the Participant Accounts, as those Accounts stood at the beginning of the current Valuation Period, by reducing the Accounts for any forfeitures, distributions, and loan disbursement payments arising under the Plan, for expenses charged during the Valuation Period to the Accounts in accordance with Section 7.04(C)(2)(b) (expenses directly related to a Participant's Account) and Section 9.01 (relating to insurance premiums), and for the cash value of incidental benefit insurance contracts. The Plan Administrator then, subject to the restoration allocation requirements of the Plan, will allocate Earnings under the applicable valuation method.

(a) Daily valuation method. If the Employer in its Adoption Agreement elects to apply the daily valuation method, the Plan Administrator will allocate Earnings on each day of the Plan Year for which Plan assets are valued on an established market and the Trustee is conducting business. Under the daily valuation method, all assets subject to such method are subject to daily valuation. The assets may be held in Participant-Directed Accounts or in Accounts which are subject to Trustee or other fiduciary investment direction.

(b) Balance forward method. If the Employer in its Adoption Agreement elects to apply the balance forward method, the Plan Administrator will allocate Earnings pro rata to the adjusted Participant Accounts, since the last Valuation Date.

(c) Balance forward with adjustment method. If the Employer in its Adoption Agreement elects to apply the balance forward with adjustment method, the Plan Administrator will allocate pursuant to the balance forward method, except it will treat as part of the relevant Account at the beginning of the Valuation Period the percentage of the contributions made as the Employer elects in its Adoption Agreement, during the Valuation Period the Employer elects in its Adoption Agreement.

(d) Weighted average method. If the Employer in its Adoption Agreement elects to apply a weighted average allocation method, the Plan Administrator will allocate pursuant to the balance forward method, except it will treat a weighted portion of the applicable contributions as if includible in the Participant's Account as of the beginning of the Valuation Period. The weighted portion is a fraction, the numerator of which is the number of months in the Valuation Period, excluding each month in the Valuation Period which begins prior to the contribution date of the applicable contributions, and the denominator of which is the number of months in the Valuation Period. The Employer in its Adoption Agreement may elect to substitute a weighting period other than months for purposes of this weighted average allocation.

(e) Participant-Directed Account method. The Employer in its Adoption Agreement must elect to apply the Participant-Directed Account method to any Participant-Directed Account under the Plan. See Sections 7.03(B) and 7.04(A)(2)(b). Under the Participant-Directed Account method: (i) each Participant-Directed Account is

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credited and charged with the Earnings such Account generates; (ii) the Employer's election, if any, in its Adoption Agreement of another method for the allocation of Earnings will not apply to any Participant-Directed Account; and (iii) the Participant-Directed Account may be valued as often as daily, but will be valued at least annually, and all assets in the Account are not necessarily valued on the same frequency. An Account which is subject to the Participant-Directed Account method includes an individual brokerage account or similar account in title to the Trustee for the benefit of the Participant.

(5) Special Earnings allocation rules.

(a) Code §415 Excess Amounts. An Excess Amount described in Article IV does not share in the allocation of Earnings described in this Section 7.04(B).

(b) Contributions prior to accrual or precise determination. If the Employer in its Adoption Agreement elects to impose one or more allocation conditions under Section 3.06 and the Employer contributes to the Plan amounts which at the time of the contribution have not accrued under the Plan terms ("pre-accrual contributions"), the Trustee may hold the pre-accrual contributions in the Trust and may invest such contributions as the Trustee (or other applicable Plan fiduciary) determines, pending accrual and allocation to Participant Accounts. When the Plan Administrator allocates to Participants who have satisfied the Plan's allocation conditions the Employer's pre-accrual contributions, the Plan Administrator also will allocate the Earnings thereon pro rata in relation to each Participant's share of the pre-accrual contribution. The Plan Administrator also may elect to apply this Section 7.04(B)(5)(b) to any other situation in which the Plan Administrator cannot determine precisely the amount a Participant's allocation as of the date that the Employer makes an Employer Contribution (excluding Elective Deferrals) to the Trust. The Employer in Appendix B may elect an alternative nondiscriminatory method to allocate the Earnings attributable to contributions described in this Section 7.04(B)(5)(b).

(c) Forfeitures prior to accrual/allocation. The Trustee (or other applicable Plan fiduciary) will direct the investment of any separate temporary forfeiture Account created under Section 7.04(A). As of each Accounting Date, or interim Valuation Date, if applicable, the Plan Administrator will allocate the Earnings from the temporary forfeiture Account, if any, to the Accounts of the Participants in accordance with the provisions of Section 7.04(B)(4), or will allocate such Earnings in the same manner as Earnings on pre-accrual contributions under Section 7.04(B)(5)(b).

(d) Accounting after Forfeiture Break in Service. If a Participant re-enters the Plan subsequent to his/her having a Forfeiture Break in Service (as defined in Section 5.06(B)), the Plan Administrator, or the Trustee, must maintain a separate Account for the Participant's pre-Forfeiture Break in Service Account Balance and a separate Account for his post-Forfeiture Break in Service Account Balance, unless the Participant's entire Account Balance under the Plan is 100% Vested.

(e) Coordination of allocation and valuation elections. If the Plan is a 401(k) Plan that provides for Elective Deferrals, if the Plan permits Employee Contributions, or if the Plan allocates Nonelective or Matching Contributions as of any date other than the last day of the Plan Year, the Employer in its Adoption Agreement must elect the method the Plan Administrator will apply to allocate Earnings to such contributions made during the Plan Year and must elect any alternative Valuation Dates for the different Account types which the Plan Administrator maintains under the Plan.

(C) Plan Expenses. The Plan Administrator consistent with ERISA must determine whether a particular Plan expense is a settlor expense which the Employer must pay.

(1) Employer election as to non-settlor expenses. The Employer will direct the Plan Administrator as to whether the Employer will pay any or all non-settlor reasonable Plan expenses or whether the Plan must bear the expense.

(2) Allocation of Plan expense. As to any and all non-settlor reasonable Plan expenses, including Trustee fees, which the Employer determines that the Plan will pay, the Plan Administrator has discretion: (i) to determine which of such expenses will charged to the Plan as a whole and the method of allocating such Plan expenses under Section 7.04(C)(2)(a); (ii) to determine which of such expenses the Plan will charge to an individual Participant's Account under Section 7.04(C)(2)(b); and (iii) to adopt an expense policy regarding the foregoing. The Plan Administrator must exercise its discretion under this Section 7.04(C)(2) in a reasonable, uniform and nondiscriminatory manner. The Plan Administrator will direct the Trustee to pay from the Trust and to charge to the overall Plan or to particular Participant Accounts the expenses under this Section 7.04(C)(2) in accordance with the Plan Administrator's election of expense charging method or policy.

(a) Charge to overall Plan (pro rata or per capita). If the Plan Administrator charges a Plan expense to the Accounts of all Participants, the Plan Administrator may allocate the Plan expense either pro rata in relation to the total balance in each Account on the date the expense is allocated (using the balance determined as of the most recent Valuation Date) or per capita (an equal amount) to each Participant's Account.

(b) Charge to individual Participant Accounts. The Plan Administrator may charge a Participant's Account for any reasonable Plan expenses directly related to that Account, including, but not limited to the following categories of fees or expenses: distribution, loan, acceptance of rollover, QDRO, "lost Participant" search, account maintenance, brokerage accounts, investment management and benefit calculations. The Plan Administrator may charge a Participant's Account for the reasonable expenses incurred in connection with the maintenance of or a distribution from that Account even if the charging of such expenses would result in the elimination of the Participant's Account or in the Participant's not receiving an actual distribution. However, if the actual Account expenses exceed the Participant's Account Balance, the Plan Administrator will not charge the Participant outside of the Plan for such excess expenses.

(c) Participant's direct payment of investment expenses. The Plan Administrator may permit Participants to pay directly (outside the Plan) to the service provider Plan expenses such as investment management fees, provided such expenses: (i) would be properly payable either by the Employer or the Plan and are not "settlor" expenses payable exclusively by the Employer; (ii) are not paid by the Employer or by the Plan;

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and (iii) are not intrinsic to the value of the Plan assets as described in Rev. Rul. 86-142 or in any successor ruling. This Section 7.04(C)(2)(c) does not permit a Participant to reimburse the Plan for expenses the Plan previously has paid. To the extent a Participant does not pay an expense the Participant may pay according to this Section 7.04(C)(2)(c), the Plan Administrator will charge the expense under Sections 7.04(C)(2)(a) or 7.04(C)(2)(b) in accordance with the Plan Administrator's expense policy.

(d) Charges to former Employee-Participants. The Plan Administrator may charge reasonable Plan expenses to the Accounts of former Employee-Participants, even if the Plan Administrator does not charge Plan expenses to the Accounts of current Employee-Participants. The Plan Administrator may charge different amounts or types of reasonable Plan expenses to the Accounts of former Employee-Participants, versus what it charges to the Accounts of current Employee-Participants. The Plan Administrator may charge the Accounts of former Employee-Participants by applying one of the Section 7.04(C)(2)(a) or (b) methods.

(e) ERISA compliance. This Section 7.04(C) does not authorize the Plan to charge a Participant for information that ERISA requires the Plan to furnish free of charge upon the Participant's request. In addition, the Plan Administrator as ERISA may require, must disclose the nature of any Plan expenses and the manner of charging of any Plan expenses to the Plan or to particular Participant Accounts and must apply its expense policy in a manner which is consistent with ERISA.

(D) ERISA Fee Recapture Account. The Plan Administrator in its discretion may use an ERISA Fee Recapture Account to pay non-settlor Plan Expenses and may allocate funds in the ERISA Recapture Account (or excess funds therein after payment of Plan Expenses) as Earnings. The Plan Administrator will exercise its discretion in a reasonable, uniform and nondiscriminatory manner.

(1) Definition of ERISA Fee Recapture Account. An ERISA Fee Recapture Account is an account designated to receive amounts which a Plan service provider receives in the form of 12b-1 fees, sub-transfer agency fees, shareholder servicing fees or similar amounts (also known as "revenue sharing"), which the service provider receives from a source other than the Plan and which the service provider may remit to the Plan.

(E) Late Trading and Market Timing Settlement. In the event the Plan becomes entitled to a settlement from a mutual fund or other investment relating to late trading, market timing or other activities, the Plan Administrator will allocate the settlement proceeds to Participants and Beneficiaries in accordance with FAB 2006-01.

7.05 <u>PARTICIPANT ADMINISTRATIVE PROVISIONS</u>.

(A) Beneficiary Designation. A Participant from time to time may designate, in writing, any person(s) (including a trust or other entity), contingently or successively, to whom the Trustee will pay all or any portion of the Participant's Vested Account Balance (including any life insurance proceeds payable to the Participant's Account) in the event of death. A Participant under Section 6.03(B)(1) also may designate the method of distribution of his/her Account to the Beneficiary. The Plan Administrator will prescribe the form for the Participant's written designation of Beneficiary and, upon the Participant's proper completion and filing of the form with the Plan Administrator, the form effectively revokes all designations filed prior to that date by the same Participant. This Section 7.05(A) also applies to the interest of a deceased Beneficiary or a deceased alternate payee where the Beneficiary or alternate payee has designated a Beneficiary.

(1) Automatic revocation of spousal designation. A divorce decree revokes the Participant's prior designation, if any, of his/her spouse or former spouse as his/her Beneficiary under the Plan unless: (a) a QDRO provides otherwise; or (b) the Employer in Appendix B elects otherwise. This Section 7.05(A)(1) applies solely to a Participant whose divorce becomes effective on or after the date the Employer executes this Plan unless: (i) the Plan is a Restated Plan and the prior Plan contained a provision to the same effect; or (ii) regardless of the application of (i), the Employer in Appendix A provides for a special Effective Date for this Section 7.05(A)(1).

(2) Coordination with QJSA/QPSA requirements. If Section 6.04 applies to the Participant, this Section 7.05 does not impose any special spousal consent requirements on the Participant's Beneficiary designation unless the Participant waives the QJSA or QPSA benefit. If the Participant waives the QJSA or QPSA benefit without spousal consent to the Participant's Beneficiary designation: (a) any waiver of the QJSA or of the QPSA is not valid; and (b) if the Participant dies prior to his/her Annuity Starting Date, the Participant's Beneficiary designation will apply only to the portion of the death benefit which is not payable as a QPSA. Regarding clause (b), if the Participant's surviving spouse is a primary Beneficiary under the Participant's Beneficiary designation, the Trustee will satisfy the spouse's interest in the Participant's death benefit first from the portion which is payable as a QPSA.

(3) Profit Sharing Plan exception. If the Plan is a Profit Sharing Plan which the Employer under Section 6.04(G) has elected in its Adoption Agreement to exempt all Exempt Participants from the QJSA and QPSA requirements of Section 6.04, the Beneficiary designation of a married Exempt Participant, as described in Section 6.04(G), is not valid unless the Participant's spouse consents (in the manner described in Section 6.04(A)(7)) to the Beneficiary designation. The spousal consent requirement in this Section 7.05(A)(3) does not apply if the Participant's spouse is the Participant's sole primary Beneficiary. A "sole primary Beneficiary" is the individual who has an unconditional right to all of the Participant's Account Balance upon the Participant's death.

(a) One-Year Marriage Rule. The Employer in its Adoption Agreement will elect whether to apply the "one-year marriage rule". If the Employer elects to apply the one-year marriage rule, the spousal consent requirement of this Section 7.05(A)(3) does not apply unless the Exempt Participant and his/her spouse were married throughout the one year period ending on the date of the Participant's death. If the Employer elects to apply the one-year marriage rule under this Section 7.05(A)(3), but the Participant is not an Exempt Participant (such that the QJSA and QPSA requirements apply to the Participant), the one-year marriage rule under Section 6.04(B) applies only to the QPSA.

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(4) Limitation on frequency of Beneficiary changes. A Participant may change his/her Beneficiary in accordance with this Section 7.05(A) as often as the Participant wishes, unless the Employer in Appendix B elects to impose a minimum time interval between changes, but with an exception for certain major life events, such as death of a Beneficiary, divorce and other such events as the Plan Administrator reasonably may determine.

(5) Definition of spouse. The Employer in Appendix B may define the term "spouse" for all Plan purposes.

(B) Default Beneficiary. If: (i) a Participant fails to name a Beneficiary in accordance with Section 7.05(A); or (ii) the Beneficiary (and all contingent or successive Beneficiaries) whom the Participant designates predecease the Participant, are invalid for any reason, or disclaim the Participant's Vested Account Balance and the Plan Administrator has accepted the disclaimers as valid, then the Trustee (subject to any contrary provision in Appendix B under Section 7.05(C)) will distribute the Participant's Vested Account Balance in accordance with Section 6.03 in the following order of priority to:

(1) Spouse. The Participant's surviving spouse (without regard to the one-year marriage rule of Sections 6.04(B) and 7.05(A)(3)(a)), except where the spouse would be revoked as Beneficiary under Section 7.05(A)(1), had the Participant named the spouse as Beneficiary; and if no surviving spouse to

(2) Descendants. The Participant's children (including adopted children), in equal shares by right of representation (one share for each surviving child and one share for each child who predeceases the Participant with living descendants); and if none to

(3) Parents. The Participant's surviving parents, in equal shares; and if none to

(4) Estate. The Participant's estate.

(C) Administration of Default Provision. The Employer in Appendix B may specify a different list or ordering of the list of default beneficiaries than under Section 7.05(B); provided however, that if the Plan is a Profit Sharing Plan, and the Plan includes Exempt Participants, as to such Exempt Participants, the Employer may not specify a different default Beneficiary list or order unless the Participant's surviving spouse will be the sole primary Beneficiary. The Plan Administrator will direct the Trustee as to the distribution method and to whom the Trustee will make the distribution under Section 7.05(B).

(D) Death of Beneficiary. If the Beneficiary survives the Participant, but dies prior to distribution of the Participant's entire Vested Account Balance, the Trustee will distribute the remaining Vested Account Balance in the same manner as described in Sections 7.05(B) and (C) (applied as though the Beneficiary were the Participant) unless: (1) the Participant's Beneficiary designation provides otherwise; or (2) the Beneficiary has properly designated a beneficiary. A Beneficiary only may designate a beneficiary for the Participant's Account Balance remaining at the Beneficiary's death if the Participant has not previously designated a successive contingent beneficiary and the Beneficiary's designation otherwise complies with the Plan terms.

(E) Simultaneous Death of Participant and Beneficiary. If a Participant and his/her Beneficiary should die simultaneously, or under circumstances that render it difficult or impossible to determine who predeceased the other, then unless the Participant's Beneficiary designation otherwise specifies, the Plan Administrator will presume conclusively that the Beneficiary predeceased the Participant.

(F) Incapacitated Participant or Beneficiary. If, in the opinion of the Plan Administrator, a Participant or Beneficiary entitled to a Plan distribution is not able to care for his/her affairs because of a mental condition, a physical condition, or by reason of age, at the direction of the Plan Administrator, the Trustee will make the distribution to the Participant's or Beneficiary's guardian, conservator, trustee, custodian (including under a Uniform Transfers or Gifts to Minors Act) or to his/her attorney-in-fact or to other legal representative, upon furnishing evidence of such status satisfactory to the Plan Administrator and to the Trustee. The Plan Administrator and the Trustee do not have any liability with respect to payments so made and neither the Plan Administrator nor the Trustee has any duty to make inquiry as to the competence of any person entitled to receive payments under the Plan.

(G) Assignment or Alienation. Except as provided in Code §414(p) relating to QDROs (or a domestic relations order entered into before January 1, 1985) and in Code §401(a)(13) relating to certain voluntary, revocable assignments, judgments and settlements, neither a Participant nor a Beneficiary may anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustee will not recognize any such anticipation, assignment or alienation. Except as provided by Code §401(a)(13), a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

(H) Information Available. Any Participant or Beneficiary without charge may examine the Plan description, copy of the latest annual report, any bargaining agreement, this Plan and Trust, and any contract or any other instrument which relates to the establishment or administration of the Plan or Trust. The Plan Administrator will maintain all of the items listed in this Section 7.05(H) in its office, or in such other place or places as it may designate from time to time in order to comply with ERISA, for examination during reasonable business hours. Upon the written request of a Participant or a Beneficiary, the Plan Administrator must furnish the Participant or Beneficiary with a copy of any item listed in this Section 7.05(H). The Plan Administrator may impose a reasonable copying charge upon the requesting person.

(I) Claims Procedure for Denial of Benefits. A Participant or a Beneficiary may file with the Plan Administrator a written claim for benefits, if the Participant or the Beneficiary disputes the Plan Administrator's determination regarding the Participant's or Beneficiary's Plan benefit. However, the Plan will distribute only such Plan benefits to Participants or Beneficiaries as the Plan Administrator in its discretion determines a Participant or Beneficiary is entitled to receive. The Plan Administrator will create a written claims procedure as part of (or which accompanies) the Plan's summary plan description. This Section 7.05(I) specifically incorporates the written claims procedure as from time to time published by the Plan Administrator as a part of the Plan, except that the Plan Administrator may amend the claims procedure without regard

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to Section 11.02. If the Plan Administrator pursuant to the Plan's written claims procedure makes a final written determination denying a Participant's or Beneficiary's benefit claim, the Participant or Beneficiary to preserve the claim must file an action with respect to the denied claim not later than 180 days following the date of the Plan Administrator's final written determination.

(J) Inability to Determine Beneficiary. In the event that the Plan Administrator is unable to determine the identity of a Participant's Beneficiary under circumstances of competing claims or otherwise, the Plan Administrator may file an interpleader action seeking an order of the court as to the determination of the Beneficiary. The Plan Administrator, the Trustee and other Plan fiduciaries may act in reliance upon any proper order issued under this Section 7.05(J) in maintaining, distributing or otherwise disposing of a Participant's Account under the Plan terms, to any Beneficiary specified in the court's order.

7.06 PLAN LOANS.

(A) Loan Policy. The Plan Administrator, at any time and in its sole discretion, may establish, amend or terminate a policy which the Trustee must observe in making Plan loans, if any, to Participants and to Beneficiaries. If the Plan Administrator adopts a loan policy, the loan policy must be nondiscriminatory and must be in writing. The policy must include: (1) the identity of the person or positions authorized to administer the Participant loan program; (2) the procedure for applying for a loan; (3) the criteria for approving or denying a loan; (4) the limitations, if any, on the types and amounts of loans available; (5) the procedure for determining a reasonable rate of interest; (6) the types of collateral which may secure the loan; and (7) the events constituting default and the steps the Plan will take to preserve Plan assets in the event of default. A loan policy the Plan Administrator adopts under this Section 7.06(A) is part of the Plan, except that the Plan Administrator may amend or terminate the policy without regard to Section 11.02.

(B) Requirements for Plan Loans. The Trustee, as directed by the Plan Administrator will make a Plan loan to a Participant or to a Beneficiary in accordance with the loan policy, under Section 7.06(A), provided: (1) loans are available to all Participants and Beneficiaries on a reasonably equivalent basis and are not available in a greater amount for HCEs than for NHCEs; (2) the loan is adequately secured and bears a reasonable rate of interest; (3) the loan provides for repayment within a specified time (except that the loan policy may suspend loan payments pursuant to Code §414(u)(4)); (4) the default provisions of the note permit offset of the Participant's Vested Account Balance only at the time when the Participant has a distributable event under the Plan, but without regard to whether the Participant consents to distribution as otherwise may be required under Section 6.01(A)(2); (5) the amount of the loan does not exceed (at the time the Plan extends the loan) the present value of the Participant's Vested Account Balance; and (6) the loan otherwise conforms to the exemption provided by Code §4975(d)(1).

(C) Default as Distributable Event. The loan policy may provide a Participant's loan default is a distributable event with respect to the defaulted amount, irrespective of whether the Participant otherwise has incurred a distributable event at the time of default, except as to Restricted 401(k) Accounts or Restricted Pension Accounts under Section 6.01(C)(4) which the Participant used to secure his/her loan and which are not then distributable at the time of default. See Section 6.06.

(D) QJSA/QPSA Requirements. If the QJSA/QPSA requirements of Section 6.04 apply to the Participant, the Participant may not pledge any portion of his/her Account Balance that is subject to such requirements as security for a loan unless, within the 180 day period ending on the date the pledge becomes effective, the Participant's spouse, if any, consents (in a manner described in Section 6.04 other than the requirement relating to the consent of a subsequent spouse) to the security or, by separate consent, to an increase in the amount of security. See Section 6.04(D) regarding the affect of an outstanding loan pledge on the QJSA or QPSA benefit.

(E) Treatment of Loan as Participant-Directed. The Plan Administrator, to the extent provided in a written loan policy and consistent with Section 7.03(B)(3), will treat a Plan loan made to a Participant as a Participant-Directed Account, even if the Plan otherwise does not permit a Participant to direct his/her Account investments. Where a loan is treated as a Participant-Directed Account, the borrowing Participant's Account alone shares in any interest paid on the loan, and the Account alone bears any expense or loss it incurs in connection with the loan. The Trustee may retain any principal or interest paid on the borrowing Participant's loan in a Segregated Account (as described in Section 7.04(A)(2)(c)) on behalf of the borrowing Participant until the Trustee (or the Named Fiduciary, in the case of a nondiscretionary Trustee) deems it appropriate to add the loan payments to the Participant's Account under the Plan.

7.07 LOST PARTICIPANTS. If the Plan Administrator is unable to locate any Participant or Beneficiary whose Account becomes distributable under the Plan or if the Plan has made a distribution, but the Participant for any reason does not cash the distribution check (a "lost Participant"), the Plan Administrator will apply the provisions of this Section 7.07. The provisions of this Section 7.07 no longer apply if the Plan Administrator, prior to taking action to dispose of the lost Participant's Account under Section 7.07(A)(2) or 7.07(B)(2), is able to complete the distribution.

(A) Ongoing Plan. The provisions of this Section 7.07(A) apply if the Plan is ongoing.

(1) Attempt to Locate. The Plan Administrator must conduct a reasonable and diligent search for the Participant, using one or more of the search methods described in Section 7.07(C).

(2) Failure to locate/disposition of Account. If a lost Participant remains unlocated after 6 months following the date the Plan Administrator first attempts to locate the lost Participant using any of the search methods described in Section 7.07(C), the Plan Administrator may forfeit the lost Participant's Account, provided the Account is not subject to the Automatic Rollover rules of Section 6.08(D). If the Plan Administrator forfeits the lost Participant's Account, the forfeiture occurs at the end of the above-described 6-month period and the Plan Administrator will allocate the forfeiture in accordance with Section 3.07. The Plan Administrator under this Section 7.07(A)(2) will forfeit the entire Account of the lost Participant, including Elective Deferrals and Employee Contributions.

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(3) Subsequent restoration of forfeiture. If a lost Participant whose Account was forfeited thereafter at any time but before the Plan has been terminated makes a claim for his/her forfeited Account, the Plan Administrator will restore the forfeited Account to the same dollar amount as the amount forfeited, unadjusted for Earnings occurring subsequent to the forfeiture. The Plan Administrator will make the restoration in the Plan Year in which the lost Participant makes the claim, first from the amount, if any, of Participant forfeitures the Plan Administrator otherwise would allocate for the Plan Year, and then from the amount or additional amount the Employer contributes to the Plan for the Plan Year. The Employer in Appendix B may provide that the Plan Administrator will use Trust Fund Earnings for the Plan Year, if any, as a source of the restoration, or may modify the order of priority of the sources of restoration described in the previous sentence. The Plan Administrator will distribute the restored Account to the lost Participant not later than 60 days after the close of the Plan Year in which the Plan Administrator restores the forfeited Account.

(B) Terminating plan. The provisions of this Section 7.07(B) apply if the Plan is terminating.

(1) Attempt to locate. The Plan Administrator, to attempt to locate a lost Participant when the plan is terminating, must conduct a reasonable and diligent search for the Participant, using all four search methods described in clauses (1) through (4) of Section 7.07(C). In addition, the Plan Administrator may use a search method described in clause (5) of Section 7.07(C).

(2) Failure to locate/disposition of Account. If a lost Participant remains unlocated after a reasonable period the Plan Administrator will distribute the Participant's Account under Sections 7.07(B)(2)(a), (b) or (c) as applicable.

(a) No Annuity Contract/no other Defined Contribution Plan. If the terminating Plan does not provide for an Annuity Contract as a method of distribution and the Employer does not maintain another Defined Contribution Plan, the Plan Administrator will distribute the lost Participant's Account in an Automatic Rollover to an individual retirement plan under Section 6.08(D), unless the Plan Administrator determines it is impractical to complete an Automatic Rollover or is unable to locate an individual retirement plan provider willing to accept the rollover distribution. In such event, the Plan Administrator may: (i) distribute the Participant's Account to an interest-bearing insured bank account the Plan Administrator establishes in the Participant's name; or (ii) distribute the Participant's Account to the unclaimed property fund of the state of the Participant's last known address.

(b) Plan provides Annuity Contract/no other Defined Contribution Plan. If the terminating Plan provides for an Annuity Contract as a method of distribution and the Employer does not maintain another Defined Contribution Plan, the Plan Administrator will purchase an Annuity Contract payable to the lost Participant for delivery to the Participant's last known address reflected in the Plan's records.

(c) Employer maintains another Defined Contribution Plan. If the Employer maintains another Defined Contribution Plan, the Plan Administrator may, in lieu of taking the actions described in Sections 7.07(B)(2)(a) or (b), transfer the lost Participant's Account to the other Defined Contribution Plan.

(C) Search methods. The search methods described in this Section 7.07 are: (1) provide a distribution notice to the lost Participant at the Participant's last known address by certified or registered mail; (2) check with the administrator of other employee benefit plans of the Employer that may have more up-to-date information regarding the Participant's whereabouts; (3) identify and contact the Participant's Designated Beneficiary under Section 7.05; (4) use the IRS letter forwarding program under Rev. Proc. 94-22 or the Social Security Administration search program; and (5) use a commercial locator service, credit reporting agencies, the internet or other search method. Regarding search methods (2) and (3) above, if the Plan Administrator encounters privacy concerns, the Plan Administrator may request that the Employer or other plan fiduciary (under (2)), or the Designated Beneficiary (under (3)), contact the Participant or forward a letter requesting that the Participant contact the Plan Administrator.

(D) Uniformity. The Plan Administrator will apply Section 7.07 in a reasonable, uniform and nondiscriminatory manner, but in determining a specific course of action as to a particular Account, reasonably may take into account differing circumstances such as the amount of a lost Participant's Account, the expense in attempting to locate a lost Participant, the Plan Administrator's ability to establish and the expense of establishing a rollover IRA, and other factors.

(E) Expenses of search. The Plan Administrator, in accordance with Section 7.04(C)(2)(b), may charge to the Account of a Participant the reasonable expenses incurred under this Section 7.07 and which are associated with the Participant's Account, without regard to whether or when the Plan Administrator actually locates or makes a distribution to the Participant.

(F) Alternative Disposition. The Plan Administrator under Sections 7.07(A) or (B) operationally may dispose of a lost Participant's Account in any reasonable manner. The Plan Administrator may adopt a policy under this Section 7.07 as it deems reasonable or appropriate to administer the Accounts of lost Participants, provided that: (1) the terms of any such policy must be uniform and nondiscriminatory; and (2) the Plan Administrator must administer the policy in a uniform and nondiscriminatory manner.

7.08 PLAN CORRECTION. The Plan Administrator, in conjunction with the Employer and Trustee, as applicable, may undertake such correction of Plan failures as the Plan Administrator deems necessary, including correction to preserve tax qualification of the Plan under Code §401(a), to correct a fiduciary breach under ERISA or to unwind (correct) a prohibited transaction under the Code or ERISA. Without limiting the Plan Administrator's authority under the prior sentence, the Plan Administrator, as it determines to be reasonable and appropriate, may undertake or assist the Employer in undertaking correction of Plan document, operational, demographic and employer eligibility failures under a method described in the Plan or under the Employee Plans Compliance Resolution System ("EPCRS") as described in Rev. Proc. 2013-12, or any successor program to EPCRS. The Plan Administrator, as it determines to be reasonable and appropriate, also may undertake or assist the Employer, the Trustee or other

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appropriate Plan fiduciary or Plan official in undertaking correction of a fiduciary breach, including correction under the Voluntary Fiduciary Correction Program ("VFCP") or any successor program to VFCP. If the Plan is a 401(k) Plan, the Plan Administrator to correct an operational failure (or if the allowable period for such correction has expired), may require the Trustee to distribute from the Plan Elective Deferrals, including Earnings thereon, and the Plan Administrator will treat any Matching Contributions and Earnings thereon relating to the distributed Elective Deferrals, as an Associated Matching Contribution under Section 3.07(A)(1). To the extent the Employer must make nonelective or matching contributions to the plan to correct a failure under EPCRS, other than a failure relating to the ADP test or ACP test (see Section 4.10), the Plan Administrator will use forfeitures to reduce the amount of such contribution.

7.09 PROTOTYPE/VOLUME SUBMITTER PLAN STATUS. If the Plan fails initially to qualify or to maintain qualification or if the Employer makes any amendment or modification to a provision of the Plan (other than a proper completion of an elective provision under the Adoption Agreement or an Appendix), the Employer no longer may participate under this Prototype or Volume Submitter Plan. The Employer also may not participate (or continue to participate) in this Prototype or Volume Submitter Plan if the Trustee or Custodian is not the Sponsor or Practitioner and does not have the written consent of the Sponsor or Practitioner required under Section 1.67, if any, to serve in the capacity of Trustee or Custodian. If the Employer is not entitled to participate under this Prototype or Volume Submitter Plan, the Plan is an individually-designed plan and the reliance procedures specified in the applicable Adoption Agreement no longer apply.

7.10 PLAN COMMUNICATIONS, INTERPRETATION, AND CONSTRUCTION.

(A) Plan Administrator's Discretion/Nondiscriminatory Administration. The Plan Administrator has total and complete discretion to interpret and construe the Plan and to determine all questions arising in the administration, interpretation and application of the Plan. Any determination the Plan Administrator makes under the Plan is final and binding upon any affected person. The Plan Administrator must exercise all of its Plan powers and discretion, and perform all of its duties in a uniform and nondiscriminatory manner.

(B) Written Communications. All Plan-related communications by any party must be in writing (which subject to Section 7.10(C) may include an electronic communication). All Participant or Beneficiary notices, designations, elections, consents or waivers must be made in a form the Plan Administrator (or, as applicable, the Trustee) specifies or otherwise approves. Any person entitled to notice under the Plan may waive the notice or shorten the notice period.

(C) Use of Electronic Media. The Plan Administrator using any electronic medium may give or receive any Plan notice, communicate any Plan policy, conduct any written Plan communication, satisfy any Plan filing or other compliance requirement and conduct any other Plan transaction to the extent permissible. A Participant or a Participant's spouse, to the extent authorized by the Plan Administrator, may use any electronic medium to make or provide any Beneficiary designation, election, notice, consent or waiver under the Plan. Any reference in this Plan to a "form," a "notice," an "election," a "consent," a "waiver," a "designation," a "policy" or to any other Plan-related communication includes an electronic version thereof. Notwithstanding the foregoing, any Participant or Beneficiary notices and consent that are required pursuant to the Code must satisfy Treas. Reg. §1.401(a)-21.

(D) Evidence. Anyone, including the Employer, required to give data, statements or other information relevant under the terms of the Plan ("evidence") may do so by certificate, affidavit, document or other form which the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The Plan Administrator and the Trustee are protected fully in acting and relying upon any evidence described under the immediately preceding sentence.

(E) Plan Terms Binding. The Plan is binding upon the Employer, Trustee, Plan Administrator, Custodian (and all other service providers to the Plan), upon Participants, Beneficiaries and all other persons entitled to benefits, and upon the successors and assigns of the foregoing persons. See Section 8.11(C) as to the Trust where the Employer in its Adoption Agreement elects to use a separate trust agreement.

(F) Employment Not Guaranteed. Nothing contained in this Plan, or with respect to the establishment of the Trust, or any modification or any amendment to the Plan or Trust, or in the creation of any Account, or with respect to the payment of any benefit, gives any Employee, Participant or any Beneficiary any right to employment or to continued employment by the Employer, or any legal or equitable right against the Employer, the Trustee, the Custodian, the Plan Administrator or any employee or agent thereof, except as expressly provided by the Plan or the Trust.

(G) Word Usage. Words used in the masculine also apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural includes the singular and the singular includes the plural. Titles of Plan and Adoption Agreement sections are for reference only.

(H) State Law. The law of the state of the Employer's (or if there is a corporate Trustee, the Trustee's, or if the Plan is fully insured, the insurer's) principal place of business will determine all questions arising with respect to the provisions of the Plan and Trust. The Employer in Appendix B may elect to apply the law of another state or appropriate legal jurisdiction.

(I) Parties to Litigation. Except as otherwise provided, a Participant or a Beneficiary is not a necessary party or required to receive notice of process in any court proceeding involving the Plan, the Trust Fund or any fiduciary of the Plan. Any final judgment (not subject to further appeal) entered in any such proceeding will be binding upon the Employer, the Plan Administrator, the Trustee, Custodian, Participants and Beneficiaries and upon their successors and assigns.

(J) Fiduciaries Not Insurers. The Trustee, the Plan Administrator and the Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund. The liability of the Employer, the Plan Administrator and the Trustee to make any

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distribution from the Trust Fund at any time and all times is limited to the then available assets of the Trust.

(K) Construction/Severability. The Plan, the Adoption Agreement, the Trust and all other documents to which they refer, will be interpreted consistent with and to preserve tax qualification of the Plan under Code §401(a) and tax exemption of the Trust under Code §501(a) and also consistent with ERISA. To the extent permissible, any provision which a court (or other entity with binding authority to interpret the Plan) determines to be inconsistent with such construction and interpretation, is deemed severed and is of no force or effect, and the remaining Plan terms will remain in full force and effect.

7.11 DIVESTMENT OF EMPLOYER SECURITIES.

(A) Application and Effective Date of Article. This Section 7.11 only applies to a Plan that is an Applicable Defined Contribution Plan.

(1) Definition of Applicable Defined Contribution Plan. Except as provided herein or in Treas. Reg. §1.401(a)(35)-1, an Applicable Defined Contribution Plan means a Defined Contribution Plan that holds Publicly Traded Employer Securities.

(a) Exclusions. An Applicable Defined Contribution Plan does not include a one-participant plan, as defined in Code §401(a)(35)(E)(iv) or an employee stock ownership plan ("ESOP") as defined in Code §4975(e)(7) if: (i) the ESOP holds no contributions (or related earnings) that are (or were ever) subject to Code §§401(k) or 401(m); and (ii) the ESOP is a separate plan, for purposes of Code §414(l), from any other Defined Benefit Plan or Defined Contribution Plan maintained by the Employer.

(2) Definition of Publicly Traded Employer Securities. For purposes of this Article, a Publicly Traded Employer Security is an Employer security which is traded on a national securities exchange that is registered under section 6 of the Securities Exchange Act of 1935 or which is traded on a foreign national securities exchange that is officially recognized, sanctioned, or supervised by a governmental authority and the security is deemed by the Securities and Exchange Commission as having a "ready market" under SEC Rule 15c3-1.

(3) Effective date. The provisions of Code §401(a)(35) generally apply to Plan Years beginning after December 31, 2006. However, the provisions Treas. Reg. §1.401(a)(35)-1 are applicable to Plan Years beginning on or after January 1, 2011.

(B) Rule Applicable to Elective Deferrals, Employee Contributions and Rollovers. If any portion of an Applicable Individual's Account attributable to Elective Deferrals, Employee Contributions, or Rollover Contributions is invested in Publicly-Traded Employer Securities, then, except as otherwise provided herein, the Applicable Individual may elect to direct the Plan Administrator to divest any such Securities, and to reinvest an equivalent amount in other investment options which satisfy the requirements of Section 7.11(D).

(1) Definition of Applicable Individual/Deferrals. For purposes of this Section 7.11(B), an Applicable Individual means: (i) a Participant; (ii) an alternate payee who has an Account under the Plan; or (iii) a Beneficiary.

(C) Rule Applicable to Employer Contributions (other than Elective Deferrals). If any portion of an Applicable Individual's Account attributable to Employer Contributions other than Elective Deferrals is invested in Publicly-Traded Employer Securities, then, except as otherwise provided herein, the Applicable Individual may elect to direct the Plan Administrator to divest any such Securities, and to reinvest an equivalent amount in other investment options which satisfy the requirements of Section 7.11(D).

(1) Definition of Applicable Individual/Employer Contributions. For purposes of this Section 7.11(C), an Applicable Individual means: (i) a Participant who has completed at least three Years of Service; (ii) an alternate payee who has an Account under the Plan with respect to a Participant who has completed at least three Years of Service; or (iii) a Beneficiary with respect to a Participant who had completed at least three Years of Service. For this purpose, a Year of Service means in accordance with Section 5.05 relating to vesting. However, if the Plan provides for immediate vesting or applies the Elapsed Time Method in determining vesting, a Participant completes three Years of Service on the day immediately preceding the third anniversary of the Participant's Employment Commencement Date.

(2) Three-year phase-in applicable to Employer Contributions. For Employer securities acquired with Employer Contributions other than Elective Deferrals during a Plan Year beginning before January 1, 2007, the rule described in this Section 7.11(C) only applies to the percentage of the Publicly Traded Employer Securities (applied separately for each class of Securities) as follows:

Plan Year	Percentage
2007	33%
2008	66%
2009	100%

(3) Exception to phase-in for certain age 55 Participants. The 3-year phase-in rule of Section 7.11(C)(2) does not apply to a Participant who had attained age 55 and completed at least three Years of Service (as defined in Section 7.11(C)(1) above) before the first Plan Year beginning after December 31, 2005.

(D) Investment Options. For purposes of this Section 7.11, other investment options must include not less than three investment options, other than Publicly Traded Employer Securities, to which the Applicable Individual who has the right to divest under Section 7.11(B) or 7.11(C) may direct the proceeds from the divestment of such Securities. Each of the three investment options must be diversified and have materially different risk and return characteristics. For this purpose, investment options that constitute a broad range of investment alternatives within the meaning of DOL Regulation §2550.404c-1(b)(3) are treated as being diversified and having materially different risk and return characteristics. The Plan must provide reasonable divestment and reinvestment opportunities at least quarterly.

(E) Restrictions or Conditions on Investments in Employer Securities. Except as permitted by Treas. Reg. §1.401(a)(35)-1(e), the Plan may not impose restrictions or conditions on the investment of Publicly Traded Employer

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ARTICLE VIII
TRUSTEE AND CUSTODIAN, POWERS AND DUTIES

8.01 ACCEPTANCE. By executing the Adoption Agreement, the Trustee or Custodian accepts the Trust created under the Plan and agrees to perform the obligations the Plan imposes on the Trustee or Custodian.

8.02 INVESTMENT POWERS AND DUTIES.

(A) Discretionary Trustee Powers. If the Employer in its Adoption Agreement designates the Trustee as a discretionary Trustee, then the Trustee has full discretion and authority with regard to the investment of the Trust Fund, except as to a Plan asset: (i) properly under the control or the direction of an Investment Manager, ancillary trustee or other Plan fiduciary; (ii) subject to proper Employer or Named Fiduciary direction of investment; or (iii) subject to proper Participant or Beneficiary direction of investment. The Trustee is authorized and empowered, but not by way of limitation, with the following powers:

(1) General powers. To invest consistent with any part or all of the Trust Fund in any common or preferred stocks, open-end or closed-end mutual funds (including proprietary funds), put and call options traded on a national exchange, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury bills, U.S. Treasury notes and other direct or indirect obligations of the United States Government or its agencies, improved or unimproved real estate situated in the United States, limited partnerships, insurance contracts of any type, mortgages, notes or other property of any kind, real or personal, to buy or sell options on common stock on a nationally recognized exchange with or without holding the underlying common stock, to open and to maintain margin accounts, to engage in short sales, to buy and sell commodities, commodity options and contracts for the future delivery of commodities, and to make any other investments the Trustee deems appropriate.

(2) Cash/liquidity. To retain in cash so much of the Trust Fund as it may deem advisable to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank or other institutional account at reasonable interest or without interest if the Trustee determines that such deposits are reasonable or necessary to facilitate a Plan transaction or for other purposes, but consistent with the Trustee's duties under Section 8.02(C).

(3) Trustee's common/collective funds. To invest, if the Trustee is a bank or similar financial institution supervised by the United States or by a state, in any type of deposit of the Trustee (or of a bank related to the Trustee within the meaning of Code §414(b)) at a reasonable rate of interest or in a common trust fund, as described in Code §584, or in a collective investment fund, the provisions of which govern the investment of such assets and which the Plan incorporates by this reference, which the Trustee (or its affiliate, as defined in Code §1504) maintains exclusively for the collective investment of money contributed by the bank (or the affiliate) in its capacity as Trustee and which conforms to the rules of the Comptroller of the Currency.

(4) Transact in real/personal property. To manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Trustee decides.

(5) Borrowing. To borrow money, to assume indebtedness, extend mortgages and encumber by mortgage or pledge.

(6) Claims. To compromise, contest, arbitrate or abandon claims and demands affecting the investment of Trust assets, in the Trustee's discretion. However, nothing in this Section 8.02(A)(6) requires a Participant or Beneficiary to arbitrate any claim under the Plan.

(7) Voting/tender/exercise. To have with respect to the Trust all of the rights of an individual owner, including the power to exercise any and all voting rights associated with Trust assets, to give proxies, to participate in any voting trusts, mergers, consolidations or liquidations, to tender shares and to exercise or sell stock subscriptions or conversion rights.

(8) Mineral rights. To lease for oil, gas and other mineral purposes and to create mineral severances by grant or reservation; to pool or unitize interests in oil, gas and other minerals; and to enter into operating agreements and to execute division and transfer orders.

(9) Title. To hold any securities or other property in the name of the Trustee or its nominee, with depositories or agent depositories or in another form as it may deem best, with or without disclosing the trust relationship. However, any securities held in a nominee or street name must be held on behalf of the Plan by: (a) a bank or trust company that is subject to supervision by the United States or a State or a nominee of such bank or trust company; (b) a broker or dealer registered under the Securities Exchange Act of 1934 or a nominee of such broker or dealer; or (c) a clearing agency as defined in Securities Exchange Act of 1934, Section 3(a)(23), or its nominee.

(10) Hold pending dispute resolution. To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until a court of competent jurisdiction makes final adjudication.

(11) Litigation. To begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except the Trustee is not obliged nor required to do so unless indemnified to its satisfaction.

(12) Agents/reliance. The Trustee may employ and pay from the Trust Fund reasonable compensation to agents, attorneys, accountants and other persons to advise the Trustee as in its opinion may be necessary. The Trustee reasonably may delegate to any agent, attorney, accountant or other person selected by it any non-Trustee power or duty vested in it by the Plan, and the Trustee may act reasonably or refrain from acting on the advice or opinion of any agent, attorney, accountant or other person so selected.

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(13) Employer stock/real property. The Trustee (or as applicable, Investment Manager, Employer, Participant, or Beneficiary) may invest in qualifying Employer securities or in qualifying Employer real property, as defined in and as limited by ERISA.

(a) Profit Sharing Plans/401(k) Plans. If the Employer's Plan is a Profit Sharing Plan or a 401(k) Plan, the aggregate investments in (acquisitions and holdings of) qualifying Employer securities and in qualifying Employer real property may comprise up to 100% of the value of Plan assets, unless the Employer in Appendix B elects to restrict such investments to 10% of the value of Plan assets determined immediately after the acquisition (or to some other percentage of value which is less than 100%). Notwithstanding the foregoing, except where permitted under ERISA §407(b)(2), if the Plan includes a 401(k) arrangement, a Participant's Elective Deferral Account accumulated in Plan Years beginning after December 31, 1998, including earnings thereon, may not be invested more than 10% by value in qualifying Employer securities and qualifying Employer real property, unless such investments are directed by the Participant or the Participant's Beneficiary.

(b) Voting/distribution. If the Plan invests in qualifying Employer securities, the Plan Administrator may adopt a uniform and nondiscriminatory policy providing for the exercise of voting rights, distribution restrictions, repurchase, put, call or right of first refusal rules, or other rights and restrictions affecting the qualifying Employer securities.

(14) Orphaned plan. If the Trustee determines that the Employer has abandoned the Plan, the Trustee (if qualified to so act) may appoint itself as a Qualified Termination Administrator ("QTA") under Section 11.05(B) for purposes of terminating the Plan and distributing all Plan Accounts. As a QTA, the Trustee may undertake all authorized acts to wind-up the Plan, including causing the Trust to pay from Trust assets to the QTA and to other service providers a reasonable fee for services rendered.

(15) Investment Policy. To adopt and to amend from time to time, an investment policy consistent with the Plan's funding policy described in Section 7.02(C)(9)

(16) Catch-all. To perform any and all other acts which in the Trustee's judgment are necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust.

(B) Nondiscretionary (directed) Trustee/Custodian Powers. The Employer in its Adoption Agreement may designate the Trustee as a nondiscretionary Trustee. The Employer in its Adoption Agreement in addition to designating a discretionary or nondiscretionary Trustee, may appoint a Custodian to hold all or any portion of the Trust Assets. Except as otherwise provided herein: (i) a Custodian has all of the same powers and duties as a nondiscretionary Trustee; (ii) the nondiscretionary Trustee or Custodian has all of the same powers as a discretionary Trustee in Section 8.02(A) except that the nondiscretionary Trustee or Custodian only may exercise such powers pursuant to a proper written direction; and (iii) the nondiscretionary Trustee or Custodian has all the same duties as a discretionary Trustee under Section 8.02(C). A "proper written direction" means the written direction of a Plan fiduciary or of a Participant or Beneficiary with authority over the Trust asset which is the subject of the direction.

(1) Modification of powers/duties. The Employer and the nondiscretionary Trustee (or the Custodian) in a Nonstandardized Plan or Volume Submitter Adoption Agreement, on Appendix C may limit the powers or duties of the Custodian or the nondiscretionary Trustee to any combination of powers under Section 8.02(A) and to any combination of duties under Section 8.02(C) or otherwise may amend the Trust as described in Section 8.11.

(2) Limited responsibility. If there is a Custodian or a nondiscretionary Trustee under the Plan, then the Employer, in adopting this Plan, acknowledges and agrees:

(a) No discretion over Trust assets. The nondiscretionary Trustee or Custodian does not have any discretion as to the investment or the re-investment of the Trust Fund and the nondiscretionary Trustee or Custodian is acting solely as a directed fiduciary as to the assets comprising the Trust Fund.

(b) No review or recommendations. The nondiscretionary Trustee or the Custodian does not have any duty to review or to make recommendations regarding investments made pursuant to a proper written direction.

(c) No action unless direction. The nondiscretionary Trustee or the Custodian must retain any investment obtained upon a proper written direction until receipt of another proper written direction to dispose of such investment.

(d) No liability for following orders. The nondiscretionary Trustee or the Custodian is not liable in any manner or for any reason for making, retaining or disposing of any investment pursuant to any proper written direction.

(e) Indemnity. The Employer will indemnify, defend and hold the nondiscretionary Trustee or the Custodian harmless from any damages, costs or expenses, including reasonable attorneys' fees, which the nondiscretionary Trustee or the Custodian may incur as a result of any claim asserted against the nondiscretionary Trustee, the Custodian or the Trust arising out of the nondiscretionary Trustee's or Custodian's full and timely compliance with any proper written direction.

(3) Limitation of powers of certain Custodians. If a Custodian is a bank which, under its governing state law, does not possess trust powers, then Sections 8.02(A)(1), (3) as it relates to common trust funds or collective investment funds, (4), (5), (7), and (8), Section 8.09 and Article IX do not apply and the Custodian only has the power and the authority to exercise the remaining powers under Section 8.02(A) and to perform the duties under Section 8.02(C).

(4) QTA. Notwithstanding any other provision of this Section 8.02(B), a nondiscretionary Trustee or a Custodian may serve as a QTA under Section 8.02(A)(14) without regard to receipt of any proper written direction.

(5) Trustee references. Except as the Plan or the context otherwise require, "Trustee" includes nondiscretionary Trustee and Custodian.

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(C) Duties. The Trustee or Custodian has the following duties:

(1) ERISA. If ERISA applies to the Plan and to the extent that ERISA so requires, to act: (a) solely in the interest of Participants and Beneficiaries for the exclusive purposes of providing benefits under the Plan and defraying the reasonable expenses of Plan administration; (b) with the care, skill, prudence and diligence under the circumstances then prevailing as would a prudent person acting in a like capacity and familiar with such matters; (c) by diversifying Trust investments so as to minimize the risk of large losses unless not prudent under the circumstances to do so; and (d) in accordance with the Plan to the extent that the Plan is consistent with ERISA.

(2) Investment policy. To coordinate its investment policy with Plan financial needs as communicated to it by the Plan Administrator.

(3) Trust accounting. To furnish to the Employer and to the Plan Administrator an annual statement of account showing the condition of the Trust Fund and all investments, receipts, disbursements and other transactions effected by the Trustee during the Plan Year covered by the statement and also stating the assets of the Trust held at the end of the Plan Year, which statements are conclusive on all persons, including the Employer and the Plan Administrator, except as to any act or transaction concerning which the Employer or the Plan Administrator files with the Trustee written exceptions or objections within 90 days after the receipt of the statements or for which ERISA authorizes a longer period within which to object. The Trustee also may agree with the Employer or Plan Administrator to provide the information described in this Section 8.02(C) more frequently than annually.

(4) Trust valuation. If the Trustee is a discretionary Trustee, to value the Trust Fund as of each Accounting Date and as applicable, the value of the Trust assets within each Participant or Beneficiary Account. The Trustee also must value the Trust Fund on such other Valuation Dates as directed in writing by the Plan Administrator or as the Adoption Agreement may require. If the Trustee is a nondiscretionary Trustee (or in the case of Trust assets held by a Custodian) the Named Fiduciary will value the assets and will provide the valuation to the Trustee (Custodian) unless the Trustee (Custodian) and the Named Fiduciary agree that the Trustee (Custodian) will conduct the valuation. The Trustee (Custodian) may reasonably rely on any valuation the Named Fiduciary conducts and provides.

(5) Distributions. To credit and distribute the Trust Fund as the Plan Administrator directs. The Trustee is not obliged to inquire as to whether any payee or distributee is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or distribution. The Trustee is accountable only to the Plan Administrator for any payment or distribution made by it in good faith on the direction of the Plan Administrator. The Trustee must promptly notify the Plan Administrator of any unclaimed Plan payment or distribution and then dispose of the distribution in accordance with the Plan Administrator's subsequent direction.

(6) Fees/expenses. To pay from the Trust Fund all reasonable Plan fees and expenses, and to allocate the fees and expenses to Plan Accounts, both as the Plan Administrator directs under Section 7.04(C)(2). Any fee or expense that the Employer pays, directly or indirectly, is not an Employer contribution to the Plan, provided the fee or the expense relates to the ordinary and necessary administration of the Trust Fund.

(7) Loans. To make loans to a Participant or to a Beneficiary in accordance with the Plan Administrator's direction under Section 7.06.

(8) Records/statements. To keep the Trustee's Plan records open to the inspection of the Plan Administrator and the Employer at all reasonable times and to permit the review or audit of such records from time to time by any person or persons as the Employer or Plan Administrator may specify in writing. The Trustee must furnish the Plan Administrator with whatever information relating to the Trust Fund the Plan Administrator considers necessary to perform its duties as Plan Administrator.

(9) Tax returns. To file all information and tax returns required of the Trustee.

(10) Incapacity. To follow the direction of the Plan Administrator with regard to distributions to any Participant or Beneficiary whom the Plan Administrator has determined to be incapacitated under Section 7.05(F). The Trustee also will provide any reasonable information and take any reasonable action that the Plan Administrator requests relating to a determination of incapacity or otherwise pertaining to the administration of the Account of any incapacitated person.

(11) Bond. The Trustee must provide a bond for the faithful performance of its duties under the Trust.

(D) Limitations Applicable to all Trustees.

(1) Receipt of contributions. A discretionary Trustee has the duty to collect employer contributions, except to the extent this duty is limited in Appendix C of the Employer's Adoption Agreement. A nondiscretionary Trustee does not have the duty to collect employer contributions and the Employer represents and warrants that it either has responsibility as a "named fiduciary" (as defined in ERISA §402(a)(2)) or has properly delegated the responsibility to a Plan fiduciary, other than the nondiscretionary Trustee, for determining the correctness, amount and timing of contributions and for the collection of contributions. If this is a restated plan, this duty is effective no sooner than the later of the date the Employer signs this restatement or the date the Trustee or Special Trustee executes either the restatement or otherwise accepts its responsibilities under the restatement. In determining how to discharge any duty to collect contributions, a fiduciary should weigh the value of the Plan assets involved, the likelihood of a successful recovery, and the expenses expected to be incurred. Among other factors, a fiduciary may take into account the Employer's solvency in deciding whether to expend Plan assets to pursue a claim.

(2) Co-fiduciary liability. Each fiduciary under the Plan is responsible solely for his/her or its own acts or omissions. A fiduciary does not have any liability for another fiduciary's breach of fiduciary responsibility with respect to the Plan and the Trust unless the fiduciary: (a) participates knowingly in or undertakes to conceal the breach; (b) has actual knowledge of the breach and fails to take reasonable remedial action to remedy the breach; or (c) through negligence in performing his/her or its

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own specific fiduciary responsibilities that give rise to fiduciary status, the fiduciary has enabled the other fiduciary to commit a breach of the latter's fiduciary responsibility.

(3) Limitation of Trustee liability.

(a) Apportionment of duties. The Named Fiduciary, the Trustee(s) and any properly appointed Investment Manager may execute a written agreement as a part of this Plan delineating the duties, responsibilities and liabilities of the Investment Manager or Trustee(s) with respect to any part of the Trust Fund under the control of the Investment Manager or the Trustee(s).

(b) If Investment Manager. The Trustee is not liable for the acts or omissions of any Investment Manager the Named Fiduciary may appoint, nor is the Trustee under any obligation to invest or otherwise to manage any asset of the Trust Fund which is subject to the management of a properly appointed Investment Manager.

(c) If other appointed fiduciaries. The Trustee is not liable for the acts or omissions of any ancillary trustee or independent fiduciary properly appointed under Section 8.07. However, if a discretionary Trustee, pursuant to the delegation described in Section 8.07, appoints an ancillary trustee, the discretionary Trustee is responsible for the periodic review of the ancillary trustee's actions and the ancillary trustee must exercise its delegated authority in accordance with the terms of the Plan and in a manner consistent with ERISA.

(d) Indemnity. The Employer and any Trustee may execute a written agreement as a part of this Plan, delineating any indemnification agreement among the parties.

(E) Multiple Trustees.

(1) Majority decisions. If more than two persons act as Trustee, a decision of the majority of such persons controls with respect to any decision regarding the administration or the investment of the Trust Fund or of any portion of the Trust Fund with respect to which such persons act as Trustee. If there is more than one Trustee, the Trustees jointly will manage and control the assets of the Trust Fund (or those Trust assets as to which they act as Trustee).

(2) Allocation. Multiple Trustees may allocate among themselves specific responsibilities or obligations or may authorize one or more of them, either individually or in concert, to exercise any or all of the powers granted to the Trustee, or to perform any or all of the duties assigned to the Trustee under Article VIII.

(3) Signature. The signature of only one Trustee is necessary to effect any transaction on behalf of the Trust (or as to those Trust assets as to which the signatory acts as Trustee).

8.03 <u>NAMED FIDUCIARY</u>.

(A) Definition of Named Fiduciary. See Section 1.37.

(B) Duty of Named Fiduciary. The Named Fiduciary under the Plan has the sole responsibility to control and to manage the operation and administration of the Plan. If the Named Fiduciary is also the Trustee, the Named Fiduciary is solely responsible for the management and the control of the Trust Fund, except Trust assets properly: (1) under the control or the direction of an Investment Manager, ancillary trustee or other Plan fiduciary; or (2) subject to Employer or Participant direction of investment.

(C) Appointment of Investment Manager. The Named Fiduciary may appoint an Investment Manager. See Section 7.02(C)(8).

8.04 <u>FORM OF DISTRIBUTION (CASH OR PROPERTY)</u>. The Trustee will make Plan distributions in the form of cash except where: (1) the required form of distribution is a QJSA or QPSA which has not been waived; (2) the Plan is a Restated Plan and under the prior Plan, distribution in the form of property ("in-kind distribution") is a Protected Benefit which the Employer has not eliminated by a Plan amendment under Section 11.02(C); (3) the Plan Administrator adopts a written policy which provides for in-kind distribution; or (4) the Employer is terminating the Plan, and in the reasonable judgment of the Trustee, some or all Plan assets, within a reasonable time for making final distribution of Plan assets, may not be liquidated to cash or may not be so liquidated without undue loss in value. The Plan Administrator's policy under clause (3) may restrict in-kind distributions to certain types of Trust investments or specify any other reasonable and nondiscriminatory condition or restriction applicable to in-kind distributions. Under clause (4), the Trustee will make Plan termination distributions to Participants and Beneficiaries in cash, in-kind or in a combination of these forms, in a reasonable and nondiscriminatory manner which may take into account the preferences of the distributees. All in-kind distributions will be made based on the current fair market value of the property, as determined by the Trustee, Custodian or Named Fiduciary.

8.05 <u>TRUSTEE/CUSTODIAN FEES AND EXPENSES</u>. A Trustee or a Custodian will receive reasonable compensation and reimbursement for reasonable Trust expenses actually incurred as Trustee or Custodian, as may be agreed upon from time to time by the Employer and the Trustee or the Custodian. No person who is receiving full pay from the Employer may receive compensation (except for reimbursement of Plan expenses) for services as Trustee or as Custodian. As the Plan Administrator directs following direction from the Employer under Section 7.04(C), such fees and expenses will be paid by the Employer, or the Trustee or Custodian will charge the Trust for the fees or expenses. If, within a reasonable time after a Plan related fee or expense is incurred (or if within the time specified in any agreement between the Plan and the Trustee regarding payment of a fee or expense) the Plan Administrator does not communicate the Employer's decision regarding payment or if the Employer does not pay the fee or expense, the Trustee or Custodian may charge the Trust for such reasonable fees and expenses as are not settlor expenses.

8.06 <u>THIRD PARTY RELIANCE</u>. A person dealing with the Trustee is not obligated to see to the proper application of any money paid or property delivered to the Trustee, or to inquire whether the Trustee has acted pursuant to any of the terms of the Plan. Each person dealing with the Trustee may act upon any notice, request or representation in writing by the Trustee, or by the Trustee's duly authorized agent, and is not liable to any person in so acting. The certificate of the Trustee that it is acting in accordance with the Plan is conclusive in favor of any person relying on the certificate.

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8.07 APPOINTMENT OF ANCILLARY TRUSTEE OR INDEPENDENT FIDUCIARY.

(A) Appointment. The Employer, in writing, may appoint any qualified person in any state to act as ancillary trustee with respect to a designated portion of the Trust Fund, subject to any consent required under Section 1.67. An ancillary trustee must acknowledge in a writing separate from the Employer's Adoption Agreement its acceptance of the terms and conditions of its appointment as ancillary trustee and its fiduciary status under ERISA.

(B) Powers. The ancillary trustee has the rights, powers, duties and discretion as the Employer may delegate, subject to any limitations or directions specified in the agreement appointing the ancillary trustee and to the terms of the Plan or of ERISA. The Employer may delegate its responsibilities under this Section 8.07 to a discretionary Trustee under the Plan (subject to the acceptance by such discretionary Trustee of that delegation), but the Employer may not delegate its responsibilities to a nondiscretionary Trustee or to a Custodian. The investment powers delegated to the ancillary trustee may include any investment powers available under Section 8.02. The delegated investment powers may include the right to invest any portion of the assets of the Trust Fund in a common trust fund, as described in Code §584, or in any collective investment fund, the provisions of which govern the investment of such assets and which the Plan incorporates by this reference, but only if the ancillary trustee is a bank or similar financial institution supervised by the United States or by a state and the ancillary trustee (or its affiliate, as defined in Code §1504) maintains the common trust fund or collective investment fund exclusively for the collective investment of money contributed by the ancillary trustee (or its affiliate) in a trustee capacity and which conforms to the rules of the Comptroller of the Currency. The Employer also may appoint as an ancillary trustee, the trustee of any group trust fund designated for investment pursuant to the provisions of Section 8.09.

(C) Resignation/Removal. The ancillary trustee may resign its position and the Employer may remove an ancillary trustee as provided in Section 8.08 regarding resignation and removal of the Trustee or Custodian. In the event of such resignation or removal, the Employer may appoint another ancillary trustee or may return the assets to the control and management of the Trustee.

(D) Independent Fiduciary. If the DOL requires engagement of an independent fiduciary to have control or management of all or a portion of the Trust Fund, the Employer will appoint such independent fiduciary, as directed by the DOL. The independent fiduciary will have the duties, responsibilities and powers prescribed by the DOL and will exercise those duties, responsibilities and powers in accordance with the terms, restrictions and conditions established by the DOL and, to the extent not inconsistent with ERISA, the terms of the Plan. The independent fiduciary must accept its appointment in writing and must acknowledge its status as a fiduciary of the Plan.

8.08 RESIGNATION AND REMOVAL.

(A) Resignation. The Trustee or the Custodian may resign its position by giving written notice to the Employer and to the Plan Administrator. The Trustee's notice must specify the effective date of the Trustee's resignation, which date must be at least 30 days following the date of the Trustee's notice, unless the Employer consents in writing to shorter notice.

(B) Removal. The Employer may remove a Trustee or a Custodian by giving written notice to the affected party. The Employer's notice must specify the effective date of removal which date must be at least 30 days following the date of the Employer's notice, except where the Employer reasonably determines a shorter notice period or immediate removal is necessary to protect Plan assets.

(C) Successor Appointment. In the event of the resignation or the removal of a Trustee, where no other Trustee continues to serve, the Employer must appoint a successor Trustee if it intends to continue the Plan. If two or more persons hold the position of Trustee, in the event of the removal of one such person, during any period the selection of a replacement is pending, or during any period such person is unable to serve for any reason, the remaining person or persons will act as the Trustee.

(1) Default Successor Trustee. If the Employer fails to appoint a successor Trustee as of the effective date of the Trustee resignation or removal and no other Trustee remains, the Trustee will treat the Employer as having appointed itself as Trustee and as having filed the Employer's acceptance of appointment as successor Trustee with the former Trustee. If state law prohibits the Employer from serving as successor Trustee, the appointed successor Trustee is the president of a corporate Employer, the managing partner of a partnership Employer, the managing member of a limited liability company Employer, the sole proprietor of a proprietorship Employer, or in the case of any other entity type, such other person with title and responsibilities similar to the foregoing.

(2) Default Successor Custodian. If the Employer removes and does not replace a Custodian, the Trustee will assume possession of Plan assets held by the former Custodian.

(D) Acceptance. Each successor Trustee succeeds its predecessor Trustee by accepting in writing its appointment as successor Trustee and by filing the acceptance with the former Trustee and the Plan Administrator. For this purpose, the successor Trustee's execution of the Adoption Agreement constitutes the Trustee's acceptance of its appointment as successor Trustee. The successor Trustee will also execute such other documents, if any, as the Plan Administrator may reasonably require in connection therewith.

(E) Outgoing Trustee. The resigning or removed Trustee, upon receipt of acceptance in writing of the Trust by the successor Trustee, must execute all documents and must perform all acts necessary to vest the title to Plan assets of record in any successor Trustee. In addition, to the extent reasonably necessary for the ongoing administration of the Plan, at the request of the Plan Administrator and the successor Trustee, the resigning or removed Trustee must transfer records, provide information and otherwise cooperate in effecting the change of Trustees.

(F) Successor Powers. Each successor Trustee has and enjoys all of the powers, both discretionary and ministerial, conferred under the Plan upon its predecessor.

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(G) No Liability for Predecessor. A successor Trustee is not personally liable for any act or failure to act of any predecessor Trustee, except as required under ERISA. With the approval of the Employer and the Plan Administrator, a successor Trustee, with respect to the Plan, may accept the account rendered and the property delivered to it by a predecessor Trustee without liability.

8.09 INVESTMENT IN GROUP TRUST FUND. The Employer, by adopting this Plan, specifically authorizes the Trustee to invest all or any portion of the assets comprising the Trust Fund in any group trust fund which at the time of the investment provides for the pooling of the assets of plans qualified under Code §401(a), including a group trust fund that also permits the pooling of qualified plan assets with assets of an individual retirement account that is exempt from taxation under Code §408(e), assets of an eligible governmental plan under Code §457(b) that is exempt from taxation under Code §457(g), assets of a custodial account under Code §403(b)(7) or a retirement income account under Code §403(b)(9), or assets of a governmental plan under Code §401(a)(24). This authorization applies solely to a group trust fund exempt from taxation under Code §501(a) and the trust agreement of which satisfies the requirements of Rev. Rul. 81-100 (as modified and clarified by Rev. Rul. 2004-67 and Rev. Rul. 2011-1), or any successor thereto. The provisions of the group trust fund agreement, as amended from time to time, are by this reference incorporated within this Plan and Trust. The provisions of the group trust fund will govern any investment of Plan assets in that fund. To comply with Code §4975(d)(8) as to any group trust fund maintained by a disqualified person, including the Trustee, the following provisions apply: (A) a discretionary Trustee or a nondiscretionary Trustee may invest in any such fund at the direction of the Named Fiduciary who is independent of the Trustee and the Trustee's affiliates; (B) a discretionary Trustee or a nondiscretionary Trustee (the latter as directed) may invest in any such fund which the Employer specifies in Appendix C; and (C) notwithstanding (A) and (B) a discretionary Trustee may invest in its own funds as described in Section 8.02(A)(3).

8.10 COMBINING TRUSTS OF EMPLOYER'S PLANS. At the Employer's direction, the Trustee, for collective investment purposes, may combine into one trust fund the Trust created under this Plan with the trust created under any other qualified retirement plan the Employer maintains. However, the Trustee must maintain separate records of account for the assets of each Trust in order to reflect properly each Participant's Account Balance under the qualified plans in which he/she is a participant.

8.11 AMENDMENT/SUBSTITUTION OF TRUST.

(A) Amendment/Standardized Plan. The Employer in its Standardized Plan may not amend any provision of Article VIII (or any other provision of the Plan related to the Trust) except the Employer in Appendix C (or in its Adoption Agreement as applicable) may specify the Trust year, the names of the Plan, the Employer, the Trustee, the Custodian, the Plan Administrator, other fiduciaries or the name of any pooled trust in which the Trust will participate.

(B) Amendment/Nonstandardized or Volume Submitter Plan. The Employer in its Nonstandardized or Volume Submitter Plan, in Appendix C (or in its Adoption Agreement as applicable): (1) may amend the Plan or Trust as described in Section 8.11(A); or (2) may amend or override the administrative provisions of Article VIII (or any other provision of the Plan related to the Trust), including provisions relating to Trust investment and Trustee powers or duties.

(1) Limitation. Any Trust amendment under clause (2) of Section 8.11(B): (a) must not conflict with any other provisions of the Plan (except as expressly are intended to override an existing Trust provision); (b) must not cause the Plan to violate Code §401(a); and (c) must be made in accordance with Rev. Proc. 2011-49 or any successor thereto.

(C) Substitution of Approved or Non-Approved Trust. The Employer subject to the conditions under Section 8.11(B)(1), in its Adoption Agreement may elect to substitute in place of Article VIII and the remaining Trust provisions of the basic plan document, any other trust or custodial account agreement that the IRS has approved for use with this Plan. The Employer also may elect to substitute in place of Article VIII and the remaining Trust provisions of the basic plan document, any other trust or custodial account agreement which has not been approved by the IRS for use with this Plan. However, substitution of a non-approved trust or custodial agreement will cause the Plan to lose reliance on its opinion or advisory letter and the Plan will become an individually designed plan. See Sections 7.09 and 11.02(B)(4). If the Employer elects to substitute an approved trust or a non-approved, the Trustee will not execute the Adoption Agreement but will instead execute the substituted trust. The Trustee of the substituted trust agrees to be bound by all remaining Plan terms, other than those terms which the substituted trust governs.

(D) Formalities. All Section 8.11 Trust amendments or substitutions are subject to Section 11.02. As such, the Trustee must execute the amendment or substituted trust.

8.12 CROSS-PAY PROVISION. In the event that more than one entity adopts the Plan, such that Employers in addition to the Signatory Employer become Participating Employers, whether such entities are Related Employers or are unrelated Employers, or both, all of the Plan assets must be available to pay benefits to all Participants and Beneficiaries, as described in Treas. Reg. §1.414(l)-1(b)(1), unless the Employer elects under Appendix B to limit such assets as are attributable to each Participating Employer to pay benefits only to the Participants (and their Beneficiaries) who are Employees of that Participating Employer.

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ARTICLE IX
PROVISIONS RELATING TO INSURANCE AND INSURANCE COMPANY

9.01 INSURANCE BENEFIT.

(A) General. The Employer may elect to provide incidental life insurance benefits for Insurable Participants who consent to life insurance benefits by executing the appropriate insurance company application form. The Trustee will not purchase any incidental life insurance benefit for any Participant prior to a contribution allocation to the Participant's Account. At an insured Participant's written direction, the Trustee will use all or any portion of the Participant's Employee Contributions, if any, to pay insurance premiums covering the Participant's life.

(B) Insurance on Others. Unless the Plan is a Money Purchase Pension Plan, the Trustee may purchase life insurance for the benefit of the Participant on the life of a family member of the Participant.

(C) Amount and Type of Coverage. The Employer will direct the Trustee as to the insurance company and insurance agent through which the Trustee is to purchase the Contracts, the amount of the coverage and the applicable Dividend plan.

(D) Ownership. Each application for a Contract, and the Contracts themselves, must designate the Trustee as sole owner, with the right reserved to the Trustee to exercise any right or option contained in the Contracts, subject to the terms and provisions of this Plan. The Trustee must be the Contract named beneficiary for the Account of the insured Participant. The Trustee will hold all Contracts issued under the Plan as Trust assets.

(E) Distribution. Proceeds of Contracts paid to the Participant's Account under this Article IX are subject to the distribution requirements of Article VI. The Trustee will not retain any such proceeds for the benefit of the Trust.

(F) Premiums/Directed Investment. The Trustee will charge the premiums on any Contract covering the life of a Participant (or, as applicable, the family member of a Participant) against the Account of that Participant and will treat the Contract as a directed investment of the Participant's Account, even if the Plan otherwise does not permit a Participant to direct the investment of his/her own Account.

(G) Uniformity. The Trustee must arrange, where possible, for all Contracts issued on the lives of Participants under the Plan to have the same premium due date and all ordinary life insurance Contracts to contain guaranteed cash values with as uniform basic options as are possible to obtain.

(H) Custodians. The provisions of this Article IX are not applicable, and the Plan may not invest in Contracts, if a Custodian signatory to the Adoption Agreement is a bank which does not have trust powers from its governing state banking authority.

9.02 LIMITATIONS ON COVERAGE.

(A) Incidental Insurance Benefits. The aggregate of life insurance premiums paid for the benefit of a Participant, at all times, may not exceed the following percentages of the aggregate of the Employer Contributions (including Elective Deferrals and forfeitures) allocated to any Participant's Account: (1) 49% in the case of the purchase of ordinary life insurance Contracts; or (2) 25% in the case of the purchase of term life insurance or universal life insurance Contracts. If the Trustee purchases a combination of ordinary life insurance Contract(s) and term life insurance or universal life insurance Contract(s), then the sum of one-half of the premiums paid for the ordinary life insurance Contract(s) and the premiums paid for the term life insurance or universal life insurance Contract(s) may not exceed 25% of the Employer Contributions allocated to any Participant's Account.

(B) Exception for Certain Profit Sharing Plans. If the Plan is a Profit Sharing Plan or a 401(k) Plan, the incidental insurance benefits requirement of Section 9.02(A) does not apply to the Plan if the Plan purchases life insurance benefits only from Employer Contributions accumulated in the Participant's Account for at least two years, measured from the allocation date.

(C) Exception for Other Amounts. The incidental insurance benefit requirement of Section 9.02(A) does not apply to Contracts purchased: (1) with Employee Contributions; (2) with Rollover Contributions; or (3) with Earnings on Employer Contributions.

9.03 DISPOSITION OF LIFE INSURANCE PROTECTION.

(A) Timing. The Trustee will not continue any life insurance protection beyond the later of the Participant's: (1) Annuity Starting Date under Section 6.01(A)(2)(h), or (2) Separation from Service. The Trustee, at the direction of the Plan Administrator, will make any transfer of Contract(s) as soon as administratively practicable after the date specified under this Section 9.03(A).

(B) Method. The Trustee may not transfer any Contract under this Section 9.03 which contains a method of payment not specifically authorized by Article VI or which fails to comply with the QJSA requirements, if applicable, of Section 6.04. In this regard, the Trustee either must convert such a Contract to cash and distribute the cash instead of the Contract, or before making the transfer, must require the Issuing Company to delete the unauthorized method of payment option from the Contract.

9.04 DIVIDENDS. Dividends are applied to the Participant's Account on whose life the Issuing Company has issued the Contract. Dividends are applied to premium reduction unless the Plan Administrator directs the Trustee to purchase insurance benefits or additional insurance benefits for the Participant.

9.05 LIMITATIONS ON INSURANCE COMPANY DUTIES.

(A) Not a Party to Plan. An insurance company, solely in its capacity as an Issuing Company: (1) is not a party to the Plan; and (2) is not responsible for the Plan's validity.

(B) No Responsibility for Others. An Issuing Company has no responsibility or obligation under the Plan to Participants or

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Defined Contribution Prototype Plan Beneficiaries for any act required of the Employer, the Plan 9.08 APPENDIX B OVERRIDE. The Employer in Administrator, the Trustee, the Custodian or any other service Appendix B may amend the provisions of this Article IX in any provider to the Plan (unless the Issuing Company also serves in manner except as would be inconsistent with any other Plan such capacities). provision. (C) Plan Terms. No insurance company, solely in its capacity 9.09 DEFINITIONS. For purposes of this Article IX: as an Issuing Company, need examine the terms of this Plan. (A) Contract(s). Contract or Contracts means an ordinary life, (D) Reliance/Discharge. For the purpose of making term life or universal life insurance contract issued by an Issuing application to an Issuing Company and in the exercise of any Company on the life of a Participant or other person as right or option contained in any Contract, the Issuing Company authorized under this Article IX. may rely upon the signature of the Trustee and is held harmless and completely discharged in acting at the direction and (B) Dividends. Dividends means Contract dividends, refunds authorization of the Trustee. An Issuing Company is discharged of premiums and other credits. from all liability for any amount paid to the Trustee or paid in accordance with the direction of the Trustee, and is not obliged (C) Insurable Participant. Insurable Participant means a to see to the distribution or further application of any amounts Participant to whom an insurance company, upon an application the Issuing Company so pays. being submitted in accordance with the Plan, will issue insurance coverage, either as a standard risk or as a risk in an 9.06 RECORDS/INFORMATION. An Issuing Company extra mortality classification. must keep such records and supply to the Plan Administrator or Trustee such information regarding its Contracts as may be (D) Issuing Company. Issuing Company is any life insurance reasonably necessary for the proper administration of the Plan. company which has issued a Contract upon application by the Trustee under the terms of this Plan. 9.07 CONFLICT WITH PLAN. In the event of any conflict between the provisions of this Plan and the terms of any Contract issued in accordance with this Article IX, the provisions of the Plan control. © 2014 Great-West Trust Company, LLC or its suppliers 91

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ARTICLE X
TOP-HEAVY PROVISIONS

10.01 DETERMINATION OF TOP-HEAVY STATUS.

(A) Only Employer Plan. If this Plan is the only qualified plan maintained by the Employer, the Plan is top-heavy for a Plan Year if the Top-Heavy Ratio as of the Determination Date exceeds 60%.

(B) If Other Plans. If the Employer maintains other qualified plans (including a simplified employee pension plan), or maintained another such plan now terminated, this Plan is top-heavy only if it is part of the Required Aggregation Group, and the Top-Heavy Ratio for the Required Aggregation Group and for the Permissive Aggregation Group, if any, each exceeds 60%.

(1) Count all aggregated plans. The Plan Administrator will calculate the Top-Heavy Ratio in the same manner as required by Section 10.06(K) taking into account all plans within the Aggregation Group. The Plan Administrator will calculate the Top-Heavy Ratio with reference to the Determination Dates that fall within the same calendar year. If an aggregated plan does not have a Valuation Date coinciding with the Determination Date, the Plan Administrator must value the Account Balance in the aggregated plan as of the most recent Valuation Date falling within the twelve-month period ending on the Determination Date, except as Code §416 and applicable Treasury regulations require for the first plan year and for the second plan year of a Defined Benefit Plan.

(2) Terminated plans. To the extent the Plan Administrator must take into account distributions to a Participant, the Plan Administrator must include distributions from a terminated plan which would have been part of the Required Aggregation Group if it were in existence on the Determination Date.

(3) Defined Benefit Plans/SEPs. The Plan Administrator will calculate the present value of accrued benefits under Defined Benefit Plans or the account balances under simplified employee pension plans included within the Aggregation Group in accordance with the terms of those plans and Code §416 and the applicable Treasury regulations.

(C) Defined Benefit Plans.

(1) Use of uniform accrual. If a Participant in a Defined Benefit Plan is a Non-Key Employee, the Plan Administrator will determine his/her accrued benefit under the accrual method, if any, which is applicable uniformly to all Defined Benefit Plans maintained by the Employer or, if there is no uniform method, in accordance with the slowest accrual rate permitted under the fractional rule accrual method described in Code §411(b)(1)(C).

(2) Actuarial assumptions. If the Employer maintains a Defined Benefit Plan, the Plan Administrator will use the actuarial assumptions (interest and mortality only) stated in that plan to calculate the present value of benefits from the Defined Benefit Plan.

(D) Application of Top-Heavy Rules. The top-heavy provisions of the Plan apply only for Plan Years in which Code §416 or the Plan otherwise requires application of the top-heavy rules. If applicable, the provisions of this Article X supersede any conflicting Plan or Adoption Agreement provisions, except as the context may otherwise require.

10.02 TOP-HEAVY MINIMUM ALLOCATION. The Top-Heavy Minimum Allocation requirement applies to the Plan only in a Plan Year for which the Plan is top-heavy.

(A) Allocation to Non-Keys. If the Plan is top-heavy in any Plan Year each Non-Key Employee who is a Participant (as described in Section 10.06(H)) and employed by the Employer on the last day of the Plan Year will receive a Top-Heavy Minimum Allocation for that Plan Year.

(B) Additional Contribution/Allocation as Required. The Plan Administrator first will allocate the Employer Contributions (and Participant forfeitures, if any) for the Plan Year in accordance with the provisions of its Adoption Agreement. The Employer then will contribute an additional amount for the Account of any Participant entitled under Section 10.02(A) to a Top-Heavy Minimum Allocation and whose contribution rate for the Plan Year is less than the Top-Heavy Minimum Allocation. The additional amount is the amount necessary to increase the Participant's allocation rate to the Top-Heavy Minimum Allocation. The Plan Administrator will allocate the additional contribution to the Account of the Participant on whose behalf the Employer makes the contribution.

(C) No Plan Allocations. If, for a Plan Year, there are no allocations of Employer Contributions or of forfeitures for any Key Employee, the Plan does not require any Top-Heavy Minimum Allocation for the Plan Year, unless a Top-Heavy Minimum Allocation applies because of the maintenance by the Employer of more than one plan.

10.03 PLAN WHICH WILL SATISFY TOP-HEAVY. If the Plan is top-heavy, the Plan Administrator will determine if the Plan satisfies the Top-Heavy Minimum Allocation requirement under this Section 10.03.

(A) Aggregation of Plans to Satisfy. The Plan Administrator will aggregate all qualified plans the Employer maintains to determine if the Plan satisfies the Top-Heavy Minimum Allocation requirement.

(B) More Than One Defined Contribution Plan. If the Employer maintains more than one Defined Contribution Plan in which a Non-Key Employee participates and the Non-Key Employee receives less than the Top-Heavy Minimum Allocation for a Plan Year in which the Plan is top-heavy, the Plan Administrator operationally will determine to which plan the Employer will make the necessary additional contribution. If the Plan Administrator elects for the Employer to make the additional contribution to this Plan, the Plan Administrator will allocate the contribution in accordance with Section 10.02(B). If the Plan Administrator elects for the Employer to make the additional contribution to another plan, the Plan Administrator must determine that the additional contribution is sufficient to satisfy the Top-Heavy Minimum Allocation.

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(C) Defined Benefit Plan(s). If the Employer maintains one or more Defined Benefit Plans in addition to this Plan and a Non-Key Employee participates in both types of plans, the Plan Administrator operationally will determine if the Employer will make the necessary additional contribution to the Plan to satisfy the top-heavy Minimum Allocation Rate or if the Employer will provide a required top-heavy minimum benefit in the Defined Benefit Plan. If the Plan Administrator elects for the Employer to make the additional contribution to this Plan, the Top-Heavy Minimum Allocation is 5%, irrespective of the Highest Contribution Rate, and the Plan Administrator will allocate the contribution in accordance with Section 10.02(B). If the Plan Administrator elects for the Employer to satisfy the top-heavy minimum benefit in a Defined Benefit Plan, the Plan Administrator must determine that such top-heavy minimum benefit is sufficient to satisfy the top-heavy requirements in such Plan.

(D) Override. The Employer in Appendix B may specify overriding provisions which will apply to satisfy the requirements of Code §416 and the applicable regulations if the Employer maintains more than one qualified plan.

10.04 TOP-HEAVY VESTING. If the Employer in its Adoption Agreement does not elect immediate vesting, the Employer must elect a top-heavy vesting schedule, as defined in Section 5.03(A). The specified top-heavy vesting schedule applies to all Accounts and Contribution Types not already subject to greater vesting. The Employer in Appendix B also may elect a non-top-heavy vesting schedule and may further elect as to whether the top-heavy schedule applies to the Plan's first top-heavy Plan Year and to all subsequent Plan Years, or whether the non-top-heavy schedule applies as to non-top-heavy Plan Years. Any change in the Plan's vesting schedule resulting from this election is subject to Section 5.08, relating to vesting schedule amendments. As such, a Participant's vested percentage may not decrease as a result of a change in the Plan's top-heavy status in a subsequent Plan Year. When applicable, the relevant top-heavy vesting schedule applies to a Participant's entire Account Balance except as to those amounts which are already 100% Vested, and applies to such amounts accrued before the Plan became top-heavy.

10.05 SAFE HARBOR/SIMPLE PLAN EXEMPTION.

(A) Safe Harbor 401(k) Plan. If in any Plan Year: (1) the Plan Administrator allocates only Safe Harbor Contributions, Additional Matching Contributions and Elective Deferrals to the Plan; and (2) there are no forfeitures to allocate for the Plan Year or the Plan Administrator allocates forfeitures in the manner Section 3.07(A)(4) describes, the Plan will not be subject to the top-heavy requirements of this Article X for that Plan Year. In accordance with Section 3.07(A)(4), the Employer in its Adoption Agreement may elect to apply forfeitures in such a manner so as to preserve the top-heavy exemption under this Section 10.05(A). This Section 10.05(A) does not apply if the Employer in its Adoption Agreement elects eligibility for Elective Deferrals which is earlier than the one Year of Service and age 21 eligibility requirements the Employer elects to apply for the Safe Harbor Contributions, using the OEE rule under Section 4.06(C).

(B) SIMPLE 401(k) Plan. A SIMPLE 401(k) Plan under Section 3.10 is not subject to the provisions of this Article X.

10.06 DEFINITIONS. For purposes of applying the top-heavy provisions of the Plan:

(A) Compensation. Compensation means Compensation as determined under Section 4.05(F) for Code §415 purposes and includes Compensation for the entire Plan Year.

(B) Determination Date. Determination Date means for any Plan Year, the Accounting Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Accounting Date of the first Plan Year.

(C) Determination (look-back) Period. Determination Period means the 1-year period ending on the Determination Date. In the case of distributions made for a reason other than Severance from Employment, death or Disability, the determination period means the 5-year period ending on the Determination Date.

(D) Employer. Employer means the Employer that adopts this Plan and any Related Employer.

(E) Highest Contribution Rate. Highest Contribution Rate means for any Key Employee, all Employer Contributions (including Elective Deferrals, but not including Employer contributions to Social Security and not including Catch-Up Deferrals) and forfeitures allocated to the Participant's Account for the Plan Year, divided by his/her Compensation for the entire Plan Year. To determine a Key Employee's contribution rate, the Plan Administrator must treat all qualified top-heavy Defined Contribution Plans maintained by the Employer (or by any Related Employer) as a single plan.

(F) Key Employee. Key Employee means, as of any Determination Date, any Employee or former Employee (including a deceased former Employee) who, at any time during the Determination Period: (i) has annual Compensation exceeding $130,000 (as adjusted under Code §416(i)(1)(A)) and is an officer of the Employer; (ii) is a more than 5% owner of the Employer; or (iii) is a more than 1% owner of the Employer and has annual Compensation exceeding $150,000.

(1) Attribution. The constructive ownership rules of Code §318 as modified by Code §416(i)(1)(B)(i) (or the principles of that Code section, in the case of an unincorporated Employer) will apply to determine ownership in the Employer.

(2) Maximum Officers. The number of officers taken into account under Section 10.06(F) clause (i) will not exceed the greater of 3 or 10% of the total number (after application of the Code §414(q) exclusions) of Employees, and in no event will exceed 50 officers.

(3) Code/regulations. The Plan Administrator will make the determination of who is a Key Employee in accordance with Code §416(i)(1) and the applicable Treasury regulations.

(G) Non-Key Employee. Non-Key Employee means an Employee who is not a Key Employee.

(H) Participant. Participant means any Employee otherwise eligible to participate in the Plan, even if the Participant would not be entitled to other Plan allocations or would receive a lesser allocation under the Plan terms.

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(I) Permissive Aggregation Group. Permissive Aggregation Group means the Required Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the nondiscrimination requirements of Code §401(a)(4) and the coverage requirements of Code §410. The Plan Administrator will determine the Permissive Aggregation Group.

(J) Required Aggregation Group. Required Aggregation Group means: (1) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (including terminated plans); and (2) any other qualified plan of the Employer which enables a plan described in clause (1) to meet the requirements of Code §401(a)(4) or of Code §410.

(K) Top-Heavy Ratio. Top-Heavy Ratio means a fraction, the numerator of which is the sum of the Account Balances of all Key Employees as of the Determination Date and the denominator of which is the sum of the Account Balances for all Employees as of the Determination Date.

(1) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan (as defined in Code §408(k))) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the "determination date" has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the "required aggregation group" or "permissive aggregation group" as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the "determination date" (including any part of any Account balance distributed in the 1-year period ending on the "determination date") (5-year period ending on the "determination date" in the case of a distribution made for a reason other than severance from employment, death or Total and Permanent Disability), and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the 1-year period ending on the "determination date") (5-year period ending on the "determination date" in the case of a distribution made for a reason other than severance from employment, death or Total and Permanent Disability), both computed in accordance with Code §416 and the Regulations thereunder.

Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the "determination date," but which is required to be taken into account on that date under Code §416 and the Regulations thereunder.

(2) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the "determination date" has or has had any accrued benefits, the top-heavy ratio for any "required aggregation group" or "permissive aggregation group" as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the "present value" of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the "determination date," and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (1) above, and the "present value" of accrued benefits under the defined benefit plan or plans for all Participants as of the "determination date," all determined in accordance with Code §416 and the Regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 1-year period ending on the "determination date" (5-year period ending on the "determination date" in the case of a distribution made for a reason other than severance from employment, death or Total and Permanent Disability).

(3) For purposes of (1) and (2) above, the value of Account balances and the "present value" of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the "determination date," except as provided in Code §416 and the Regulations thereunder for the first and second plan years of a defined benefit plan. The Account balances and accrued benefits of a Participant (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 1-year period ending on the "determination date" will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code §416 and the Regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of Account balances and accrued benefits will be calculated with reference to the "determination dates" that fall within the same calendar year.

The accrued benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code §411(b)(1)(C).

In determining the Top-Heavy Ratio, the Plan Administrator will include and will exclude such amounts as are described below, and in accordance with Code §416 and the applicable Treasury regulations.

(1) Catch-Up Deferrals. The Plan Administrator will include Catch-Up Deferrals.

(2) DECs. The Plan Administrator will exclude DECs.

(3) Certain Contributions. The Plan Administrator will include any contribution not made, but due as of the Determination Date.

(4) Certain Distributions. The Plan Administrator will include any distributions made within the Determination Period.

(5) Former Key Employees. The Plan Administrator will exclude the Account Balance (and distributions, if any, of the Account Balance) of any Non-Key Employee who was formerly a Key Employee.

(6) No Service during 1-year look-back. The Plan Administrator will exclude the Account Balance (including

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Defined Contribution Prototype Plan distributions, if any, of the Account Balance) of an individual any Key Employee multiplied by the Non-Key Employee's Plan who has not received credit for at least one Hour of Service with Year Compensation. For purposes of satisfying the Employer's the Employer during the Determination Period, which for Top-Heavy Minimum Allocation requirement, the Plan purposes of this Section 10.06(K)(6), means the 1-year period Administrator disregards the Elective Deferrals allocated to a described in Section 10.06(C). Non-Key Employee's Account in determining the Non-Key Employee's allocation rate. To determine a Non-Key Employee's (7) Rollover Contributions and Transfers. The Plan allocation rate, the Plan Administrator must treat all qualified Administrator, in accordance with Code §416 and the applicable top-heavy Defined Contribution Plans maintained by the Treasury regulations, will include unrelated Rollovers and Employer (or by any Related Employer) as a single plan. If a Transfers which the Plan makes and related Rollovers and Defined Benefit Plan maintained by the Employer which Transfers which the Plan receives. The Plan Administrator will benefits a Key Employee depends on this Plan to satisfy the exclude related Rollovers and Transfers which the Plan makes nondiscrimination rules of Code §401(a)(4) or the coverage and unrelated Rollovers and Transfers which the Plan receives. rules of Code §410 (or another plan benefiting the Key Employee so depends on such Defined Benefit Plan), the (L) Top-Heavy Minimum Allocation. Top-Heavy Minimum top-heavy minimum allocation is 3% of the Non-Key Allocation means an allocation equal to the lesser of 3% of the Employee's Compensation regardless of the contribution rate for Non-Key Employee's Compensation for the Plan Year or the the Key Employees. highest contribution rate for the Plan Year made on behalf of © 2014 Great-West Trust Company, LLC or its suppliers 95

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ARTICLE XI
EXCLUSIVE BENEFIT, AMENDMENT, AND TERMINATION

11.01 EXCLUSIVE BENEFIT.

(A) No Reversion/Diversion. Except as provided under Section 3.01(H), the Employer does not have any beneficial interest in any asset of the Trust Fund and no part of any asset in the Trust Fund may ever revert to or be repaid to the Employer, either directly or indirectly; nor, prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, may any part of the corpus or income of the Trust Fund, or any asset of the Trust Fund, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries and for defraying reasonable expenses of administering the Plan.

(B) Initial Qualification. If the IRS, upon the Employer's application for initial approval (determination) of this Plan, determines the Trust created under the Plan is not a qualified trust exempt from Federal income tax, the Trustee, upon written notice from the Employer, will return the Employer Contributions and the Earnings thereon to the Employer. This Section 11.01(B) applies only if the Employer makes the application for determination by the time prescribed by law for filing the Employer's tax return for the Taxable Year in which the Employer adopted the Plan, or by such later date as the Secretary of the Treasury may prescribe. The Trustee must make the return of the Employer contribution under this Section 11.01(B) within one year of a final disposition of the Employer's request for initial determination as to the Plan. The Employer's Plan and Trust will terminate upon the Trustee's return of the Employer Contributions.

11.02 AMENDMENT BY EMPLOYER.

(A) Permitted Amendments. The Employer, consistent with this Section 11.02 and other applicable Plan provisions, has the right, at any time to amend or to restate the Plan including the Trust.

(1) Adoption Agreement/Appendix B overrides. The Employer may: (a) restate its Adoption Agreement (including converting the Plan to another type of plan using a different Adoption Agreement approved for use with the Prototype or Volume Submitter Plan); (b) amend the elective provisions of the Adoption Agreement (changing an existing election or making a new election) in any manner the Employer deems necessary or advisable; and (c) elect in Appendix B any or all of the basic plan overrides specified therein, including adding language to satisfy Code §§415 or 416 because of the required aggregation of multiple plans.

(2) Model amendments. The Employer may adopt model amendments published by the IRS (the adoption of which the IRS provides will not cause the Plan to be individually designed).

(3) Interim amendments. The Employer may make such good faith amendments as the Employer considers necessary to maintain the Plan's tax-qualified status.

(B) Amendment Formalities.

(1) Writing. The Employer must make all Plan amendments in writing. Each amendment must specify the amendment execution date and, if different from its execution date, must specify the amendment's retroactive, current or prospective Effective Date.

(2) Restatement. An Employer may amend its Plan by means of a complete restatement of its Adoption Agreement. To restate its Plan, the Employer must complete, and the Employer and Trustee or Custodian must execute, a new Adoption Agreement. See Section 8.11(C) if the Employer elects in its Adoption Agreement to adopt a separate approved trust agreement.

(3) Amendment (without restatement). An Employer may amend its Plan without completion of a new Adoption Agreement by either: (a) completion and substitution of one or more Adoption Agreement pages including a new Adoption Agreement Execution Page executed by the Employer and if applicable, executed by the Trustee or Custodian; or (b) other written instrument amending the Adoption Agreement executed by the Employer and if applicable, executed by the Trustee or Custodian. Except under Sections 4.08 or 8.11, to preserve the Plan's pre-approved status under Section 7.09, the substantive language of any amendment under Section 11.02(B)(3), clause (b) (amendment other than by substituted Adoption Agreement page) must reproduce without alteration, the relevant portion(s) of the Adoption Agreement text and elections which the Employer is amending or must have the substantive effect of doing so such as incorporating by reference the Adoption Agreement text into the amendment.

(4) Effect of certain alterations. Any restatement or amendment which is not permitted under this Section 11.02 or elsewhere in the Plan may result in the IRS treating the Plan as an individually designed plan. See Section 7.09 for the effect of certain amendments adopted by the Employer which will result in the Employer's Plan losing Prototype Plan or Volume Submitter Plan status.

(5) Operational discretion and policy changes not an amendment. A Plan amendment does not include the Plan Administrator's exercise of any operational discretion the Plan accords to the Administrator, including but not limited to, the Plan Administrator's adoption, modification or termination of any policy, rule or regulation in accordance with the Plan or any change to any Adoption Agreement checklist.

(6) Trustee/Custodian signature to amendment. The Trustee or Custodian must execute any Adoption Agreement for a Restated Plan and also must execute any Plan amendment which alters the Trust provisions of Article VIII or which otherwise affects the Trustee's or Custodian's duties under the Plan.

(7) Signatory Employer authority. The Signatory Employer alone may execute any Plan amendment under this Section 11.02, and such amendment is effective and binding upon existing Participating Employers. See Section 1.24(A).

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(C) Impermissible Amendment/Protected Benefits.

(1) Exclusive benefit/no reversion. The Employer may not amend the Plan to permit any of the Trust Fund (other than as required to pay any Trust taxes and reasonable Plan administrative expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants and Beneficiaries. An amendment may not cause any portion of the Trust Fund to revert to the Employer or to become the Employer's property.

(2) Alteration of Plan Administrator or Trustee/Custodian duties. The Employer may not amend the Plan in any manner which affects the powers, duties or responsibilities of the Plan Administrator, the Trustee or the Custodian without the written consent of the affected party. See Section 11.02(B)(6).

(3) No cut-backs. An amendment (including the adoption of this Plan as a restatement of an existing plan) may not decrease a Participant's Account Balance, except to the extent permitted under Code §412(c)(8) (for plan years beginning on or before December 31, 2007), or Code §412(d)(2) (for plan years beginning after December 31, 2007), may not reduce or eliminate Protected Benefits determined immediately prior to the adoption date (or, if later, the Effective Date) of the amendment. An amendment reduces Protected Benefits even if the amendment merely adds a restriction or condition that is permitted under the vesting rules in Code §§411(a)(3) through (11). However, a participant's Account Balance may be reduced to the extent permitted under Treas. Regs. 1.411(d)-3 and 1.411(d)-4. For purposes of this paragraph, a plan amendment which has the effect of decreasing a participant's Account Balance, with respect to benefits attributable to service before the amendment, shall be treated as reducing a Protected Benefit. An amendment reduces or eliminates Protected Benefits if the amendment has the effect of either: (a) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations); or (b) eliminating an optional form of benefit. An amendment does not impermissibly eliminate a Protected Benefit relating to the method of distribution if after the amendment a Participant may receive a single sum payment at the same time or times as the method of distribution eliminated by the amendment and such payment is based on the same or a greater portion of the Participant's Account as the eliminated method of distribution. This Section 11.02(C)(3) applies to Transfers under 11.06 except as to certain Elective Transfers under 11.06(E).

(4) Disregard of amendment/tracking Protected Benefits. The Plan Administrator must disregard an amendment to the extent application of the amendment would fail to satisfy this Section 11.02(C). The Plan Administrator, in an Adoption Agreement checklist, may maintain a list of Protected Benefits which the Plan must preserve.

11.03 <u>AMENDMENT BY PROTOTYPE SPONSOR/VOLUME SUBMITTER PRACTITIONER</u>.

(A) General. The Sponsor, the M&P Mass Submitter (under Section 4.08 of Rev. Proc. 2011-49), or the Practitioner, without the Employer's consent, may amend the Plan and Trust (including any Adoption Agreement), from time to time on behalf of Employers who have previously adopted the Plan: (1) to conform the Plan and Trust to any changes to the Code, regulations, revenue rulings, other statements published by the IRS (including adoption of model, sample or other required good faith amendments that specifically provide that their adoption will not cause such plan to be individually designed); or (2) to make corrections to prior approved plans that may be applied to all employers who adopted the plan. The Sponsor, the M&P Mass Submitter or the Practitioner, also may amend the Plan and Trust (including any Adoption Agreement), from time to time effective as to employers who have not yet adopted the Plan.

(B) Notice to Employers. The Sponsor or Practitioner must make reasonable and diligent efforts to ensure adopting Employers have actually received and are aware of all Sponsor, Practitioner, or M & P Mass Submitter generated Plan amendments and that such Employers complete and sign new Adoption Agreements when necessary.

(C) Prohibited Amendments. Except under Section 11.03(A), the Sponsor or Practitioner may not amend the Plan in any manner which would modify any adopting Employer's Plan existing Adoption Agreement election without the Employer's written consent. In addition, the Sponsor or Practitioner may not amend the Plan in any manner which would violate Section 11.02(C).

(D) Sponsor and Practitioner limitations. A Sponsor or a Practitioner may no longer amend the Plan as to any adopting Employer as of the date: (1) the Employer amends its Plan in a manner as would result in the type of plan not permitted under the M & P program or under the Volume Submitter program; or (2) the IRS notifies the Sponsor or Practitioner that the Plan is being treated as an individually designed plan.

(E) M & P Mass Submitter Amendment. If the Sponsor does not adopt the amendments made by the M & P Mass Submitter, the Sponsor will no longer be the sponsor of an identical or minor modifier Prototype Plan of the Mass Submitter.

11.04 <u>FROZEN PLAN/DISCONTINUANCE OF CONTRIBUTIONS</u>.

(A) Employer Action to Freeze. The Employer subject to Section 11.02(C) and by proper Employer action has the right, at any time, to suspend or discontinue all contributions under the Plan and thereafter to continue to maintain the Plan as a Frozen Plan (subject to such suspension or discontinuance) until the Employer terminates the Plan. During any period while the Plan is frozen, the Plan Administrator will continue to: (1) allocate forfeitures, if any, in accordance with Section 3.07, irrespective of when the forfeitures occur; and (2) operate the Plan in accordance with its terms other than those related to the making and allocation of additional (new) contributions. If the Employer under a Profit Sharing Plan or a 401(k) Plan completely discontinues contributions (including Elective Deferrals), the Plan Administrator will treat the Plan as a Frozen Plan.

(B) Vesting. Upon the Employer's complete discontinuance of contributions to the Plan which is a Profit Sharing Plan or 401(k) Plan, an affected Participant's right to his/her Account Balance is 100% Vested, irrespective of the Vested percentage which otherwise would apply under Article V.

(C) Not a Termination. A resolution or an amendment to discontinue all future contributions, but otherwise to continue

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maintenance of this Plan, is not a Plan termination for purposes of Section 11.05.

11.05 PLAN TERMINATION.

(A) Employer Action to Terminate. The Employer subject to Section 11.02(C) and by proper Employer action has the right, at any time, to terminate this Plan and the Trust created and maintained under the Plan. Any termination of the Plan under this Section 11.05(A) is not effective until compliance with applicable notice requirements under ERISA, if any. The Plan will terminate upon the first to occur of the following:

(1) Specified date. The Effective Date of termination specified by proper Employer action; or

(2) Employer no longer exists. The Effective Date of dissolution or merger of the Employer, unless a successor makes provision to continue the Plan, in which event the successor must substitute itself as the Employer under this Plan.

(B) QTA Action to Terminate Abandoned Plan.

(1) Definition of Qualified Termination Administrator (QTA). A QTA is an entity which: (a) is eligible to serve as trustee or issuer of an individual retirement account or of an individual retirement annuity; and (b) holds the assets of the abandoned Plan.

(2) QTA procedure. A QTA, after making reasonable efforts to contact the Employer, may make a determination that the Employer has abandoned the Plan and give notice thereof to the DOL. The QTA then may: (i) update Plan records; (ii) calculate benefits; (iii) allocate assets and expenses; (iv) report to the DOL any delinquent contributions; (v) engage service providers and pay reasonable Plan expenses; (vi) provide required notice to Participants and Beneficiaries regarding the Plan termination; (vii) distribute Plan benefits; (viii) file the Form 5500 terminal report and give notice to the DOL of completion of the termination; and (ix) take all other reasonable and necessary actions to wind-up and terminate the Plan. A QTA will undertake all actions under this Section 11.05(B) in accordance with Prohibited Transaction Class Exemption 2006-06, relating to the QTA's services and compensation for services.

(C) Vesting. Upon either full or partial termination of the Plan, an affected Participant's right to his/her Account Balance is 100% Vested, irrespective of the Vested percentage which otherwise would apply under Article V.

(D) General Procedure upon Termination. Upon termination of the Plan, the distribution provisions of Article VI remain operative, with the following exceptions:

(1) If no consent required. If the Participant's Vested Account Balance does not exceed $5,000 (or exceeds $5,000 but the Participant has attained the later of age 62 or Normal Retirement Age), the Plan Administrator will direct the Trustee to distribute in cash (subject to Section 8.04) the Participant's Vested Account Balance to him/her in a Lump-Sum as soon as administratively practicable after the Plan termination.

(2) If consent required. If the Participant's Vested Account Balance exceeds $5,000 and the Participant has not attained the later of age 62 or Normal Retirement Age, the Participant or the Beneficiary may elect to have the Trustee commence distribution in cash (subject to Section 8.04) of his/her Vested Account Balance in a Lump-Sum as soon as administratively practicable after the Plan termination. If a Participant with consent rights under this Section 11.05(D)(2) does not elect an immediate Lump-Sum distribution with spousal consent if required, to liquidate the Trust, the Plan Administrator will instruct the Trustee or Custodian to purchase a deferred Annuity Contract for the Participant which protects the Participant's distribution rights under the Plan.

(3) Lower dollar amount. As provided in Section 6.09, the Employer in Appendix B may provide for a lower dollar threshold than $5,000 under this Section 11.05(D).

(E) Profit Sharing Plan. If the Plan is a Profit Sharing Plan, in lieu of applying Section 11.05(D) and the distribution provisions of Article VI, the Plan Administrator will direct the Trustee to distribute in cash (subject to Section 8.04) each Participant's Vested Account Balance, in a Lump-Sum, as soon as administratively practicable after the Plan termination, irrespective of: (i) the amount of the Participant's Vested Account Balance: (ii) the Participant's age; and (iii) whether the Participant consents to the distribution.

(1) Limitations. This Section 11.05(E) does not apply if: (a) the Plan at termination provides for distribution of an Annuity Contract which is a Protected Benefit and which the Employer may not (or does not) eliminate by Plan amendment; or (b) as of the period between the Plan termination date and the final distribution of assets, the Employer maintains any other Defined Contribution Plan (other than an ESOP). If clause (b) applies, the Plan Administrator to facilitate Plan termination may direct the Trustee to transfer the Account of any non-consenting Participant to the other Defined Contribution Plan.

(F) 401(k) Plan Distribution Restrictions. If the Plan is a 401(k) Plan or if the Plan as the result of a Transfer holds Restricted 401(k) Accounts under Section 6.01(C)(4)(b), a Participant's Restricted 401(k) Accounts are distributable on account of Plan termination, as described in this Section 11.05, only if: (i) the Employer (including any Related Employer, determined as of the Effective Date of Plan termination) does not maintain an Alternative Defined Contribution Plan and the Plan Administrator distributes the Participant's entire Vested Account Balance in a Lump-Sum; or (ii) the Participant otherwise is entitled under the Plan to a distribution of his/her Vested Account Balance.

(1) Definition of Alternative Defined Contribution Plan. An Alternative Defined Contribution Plan is a Defined Contribution Plan (other than an ESOP, simplified employee pension plan, 403(b) plan, SIMPLE IRA or 457(b) or (f) plan) the Employer (or a Related Employer) maintains beginning at the Effective Date of the Plan termination and ending twelve months after the final distribution of Plan assets. However, a plan is not an Alternative Defined Contribution Plan if less than 2% of the Employees eligible to participate in the terminating Plan are eligible to participate (beginning 12 months prior to and ending 12 months after the Effective Date of the Plan termination) in the potential Alternative Defined Contribution Plan.

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(G) Continuing Trust Provisions. The Trust will continue until the Trustee in accordance with the direction of the Plan Administrator has distributed all of the benefits under the Plan. On each Valuation Date, the Plan Administrator will credit any part of a Participant's Account Balance retained in the Trust with its share of Earnings. Upon termination of the Plan, any suspense account under Section 4.01 will revert to the Employer, subject to the conditions of the Treasury regulations permitting such a reversion.

(H) Lost Participants. The Trustee will distribute the Accounts of lost Participants in a terminating Plan in accordance with the Plan Administrator's direction under Section 7.07(B).

11.06 MERGER/DIRECT TRANSFER.

(A) Authority. The Trustee, at the direction of the Plan Administrator, possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code §401(a), and to accept the direct transfer of plan assets to the Trust, or to transfer Plan assets, as a party to any such agreement. This authority includes Nonelective Transfers described in Section 11.06(D) and Elective Transfers described in Section 11.06(E).

(B) Code §414(l) Requirements. The Trustee may not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan (or from the other plan to this Plan), unless immediately after the merger, consolidation or transfer, the surviving plan provides each Participant a benefit equal to or greater in amount than the benefit each Participant would have received had the transferring plan terminated immediately before the merger, consolidation, or transfer; provided that 100% immediate vesting is not required upon merger, consolidation or transfer, except if an Elective Transfer is made under Section 11.06(E)(3).

(C) Administration of Transferred Amount. The Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund and the Trustee must maintain a separate Employer Contribution Account for the benefit of the Employee on whose behalf the Trustee accepted the Transfer in order to reflect the value of the transferred assets and as necessary to preserve Protected Benefits.

(D) Nonelective Transfers. The Trustee, at the direction of the Plan Administrator, may enter into an agreement with the trustee of any other plan described in Section 11.06(A) to transfer as a Nonelective Transfer all or a portion of the Account(s) of one or more Participants to the other plan, or to receive Nonelective Transfers into the Plan. In the event of a Nonelective Transfer, the trustee of the transferee plan must preserve all Protected Benefits under the transferor plan, unless the trustee or other appropriate party takes proper action to eliminate any of such Protected Benefits.

(1) Definition of Nonelective Transfer. A Nonelective Transfer is a Transfer made without the consent or election of the affected Participant(s).

(E) Elective Transfers. The Trustee, at the direction of the Plan Administrator (and in accordance with the proper election of a Participant or Beneficiary), may enter into an agreement with the trustee of any other plan described in Section 11.06(A) to transfer as an Elective Transfer to the other plan or to receive as an Elective Transfer into this Plan, all or a portion of the Account of the electing Participant or Beneficiary. The specific requirements for an Elective Transfer depend upon the type of Elective Transfer that the Trustee will utilize to effect the Transfer, as described herein.

(1) Definition of Elective Transfer. An elective Transfer is a Transfer made at the election of a Participant (or, as applicable, a Beneficiary) and which satisfies the requirements of this Section 11.06(E).

(2) Code §411(d)(6)(D) Transfer. A Code §411(d)(6)(D) Transfer means a Transfer under Code §411(d)(6)(D) between Defined Contribution Plans, and which a Participant or Beneficiary elects following required statutory notice. Under this Section 11.06(E)(2), the Account need not be distributable at the time of Transfer and Protected Benefits specifically relating to distribution methods do not carry over to the transferee plan, except under Section 6.04 if applicable.

(3) Acquisition or employment change Transfer. An acquisition or employment change Transfer means a Transfer under Treas. Reg. §1.411(d)-4 Q/A-3(b), between such Defined Contribution Plans as described therein, and which a Participant elects. Under this Section 11.06(E)(3), the Account need not be distributable at the time of Transfer and Protected Benefits do not carry over to the transferee plan, except under Section 6.04 if applicable.

(4) Distributable event Transfer. A distributable event Transfer means a Transfer under Treas. Reg. §1.411(d)-4 Q/A-3(c), between Code §401(a) plans, and which a Participant elects. Under this Section 11.06(E)(4), the Account must be distributable at the time of Transfer, but not entirely as a Lump-Sum which is an Eligible Rollover Distribution. Protected Benefits do not carry over to the transferee plan.

(F) Pre-Participation Transfers. The Trustee, at the direction of the Plan Administrator, under this Section 11.06 may accept a Transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan's eligibility conditions or prior to reaching the Entry Date. If the Trustee accepts such a direct Transfer of plan assets, the Plan Administrator and the Trustee must treat the Employee as a limited Participant as described in Section 3.08(C).

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ARTICLE XII
MULTIPLE EMPLOYER PLAN

12.01 ELECTION/OVERRIDING EFFECT. This Article XII does not apply unless the Employer establishes the Plan as a Multiple Employer Plan described in Code §413(c) under a Nonstandardized Adoption Agreement or under a Volume Submitter Adoption Agreement, notwithstanding Sections 12.01(A) or (B), below. If this Article XII does apply, then the rules of Code §413(c) and the related Treasury Regulations (which are incorporated by reference) will apply to the adopting Employer and each Participating Employer. The provisions of Article XII, if in effect, supersede any contrary provisions in the Plan or the Employer's Adoption Agreement.

(A) Election. If the Employer elects in its Adoption Agreement that the Plan is a Multiple Employer Plan, then the provisions of this Article XII will apply as of the Effective Date the Employer elects in its Adoption Agreement.

(B) Automatic Effect. If a Related Employer is a Participating Employer, and thereafter ceases to be a Related Employer (but is still a Participating Employer), then the provisions of this Article XII will apply thereafter until the Plan is no longer maintained by a Participating Employer which is not a Related Employer.

12.02 DEFINITIONS. The following definitions apply to this Article XII and supersede any conflicting definition in the Plan.

(A) Employee. Employee means any common law employee, Self-Employed Individual, Leased Employee or other person the Code treats as an employee of a Participating Employer for purposes of the Participating Employer's qualified plan. The Employer in its Adoption Agreement or in a Participation Agreement may designate any Employee, or class or group of Employees, as an Excluded Employee under Section 1.22(D).

(B) Lead Employer. The Lead Employer means the Signatory Employer to the Adoption Agreement Execution Page, and does not include any Related Employer or Participating Employer except as described in the next sentence. The Lead Employer will be a Participating Employer only if the Lead Employer executes a Participation Agreement to the Adoption Agreement. The Lead Employer has the same meaning as the Signatory Employer for purposes of making Plan amendments and other purposes as described in Section 1.24(A) regardless of whether the Lead Employer is also a Participating Employer under this Article XII. As to the right of a Lead Employer to terminate the participation of a Participating Employer, see Section 12.11.

(C) Participating Employer. A "Participating Employer" is a trade or business which, with the consent of the Lead Employer, executes a Participation Agreement to the Adoption Agreement. A Participating Employer is an Employer for all purposes of the Plan except as provided in Section 1.24. A Participating Employer may, but need not be a Related Employer.

(D) Professional Employer Organization (PEO). A Professional Employer Organization (PEO) means an organization described in Rev. Proc. 2002-21. Plan references to Rev. Proc. 2002-21 also include any successor thereto. If the Lead Employer is a PEO, the term PEO is synonymous with the Lead Employer. If the Lead Employer is a PEO, then:

(1) Client Organization ("CO"). Each Participating Employer (other than the PEO) is a Client Organization as that term is used in Rev. Proc. 2002-21.

(2) Worksite Employee. A Worksite Employee means a person on the PEO's payroll who receives amounts from the PEO for providing services to a CO pursuant to a service agreement between the PEO and the CO. For all purposes of this Plan, a Worksite Employee will be deemed to be the Employee of the CO for whom the Worksite Employee performs services, and not an Employee of the PEO.

12.03 PARTICIPATING EMPLOYER ELECTIONS. In its Adoption Agreement, the Lead Employer will specify: (A) whether a Participating Employer may modify any of the Adoption Agreement elections; (B) which elections the Participating Employer may modify; and (C) any restrictions on the modifications. Any such modification will apply only to the Employees of that Participating Employer. The Participating Employer will make any such modification by election on its Participation Agreement to the Lead Employer's Adoption Agreement. To the extent that the Adoption Agreement does not permit modification of an election, any attempt by a Participating Employer to modify the election has no effect on the Plan and the Participating Employer is bound by the Adoption Agreement terms as completed by the Lead Employer.

12.04 HCE STATUS. The Plan Administrator will determine HCE status under Section 1.22(E) separately with respect to each Participating Employer.

12.05 TESTING.

(A) Separate Status. The Plan Administrator will perform the tests listed in this Section 12.05(A) separately for each Participating Employer, with respect to the Employees of that Participating Employer. For this purpose, the Employees of a Participating Employer, and their allocations and Accounts, will be treated as though they were in a separate plan. Any Plan correction under Section 7.08 will only affect the Employees of the Participating Employer. The tests subject to this separate treatment are:

(1) ADP. The ADP test in Section 4.10(B).

(2) ACP. The ACP test in Section 4.10(C).

(3) Nondiscrimination. Nondiscrimination testing as described in Code §401(a)(4), the applicable Treasury regulations, and Sections 4.06 and 4.07.

(4) Coverage. Coverage testing as described in Code §410(b), the applicable Treasury regulations, and Sections 3.06(F) and 4.06.

(B) Transition Year. This Section 12.05(B) applies if as a result of a transaction or similar event a Participating Employer ceases to be a Related Employer in the middle of a Plan Year. In such a situation the Plan Administrator may perform the tests described in Section 12.05(A) (1) as though the Plan Year consisted of two Plan Years, before and after the transaction; or (2) on the basis of a single Plan Year, taking all for each

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Participating Employer the Employees of Related Employers before the transaction, and disregarding Employees who are not Employees of Related Employers after the transaction.

(C) Joint Status. The Plan Administrator will perform the following tests for the Plan as whole, without regard to an Employee's employment by a particular Participating Employer:

(1) Annual Additions Limit. Applying the Annual Additions Limit in Section 4.05(B).

(2) Elective Deferral Limit. Applying the Elective Deferral Limit in Section 4.10(A).

(3) Catch-Up Limit. Applying the limit on Catch-Up Deferrals in Section 3.02(D).

12.06 TOP-HEAVY. The Plan will apply the provisions of Article X separately to each Participating Employer. The Plan will be considered separate plans for each Participating Employer and its Employees for purposes of determining whether such a separate plan is top-heavy or is entitled to the exemption described in Section 10.05. For purposes of applying Article X to a Participating Employer, the Participating Employer and any business which is a Related Employer to that Participating Employer are the "Employer." For purposes of Article X, the terms "Key Employee" and "Non-Key Employee" will refer only to the Employees of that Participating Employer and/or its Related Employers. If such a Participating Employer's separate Plan is top-heavy, then:

(A) Highest Contribution Rate. The Plan Administrator will determine the Highest Contribution Rate under Section 10.06(E) by reference to the Key Employees and their allocations in the separate plan of that Participating Employer;

(B) Top-Heavy Minimum Allocation. The Plan Administrator will determine the amount of any required Top-Heavy Minimum Allocation under Section 10.06(L) separately for that separate plan; and

(C) Plan Which Will Satisfy. The Participating Employer will make any additional contributions Section 10.03 requires.

12.07 COMPENSATION.

(A) Separate Determination. For the following purposes, described in this Section 12.07(A), the Plan Administrator will determine separately a Participant's Compensation for each Participating Employer. Under this determination, except as provided below, Compensation from a Participating Employer includes Compensation paid by a Related Employer of that Participating Employer.

(1) Nondiscrimination and coverage. All of the separate tests listed in Section 12.05(A).

(2) Top-Heavy. Application of the top-heavy rules in Article X.

(3) Allocations. Application of allocations under Article III. However, the Employer's Adoption Agreement elections control the extent to which Compensation for this purpose includes Compensation of Related Employers.

(4) HCE determination. The determination of an Employee's status as an HCE.

(B) Joint Status. For all Plan purposes other than those described in Section 12.07(A), including but not limited to determining the Annual Additions Limit in Section 4.05(B), Compensation includes all Compensation paid by or for any Participating Employer or Related Employer.

12.08 SERVICE. An Employee's Service includes all Hours of Service and Years of Service with any and all Participating Employers and their Related Employers. An Employee who terminates employment with one Participating Employer and immediately commences employment with another Participating Employer has not incurred a Separation from Service or a Severance from Employment.

12.09 REQUIRED MINIMUM DISTRIBUTIONS. If a Participant is a more than 5% Owner (under Code §416(i) and Section 6.02(E)(7)(a)) of any Participating Employer for which the Participant is an Employee in the Plan Year that ends in the calendar year in which the Participant attains age 70 1/2, then the Participant's RBD under Section 6.02(E)(7) will be the April 1 following the close of the calendar year in which the Participant attains age 70 1/2.

12.10 COOPERATION AND INDEMNIFICATION.

(A) Cooperation. Each Participating Employer agrees to timely provide to the Plan Administrator upon request all information the Plan Administrator deems necessary. Each Participating Employer will cooperate fully with the Plan Administrator, the Lead Employer, and with Plan fiduciaries and other proper Plan representatives in maintaining the qualified status of the Plan. Such cooperation will include payment of such amounts into the Plan, to be allocated to Employees of the Participating Employer, which are reasonably required to maintain the tax-qualified status of the Plan.

(B) Indemnity. Each Participating Employer will indemnify and hold harmless the Plan Administrator, the Lead Employer, the Plan, the Trustee, other Plan fiduciaries, other Participating Employers, Participants and Beneficiaries, and as applicable, their subsidiaries, officers, directors, shareholders, employees, and agents, and their respective successors and assigns, against any cause of action, loss, liability, damage, cost, or expense of any nature whatsoever (including, but not limited to, attorney's fees and costs, whether or not suit is brought, as well as all IRS or DOL Plan disqualification, fiduciary breach or other sanctions, compliance fees or penalties) arising out of or relating to: (1) the Participating Employer's noncompliance with any of the Plan's terms or requirements; or (2) the Participating Employer's intentional or negligent act or omission with regard to the Plan, including the failure to provide accurate, timely information requested by the Plan Administrator.

12.11 INVOLUNTARY TERMINATION. Unless the Lead Employer provides otherwise in Appendix B, the Lead Employer may terminate the participation of any Participating Employer (hereafter, "Terminated Employer") in this Plan. If the Lead Employer acts under this Section 12.11, the following will occur:

(A) Notice. The Lead Employer will give the Terminated Employer a notice of the Lead Employer's intent to terminate the

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Terminated Employer's status as a Participating Employer of the Plan. The Lead Employer will provide such notice not less than 30 days prior to the Effective Date of termination unless the Lead Employer determines that the interests of Plan Participants requires earlier termination.

(B) Spin-off. The Lead Employer will establish a new Defined Contribution Plan, using the provisions of this Plan with any modifications contained in the Terminated Employer's Participation Agreement, as a guide to establish a new Defined Contribution Plan (the "Spin-off Plan"). The Lead Employer will direct the Trustee to transfer (in accordance with the rules of Code §414(l) and the provisions of Section 11.06) the Accounts of the Employees of the Terminated Employer to the Spin-off Plan. The Terminated Employer will be the Employer, Plan Administrator, and Sponsor of the Spin-off Plan. The Trustee of the Spin-off Plan will be the person or entity designated by the Terminated Employer, or, in the absence of any such designation, the Terminated Employer itself. If state law prohibits the Terminated Employer from serving as Trustee, the Trustee is the president of a corporate Terminated Employer, the managing partner of a partnership Terminated Employer, the managing member of a limited liability company Terminated Employer, the sole proprietor of a proprietorship Terminated Employer, or in the case of any other entity type, such other person with title and responsibilities similar to the foregoing. Notwithstanding the preceding sentence, the Lead Employer may designate a financial institution as Trustee if the Lead Employer, in its sole discretion, deems it necessary to protect the interests of the Participants. The Lead Employer may charge the Terminated Employer or the Accounts of the Employees of the Terminated Employer with the reasonable expenses of establishing the Spin-off Plan.

(C) Transfer. The Terminated Employer, in lieu of the Lead Employer's creation of the Spin-off Plan under Section 12.11(B), may elect a transfer under this Section 12.11(C) to effect the termination of its status as a Participating Employer. To elect this alternative, the Terminated Employer must give notice to the Lead Employer of its choice, and must supply any documentation which the Lead Employer reasonably may require as soon as is practical and before the Effective Date of termination. If the Lead Employer has not received such notice and any required documentation within ten (10) days prior to the stated date of termination, the Lead Employer may proceed with the Spin-off Plan under Section 12.11(B). The Lead Employer will direct the Trustee to transfer (in accordance with the rules of Code §414(l) and the provisions of Section 11.06) the Accounts of the Employees of the Terminated Employer to a qualified plan the Terminated Employer maintains. The Terminated Employer must deliver to the Lead Employer in writing such identifying and other relevant information regarding the transferee plan and must provide such assurances as the Lead Employer may reasonably require that the transferee plan is a qualified plan.

(D) Participants. The Employees of the Terminated Employer will cease to be eligible to accrue additional benefits under the Plan with respect to Compensation paid by the Terminated Employer, as of the Effective Date of the termination. To the extent that these Employees have accrued but unpaid contributions as of such Effective Date, the Terminated Employer will pay such amounts to the Plan or to the Spin-off Plan no later than 30 days after the Effective Date of termination, unless the Terminated Employer has elected the transfer alternative under Section 12.11(C).

(E) Consent. By its execution of the Participation Agreement, the Terminated Employer specifically consents to the provisions of this Article XII, and in particular, this Section 12.11 and agrees to perform its responsibilities with regard to the Spin-off Plan, if necessary.

12.12 VOLUNTARY TERMINATION. A Participating Employer (hereafter "Withdrawing Employer") may voluntarily withdraw from participation in the Plan at any time. If and when a Withdrawing Employer wishes to withdraw, the following will occur:

(A) Notice. The Withdrawing Employer will inform the Lead Employer and the Plan Administrator of its intention to withdraw from the Plan. The Withdrawing Employer must give the notice not less than 30 days prior to the Effective Date of its withdrawal.

(B) Procedure. The Withdrawing Employer and the Lead Employer will agree upon procedures for the orderly withdrawal of the Withdrawing Employer from the Plan. Such procedures, as they relate to the Accounts of the Employees of the Withdrawing Employer, may include any alternative described in Sections 12.11(B) and (C).

(C) Costs. The Withdrawing Employer will bear all reasonable costs associated with withdrawal and transfer under this Section 12.12.

(D) Participants. The Employees of the Withdrawing Employer will cease to be eligible to accrue additional benefits under the Plan as to Compensation paid by the Withdrawing Employer, as of the Effective Date of withdrawal. To the extent that such Employees have accrued but unpaid contributions as of such Effective Date, the Withdrawing Employer will contribute such amounts to the Plan or the Spin-off Plan promptly after the Effective Date of withdrawal, unless the Accounts are transferred to a qualified plan the Withdrawing Employer maintains.

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